Filed pursuant to Rule 424(b)(2)
Registration No. 333-172562

UNDERLYING SUPPLEMENT NO. 2
(To the prospectus supplement dated December 20, 2012 and the prospectus dated May 12, 2011)

Citigroup Inc.

Medium-Term Senior Notes, Series H
Securities Linked to one or more Indices or Exchange-Traded Funds

Citigroup Inc. may, from time to time, offer and sell securities linked to one or more indices (each, an “Index” and collectively, the “Indices”) or exchange-traded funds (each, a “Fund” and collectively, the “Funds”).  This underlying supplement describes potential Indices and Funds to which the securities may be linked.  This underlying supplement supplements the terms described in any pricing supplement that may reference it, any applicable product supplement and the accompanying prospectus supplement and prospectus.  A separate pricing supplement will describe terms that apply to specific issuances of the securities, including any changes to the description of any relevant Index or Fund discussed below.  If the terms described in the relevant pricing supplement are inconsistent with those described herein, the terms described in the relevant pricing supplement will control.

Investing in the securities involves risks not associated with an investment in conventional debt securities.  See “Risk Factors” beginning on page US-1 of this underlying supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this underlying supplement, any pricing supplement that may reference it, any applicable product supplement and the accompanying prospectus supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts but are unsecured senior debt obligations of Citigroup Inc.  The securities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

December 27, 2012

TABLE OF CONTENTS

Page

Risk Factors	1
Equity Index Descriptions	16
Dow Jones Global Titans 50 IndexSM	16
Dow Jones Industrial AverageSM	19
EURO STOXX 50® Index	21
FTSE™ 100 Index	25
FTSE China 25 Index	27
Gold Miners Index	30
Hang Seng China Enterprises Index	32
Hang Seng® Index	36
Markit iBoxx® USD Liquid High Yield Index	40
Junior Gold Miners Index	44
Korea Stock Price Index 200	51
MDAX® Index	55
MSCI Indices	61
NASDAQ-100 Index®	73
Nikkei Stock Average	78
Philadelphia Oil Service SectorSM Index	82
Russell Indices	86
S&P 100® Index	92
S&P 500® Index	96
S&P MidCap 400® Index	100
S&P Select Industry Indices	104
S&P/TSX 60 Index	109
Select Sector Indices	113
TOPIX® Index	116
Commodity Index Descriptions	119
Dow Jones-UBS Commodity Indices	119
S&P GSCI Indices	131
Fund Descriptions	139
Financial Select Sector SPDR® Fund	139
Industrial Select Sector SPDR® Fund	141
iShares® Barclays 20+ Year Treasury Bond Fund	143
iShares® Dow Jones Real Estate Index Fund	145
iShares® FTSE China 25 Index Fund	148
iShares® iBoxx $ High Yield Corporate Bond Fund	150
iShares® MSCI Brazil Index Fund	152
iShares® MSCI Chile Investable Market Index Fund	154
iShares® MSCI EAFE Index Fund	156
iShares® MSCI Emerging Markets Index Fund	158
iShares® MSCI Japan Index Fund	160
iShares® MSCI Mexico Investable Market Index Fund	162
iShares® MSCI Pacific ex-Japan Index Fund	164
iShares® Russell 1000 Growth Index Fund	166
iShares® Russell 2000 Index Fund	168
Market Vectors® Gold Miners ETF	170
Market Vectors® Junior Gold Miners ETF	172
SPDR® Gold Trust	174
SPDR® S&P 500® ETF Trust	177
SPDR® S&P® Homebuilders ETF	179
SPDR® S&P® Metals & Mining ETF	181

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SPDR® S&P MidCap 400® ETF Trust	183
Technology Select Sector SPDR® Fund	185
United States Oil Fund, LP	187

We are responsible for the information contained or incorporated by reference in this underlying supplement, the relevant pricing supplement, any relevant product supplement, the accompanying prospectus supplement and prospectus and in any related free writing prospectus we prepare or authorize.  We have not authorized anyone to provide any other information with respect to the securities offered by the relevant pricing supplement or with respect to Citigroup Inc.  We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.  You should not assume that the information contained or incorporated by reference in this underlying supplement is accurate as of any date other than the date on the front of this document.

The relevant pricing supplement, this underlying supplement, any relevant product supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the securities in any circumstances in which such offer or solicitation is unlawful.

References in this underlying supplement, the relevant pricing supplement, any relevant product supplement and the accompanying prospectus supplement and prospectus, to “we,” “our” or “us” are to Citigroup Inc., and not any of its subsidiaries, unless the context indicates otherwise.

iii

RISK FACTORS

Your investment in the securities will involve certain risks.  Investing in the securities is not equivalent to investing in any of the indices or funds described herein or any of their component securities, commodities or commodity futures contracts.  You should consider carefully the risks discussed in the applicable pricing supplement and any applicable product supplement, together with the following discussion of additional risks, before you decide whether an investment in the securities is suitable for you.

Risks Relating to Certain Equity Indices

We are currently a component of the Russell 1000® Index, the Russell 3000® Index, the S&P 500® Index, the S&P 100® Index, MSCI World IndexSM, the Dow Jones Global Titans 50 IndexSM and the Financial Select Sector Index but, to our knowledge, unless otherwise specified in the relevant pricing supplement, we are not currently affiliated with any other company that is a component of an Index.

We are currently a component of the Russell 1000® Index, the Russell 3000® Index, the S&P 500® Index, the S&P 100® Index, MSCI World IndexSM, the Dow Jones Global Titans 50 IndexSM and the Financial Select Sector Index, but, to our knowledge, unless otherwise specified in the relevant pricing supplement, we are not currently affiliated with any other company that is a component of an Index.  As a result, we will not have any ability to control the actions of the other issuers that are components of any Index, including actions that could affect the value of the equity securities underlying an Index and, accordingly, the value of your securities.  None of the money you pay us will go to the sponsor of any Index or any of the other issuers of the equity securities included in any Index, and no such sponsor or issuer will be involved in the offering of the securities in any way.  Neither those issuers nor we will have any obligation to consider your interests as a holder of the securities in taking any corporate actions that might affect the value of any Index or of your securities.  Additional information about whether we are a component of an Index may be disclosed in the relevant pricing supplement.

In the event that  we become affiliated with any issuers that are components of an Index, we will have no obligation to consider your interests as a holder of the securities in taking any action with respect to such issuer that might affect the value of your securities.

For securities linked in whole or in part to the Russell 2000® Index, an investment in the securities will be subject to risks associated with small capitalization stocks.

The stocks that constitute the Russell 2000® Index are issued by companies with relatively small market capitalization.  The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies.  These companies tend to be less well-established than large market capitalization companies.  Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies.  Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

For securities linked in whole or in part to the Philadelphia Oil Service SectorSM Index, risks associated with the oil services sector will affect the value of the securities.

All of the companies included in the Philadelphia Oil Service SectorSM Index operate in the oil services sector.  The Philadelphia Oil Service SectorSM Index is subject to increased volatility as it tracks solely the oil services industry and is highly susceptible to adverse economic market, political or regulatory occurrences affecting that industry.

The oil services sector is significantly affected by changes in general economic or business conditions, including most significantly by the supply and demand for oil.  Prices and trends in the oil services sector are also affected by the supply and demand for rigs, the age and maintenance costs of rigs, governmental regulations concerning deep-water drilling and oil exploration generally, the prevalence of renewable energy and any governmental regulations affecting renewable energy, as well as terrorism and political turbulence in oil rich regions and industrial accidents.  For example, on April 20, 2010, a fire and explosion occurred onboard the semisubmersible drilling rig Deepwater Horizon, owned by Transocean Ltd. and under contract to a subsidiary of BP plc, leading to a massive oil spill in the Gulf of Mexico.  Transocean Ltd. is a significant component of the Philadelphia Oil Service SectorSM Index.  The economic impact of this incident on Transocean Ltd. and on the sector as a whole has been, and is likely to continue to be, significantly adverse.  In response to this incident, the U.S. government implemented a six-month moratorium on certain deep-water drilling activities and adopted new governmental safety and environmental requirements applicable to both deep-water and shallow water operations.  While the moratorium has been lifted, the new safety and environmental guidelines and regulations for drilling in the U.S. Gulf of Mexico that the U.S. government has already implemented, and any further new guidelines or regulations or any other steps that the U.S. government or any other governments may implement, could disrupt or delay operations, increase the cost of operations, reduce the area of operations for drilling rigs or impose increased liability on operations.  These developments could adversely affect the value of several, or all, of the stocks that constitute the Philadelphia Oil Service SectorSM Index and, in turn, the value of the Philadelphia Oil Service SectorSM Index and of the securities.

For securities linked in whole or in part to the Philadelphia Oil Service SectorSM Index, there will be no direct correlation between the value of the securities or the value of the Philadelphia Oil Service SectorSM Index and energy prices.

There is no direct linkage between the value of the securities or the value of the Philadelphia Oil Service SectorSM Index and energy prices in specific regions or energy prices in general.  While energy prices may be one factor that could affect the prices of the stocks that constitute the Philadelphia Oil Service SectorSM Index, the Philadelphia Oil Service SectorSM Index and the securities are not directly linked to movements of energy prices and may be affected by factors unrelated to such movements which may either counteract or exacerbate such movements.

Risks Relating to Certain Commodity Indices

We and our affiliates have no affiliation with S&P Dow Jones Indices LLC (“S&P Dow Jones”), UBS Securities LLC (“UBS”) or any of their respective affiliates, and are not responsible for their public disclosure of information.

We and our affiliates are not affiliated with S&P Dow Jones, UBS or any of their respective affiliates, in any way (except for arrangements discussed below in “Commodity Index Descriptions—S&P GSCI Indices—License Agreement” and  “Commodity Index Descriptions—DJ-UBS Commodity Indices—License Agreement”) and have no ability to control S&P Dow Jones, UBS or any of their respective affiliates, including any errors in or discontinuation of disclosure regarding its methods or policies relating to the calculation of the DJ-UBS Commodity Indices (as defined under “Commodity Index Descriptions—DJ-UBS Commodity Indices” in this underlying supplement) or the S&P GSCI Indices (as defined under “Commodity Index Descriptions—S&P GSCI Indices” in this underlying supplement).  None of S&P Dow Jones, UBS or any of their respective affiliates is under any obligation to continue to calculate any of the S&P GSCI Indices or DJ-UBS Commodity Indices nor are they required to calculate any successor index.  If S&P Dow Jones, UBS or any of their respective affiliates discontinues or suspends the calculation of a relevant index, it may become difficult to determine the market value of the securities or the amount payable at maturity.  The calculation agent may designate a successor index selected in its sole discretion.  If the calculation agent determines in its sole discretion that no successor index comparable to such index exists, the amount you receive at maturity may be determined by the calculation agent in its sole discretion.

S&P Dow Jones, UBS and/or one of their respective affiliates may be required to replace a contract underlying an S&P GSCI Index or a DJ-UBS Commodity Index, if the existing futures contract is terminated or replaced.

A futures contract known as a “Designated Contract” has been selected as the reference contract for the underlying physical commodity included in each S&P GSCI Index or DJ-UBS Commodity Index.  Data concerning this Designated Contract will be used to calculate each S&P GSCI Index and DJ-UBS Commodity Index.  The termination or replacement of a futures contract on an established exchange occurs infrequently; however, if one or more Designated Contracts were to be terminated or replaced by an exchange, a comparable futures contract would be selected by the S&P GSCI Index Committee or S&P Dow Jones, UBS and/or one of their respective affiliates, as the case may be, if available, to replace each such Designated Contract.  The termination or replacement of any Designated Contract may have an adverse impact on the value of the individual S&P GSCI Index or level of any DJ-UBS Commodity Index.  Suspension or disruptions of market trading in the commodity and related futures markets may adversely affect the value of the securities.

If the securities are linked in whole or in part to a DJ-UBS Commodity Index, you may in the future have exposure to contracts that are not traded on regulated futures exchanges.

At present, the DJ-UBS Commodity Indices are composed exclusively of regulated futures contracts; however, the DJ-UBS Commodity Indices may in the future include over-the-counter contracts (such as swaps and forward contracts) traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation.  As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the same provisions of, and the protections afforded by, the Commodity Exchange Act, as amended, or other applicable statutes and related regulations that govern trading on regulated futures exchanges.  In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories.  As a result, the trading of contracts on such facilities and the inclusion of such contracts in a DJ-UBS Commodity Index may expose you to certain risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

For securities linked to a DJ-UBS Commodity Index, risks associated with that DJ-UBS Commodity Index may adversely affect the market price of the securities.

Because the Dow Jones-UBS Commodity IndexSM and the Dow Jones-UBS Commodity Index 3 Month ForwardSM reflect the return on exchange-traded futures contracts on twenty different physical commodities and because the single-commodity sub-indices and the forward-month single-commodity sub-indices of Dow Jones-UBS Commodity IndexSM each reflect the return on exchange-traded futures contract on a single physical commodity, securities linked to one or more of the DJ-UBS Indices may be less diversified than other funds or investment portfolios investing in a broader range of products and, therefore, could experience greater volatility.  Additionally, the annual composition of the DJ-UBS Commodity Indices will be calculated in reliance upon historical price, liquidity and production data that are subject to potential errors in data sources or errors that may affect the weighting of components of the DJ-UBS Commodity Indices.  Any discrepancies that require revision are not applied retroactively but will be reflected in the weighting calculations of the DJ-UBS Commodity Indices for the following year. However, UBS, S&P Dow Jones and their respective affiliates may not discover every discrepancy.  Furthermore, the annual weightings for the DJ-UBS Commodity Indices are determined each year in the third or fourth quarter and announced as promptly as practicable following the calculation by UBS under the supervision of the Dow Jones-UBS Commodity Index Supervisory Committee, which has a significant degree of discretion in exercising its supervisory duties with respect to the DJ-UBS Commodity Indices and has no obligation to take the needs of any parties to transactions involving the DJ-UBS Commodity Indices into consideration when reweighting or making any other changes to the DJ-UBS Commodity Indices.  Finally, subject to the minimum/maximum diversification limits described in “Commodity Index Descriptions—DJ-UBS Commodity Indices—Diversification Rules,” the commodities underlying the exchange-traded futures contracts included in the Dow Jones-UBS Commodity IndexSM and the Dow Jones-UBS Commodity Index 3 Month ForwardSM from time to time are concentrated in a limited number of sectors, particularly energy and agriculture, and the single-commodity sub-indices and the forward-month single-commodity sub-indices of Dow Jones-UBS Commodity IndexSM are each limited to a single commodity.  An investment in the securities may therefore carry risks similar to a concentrated securities investment in a limited number of industries or sectors or in a single commodity.

For securities linked to a DJ-UBS Commodity Index, trading and other transactions by UBS and its affiliates in the futures contracts constituting the DJ-UBS Commodity Indices and the underlying commodities may affect the level of the DJ-UBS Commodity Indices.

UBS and its affiliates actively trade futures contracts and options on futures contracts on the commodities underlying the DJ-UBS Commodity Indices. UBS and its affiliates also actively enter into or trade market securities, swaps, options, derivatives, and related instruments that are linked to the performance of the DJ-UBS Commodity Indices, the futures contracts underlying the DJ-UBS Commodity Indices or the commodities underlying these futures contracts.  Certain of UBS’s affiliates may underwrite or issue other securities or financial instruments indexed to the DJ-UBS Commodity Indices and related indices, and UBS and S&P Dow Jones and certain of their affiliates may license the DJ-UBS Commodity Indices for publication or for use by unaffiliated third parties.

These activities could present conflicts of interest and could affect the levels of the DJ-UBS Commodity Indices. For instance, a market maker in a financial instrument linked to the performance of a DJ-UBS Commodity Index may expect to hedge some or all of its position in that financial instrument. Purchase (or selling) activity in the underlying components of a DJ-UBS Commodity Index in order to hedge the market maker’s position in the financial instrument may affect the market price of the futures contracts included in such DJ-UBS Commodity Index, which in turn may affect the level of such DJ-UBS Commodity Index and the value of your securities. With respect to any of the activities described above, none of UBS, S&P Dow Jones or their respective affiliates has any obligation to take the needs of any buyers, sellers or holders of the securities into consideration at any time.

For securities linked to one or more S&P GSCI Component Indices, any such index may be more volatile and susceptible to price fluctuations of commodities than a broader commodities index.

Each of the S&P GSCI Component Indices (as defined under “Commodity Index Descriptions—S&P GSCI Indices” in this underlying supplement) may be more volatile and susceptible to price fluctuations than a broader commodities index, such as the S&P GSCI™ or the Dow Jones-UBS Commodity IndexSM.  In contrast to the S&P GSCI™ and Dow Jones-UBS Commodity IndexSM, which include contracts on the principal physical commodities that are actively traded, each of the S&P GSCI Component Indices is composed of contracts covering only a single physical commodity or only physical commodities in a single sector.  As a result, price volatility in the contracts included in the S&P GSCI™ or the Dow Jones-UBS Commodity IndexSM will likely have a greater impact on each S&P GSCI Component Index than it would on the broader S&P GSCI™ or Dow Jones-UBS Commodity IndexSM, and each S&P GSCI Component Index individually will be more susceptible to fluctuations and declines in value of the physical commodities included in such index.  In addition, the S&P GSCI Component Indices may be less representative of the economy and commodity markets as a whole and might therefore not serve as a reliable benchmark for commodity market performance generally.

For securities linked to a S&P GSCI Index, changes in the composition and valuation of the S&P GSCI™ may adversely affect the market value and/or the payment at maturity.

The composition of the S&P GSCI Indices may change over time, as additional futures contracts satisfy the eligibility criteria of the S&P GSCI™ or futures contracts currently included in the S&P GSCI™ fail to satisfy such criteria.  Those changes could impact the composition and valuation of the S&P GSCI Indices.  The weighting factors applied to each commodity included in the S&P GSCI™ change annually, based on changes in commodity production statistics.  In addition, S&P Dow Jones may modify the methodology for determining the composition and weighting of the S&P GSCI™ and for calculating their value in order to assure that the S&P GSCI™ represents a measure of the performance over time of the markets for the underlying commodities represented by the S&P GSCI™ and its sub-indices.  A number of modifications to the methodology for determining the contracts to be included in each S&P GSCI Index, and for valuing each S&P GSCI Index, have been made in the past several years and further modifications may be made in the future.  Such changes could adversely affect the market value and/or the payment at maturity.

For securities linked in whole or in part to an S&P GSCI Index or a DJ-UBS Commodity Index, possible regulatory changes could adversely affect the return on and value of your securities.

U.S. regulatory agencies are currently considering and are expected to soon enact rules that may substantially affect the regulation of the commodity and futures markets. Although the final form of any new rules has not yet been determined, it is likely that such rules will limit the ability of market participants to participate in the commodity and futures markets to the extent and at the levels that they have in the past and may have the effect of reducing liquidity in these markets and changing the structure of the markets in other ways. In addition, these regulatory changes will likely increase the level of regulation of markets and market participants and the costs of participating in the commodities and futures markets. These changes could adversely affect the value of your securities.

Risks Relating to Certain Funds

We are currently one of the issuers of equity securities held by the Financial Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust, but, to our knowledge, unless otherwise specified in the relevant pricing supplement, we are not currently affiliated with any other company the equity securities of which are held by a Fund.

We are currently one of the companies that make up the Financial Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust, but, unless otherwise specified in the relevant pricing supplement, to our knowledge, we are not currently affiliated with any other issuers the equity securities of which are held by a Fund.  As a result, we will not have any ability to control the actions of the other issuers of such equity securities, including actions that could affect the value of the equity securities underlying an Index and, accordingly, your securities. None of the money you pay us will go to the investment adviser of any Fund or any of the other issuers of the equity securities held by any Fund, and none of those issuers will be involved in the offering of the securities in any way.  Neither those issuers nor we will have any obligation to consider your interests as a holder of the securities in taking any corporate actions that might affect the value of your securities.  Additional information about whether we are one of the companies held by a Fund may be disclosed in the relevant pricing supplement.

In the event we become affiliated with any issuers the equity securities of which are held by a Fund, we will have no obligation to consider your interests as a holder of the securities in taking any action with respect to such issuer that might affect the value of your securities.

If the securities are linked in whole or in part to the Financial Select Sector SPDR® Fund, risks associated with the financial services industry will affect the value of the securities.

All or substantially all of the equity securities held by the Financial Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the financial services sector, including the following sub-sectors: banking, mortgage finance, consumer finance, specialized finance, investment banking and brokerage, asset management and custody, corporate lending, insurance and financial investment, and real estate, including real estate investment trusts.  Financial services companies are subject to extensive government regulation which may limit both the amounts and types of loans and other financial commitments they can make, and the interest rates and fees they can charge.  Profitability is largely dependent on the availability and cost of capital funds, and can fluctuate significantly when interest rates change.  Credit losses resulting from financial difficulties of borrowers can negatively impact the sector.  Insurance companies may be subject to severe price competition.  Adverse economic, business or political developments affecting real estate could have a major effect on the value of real estate securities (which include real estate investment trusts).  If the securities are linked in whole or in part to the Financial Select Sector SPDR® Fund, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting these industries than a different investment linked to securities of a more broadly diversified group of issuers.

If the securities are linked in whole or in part to the iShares® Barclays 20+ Year Treasury Bond Fund, the securities are subject to significant risks associated with fixed-income securities, including interest rate-related and credit-related risks.

Investing in the securities linked to the iShares® Barclays 20+ Year Treasury Bond Fund differs significantly from investing directly in bonds to be held to maturity because the value of the iShares® Barclays 20+ Year Treasury Bond Fund changes, at times significantly, during each trading day based upon the current market prices of its underlying bonds.  The market prices of these bonds are volatile and significantly influenced by a number of factors, particularly the yields on these bonds as compared to current market interest rates and the actual or perceived credit quality of the issuer of these bonds.

In general, fixed-income securities are significantly affected by changes in current market interest rates.  As interest rates rise, the price of fixed-income securities, including those underlying the iShares® Barclays 20+ Year Treasury Bond Fund, is likely to decrease.  Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations.  The eligibility criteria for the securities included in the index that underlies the iShares® Barclays 20+ Year Treasury Bond Fund, which mandate that each security must have a minimum term remaining to maturity of greater than 20 years for continued eligibility, means that, at any time, only longer-term securities underlie the iShares® Barclays 20+ Year Treasury Bond Fund, which thereby increases the risk of price volatility in the underlying securities and, consequently, the volatility in the value of the Index.  As a result, rising interest rates may cause the value of the bonds underlying the iShares® Barclays 20+ Year Treasury Bond Fund and the price of the iShares® Barclays 20+ Year Treasury Bond Fund to decline, possibly significantly.

Interest rates are subject to volatility due to a variety of factors, including:

•	sentiment regarding underlying strength in the U.S. economy and global economies;

•	expectations regarding the level of price inflation;

•	sentiment regarding credit quality in the U.S. and global credit markets;

•	central bank policies regarding interest rates; and

•	the performance of U.S. and foreign capital markets.

If the price of U.S. treasury notes falls, as a result of a general increase in interest rates or perceptions of reduced credit quality of the U.S. government or otherwise, the value of the bonds underlying the iShares® Barclays 20+ Year Treasury Bond Fund will decline, which could have a negative impact on the return on your securities.

For securities linked in whole or in part to the iShares® Dow Jones Real Estate Index Fund, risks associated with the real estate industry will affect the price of shares of the iShares® Dow Jones Real Estate Index Fund and the value of the securities.

All or substantially all of the securities held by the iShares® Dow Jones Real Estate Index Fund are issued by companies that invest in real estate, primarily REITs or real estate holding companies, which will expose the securities to the risks of owning real estate directly as well as to risks that relate specifically to the way in which real estate companies are organized and operated. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers. The real estate industry is cyclical, highly sensitive to general and local economic conditions and developments, and characterized by intense competition and periodic overbuilding.  The prices of the securities included in the Dow Jones U.S. Real Estate Index and held by the iShares® Dow Jones Real Estate Index Fund and, in turn, the level of the Dow Jones U.S. Real Estate Index and the price of shares of the iShares® Dow Jones Real Estate Index Fund, as applicable, will be affected by a number of factors that may either offset or magnify each other, including:

•	employment levels and job growth;

•	the availability of financing for real estate;

•	interest rates;

•	consumer confidence;

•	the availability of suitable undeveloped land;

•	federal, state and local laws and regulations concerning the development of land, construction, home and commercial real estate sales, financing and environmental protection; and

•	competition among companies that engage in the real estate business.

The United States real estate market has in recent years suffered a period of extraordinary declines, and we can give you no assurance that such declines will not continue or worsen.  Any of the risks mentioned above could adversely affect the value of the securities.

For securities linked in whole or in part to the iShares® Dow Jones Real Estate Index Fund, risks associated with Real Estate Investment Trusts will affect the value of the securities.

The Dow Jones U.S. Real Estate Index and the iShares® Dow Jones Real Estate Index Fund are composed of a variety of real-estate-related stocks including real estate investment trusts (“REITs”).  REITs invest primarily in income-producing real estate or real-estate-related loans or interests.  Investments in REITs, though not direct investments in real estate, are still subject to the risks associated with investing in real estate.  The following are some of the conditions that might impact the structure of and cash flow generated by REITs and, consequently, the value of REITs and, in turn, the Dow Jones U.S. Real Estate Index and the iShares® Dow Jones Real Estate Index Fund:

•	a decline in the value of real estate properties;

•	extended vacancies of properties;

•	increases in property and operating taxes;

•	increased competition or overbuilding;

•	a lack of available mortgage funds or other limits on accessing capital;

•	tenant bankruptcies and other credit problems;

•	limitation on rents, including decreases in market rates for rents;

•	changes in zoning laws and governmental regulations;

•	costs resulting from the clean-up of, and legal liability to third parties for, damages resulting from environmental problems;

•	investments in developments that are not completed or that are subject to delays in completion;

•	risks associated with borrowing;

•	changes in interest rates;

•	casualty and condemnation losses; and

•	uninsured damages from floods, earthquakes or other natural disasters.

The factors above may either offset or magnify each other and negatively impact a REIT’s cash flow and cause a decline in the share price of a REIT, and, consequently, the level of the Dow Jones U.S. Real Estate Index and the price of shares of the iShares® Dow Jones Real Estate Index Fund.  In addition, some REITs have relatively small market capitalizations, which can increase the volatility of the market price of securities issued by those REITs.  Furthermore, REITs are dependent upon specialized management skills, have limited diversification and are, as a result, subject to risks inherent in operating and financing a limited number of projects.  To the extent that such risks increase the volatility of the market price of securities issued by REITs, they may also, consequently, increase the volatility of the Dow Jones U.S. Real Estate Index and the iShares® Dow Jones Real Estate Index Fund.

For securities linked in whole or in part to the iShares® Dow Jones Real Estate Index Fund, there will be no direct correlation between the value of the securities or the price of the iShares® Dow Jones Real Estate Index Fund and residential housing prices.

There is no direct linkage between the price of shares of the iShares® Dow Jones Real Estate Index Fund and residential housing prices in specific regions or residential housing prices in general.  While residential housing prices may be one factor that could affect the prices of the securities held by the Real Estate Constituent and consequently the price of shares of the iShares® Dow Jones Real Estate Index Fund, the price of shares of the

iShares® Dow Jones Real Estate Index Fund and therefore the value of the securities are not directly linked to movements of residential housing prices and may be affected by factors unrelated to such movements.

For securities linked in whole or in part to the iShares® iBoxx $ High Yield Corporate Bond Fund, the securities are subject to significant risks associated with fixed-income securities, including interest rate-related and credit-related risks.

The iShares® iBoxx $ High Yield Corporate Bond Fund is exposed to fluctuations of U.S. dollar-denominated fixed-income securities.  That exposure differs significantly from investing directly in fixed-income securities to be held to maturity because the value of the iShares® iBoxx $ High Yield Corporate Bond Fund changes, at times significantly, during each trading day based upon current market prices of the fixed-income securities underlying the iShares® iBoxx $ High Yield Corporate Bond Fund. The market prices of these fixed-income securities are volatile and significantly influenced by a number of factors, particularly the yields on these fixed-income securities as compared to current market interest rates and the actual or perceived credit quality of the issuers of these fixed-income securities. The market prices of the fixed-income securities underlying the iShares® iBoxx $ High Yield Corporate Bond Fund are determined by reference to bid and ask quotations provided by the 9 contributing banks, one of which is Citibank N.A.

In general, fixed-income securities are significantly affected by changes in current market interest rates. As interest rates rise, the price of fixed-income securities, including those underlying the iShares® iBoxx $ High Yield Corporate Bond Fund, is likely to decrease. Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations.  Interest rates are subject to volatility due to a variety of factors, including:

•	sentiment regarding underlying strength in the U.S. economy and global economies;

•	expectations regarding the level of price inflation;

•	sentiment regarding credit quality in the U.S. and global credit markets;

•	central bank policies regarding interest rates; and

•	the performance of U.S. and foreign capital markets.

In addition, the prices of the fixed-income securities underlying the iShares® iBoxx $ High Yield Corporate Bond Fund are significantly influenced by the creditworthiness of the issuers of those fixed-income securities. The fixed-income securities underlying the iShares® iBoxx $ High Yield Corporate Bond Fund may have their credit ratings downgraded or credit spreads widen significantly. Following a ratings downgrade or the widening of credit spreads, some or all of the fixed-income securities may suffer significant and rapid price declines. These events may affect only a few or a large number of the fixed-income securities.

The iShares® iBoxx $ High Yield Corporate Bond Fund may include U.S. dollar-denominated fixed-income securities of foreign corporations. Investing in U.S. dollar-denominated fixed-income securities issued by non-U.S. companies has different risks than investing in U.S. companies. These include differences in accounting, auditing and financial reporting standards, the possibility of expropriation or confiscatory taxation, adverse changes in investment or exchange control regulations, political instability which could affect U.S. investments in foreign countries, and potential restrictions of the flow of international capital.

Further, the iShares® iBoxx $ High Yield Corporate Bond Fund are designed to provide a representation of the U.S. dollar high-yield corporate market and are therefore subject to high-yield securities risk, the risk being that securities that are rated below investment grade (commonly known as “junk bonds,” including those securities rated at BB+ or lower by S&P or Fitch or Ba1 by Moody’s) may be more volatile than higher-rated securities of similar maturity. High-yield securities may also be subject to greater levels of credit or default risk than higher-rated securities. The value of high-yield securities can be adversely affected by overall economic conditions, such as an economic downturn or a period of rising interest rates, and high-yield securities may be less liquid and more difficult to sell at an advantageous time or price or to value than higher-rated securities. In particular, high-yield securities are often issued by smaller, less creditworthy companies or by highly leveraged (indebted) firms, which are generally less able than more financially stable firms to make scheduled payments of interest and principal.

For securities linked in whole or in part to the iShares® Russell 2000 Index Fund or the Market Vectors Junior Gold Miners ETF, an investment in the securities is subject to risks associated with small capitalization stocks.

The stocks that are held by the iShares® Russell 2000 Index Fund and the Market Vectors Junior Gold Miners ETF are issued by companies with relatively small market capitalization.  The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies.  These companies tend to be less well-established than large market capitalization companies.  Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies.  Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

For securities linked in whole or in part to the Market Vectors Gold Miners ETF or the Market Vectors Junior Gold Miners ETF, risks associated with the gold and silver mining industries will affect the value of the securities.

The equity securities included in the NYSE Arca Gold Miners Index and the Market Vectors® Junior Gold Miners Index and that are generally tracked by the Market Vectors Gold Miners ETF and the Market Vectors Junior Gold Miners ETF are common stocks and ADRs of companies primarily engaged in mining for gold and silver.  The shares of the Market Vectors Gold Miners ETF and the Market Vectors Junior Gold Miners ETF may be subject to increased price volatility as they are linked to a single industry, market or sector and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that industry, market or sector.

Because the Market Vectors Gold Miners ETF and the Market Vectors Junior Gold Miners ETF invest primarily in common stocks and ADRs of companies that are involved in the gold mining industries, the shares of the Market Vectors Gold Miners ETF are subject to certain risks associated with such companies.  Competitive pressures may have a significant effect on the financial condition of such companies in the gold mining industry.  Also, gold mining companies are highly dependent on the price of gold.  Gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors.  These include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events.  Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold, levels of gold production and production costs, and short-term changes in supply and demand because of trading activities in the gold market.

The Market Vectors Gold Miners ETF and the Market Vectors Junior Gold Miners ETF invest to a lesser extent in common stocks and ADRs of companies involved in the silver mining industry.  Silver mining companies are highly dependent on the price of silver.  Silver prices can fluctuate widely and may be affected by numerous factors.  These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as the United Mexican States and the Republic of Peru.  The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals.  In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities.  From time-to-time, above-ground inventories of silver may also influence the market.  The major end-uses for silver include industrial applications, photography, jewelry and silverware.

For securities linked in whole or in part to the Market Vectors Junior Gold Miners ETF, risks associated with early stage mining companies will affect the value of the securities.

The issuers of a significant amount of the equity securities held by the Market Vectors Junior Gold Miners ETF may be early stage mining companies that are in the exploration stage only or that hold properties that might not ultimately produce gold or silver.  The exploration and development of mineral deposits involve significant financial risks over a significant period of time which even a combination of careful evaluation, experience and knowledge may not eliminate.  Few properties which are explored are ultimately developed into producing mines.  Major expenditures may be required to establish reserves by drilling and to construct mining and processing facilities at a site.  In addition, many early stage miners operate at a loss and are dependent on securing equity and/or debt financing, which might be more difficult to secure for an early stage mining company than for a more established counterpart.

For securities linked in whole or in part to the SPDR® Gold Trust, the price of gold is volatile and is affected by numerous factors.

The value of the SPDR® Gold Trust is closely related to the price of gold.  A decrease in the price of gold may have a material adverse effect on the value of the securities and your return on your investment in the securities.  Gold is subject to the effect of numerous factors.  The following describes some of the factors affecting gold.

The price of gold is significantly affected by the global demand for and supply of gold, which is influenced by factors such as forward selling by gold producers, purchases made by gold producers to unwind gold hedge positions, central bank purchases and sales, and production and cost levels in major gold-producing countries such as South Africa, the United States and Australia..  The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), interest rates, gold borrowing and lending rates, investment and trading activities of hedge funds and commodity funds, and global or regional economic, financial, political, regulatory, judicial or other events.  Gold prices may be affected by industry factors such as industrial and jewelry demand, as well as lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions that hold gold.  Additionally, gold prices may be affected by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market.  It is not possible to predict the aggregate effect of all or any combination of these factors.

In particular, you should understand that the price of gold may be inversely correlated with the strength or weakness of the U.S. dollar relative to other currencies.  If the U.S. dollar generally strengthens relative to other currencies and all other conditions remain constant, the price of gold may be expected to decline.  However, you should also understand that many factors other than the value of the U.S. dollar affect the price of gold and that, at numerous times in the past, the price of gold and the value of the U.S. dollar have declined at the same time.  Accordingly, gold may not be an effective hedge against depreciation of the U.S. dollar.

If gold markets continue to be subject to sharp fluctuations, this may result in a significant loss on the securities.  Gold markets have historically experienced extended periods of flat or declining prices, in addition to sharp fluctuations.  In the event that the price of gold declines over the term of the securities, you may experience a significant loss on your investment in the securities.

For securities linked in whole or in part to the SPDR® Gold Trust, substantial sales of gold by the official sector could adversely affect the value of the securities

The official sector consists of central banks, other governmental agencies and multi-lateral institutions that buy, sell and hold gold as part of their reserve assets.  The official sector holds a significant amount of gold, most of which is static, meaning it is held in vaults and not bought, sold, leased, swapped or otherwise mobilized in the open market.  Several central banks have sold portions of their gold over the past 10 years, with the result that the official sector, taken as a whole, has been a net supplier to the open market.  Most of these sales have been done in a coordinated manner under the terms of the Central Bank Gold Agreement, under which certain central banks agree to limit their level of gold sales and lending.  In the event that future economic, political or social conditions or other pressures require official sector members to liquidate their gold assets all at once or in an uncoordinated manner, the supply could overwhelm the demand.  As a result, the price of gold could significantly decline and adversely affect the price of the underlying shares and  the value of the securities.

For securities linked in whole or in part to the SPDR® Gold Trust, economic or political events or crises could result in large-scale purchases or sales of gold, which could affect the price of gold and may adversely affect the value of your securities.

Investors, institutions, governments and others purchase and sell gold as a hedge against inflation, market turmoil or uncertainty or political events. Under such circumstances, significant large-scale purchases or sales of gold by market participants may affect the price of gold, which could adversely affect the value of your securities.  Crises in the future may impair gold’s price performance which would, in turn, adversely affect the shares of the SPDR® Gold Trust and your investment in the securities.

For securities linked in whole or in part to the SPDR® Gold Trust, possible regulatory changes could adversely affect the return on and value of your securities.

U.S. regulatory agencies are currently considering and are expected to soon enact rules that may substantially affect the regulation of the commodity and futures markets. Although the final form of any new rules has not yet been determined, it is likely that such rules will limit the ability of market participants to participate in the commodity and futures markets to the extent and at the levels that they have in the past and may have the effect of reducing liquidity in these markets and changing the structure of the markets in other ways. In addition, these regulatory changes will likely increase the level of regulation of markets and market participants and the costs of participating in the commodities and futures markets. These changes could adversely affect the price of gold, which would in turn adversely affect the return on and the value of your securities.

For securities linked in whole or in part to the SPDR® Gold Trust, gold is traded on the London Bullion Market Association, so an investment in the securities may be subject to risks associated with the London Bullion Market Association.

The SPDR® Gold Trust is closely related to its underlying commodity (e.g., gold), which is traded on the London Bullion Market Association (the “LBMA”).  Investments in securities indexed to the value of commodities that are traded on non-U.S. exchanges involve risks associated with the markets in those countries, including risks of volatility in those markets and governmental intervention in those markets.

The value of the SPDR® Gold Trust will be determined by reference to fixing prices reported by the LBMA.  The LBMA is a self-regulatory association of bullion market participants.  Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity.  If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of LBMA price fixings as a global benchmark for the value of gold may be adversely affected.  The LBMA is a principals’ market which operates in a manner more closely analogous to an over-the-counter physical commodity market than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading.  For example, there are no daily price limits on the LBMA which would otherwise restrict fluctuations in the prices of LBMA contracts.  In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.

For securities linked in whole or in part to the SPDR® Gold Trust, the relevant exchange for gold has no obligation to consider your interests.

The price of the SPDR® Gold Trust is closely related to the price of gold.  The relevant exchange for gold is responsible for calculating the official settlement price or fixing level, as applicable, for gold.  The relevant exchange may alter, discontinue or suspend calculation or dissemination of the official settlement price or fixing level, as applicable, for gold.  Any of these actions could adversely affect the value of the securities.  The relevant exchange has no obligation to consider your interests in calculating or revising the official settlement price or fixing level, as applicable, for gold.

For securities linked in whole or in part to the SPDR® Gold Trust, termination of the SPDR® Gold Trust could affect adversely the value of the securities.

The SPDR® Gold Trust may be required to terminate and liquidate at a time that is disadvantageous to you, such as when the price of gold is higher than the price of gold at the time when you purchased your securities.

The performance of the SPDR® Gold Trust may not correlate with the price of gold.

The performance of SPDR® Gold Trust may not fully replicate the performance of the price of gold due to the fees and expenses charged by the SPDR® Gold Trust or by restrictions on access to gold due to other circumstances.  The SPDR® Gold Trust does not generate any income and as the SPDR® Gold Trust regularly sells gold to pay for its ongoing expenses, the amount of gold represented by each share gradually declines over time.  The SPDR® Gold Trust sells gold to pay expenses on an ongoing basis irrespective of whether the trading price of the shares rises or falls in response to changes in the price of gold.  The sale of SPDR® Gold Trust’s gold to pay expenses at a time of low gold prices could adversely affect the value of the securities.  Additionally, there is a risk that part or all of the SPDR® Gold Trust’s gold could be lost, damaged or stolen due to war, terrorism, theft, natural disaster or otherwise.

The net asset value of the SPDR® Gold Trust will reflect the performance of gold.  However, because the shares of the SPDR® Gold Trust are traded on NYSE Arca, Inc. and are subject to market supply and investor demand, the market value of one Share of the SPDR® Gold Trust may differ from the net asset value per share of the SPDR® Gold Trust.

For all of the foregoing reasons, the performance of the SPDR® Gold Trust over the term of the securities may not correlate with the performance of the return on gold over the same period. Consequently, the return on the securities will not be the same as investing directly in the SPDR® Gold Trust, gold or other exchange-traded or over-the-counter instruments based on gold.

For securities linked in whole or in part to the SPDR® S&P® Homebuilders ETF, risks associated with the homebuilding industry will affect the value of the securities.

The homebuilding industry is significantly affected by factors in general and local economic conditions and real estate markets, as well as by weather conditions, natural disasters and geopolitical events, any of which could affect the ability of the companies the equity securities of which are held by the SPDR® S&P® Homebuilders ETF to conduct their businesses profitably.  The homebuilding industry is cyclical and has from time to time experienced significant difficulties.  The prices of the equity securities held by the SPDR® S&P® Homebuilders ETF and, in turn, the price of the SPDR® S&P® Homebuilders ETF, will be affected by a number of factors that may either offset or magnify each other, including:

•	a decline in the value of real estate properties;

•	employment levels and job growth;

•	the availability of financing for home buyers;

•	interest rates;

•	consumer confidence;

•	housing demand;

•	the availability of suitable undeveloped land;

•	raw material and labor shortages and price fluctuations;

•	federal, state and local laws and regulations concerning the development of land, homebuilding, home sales, consumer financing and environmental protection;

•	competition among companies which engage in the homebuilding business; and

•	the supply of homes and other housing alternatives.

In addition, weather conditions and natural disasters such as hurricanes, tornadoes, earthquakes, floods and fires can harm the homebuilding business.  Geopolitical events, such as the aftermath of the war with Iraq and the terrorist attacks on September 11, 2001, and related market disruptions could also have a significant impact on the homebuilding business.

The difficulties described above could cause an upturn or a downturn in the homebuilding industry generally or regionally and could cause the value of the equity securities held by the SPDR® S&P® Homebuilders ETF and thus the price of the SPDR® S&P® Homebuilders ETF to decline or remain flat during the term of the securities.

For securities linked in whole or in part to the SPDR® S&P® Homebuilders ETF, there will be no direct correlation between the value of the securities or the price of the SPDR® S&P® Homebuilders ETF and residential housing prices.

There is no direct linkage between the price of the SPDR® S&P® Homebuilders ETF and residential housing prices in specific regions or residential housing prices in general.  While residential housing prices may be one factor that could affect the prices of the equity securities held by the SPDR® S&P® Homebuilders ETF and consequently the price of the SPDR® S&P® Homebuilders ETF, the price of the SPDR® S&P® Homebuilders ETF and the securities are not directly linked to movements of residential housing prices and may be affected by factors unrelated to such movements.

For securities linked in whole or in part to the SPDR® S&P® Metals & Mining ETF, risks associated with the metals and mining industry will affect the value of the securities.

All or substantially all of the equity securities held by the SPDR® S&P® Metals & Mining ETF are issued by companies whose primary lines of business are directly associated with the metals and mining industry. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers. The metals and mining industry can be significantly affected by international political and economic developments, energy conservation, the success of exploration projects, commodity prices and tax and other government regulations. Companies involved in the metals and mining industry may benefit from government subsidies or certain trade protections. If those subsidies or trade protections are reduced or removed, the profits of such companies may be affected, potentially drastically. In addition, competitive pressures and the cyclical nature of the metal and mining industry may have a significant effect on the financial condition of these companies. These companies are also subject to risks of changes in exchange rates, terrorist attacks, depletion of resources and reduced demand as a result of increases in energy efficiency, substitution and energy conservation. Such companies are subject to extensive federal, state and local environmental laws and regulations regarding air emissions and the disposal of hazardous materials and may be at risk for environmental damage claims. These factors could cause a downturn in the metals and mining industry and could cause the value of the equity securities held by the SPDR® S&P® Metals & Mining ETF and the price of the SPDR® S&P® Metals & Mining ETF to decline during the term of the securities.

For securities linked in whole or in part to the Technology Select Sector SPDR® Fund, risks associated with the technology sector will affect the value of the securities.

All or substantially all of the equity securities held by the Technology Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the technology sector, including the following industries: computers and peripherals; software; diversified telecommunication services; communications equipment; semiconductors & semiconductor equipment; internet software and services; IT services; electronic equipment, instruments and components; wireless telecommunication services and office electronics. The

Technology Select Sector SPDR® Fund is concentrated in the technology sector, which means the Technology Select Sector SPDR® Fund will be more affected by the performance of the technology sector than a fund or index that was more diversified. Market or economic factors impacting technology companies and companies that rely heavily on technology advances could have a major effect on the value of the Technology Select Sector SPDR® Fund. The value of stocks of technology companies and companies that rely heavily on technology is particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. The difficulties described above could cause an upturn or a downturn in the technology sector generally or regionally and could cause the value of the securities held by the Technology Select Sector SPDR® Fund and thus the value of the Technology Select Sector SPDR® Fund to decline or remain flat during the term of the securities, which may adversely affect the value of your securities.

The performance of the United States Oil Fund, LP may not fully replicate the performance of the price of light, sweet crude oil.

United States Commodity Funds LLC, the general partner of the United States Oil Fund, LP, is responsible for investing the assets of the United States Oil Fund, LP in accordance with the objectives and policies of the United States Oil Fund, LP.  The assets of the United States Oil Fund, LP consist primarily of investments in futures contracts for light, sweet crude oil, other types of crude oil, heating oil, gasoline, natural gas, and other petroleum-based fuels that are traded on the New York Mercantile Exchange, ICE Futures or other U.S. and foreign exchanges (collectively, “oil futures contracts”) and other oil interests such as cash-settled options on oil futures contracts, forward contracts for oil, and over-the-counter transactions that are based on the price of oil, other petroleum-based fuels, oil futures contracts and indices based on the foregoing (collectively, “other oil interests” and together with oil futures contracts, “oil interests”). The United States Oil Fund, LP seeks to achieve its investment objective by investing in a mix of oil futures contracts and other oil interests such that changes in the net asset value of the United States Oil Fund, LP will closely track the changes in the price of a specified oil futures contract (the “benchmark oil futures contract”). The United States Oil Fund, LP's general partner believes that the benchmark oil futures contract historically has exhibited a close correlation with the spot price of light, sweet crude oil.

There is no assurance that the general partner of the United States Oil Fund, LP will successfully implement its investment strategy and there is a risk that changes in the price of United States Oil Fund, LP units will not closely track changes in the spot price of light, sweet crude oil.  The performance of the United States Oil Fund, LP may not exactly replicate the performance of the oil interests underlying the United States Oil Fund, LP because the United States Oil Fund, LP will reflect transaction costs and fees.  It is also possible that the United States Oil Fund, LP may not fully replicate or may in certain circumstances diverge significantly from the performance of the oil interests underlying the United States Oil Fund, LP due to the temporary unavailability of certain securities in the secondary market or the performance of any derivative instruments contained in the United States Oil Fund, LP.  This could also happen if the price of the units does not correlate closely with the United States Oil Fund, LP's net asset value; changes in the United States Oil Fund, LP’s net asset value do not closely correlate with changes in the price of the benchmark oil futures contract; or changes in the price of the benchmark oil futures contract do not closely correlate with changes in the cash or spot price of light, sweet crude oil. Light, sweet crude oil has also demonstrated a lack of correlation with world crude oil prices due to structural differences between the U.S. market for crude oil and the international market for crude oil.  The prices of light, sweet crude oil may be more volatile than world crude oil prices generally.

For securities linked in whole or in part to the United States Oil Fund, LP, global energy commodity prices are primarily affected by the global demand for and supply of these commodities, but are also significantly influenced by speculative actions and by currency exchange rates.

Prices for energy commodities, which includes crude oil, are affected by governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, trading activities in commodities and related contracts, trade, fiscal, monetary and exchange control policies and, with respect to oil specifically, drought, floods, weather, government intervention, environmental policies, embargoes and tariffs.

Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of energy commodities.  Sudden disruptions in the supplies of energy commodities, such as those caused by war, natural events, accidents or acts of terrorism, may cause prices of energy commodities futures contracts to become extremely volatile and unpredictable.  Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing energy commodities, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities.  In particular, supplies of crude oil may increase or decrease depending on, among other factors, production decisions by the Organization of Oil and Petroleum Exporting Countries (“OPEC”) and other crude oil producers.  Crude oil prices are determined with significant influence by OPEC, which has the capacity to influence oil prices worldwide because its members possess a significant portion of the world’s oil supply.  Crude oil prices are generally more volatile and subject to dislocation than prices of other commodities.  Demand for energy commodities such as crude oil is generally linked to economic activity, and will tend to reflect general economic conditions.

For securities linked in whole or in part to the United States Oil Fund, LP, the price of crude oil may change unpredictably and affect the price of the United States Oil Fund, LP and the value of the securities in unforeseen ways.

The price of the United States Oil Fund, LP is linked closely to the price of light, sweet crude oil. The price of crude oil is subject to volatile price movements over short periods of time and is generally affected by numerous factors including:

•	demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries;

•	economic conditions that affect the end-use of crude oil as a refined product such as transport fuel, industrial fuel and in-home heating fuel;

•	U.S. government regulations, such as environmental or consumption policies;

•	geopolitical events, labor activity and, in particular, direct government intervention such as embargos;

•	supply disruptions in major oil producing regions of the world, production decisions by OPEC and other crude oil producers and cessation of hostilities that may exist in countries producing oil;

•	sudden disruptions in the supply of oil due to war, natural events, accidents or acts of terrorism; and

•	the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities.

EQUITY INDEX DESCRIPTIONS

DOW JONES GLOBAL TITANS 50 INDEXSM

We have derived all information contained in this underlying supplement regarding the Dow Jones Global Titans 50 IndexSM, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information prepared by S&P Dow Jones Indices LLC (“S&P Dow Jones”), a joint venture company owned by The McGraw-Hill Companies, Inc., CME Group Inc. and Dow Jones & Company, Inc. We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, S&P Dow Jones.  The Dow Jones Global Titans 50 Index SM is an index calculated, published and disseminated by S&P Dow Jones. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, the Dow Jones Global Titans 50 IndexSM.

The Dow Jones Global Titans 50 IndexSM is reported by Bloomberg L.P. under the ticker symbol “DJGT.”

The Dow Jones Global Titans 50 IndexSM was first calculated on July 14, 1999. The Dow Jones Global Titans 50 IndexSM represents 50 of the world’s leading multinational companies whose blue-chip stocks are traded on the major exchanges of countries covered by the Dow Jones Global IndexesSM family.

Dow Jones Global Titans 50 IndexSM Composition and Maintenance

The 50 component companies of the Dow Jones Global Titans 50 IndexSM are selected from an index universe that is defined as all equity securities in the Dow Jones Global IndexSM, a broad market benchmark that covers 51 countries, subject to the following eligibility screens:  (i) if a company has more than one class of shares in the index universe, only the most liquid class of shares is eligible, (ii) if a company does not generate revenue from foreign markets, it is ineligible, and (iii) for countries with significant barriers to direct foreign investment, Dow Jones Indexes may opt to include Depository Receipts or other types of offshore listings in the index.  A selection list of 100 companies is compiled from this index universe.  The selection list includes the 50 current component companies and the 50 largest noncomponent companies in this index universe by float-adjusted market capitalization.  All companies on the selection list are then ranked by float-adjusted market capitalization, revenue and net profit.  For each company, a final rank is calculated by weighting the float-adjusted market capitalization rank at 60% and the revenue rank and net profit rank at 20% each.  The top 50 stocks by final rank were selected as index components for the initial component selection.  Subsequent review selections are subject to the following buffers that aim to limit index turnover by favoring current components: (i) noncomponents ranked among the top 30 stocks in the final ranking will replace the lowest-ranked current component and (ii) current components not ranked among the top 70 stocks in the final ranking will be replaced by the highest-ranked noncomponent.

The Dow Jones Global Titans 50 IndexSM is weighted by float-adjusted market capitalization, rather than full market capitalization, to reflect the actual number of shares available to investors.  Each component’s weight is capped at 10% of the index’s total float-adjusted market capitalization on a quarterly basis.  The float factors and shares outstanding for stocks included in the Dow Jones Global Titans 50 IndexSM are reviewed quarterly on the third Friday of each march, June, September and December.  The Dow Jones Global Titans 50 IndexSM composition is reviewed annually at the end of each May.  Component changes resulting from the annual review are announced approximately 10 business days prior to the third Friday of June and implemented following the close of trading on that third Friday.  Index composition is also monitored on an ongoing basis for unusual events such as delistings, bankruptcies, mergers and takeovers.  Changes to the index composition and related weight adjustments are made as soon as such corporate actions become effective, and announced two business days prior to the implementation date.

Index Composition Adjustments.  The following extraordinary corporate actions necessitate changes to the index composition:

•
Initial Public Offerings.  An initial public offering (IPO) becomes eligible for inclusion in index at the next annual review. It will replace the smallest component in the index if it is among the top 30 companies on the selection list.

•
Spinoffs.  If an index component splits or spins off a portion of its business to form one or more new companies, all of the companies involved in the spinoff will be evaluated for index eligibility. If the larger of the parent company or its spinoff would be among the top 70 companies on the index selection list, that company takes the place of the pre-spinoff company in the index. Otherwise, the original component is replaced by the largest noncomponent on the selection list.

•
Mergers and Takeovers.  If both companies are current components of the index and the surviving company meets the selection criteria for the Dow Jones Global Titans 50 IndexSM, then it will replace one of the two components. The other original component will be replaced by the highest ranked noncomponent on the selection list.  If the surviving company does not meet the selection criteria for the Dow Jones Global Titans 50 IndexSM, then the two original components will be replaced by the two highest ranked noncomponents on the selection list.  If one company is a current component, the other is a noncomponent and the surviving company meets the selection criteria for the Dow Jones Global Titans 50 IndexSM, then it replaces the original component.  If the surviving company does not meet the selection criteria for the Dow Jones Global Titans 50 Index SM, then the original component is replaced by the highest ranked noncomponent on the selection list.

Index components are also subject to the following early exit rules:  (i) if a component stock has a market capitalization rank greater than 120 on the monthly selection list for two consecutive months, it will be removed and replaced by the highest-ranking noncomponent at the next quarterly review in March, June, September or December or (ii) if a component has a market capitalization rank greater than 200 on the monthly selection list, it will be removed from the index and replaced with the highest-ranking noncomponent with a minimum of two business days’ notice.  Selection lists are published at the beginning of each month to indicate possible changes in the composition of the index.

Index Formula.  The Dow Jones Global Titans 50 IndexSM is calculated using the Laspeyres formula, which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the Dow Jones Global Titans 50 IndexSM value can be expressed as follows:

Index =	free float market capitalization of the Dow Jones Global Titans 50 IndexSM	× 100
adjusted base date market capitalization of the Dow Jones Global Titans 50 IndexSM

The free float market capitalization of the index is equal to the sum of the products of the closing price, market capitalization and free float factor for each component stock as of the time of calculation.  The Dow Jones Indexes calculates and disseminates the Dow Jones Global Titans 50 Index SM over a 24-hour dissemination period in both U.S. dollars and Euros with real-time currency conversion based on the latest available currency rates quoted by Reuters.  The closing index level is calculated based on each component stock’s last traded price at the close of trading on its primary market during that day’s index dissemination period.  If a component stock does not trade on a given day, then the previous day’s closing price on its home market is used as the current day’s closing price in calculating the closing index value. If a corporate action becomes effective that day, then the adjusted closing price for the previous day is used to determine the effect of the corporate action on the index. The closing index level is disseminated at 5:30 p.m. New York time.

Divisor Adjustments.  The Dow Jones Global Titans 50 Index SM divisor is used to maintain continuity and prevent distortions due to corporate actions, such as the addition, deletion or replacement of component companies or changes of more than 10% of any component’s number of float-adjusted shares, that would affect the market capitalization of an index component.

Changes to Weightings.  If, due to an extraordinary corporate action, the number of float-adjusted shares outstanding for any index component changes by less than 10% or if the changes occur over a prolonged period, the new number of shares outstanding and factor will become effective at the next quarterly shares outstanding update.  If, on the other hand, the number of float-adjusted shares for any index component changes by more than 10%, such adjustments are made as soon as such corporate actions become effective, and announced two business days prior to the implementation date.

License Agreement

The Dow Jones Global Titans 50 IndexSM is a product of S&P Dow Jones and a registered trademark of Dow Jones Trademark Holdings, LLC (“Dow Jones”), and has been licensed for use.  “Dow Jones®,” “Dow Jones Indexes,” “Dow Jones Global IndexSM” and “Dow Jones Global Titans 50 IndexSM” are registered trademarks of Dow Jones.  “S&P” is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”).  Trademarks have been licensed to S&P Dow Jones and have been sublicensed for use for certain purposes by Citigroup Global Markets Inc. and its affiliates.  The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones, Dow Jones, S&P or their respective affiliates (collectively “S&P Dow Jones Indices”).  S&P Dow Jones Indices make no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly.  The only relationship of S&P Dow Jones Indices to Citigroup Global Markets Inc. or to its affiliates is the licensing of certain trademarks, trade names and service marks of Dow Jones and of the Dow Jones Global Titans 50 IndexSM, which is determined, composed and calculated by S&P Dow Jones Indices without regard to Citigroup Global Markets Inc. or the securities.  S&P Dow Jones Indices have no obligation to take the needs of Citigroup Global Markets Inc. or the owners of the securities into consideration in determining, composing or calculating Dow Jones Global Titans 50 IndexSM.  S&P Dow Jones Indices are not responsible for and have not participated in the determination of the timing, prices or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash.  S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the securities.

Notwithstanding the foregoing, S&P Dow Jones Indices may independently issue and/or sponsor financial products unrelated to the securities currently being issued by Citigroup Inc., but which may be similar to and competitive with the securities.  In addition, S&P Dow Jones Indices may actively trade financial products which are linked to the performance of the Dow Jones Global Titans 50 IndexSM.  It is possible that this trading activity will affect the value of the Dow Jones Global Titans 50 IndexSM and the securities.

S&P DOW JONES INDICES DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES GLOBAL TITANS 50 INDEXSM OR ANY DATA INCLUDED THEREIN AND SUCH CORPORATIONS SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P DOW JONES INDICES MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY CITIGROUP GLOBAL MARKETS INC. AND ITS AFFILIATES, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES GLOBAL TITANS 50 INDEXSM OR ANY DATA INCLUDED THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES GLOBAL TITANS 50 INDEXSM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P DOW JONES INDICES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND CITIGROUP GLOBAL MARKETS INC. AND ITS AFFILIATES, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

DOW JONES INDUSTRIAL AVERAGESM

We have derived all information contained in this underlying supplement regarding the Dow Jones Industrial AverageSM, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information prepared by S&P Dow Jones Indices LLC (“S&P Dow Jones”), a joint venture company owned by The McGraw-Hill Companies, Inc., CME Group Inc. and Dow Jones & Company, Inc. We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, S&P Dow Jones.  The Dow Jones Industrial AverageSM is an index calculated, published and disseminated by S&P Dow Jones.  S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, the Dow Jones Industrial AverageSM.

The Dow Jones Industrial AverageSM is reported by Bloomberg L.P. under the ticker symbol “INDU.”

The Dow Jones Industrial AverageSM was introduced to the investing public by Charles Dow on May 26, 1896 and originally comprised only 12 stocks.  It has since become one of the most well-known and widely followed indicators of the U.S. stock market and is the oldest continuing stock market index in the world.  The Dow Jones Industrial AverageSM consists of 30 common stocks chosen as representative of the broad market of U.S. industry.  Many of the companies represented in the Dow Jones Industrial AverageSM are household names and leaders in their respective industries, and their stocks are widely held by both individual and institutional investors.  Because the Dow Jones Industrial AverageSM is so well known and its performance is generally perceived to reflect that of the overall domestic equity market, it is often used as a benchmark for investments in equities, mutual funds, and other asset classes.

The Dow Jones Industrial AverageSM is a price-weighted index rather than market capitalization-weighted index. In essence, the Dow Jones Industrial AverageSM consists of one share of each of the 30 stocks included in the Dow Jones Industrial AverageSM. Thus, the weightings of the components of the Dow Jones Industrial AverageSM are affected only by changes in their prices, while the weightings of stocks in other indices are affected by price changes and changes in shares outstanding. This distinction stems from the fact that, when initially created, the Dow Jones Industrial AverageSM was a simple average (hence the name), and was computed merely by adding up the prices of the stocks in the Dow Jones Industrial AverageSM and dividing that sum by the total number of stocks in the Dow Jones Industrial AverageSM. However, it eventually became clear that a method was needed to smooth out the effects of stock splits and other composition changes to prevent these events from distorting the level of the Dow Jones Industrial AverageSM.  Therefore, a divisor was created that has been periodically adjusted over time.  This divisor, when divided into the sum of the prices of the stocks in the Dow Jones Industrial AverageSM, generates the number that is reported every day in newspapers, on television and radio, and over the internet.  With the incorporation of the divisor, the Dow Jones Industrial AverageSM can no longer be considered an average.

The components of the Dow Jones Industrial AverageSM are selected by a committee composed of the managing editor of The Wall Street Journal, which is published by Dow Jones, the head of Dow Jones Indexes research and the head of CME Group research (the “Averages Committee”).  Periodically, the Averages Committee reviews and makes changes to the composition of the Dow Jones Industrial AverageSM.  While component selection is not governed by quantitative rules, a stock typically is added only if it has an excellent reputation, demonstrates sustained growth and is of interest to a large number of investors.  The inclusion of any particular company in the Dow Jones Industrial AverageSM does not constitute a prediction as to the company’s future results of operations or stock market performance.  For the sake of continuity, composition changes are rare, and generally have occurred only after corporate acquisitions or other dramatic shifts in a component company’s core business.  When such an event necessitates that one component be replaced, the entire index is reviewed.  As a result, multiple component changes are often implemented simultaneously.

License Agreement

The Dow Jones Industrial AverageSM is a product of S&P Dow Jones and a registered trademark of Dow Jones Trademark Holdings, LLC (“Dow Jones”), and has been licensed for use.  “Dow Jones®,” “Dow Jones Indexes,” and “Dow Jones Industrial AverageSM” are registered trademarks of Dow Jones.  “S&P” is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”).  Trademarks have been licensed to S&P Dow Jones and have been sublicensed for use for certain purposes by Citigroup Global Markets Inc. and its affiliates.  The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones, Dow Jones, S&P or their respective affiliates (collectively, “S&P Dow Jones Indices”).  S&P Dow Jones Indices make no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly.  The only relationship of S&P Dow Jones Indices to Citigroup Global Markets Inc. or to its affiliates is the licensing of certain trademarks, trade names and service marks of Dow Jones and of the Dow Jones Industrial AverageSM, which is determined, composed and calculated by S&P Dow Jones Indices without regard to Citigroup Global Markets Inc. or the securities.  S&P Dow Jones Indices have no obligation to take the needs of Citigroup Global Markets Inc. or the owners of the securities into consideration in determining, composing or calculating Dow Jones Industrial AverageSM. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the timing, prices or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash.  S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the securities.

Notwithstanding the foregoing, S&P Dow Jones Indices may independently issue and/or sponsor financial products unrelated to the securities currently being issued by Citigroup Inc., but which may be similar to and competitive with the securities.  In addition, S&P Dow Jones Indices may actively trade financial products which are linked to the performance of the Dow Jones Industrial AverageSM.  It is possible that this trading activity will affect the value of the Dow Jones Industrial AverageSM and the securities.

S&P DOW JONES INDICES DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN AND SUCH CORPORATIONS SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P DOW JONES INDICES MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY CITIGROUP GLOBAL MARKETS INC. AND ITS AFFILIATES, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P DOW JONES INDICES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND CITIGROUP GLOBAL MARKETS INC. AND ITS AFFILIATES, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

EURO STOXX 50® INDEX

We have derived all information contained in this underlying supplement regarding the EURO STOXX 50® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, STOXX Limited.  The EURO STOXX 50® Index is calculated, maintained and published by STOXX Limited. STOXX Limited has no obligation to continue to publish, and may discontinue publication of, the EURO STOXX 50® Index.

The EURO STOXX 50® Index is reported by Bloomberg L.P. under the ticker symbol “SX5E.”

The EURO STOXX 50® Index was created by STOXX Limited, a joint venture between Deutsche Börse AG, Dow Jones and SWX Swiss Exchange. Publication of the EURO STOXX 50® Index began on February 26, 1998, based on an initial EURO STOXX 50® Index value of 1,000 at December 31, 1991. The EURO STOXX 50® Index is published in The Wall Street Journal and disseminated on the STOXX Limited website.

On March 1, 2010, STOXX Limited announced the removal of the “Dow Jones” prefix from all of its indices, including the EURO STOXX 50® Index.

EURO STOXX 50® Index Composition and Maintenance

The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the 19 EURO STOXX® Supersector indices, which represent the Eurozone portion of the STOXX Europe 600® Supersector indices. The STOXX Europe 600® Supersector indices contain the 600 largest stocks traded on the major exchanges of 18 European countries.

The composition of the EURO STOXX 50® Index is reviewed annually, based on the closing stock data on the last trading day in August. The component stocks are announced the first trading day in September. Changes to the component stocks are implemented on the third Friday in September and are effective the following trading day. The composition of the EURO STOXX 50® Index is also reviewed monthly to ensure that component stocks still remain eligible for inclusion. Any resulting changes from the monthly review are implemented on the close of the fifth trading day following the monthly review and are effective the next trading day. Changes in the composition of the EURO STOXX 50® Index are made to ensure that the EURO STOXX 50® Index includes the 50 market sector leaders from within the EURO STOXX® Index. A current list of the issuers that comprise the EURO STOXX 50® Index is available on the STOXX Limited website: http://www.stoxx.com. Information contained on the STOXX Limited website is not incorporated by reference in, and should not be considered a part of, this underlying supplement or the relevant pricing supplement.  We make no representation or warranty as to the accuracy or completeness of information contained on the STOXX Limited website.

The free float factors for each component stock used to calculate the EURO STOXX 50® Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review.

The EURO STOXX 50® Index is also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the EURO STOXX 50® Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

EURO STOXX 50® Index Calculation

The EURO STOXX 50® Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the EURO STOXX 50® Index value can be expressed as follows:

Index =	free float market capitalization of the EURO STOXX 50® Index	x 1,000
adjusted base date market capitalization of the EURO STOXX 50® Index

The “free float market capitalization of the EURO STOXX 50® Index” is equal to the sum of the products of the closing price, market capitalization and free float factor for each component stock as of the time the EURO STOXX 50® Index is being calculated.

The EURO STOXX 50® Index is also subject to a divisor, which is adjusted to maintain the continuity of EURO STOXX 50® Index values despite changes due to corporate actions. The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

(1) Split and reverse split: Adjusted price = closing price * A/B New number of shares = old number of shares * B/A Divisor: no change
(2) Rights offering:
If the subscription price is not available or if the subscription price is equal to or greater than the closing price on the day before the effective date, then no adjustment is made

Adjusted price = (closing price * A + subscription price * B) / (A + B)
New number of shares = old number of shares *(A + B)/ A
Divisor: increases

(3) Stock dividend: Adjusted price = closing price * A / (A + B) New number of shares = old number of shares * (A + B) / A Divisor: decreases	(4) Stock dividend of another company: Adjusted price = (closing price * A - price of other company * B) / A Divisor: decreases
(5) Return of capital and share consideration:
Adjusted price = (closing price – capital return announced by company * (1-withholding tax)) * A / B
New number of shares = old number of shares * B / A
Divisor: no change

(6) Repurchase of shares / self-tender:
Adjusted price = ((price before tender * old number of shares) - (tender price * number of tendered shares)) / (old number of shares - number of tendered shares)
New number of shares = old number of shares - number of tendered shares
Divisor: decreases

(7) Spin-off: Adjusted price = (closing price * A - price of spun-off shares * B) / A Divisor: decreases

(8) Combination stock distribution (dividend or split) and rights offering:
For this corporate action, the following additional assumptions apply:
Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A share held.
If A is not equal to one share, all the following “new number of shares” formulae need to be divided by A:

- If rights are applicable after stock distribution (one action applicable to other):
Adjusted price = (closing price * A + subscription price * C * (1 + B / A)) / ((A + B)
* ( 1 + C / A))
New number of shares = old number of shares * ((A + B) * (1 + C / A)) / A
Divisor: increases

- If stock distribution is applicable after rights (one action applicable to other):
Adjusted price = (closing price * A + subscription price * C) / ((A + C) * (1 + B / A))
New number of shares = old number of shares * ((A + C) * (1 + B / A)) / A
Divisor: increases

- Stock distribution and rights (neither action is applicable to the other):
Adjusted price = (closing price * A + subscription price * C) / (A + B + C)
New number of shares = old number of shares * (A + B + C) / A
Divisor: increases

License Agreement with STOXX Limited

STOXX Limited (“STOXX”) and its licensors and Citigroup Global Markets Inc. have entered into a non-exclusive license agreement providing for the license to Citigroup Global Markets Inc. and its affiliates, in exchange for a fee, of the right to use the EURO STOXX 50® Index, which is owned and published by STOXX, in connection with certain financial instruments, including the securities.

The securities are not sponsored, endorsed, sold or promoted by STOXX or its licensors. STOXX and its licensors have no relationship to Citigroup Global Markets Inc. or its affiliates, other than the licensing of the EURO STOXX 50® Index and the related trademarks for use in connection with the securities. STOXX and its licensors make no recommendation that any person invest in the securities or any other securities. STOXX and its licensors have no responsibility or liability for or make any decisions about the timing, amount or pricing of the securities. STOXX and its licensors do not consider the needs of Citigroup Inc. or its affiliates or the holders of the securities in determining, composing or calculating the EURO STOXX 50® Index or have any obligation to do so. STOXX and its licensors have no responsibility or liability for the administration, management or marketing of the securities.

STOXX and its licensors will not have any liability in connection with the securities. Specifically,

•
STOXX and its licensors do not make any warranty, express or implied and disclaim any and all warranty about (i) the results to be obtained by the securities, the owner of the securities or any other person in connection with the use of the EURO STOXX 50® Index and the data included in the EURO STOXX 50® Index; (ii) the accuracy or completeness of the EURO STOXX 50® Index and its data; or (iii) the merchantability and the fitness for a particular purpose or use of the EURO STOXX 50® Index and its data;

•	STOXX and its licensors will have no liability for any errors, omissions or interruptions in the EURO STOXX 50® Index or its data; and

•
Under no circumstances will STOXX or its licensors be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX or its licensors knows that they might occur.

The licensing agreement between Citigroup Global Markets Inc. and STOXX is solely for their benefit and not for the benefit of the owners of the securities or any other third parties.

FTSE™ 100 INDEX

We have derived all information in this underlying supplement regarding the FTSE™ 100 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by FTSE International Limited (“FTSE”).  FTSE has no obligation to continue to publish, and may discontinue publication of, the FTSE™ 100 Index.

The FTSE™ 100 Index is reported by Bloomberg L.P. under the ticker symbol “UKX.”

The FTSE™100 Index is calculated, published and disseminated by FTSE, a company owned equally by the London Stock Exchange (the “LSE”) and the Financial Times.  The FTSE™ 100 Index measures the composite price performance of stocks of the largest 100 companies (determined on the basis of market capitalization) traded on the LSE.  Publication of the FTSE™ 100 Index began in January 1984.

The FTSE™ 100 Index is calculated by (i) multiplying the per share price of each stock included in the FTSE™ 100 Index by the number of outstanding shares, (ii) calculating the sum of all these products (such sum being hereinafter the “FTSE Aggregate Market Value”) as of the starting date of the FTSE™ 100 Index, (iii) dividing the FTSE Aggregate Market Value by a divisor which represents the FTSE Aggregate Market Value on the base date of the FTSE™ 100 Index and which can be adjusted to allow changes in the issued share capital of individual underlying stocks including the deletion and addition of stocks, the substitution of stocks, stock dividends and stock splits to be made without distorting the FTSE™ 100 Index and (iv) multiplying the result by 1,000.  Because of such capitalization weighting, movements in share prices of companies with relatively larger market capitalization will have a greater effect on the level of the entire FTSE™ 100 Index than will movements in share prices of companies with relatively smaller market capitalization.

FTSE has announced that it will move to use actual free float (rounded up to the next 1%) in the FTSE UK Index Series, which includes the FTSE™ 100 Index, with effect from the June 2012 review.

The 100 stocks included in the FTSE™ 100 Index (the “FTSE Underlying Stocks”) were selected from a reference group of stocks trading on the LSE that were selected by excluding certain stocks that have low liquidity based on public float, accuracy and reliability of prices, size and number of trading days.  The FTSE Underlying Stocks were selected from this reference group by selecting 100 stocks with the largest market value.  A list of the issuers of the FTSE Underlying Stocks is available from FTSE.

The FTSE™ 100 Index is reviewed quarterly by the FTSE European/Middle East/Africa Regional Committee (the “Index Steering Committee”) in order to maintain continuity in the level.  The Index Steering Committee undertakes the reviews of the FTSE™ 100 Index and ensures that constituent changes and index calculations are made in accordance with the ground rules of the FTSE™ 100 Index.  The meetings to review the constituents will be held on the Wednesday after the first Friday in March, June, September and December.  Any constituent changes will normally be implemented on the trading day following the third Friday of the same month.

FTSE prepares information regarding possible companies to be included or excluded from the FTSE Index using the close of business figures from the Tuesday before a review. The review is then presented to the Index Steering Committee for approval.

The FTSE Underlying Stocks may be replaced, if necessary, in accordance with deletion/addition rules that provide generally for the removal and replacement of a stock from the FTSE™ 100 Index if such stock is delisted or its issuer is subject to a takeover offer that has been declared unconditional or it has ceased, in the opinion of the Index Steering Committee, to be a viable component of the FTSE™ 100 Index.  To maintain continuity, a stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted if at the quarterly review it has fallen to 111th place or below, in each case ranked on the basis of market capitalization.  A constant number of constituents will be maintained for the FTSE 100 Index. Where a greater number of companies qualify to be inserted in the index than those qualifying to be deleted, the lowest ranking constituents presently included in the index will be deleted to ensure that an equal number of companies are inserted and deleted at the periodic review. Likewise, where a greater number of companies qualify to be deleted than those qualifying to be inserted, the securities of the highest ranking companies which are presently not included in the index will be inserted to match the number of companies being deleted at the periodic review.

License Agreement with FTSE

The use of and reference to the FTSE™ 100 Index in connection with the securities has been consented to by the FTSE.  All rights to the FTSE™ 100 Index are owned by the FTSE, the publisher of the FTSE™ 100 Index.  Citigroup Inc. and its affiliates disclaim all responsibility for the calculation or other maintenance of or any adjustments to the FTSE™ 100 Index.  In addition, none of the LSE, the Financial Times or FTSE has any relationship to Citigroup Inc., any of its affiliates or the securities.  None of the LSE, the Financial Times or the FTSE sponsors, endorses, authorizes, sells or promotes the securities, or has any obligation or liability in connection with the administration, marketing or trading of the securities.

THE SECURITIES ARE NOT IN ANY WAY SPONSORED, ENDORSED, SOLD OR PROMOTED BY FTSE INTERNATIONAL LIMITED OR BY THE LONDON STOCK EXCHANGE PLC OR BY THE FINANCIAL TIMES LIMITED (“FT”) AND NEITHER FTSE, THE EXCHANGE OR FT MAKES ANY WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESSLY OR IMPLIEDLY, EITHER AS TO THE RESULTS TO BE OBTAINED FROM THE USE OF THE FTSE™ 100 INDEX AND/OR THE FIGURE AT WHICH THE SAID INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DAY OR OTHERWISE. FTSE™ 100 INDEX IS COMPILED AND CALCULATED BY FTSE. HOWEVER, NEITHER FTSE NOR THE EXCHANGE NOR FT SHALL BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE FTSE™ 100 INDEX AND NEITHER FTSE NOR THE EXCHANGE NOR FT SHALL BE UNDER ANY OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

“FTSE®,” “FT-SE®” and “Footsie®” are trademarks of the London Stock Exchange Plc and The Financial Times Limited and are used by FTSE International Limited under license.  “All-Share®” is a trade mark of FTSE International Limited.  “ICB®” is a trade mark of FTSE International Limited.

FTSE CHINA 25 INDEX

We have derived all information in this underlying supplement regarding the FTSE China 25 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by FTSE International Limited (“FTSE”).  FTSE has no obligation to continue to publish, and may discontinue publication of, the FTSE China 25 Index.

The FTSE China 25 Index is reported by Bloomberg L.P. under the ticker symbol “XIN0I.”

The FTSE China 25 Index is a stock index calculated, published and disseminated by FTSE, a company owned equally by the London Stock Exchange (the “LSE”) and the Financial Times, and is designed to represent the performance of the mainland Chinese market that is available to international investors and includes companies that trade on the Hong Kong Stock Exchange (the “HKSE”).

General. The FTSE China 25 Index is quoted in Hong Kong dollars (“HKD”) and currently is based on the 25 largest and most liquid Chinese stocks (called “H-shares” and “Red Chip” shares) based on full market-capitalization value, listed and trading on the HKSE.  “H-shares” are securities of companies incorporated in the People’s Republic of China and nominated by the Chinese government for listing and trading on the HKSE.  H-shares are quoted and traded in HKD and U.S. dollars. “Red Chip” shares are securities of Hong Kong-incorporated companies listed and traded on the HKSE, which are substantially owned directly or indirectly by the Chinese government and have the majority of their business interests in mainland China. “Red Chip” shares are quoted and traded in HKD and are available only to international investors and not to those from the People’s Republic of China.

Eligible Securities.  Currently, only H-shares and Red Chip shares are eligible for inclusion in the FTSE China 25 Index.  All classes of equity in issue are eligible for inclusion in the FTSE China 25 Index, subject to certain restrictions, however, each constituent must also be a constituent of the FTSE All-World Index.  Companies whose business is that of holding equity and other investments, exchange-traded funds, and funds whose prices are a direct derivation of underlying holdings (e.g. mutual funds) are not eligible for inclusion.  Securities must be sufficiently liquid to be traded, therefore the following criteria, among others, are used to ensure that illiquid securities are excluded:

1. Price.  FTSE must be satisfied that an accurate and reliable price exists for the purposes of determining the market value of a company.  FTSE may exclude a security from the FTSE China 25 Index if it considers that an “accurate and reliable” price is not available. The FTSE China 25 Index uses the last trade prices from the relevant stock exchanges, when available.

2. Liquidity.  Securities in the FTSE China 25 Index will be reviewed annually for liquidity. Securities which do not turn over at least 2% of their shares in issue, after the application of any free float restrictions, per month for ten of the twelve months prior to the quarterly review by FTSE will not be eligible for inclusion in the FTSE China 25 Index. An existing constituent failing to trade at least 2.0% of its shares in issue, after the application of any free float restrictions, per month for more than four of the twelve months prior to the quarterly review will be removed after close of the index calculation on the next trading day following the third Friday in January, April, July and October. Any period when a share is suspended will be excluded from the calculation.

 3. New Issues.  New issues become eligible for inclusion in the FTSE China 25 Index at the next quarterly review of constituents, provided they have a minimum trading record of at least 20 trading days prior to the date of such review and turnover of a minimum of 2% of their shares in issue, after the application of any free float restrictions, per month each month, except in certain circumstances.

The FTSE China 25 Index, like other indices of FTSE, is governed by an independent advisory committee, the FTSE Asia Pacific Regional Committee, that ensures that the FTSE China 25 Index is operated in accordance with its published ground rules, and that the rules remain relevant to the FTSE China 25 Index.  The FTSE Asia Pacific Regional Committee is responsible for undertaking the review of the FTSE China 25 Index and for approving changes of constituents.

Computation of the FTSE China 25 Index.  The FTSE China 25 Index is calculated using the free float index calculation methodology of the FTSE Group.  The FTSE China 25 Index is calculated using the following algorithm:

where “p” is the latest trade price of the component security “n”, “e” is the exchange rate required to convert the security’s home currency into the FTSE China 25 Index’s base currency, “s” is the number of shares of the security in issue, “f” is the free float factor published by FTSE, applicable to such security, to be applied to the security to allow amendments to its weighting, “c” is the capping factor published by FTSE at the most recent quarterly review of the FTSE China 25 Index, and “d” is the divisor, a figure that represents the total issued share capital of the FTSE China 25 Index at the base date, which may be adjusted to allow for changes in the issued share capital of individual securities without distorting the FTSE China 25 Index.

The FTSE China 25 Index uses actual trade prices for securities with local stock exchange quotations and Reuters real-time spot currency rates for its calculations.  Under this methodology, FTSE excludes from free floating shares: (i) trade investments in a FTSE China 25 Index constituent company by either another FTSE China 25 Index constituent company or a non-constituent company or entity; (ii) significant long-term holdings by founders, directors and/or their families; (iii) employee share schemes (if restricted); (iv) government holdings; (v) foreign ownership limits; and (vi) portfolio investments subject to lock-in clauses (for the duration of the clause).  Free float restrictions are calculated using available published information. The initial weighting of a FTSE China 25 Index constituent stock is applied in bands, as follows:

Free float less than or equal to 15%
Ineligible for inclusion in the FTSE China 25 Index, unless free float is also greater than 5% and the full market capitalization is greater than US$2.5 billion (or local currency equivalent), in which case actual free float is used.

Free float greater than 15% but less than or equal to 20%	20%
Free float greater than 20% but less than or equal to 30%	30%
Free float greater than 30% but less than or equal to 40%	40%
Free float greater than 40% but less than or equal to 50%	50%
Free float greater than 50% but less than or equal to 75%	75%
Free float greater than 75%	100%

These bands are narrow at the lower end, to ensure that there is sufficient sensitivity in order to maintain accurate representation, and broader at the higher end, in order to ensure that the weightings of larger companies do not fluctuate absent a significant corporate event.

Following the application of an initial free float restriction, a FTSE China 25 Index constituent stock’s free float will only be changed if its actual free float is more than five percentage points above the minimum or five percentage points below the maximum of an adjacent band.  This five percentage point threshold does not apply if the initial free float is less than 15%.  Foreign ownership limits, if any, are applied after calculating the actual free float restriction, but before applying the bands shown above.  If the foreign ownership limit is more restrictive than the free float restriction, the precise foreign ownership limit is applied.  If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied, subject to the bands shown above.

The FTSE China 25 Index is periodically reviewed for changes in free float.  These reviews coincide with the quarterly reviews undertaken of the FTSE China 25 Index.  Implementation of any changes takes place after the close of the index calculation on the third Friday in January, April, July and October.  A stock’s free float is also reviewed and adjusted if necessary following certain corporate events.  If the corporate event includes a corporate action which affects the FTSE China 25 Index, any change in free float is implemented at the same time as the corporate action.  If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event.

GOLD MINERS INDEX

We have derived all information contained in this underlying supplement regarding the Gold Miners Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information and information supplied by the NYSE Arca.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, the NYSE Arca.  The Gold Miners Index was developed by the NYSE Amex (formerly the American Stock Exchange) and is calculated, maintained and published by the NYSE Arca.  The NYSE Arca has no obligation to continue to publish, and may discontinue the publication of, the Gold Miners Index.

The Gold Miners Index is reported by Bloomberg L.P. under the ticker symbol “GDM.”

The Gold Miners Index is a modified market capitalization weighted index comprised of publicly traded companies involved primarily in the mining of gold or silver.

Eligibility Criteria for Index Components

The Gold Miners Index includes common stocks and ADRs of selected companies that are involved in mining for gold and silver and that are listed for trading on the NYSE or the NYSE Amex or quoted on The NASDAQ Stock Market.  Only companies with market capitalization greater than $100 million that have a daily average trading volume of at least 50,000 shares over the past six months are eligible for inclusion in the Gold Miners Index.

Index Calculation

The Gold Miners Index is calculated using a modified market capitalization weighting methodology.  The Gold Miners Index is weighted based on the market capitalization of each of the component securities, modified to conform to the following asset diversification requirements, which are applied in conjunction with the scheduled quarterly adjustments to the Gold Miners Index:

(1)      the weight of any single component security may not account for more than 20% of the total value of the Gold Miners Index;

(2)      the component securities are split into two subgroups—large and small, which are ranked by market capitalization weight in the Gold Miners Index.  Large stocks are defined as having a Gold Miners Index weight greater than or equal to 5%. Small securities are defined as having an Gold Miners Index weight below 5%; and

(3)      the aggregate weight of those component securities which individually represent more than 4.5% of the total value of the Gold Miners Index may not account for more than 50% of the total Gold Miners Index value.

The Gold Miners Index is reviewed quarterly so that the Gold Miners Index components continue to represent the universe of companies involved in the gold mining industry.  The NYSE Arca may at any time and from time to time change the number of securities comprising the group by adding or deleting one or more securities, or replacing one or more securities contained in the group with one or more substitute securities of its choice, if in the NYSE Arca’s discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the Gold Miners Index.  Changes to the Gold Miners Index compositions and/or the component share weights in the Gold Miners Index typically take effect after the close of trading on the third Friday of each calendar quarter month in connection with the quarterly index rebalance.

At the time of the quarterly rebalance, the weights for the components stocks (taking into account expected component changes and share adjustments), are modified in accordance with the following procedures.

•	Diversification Rule 1:
If any component stock exceeds 20% of the total value of the Gold Miners Index, then all stocks greater than 20% of the Gold Miners Index are reduced to represent 20% of the value of the Gold Miners Index. The aggregate amount by which all component stocks are reduced is redistributed proportionately across the remaining stocks that represent less than 20% of the index value. After this redistribution, if any other stock then exceeds 20%, the stock is set to 20% of the index value and the redistribution is repeated.

•	Diversification Rule 2:
The components are sorted into two groups, large are components with a starting index weight of 5% or greater and small are those that are under 5% (after any adjustments for Diversification Rule 1). Each group in aggregate will be represent 50% of the index weight. The weight of each of the large stocks will be scaled down proportionately with a floor of 5% so that the aggregate weight of the large components will be reduced to represent 50% of the Gold Miners Index. If any component stock falls below a weight equal to the product of 5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to the product of 5% and the proportion by which the stocks were scaled down, the components with weights greater than 5% will reduced proportionately. The weight of each of the small components will be scaled up proportionately from the redistribution of the large components. If any component stock exceeds a weight equal to the product of 4.5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to the product of 4.5% and the proportion by which the stocks were scaled down. The redistribution of weight to the remaining stocks is repeated until the entire amount has been redistributed.

Index Maintenance

The Gold Miners Index is reviewed quarterly to ensure that at least 90% of the index weight is accounted for by index components that continue to meet the initial eligibility requirements. Components will be removed from the Gold Miners Index during the quarterly review, if the market capitalization falls below $50 million or the traded average daily shares for the previous six months is lower than 25,000 shares. In conjunction with the quarterly review, the share weights used in the calculation of the Gold Miners Index are determined based upon current shares outstanding modified, if necessary, to provide greater Index diversification, as described above.  The index components and their share weights are determined and announced prior to taking effect. The share weight of each component stock in the index portfolio remains fixed between quarterly reviews except in the event of certain types of corporate actions such as stock splits, reverse stock splits, stock dividends, or similar events. The share weights used in the index calculation are not typically adjusted for shares issued or repurchased between quarterly reviews. However, in the event of a merger between two components, the share weight of the surviving entity may be adjusted to account for any stock issued in the acquisition.  The NYSE Arca may substitute stocks or change the number of stocks included in the Gold Miners Index, based on changing conditions in the industry or in the event of certain types of corporate actions, including mergers, acquisitions, spin-offs, and reorganizations. In the event of component or share weight changes to the index portfolio, the payment of dividends other than ordinary cash dividends, spin-offs, rights offerings, re-capitalization, or other corporate actions affecting a component stock of the Gold Miners Index; the index divisor may be adjusted to ensure that there are no changes to the index level as a result of non-market forces.

HANG SENG CHINA ENTERPRISES INDEX

We have derived all information contained in this underlying supplement regarding the Hang Seng China Enterprises Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, Hang Seng Indexes Company Limited (“HSICL”), a wholly owned subsidiary of Hang Seng Bank.  The Hang Seng China Enterprises Index is calculated, maintained and published by HSICL.  HSICL has no obligation to continue to publish, and may discontinue publication of, the Hang Seng China Enterprises Index.

The Hang Seng China Enterprises Index is reported by Bloomberg L.P. under the ticker symbol “HSCEI.”

The Hang Seng China Enterprises Index was first calculated and published on August 8, 1994, one year after the first H-share company was listed on The Stock Exchange of Hong Kong Ltd. (“SEHK”).  H-shares are Hong Kong listed shares, traded in Hong Kong dollars, of a company incorporated in the Chinese mainland.  The Hang Seng China Enterprises Index is a free-float adjusted market capitalization weighted stock market index and measures the performance of certain H-share companies that have their primary listing on the main board of the SEHK.  The Hang Seng China Enterprises Index includes 40 constituent stocks.  The Hang Seng China Enterprises Index is calculated and disseminated real-time every 15 seconds during the trading hours on each trading day of SEHK, based on the calendar of the SEHK.

Index Composition

Defining the Eligible Stocks

Only H-share companies with a primary listing on the main board of SEKH are eligible to be included in the Hang Seng China Enterprises Index.  In addition, to be eligible for selection in the Hang Seng China Enterprises Index, a stock: (1) should be listed for at least one month by the review cut-off date; and (2) must satisfy the turnover screening requirements.  Stocks that are already included in the Hang Seng China Enterprises Index must have a turnover velocity of at least 0.1% for at least 10 out of the past 12 months.  To be added to the Hang Seng China Enterprises Index, a stock must have a turnover velocity of at least 0.1% for at least 10 out of the past 12 months and for each of the most recent three months.  Turnover velocity is calculated by dividing the median of the daily trades shares during a specific calendar month by the freefloat-adjusted issued shares at the end of that month.

Selecting the Index Companies

The Hang Seng China Enterprises Index is reviewed quarterly with data cut-off dates as of the end of March, June, September and December each year.  From the eligible stocks, final selections are made using the following methodology:

(1)
all eligible stocks are ranked by (i) full market capitalization, in terms of average month-end market capitalization in the past 12 months and (ii) freefloat-adjusted market capitalization, in terms of 12-month average market capitalization after freefloat adjustment;

(2)
the combined market capitalization ranking for each eligible stock is determined as the weighted average of the fully market capitalization ranking and the freefloat-adjusted market capitalization ranking, where each rank has a 50% weight; and

(3)	the 40 stocks that have the highest combined market capitalization ranking are selected as the constituents of Hang Seng China Enterprises Index, subject to the buffer zone rule as described below.

Buffer Zone and Effective Date

Existing constituents ranked 49th or lower will be removed from the Hang Seng China Enterprises Index while non-constituent stocks ranked 32nd or above will be included.  In case the number of incoming stocks is greater than the number of outgoing constituents, constituents with the lowest combined market capitalization rank will be removed from the Hang Seng China Enterprises Index in order to maintain the number of constituents at 40. If the number of incoming stocks is smaller than the number of outgoing constituents, stocks with the highest combined market capitalization rank will be added to the Hang Seng China Enterprises Index in order to maintain the number of constituents at 40.

Effective dates of constituent changes will be the next trading day after the first Friday of March, June, September and December.  If that Friday falls on a public holiday, it will be postponed to the next Friday, subject to the final decision made by HSICL. Under normal circumstances, at least seven trading days’ notice will be given for any constituent changes before the effective dates.

Index Calculation

The calculation methodology of the Hang Seng China Enterprises Index is a free float-adjusted market capitalization weighting methodology with a 10% cap on individual stocks.  The Hang Seng China Enterprises Index is a price index without adjustment for cash dividends or warrant bonuses.

The formula for the index calculation is shown below:

Current Index	=	Current Aggregate Freefloat-adjusted Market Capitalization of Constituents	×	Yesterday’s Closing Index
Yesterday’s Aggregate Freefloat-adjusted Market Capitalization of Constituents

=	S (Pt × IS × FAF × CF)	×	Yesterday’s Closing Index
S (Pt-1 × IS × FAF × CF)

where:

Pt	:	current price at day t;
Pt-1	:	closing price at day t-1;
IS	:	number of issued shares (in the case of H-share constituents, only the H-share portion is taken into calculation);
FAF	:	freefloat-adjusted factor, which is between 0 and 1; and
CF	:	capping factor, which is between 0 and 1.

Free-float Adjustments.  Shares held by any entities (excluding custodians, trustees, mutual funds and investment companies) that control more than 5% of the shareholdings would be consisted as non-free float and are excluded from the index calculation.  These include strategic holdings (holdings by governments and affiliated entities or any other entities that hold substantial shares in the company would be considered as non-freefloat unless otherwise proved), directors’ and management holdings (holdings by directors, members of the board committee, principal officers or founding members), corporate cross holdings (holdings by publicly traded companies or private firms or institutions) and lock-up shares (shareholdings with a publicly disclosed lock-up arrangement).  Lock-up shares with trading restrictions are classified as non-freefloat, regardless of the shareholding percentage.

The freefloat-adjusted factor represents the proportion of shares that is free-floated as a percentage of the issued shares.  The freefloat-adjusted factor is rounded up to the nearest 1% if it is less than 10%; otherwise, it is rounded to the nearest 5.  For companies with more than one class of shares, the freefloat-adjusted factor is calculated separately for each class of shares.

Cap Factor.  A cap factor (“CF”) is calculated quarterly, such that no individual constituent in an Index will have a weighting exceeding a cap level of 10% on the index capping date.

Index Rebalancing.  The update of the issued shares, adjustment of the freefloat-adjusted factor and calculation of the cap factor are undertaken quarterly.  In addition, the issued shares will be updated simultaneously with the index adjustment for corporate actions, such as bonus issues, rights issues, stock splits and stock consolidations.  Ad hoc rebalancing will be conducted if a constituent’s issued shares and/or freefloat-adjusted factor is substantially different from the production data. The Hang Seng China Enterprises Index will also be recapped in the event of constituent changes if the newly added component weighs higher than the index cap level.

The Stock Exchange of Hong Kong Ltd.

Trading on the SEHK is fully electronic through an Automatic Order Matching and Execution System (“AMS”).  The system is an electronic order book in which orders are matched and executed instantaneously if there are matching orders in the book, and on the basis of time/price priority.  Trading takes place through trading terminals on the trading floor or through the off-floor trading devices at Exchange Participants’ offices.  Continuous trading is undertaken from 9:30 a.m. to 4:00 p.m. (Hong Kong time) every Hong Kong day except Saturdays, Sundays and other days on which the SEHK is closed.  In addition, there is a pre-opening (auction) session from 9.00 a.m. to 9.30 a.m.

The SEHK has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility.  Where the SEHK considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not.  The SEHK may also do so where:  (1) an issuer fails, in a manner which the SEHK considers material, to comply with the SEHK Listing Rules or its Listing Agreements; (2) the SEHK considers there are insufficient securities in the hands of the public; (3) the SEHK considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer’s securities; or (4) the SEHK considers that the issuer or its business is no longer suitable for listing.  Investors should also be aware that the SEHK may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the public.  Trading will not be resumed until a formal announcement has been made.  Trading of a company’s shares may also be suspended if there is unusual trading activity in such shares.

Disclaimers related to the Hang Seng Indexes Company Limited

THE HANG SENG CHINA ENTERPRISES INDEX IS PUBLISHED AND COMPILED BY HANG SENG INDEXES COMPANY LIMITED PURSUANT TO A LICENSE FROM HANG SENG DATA SERVICES LIMITED.  THE MARK AND NAME OF THE HANG SENG CHINA ENTERPRISES INDEX ARE PROPRIETARY TO HANG SENG DATA SERVICES LIMITED.  HANG SENG INDEXES COMPANY LIMITED AND HANG SENG DATA SERVICES LIMITED HAVE AGREED TO THE USE OF, AND REFERENCE TO, THE HANG SENG CHINA ENTERPRISES INDEX BY CITIGROUP INC. AND ITS AFFILIATES, IN CONNECTION WITH THE SECURITIES, BUT NEITHER HANG SENG INDEXES COMPANY LIMITED NOR HANG SENG DATA SERVICES LIMITED WARRANTS OR REPRESENTS OR GUARANTEES TO ANY BROKER OR HOLDER OF THE SECURITIES OR ANY OTHER PERSON (I) THE ACCURACY OR COMPLETENESS OF THE INDEX AND ITS COMPUTATION OR ANY INFORMATION RELATED THERETO; OR (II) THE FITNESS OR SUITABILITY FOR ANY PURPOSE OF THE INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT; OR (III) THE RESULTS WHICH MAY BE OBTAINED BY ANY PERSON FROM THE USE OF THE INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT FOR ANY PURPOSE, AND NO WARRANTY OR REPRESENTATION OR GUARANTEE OF ANY KIND WHATSOEVER RELATING TO THE INDEX IS GIVEN OR MAY BE IMPLIED.  THE PROCESS AND BASIS OF COMPUTATION AND COMPILATION OF THE HANG SENG CHINA ENTERPRISES INDEX AND ANY OF THE RELATED FORMULA OR FORMULAE, CONSTITUENT STOCKS AND FACTORS MAY AT ANY TIME BE CHANGED OR ALTERED BY HANG SENG INDEXES COMPANY LIMITED WITHOUT NOTICE.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO RESPONSIBILITY OR LIABILITY IS ACCEPTED BY HANG SENG INDEXES COMPANY LIMITED OR HANG SENG DATA SERVICES LIMITED (I) IN RESPECT OF THE USE OF AND/OR REFERENCE TO THE INDEX BY

CITIGROUP INC. OR ITS AFFILIATES IN CONNECTION WITH THE SECURITIES; OR (II) FOR ANY INACCURACIES, OMISSIONS, MISTAKES OR ERRORS OF HANG SENG INDEXES COMPANY LIMITED IN THE COMPUTATION OF THE HANG SENG CHINA ENTERPRISES INDEX; OR (III) FOR ANY INACCURACIES, OMISSIONS, MISTAKES, ERRORS OR INCOMPLETENESS OF ANY INFORMATION USED IN CONNECTION WITH THE COMPUTATION OF THE INDEX WHICH IS SUPPLIED BY ANY OTHER PERSON; OR (IV) FOR ANY ECONOMIC OR OTHER LOSS WHICH MAY BE DIRECTLY OR INDIRECTLY SUSTAINED BY ANY BROKER OR HOLDER OF THE SECURITIES OR ANY OTHER PERSON DEALING WITH THE SECURITIES AS A RESULT OF ANY OF THE AFORESAID, AN NO CLAIMS, ACTIONS OR LEGAL PROCEEDINGS MAY BE BROUGHT AGAINST HANG SENG INDEXES COMPANY LIMITED AND/OR HANG SENG DATA SERVICES LIMITED IN CONNECTION WITH THE SECURITIES IN ANY MANNER WHATSOEVER BY ANY BROKER, HOLDER OR OTHER PERSON DEALING WITH THE SECURITIES.  ANY BROKER, HOLDER OR OTHER PERSON DEALING WITH THE SECURITIES DOES SO THEREFORE IN FULL KNOWLEDGE OF THIS DISCLAIMER AND CAN PLACE NO RELIANCE WHATSOEVER ON HANG SENG INDEXES COMPANY LIMITED AND HANG SENG DATA SERVICES LIMITED.  FOR THE AVOIDANCE OF DOUBT, THIS DISCLAIMER DOES NOT CREATE ANY CONTRACTUAL OR QUASI-CONTRACTUAL RELATIONSHIP BETWEEN ANY BROKER, HOLDER OR OTHER PERSON AND HANG SENG INDEXES COMPANY LIMITED AND/OR HANG SENG DATA SERVICES LIMITED AND MUST NOT BE CONSTRUED TO HAVE CREATED SUCH RELATIONSHIP.

HANG SENG® INDEX

We have derived all information contained in this underlying supplement regarding the Hang Seng® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, Hang Seng Indexes Company Limited (“HSICL”), a wholly owned subsidiary of Hang Seng Bank.  The Hang Seng® Index is calculated, maintained and published by HSICL.  HSICL has no obligation to continue to publish, and may discontinue publication of, the Hang Seng® Index.

The Hang Seng® Index is reported by Bloomberg L.P. under the ticker symbol “HSI.”

The Hang Seng® Index was first calculated and published on November 24, 1969.  The Hang Seng® Index is a free-float adjusted market capitalization weighted stock market index and measures the performance of the largest and most liquid companies listed in Hong Kong.  The constituent stocks are grouped under finance, utilities, properties and commerce and industry sub-indexes.  The Hang Seng® Index includes no more than 50 constituent stocks.  The Hang Seng® Index is calculated and disseminated real-time at 15-second intervals during the trading hours of the Stock Exchange of Hong Kong Ltd. (“SEHK”).

Index Composition

Defining the Eligible Companies

Only companies with a primary listing on the main board of the SEHK are eligible to be included in the Hang Seng® Index (note that companies which are classified by SEHK as foreign companies are currently not included, as an interim policy announced in June 2010 and extended after a study and survey undertaken in the 2nd half of 2010 (report released in January 2011)).  Mainland China enterprises that have an H-share listing in Hong Kong are eligible for inclusion in the Hang Seng® Index if they meet any one of the following conditions: (1) the H-share company has 100% of its ordinary share capital in the form of H-shares that are listed on the SEHK; (2) the H-share company has completed the process of share reform, with the result that there is no unlisted share capital in the company; or (3) for new H-share initial public offerings, the company has no unlisted share capital.  H-shares are shares of mainland China companies listed on SEHK.

In addition, to be eligible for selection in the Hang Seng® Index , a company: (1) must be among those that constitute the top 90% of the total market capitalization of all primary listed shares listed on the SEHK (market capitalization is expressed as an average of the past 12 months); (2) must be among those that constitute the top 90% of the total turnover of all primary listed shares on the SEHK (turnover is aggregated and individually assessed for eight quarterly sub-periods for the past 24 months); and (3) should normally have a listing history of 24 months on the SEHK.  For newly listed large-cap stocks, the minimum listing history may be shorter than 24 months (and can be as short as 3 months) if certain market capitalization requirements are satisfied.

Selecting the Index Companies

From the eligible companies, final selections are based on the following: (1) the market capitalization and turnover rankings of the companies; (2) the representation of the sub-sectors within the Hang Seng® Index directly reflecting that of the market; and (3) the financial performance of the companies.  The Hang Seng® Index is reviewed quarterly with data cut-off dates as of the end of March, June, September and December each year.  The final selection will be decided by the advisory committee after the above criteria have been taken into consideration.

Before September 2006, Hang Seng® Index was managed with a fixed number of constituents (33).  In September 2006, it was decided that in order to ensure that the Hang Seng® Index remains representative of the SEHK, the number of constituents would be permitted to gradually increase to a maximum of 50.  There is no fixed schedule for reaching 50 constituents.  Before reaching 50, the number of outgoing constituents will not exceed the number of incoming ones.  After reaching 50, new additions and deletions of the Hang Seng® Index will be of equal number and the number of constituents will remain fixed.

Effective Date

Effective dates of constituent changes will be the next trading day after the first Friday of March, June, September and December.  If that Friday falls on a public holiday, it will be postponed to the next Friday, subject to the final decision made by HSICL.  Under normal circumstances, at least seven trading days’ notice will be given for any constituent changes before the effective dates.

Index Calculation

The calculation methodology of the Hang Seng® Index is a free float-adjusted market capitalization weighting methodology with a 15% cap on each constituent weighting.  The Hang Seng® Index is a price index without adjustment for cash dividends or warrant bonuses.

The formula for the index calculation is shown below:

Current Index	=	Current Aggregate Freefloat-adjusted Market Capitalization of Constituents	×	Yesterday’s Closing Index
Yesterday’s Aggregate Freefloat-adjusted Market Capitalization of Constituents

=	S (Pt × IS × FAF × CF)	×	Yesterday’s Closing Index
S (Pt-1 × IS × FAF × CF)

where:

Pt	:	current price at day t;
Pt-1	:	closing price at day t-1;
IS	:	number of issued shares;
FAF	:	freefloat-adjusted factor, which is between 0 and 1; and
CF	:	capping factor, which is between 0 and 1.

Free-float Adjustments.  Shares held by any entities (excluding custodians, trustees, mutual funds and investment companies) that control more than 5% of the shareholdings would be consisted as non-free float and are excluded from the index calculation.  These include strategic holdings (holdings by governments and affiliated entities or any other entities that hold substantial shares in the company would be considered as non-freefloat unless otherwise proved), directors’ and management holdings (holdings by directors, members of the board committee, principal officers or founding members), corporate cross holdings (holdings by publicly traded companies or private firms or institutions) and lock-up shares (shareholdings with a publicly disclosed lock-up arrangement).  Lock-up shares with trading restrictions are classified as non-freefloat, regardless of the shareholding percentage.

The freefloat-adjusted factor represents the proportion of shares that is free-floated as a percentage of the issued shares.  The freefloat-adjusted factor is rounded up to the nearest 1% if it is less than 10%; otherwise, it is rounded to the nearest 5.  For companies with more than one class of shares, the freefloat-adjusted factor is calculated separately for each class of shares.

Cap Factor.  A cap factor (“CF”) is calculated quarterly, such that no individual constituent in an Index will have a weighting exceeding a cap level of 15% on the index capping date.  The update of the issued shares, adjustment of the freefloat-adjusted factor and calculation of the cap factor are undertaken quarterly.  In addition, the issued shares will be updated simultaneously with the index adjustment for corporate actions, such as bonus issues, rights issues, stock splits and stock consolidations.  Ad hoc rebalancing will be conducted if a constituent’s issued shares and/or freefloat-adjusted factor is substantially different from the production data.  The Hang Seng® Index will also be recapped in the event of constituent changes if the newly added component weighs higher than the index cap level.

The Stock Exchange of Hong Kong Ltd.

Trading on the SEHK is fully electronic through an Automatic Order Matching and Execution System (“AMS”).  The system is an electronic order book in which orders are matched and executed instantaneously if there are matching orders in the book, and on the basis of time/price priority.  Trading takes place through trading terminals on the trading floor or through the off-floor trading devices at Exchange Participants’ offices.  Continuous trading is undertaken from 9:30 a.m. to 4:00 p.m. (Hong Kong time) every Hong Kong day except Saturdays, Sundays and other days on which the SEHK is closed.  In addition, there is a pre-opening (auction) session from 9.00 a.m. to 9.30 a.m.

The SEHK has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility.  Where the SEHK considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not.  The SEHK may also do so where:  (1) an issuer fails, in a manner which the SEHK considers material, to comply with the SEHK Listing Rules or its Listing Agreements; (2) the SEHK considers there are insufficient securities in the hands of the public; (3) the SEHK considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer’s securities; or (4) the SEHK considers that the issuer or its business is no longer suitable for listing.  Investors should also be aware that the SEHK may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the public.  Trading will not be resumed until a formal announcement has been made.  Trading of a company’s shares may also be suspended if there is unusual trading activity in such shares.

Disclaimers related to the Hang Seng Indexes Company Limited

THE HANG SENG® INDEX IS PUBLISHED AND COMPILED BY HANG SENG INDEXES COMPANY LIMITED PURSUANT TO A LICENSE FROM HANG SENG DATA SERVICES LIMITED.  THE MARK AND NAME OF THE HANG SENG® INDEX ARE PROPRIETARY TO HANG SENG DATA SERVICES LIMITED.  HANG SENG INDEXES COMPANY LIMITED AND HANG SENG DATA SERVICES LIMITED HAVE AGREED TO THE USE OF, AND REFERENCE TO, THE HANG SENG® INDEX BY CITIGROUP INC. AND ITS AFFILIATES, IN CONNECTION WITH THE SECURITIES, BUT NEITHER HANG SENG INDEXES COMPANY LIMITED NOR HANG SENG DATA SERVICES LIMITED WARRANTS OR REPRESENTS OR GUARANTEES TO ANY BROKER OR HOLDER OF THE SECURITIES OR ANY OTHER PERSON (I) THE ACCURACY OR COMPLETENESS OF THE INDEX AND ITS COMPUTATION OR ANY INFORMATION RELATED THERETO; OR (II) THE FITNESS OR SUITABILITY FOR ANY PURPOSE OF THE INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT; OR (III) THE RESULTS WHICH MAY BE OBTAINED BY ANY PERSON FROM THE USE OF THE INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT FOR ANY PURPOSE, AND NO WARRANTY OR REPRESENTATION OR GUARANTEE OF ANY KIND WHATSOEVER RELATING TO THE INDEX IS GIVEN OR MAY BE IMPLIED.  THE PROCESS AND BASIS OF COMPUTATION AND COMPILATION OF THE HANG SENG® INDEX AND ANY OF THE RELATED FORMULA OR FORMULAE, CONSTITUENT STOCKS AND FACTORS MAY AT ANY TIME BE CHANGED OR ALTERED BY HANG SENG INDEXES COMPANY LIMITED WITHOUT NOTICE.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO RESPONSIBILITY OR LIABILITY IS ACCEPTED BY HANG SENG INDEXES COMPANY LIMITED OR HANG SENG DATA SERVICES LIMITED (I) IN RESPECT OF THE USE OF AND/OR REFERENCE TO THE INDEX BY CITIGROUP INC. OR ITS AFFILIATES IN CONNECTION WITH THE SECURITIES; OR (II) FOR ANY INACCURACIES, OMISSIONS, MISTAKES OR ERRORS OF HANG SENG INDEXES COMPANY LIMITED IN THE COMPUTATION OF THE HANG SENG® INDEX; OR (III) FOR ANY INACCURACIES, OMISSIONS, MISTAKES, ERRORS OR INCOMPLETENESS OF ANY INFORMATION USED IN CONNECTION WITH THE COMPUTATION OF THE INDEX WHICH IS

SUPPLIED BY ANY OTHER PERSON; OR (IV) FOR ANY ECONOMIC OR OTHER LOSS WHICH MAY BE DIRECTLY OR INDIRECTLY SUSTAINED BY ANY BROKER OR HOLDER OF THE SECURITIES OR ANY OTHER PERSON DEALING WITH THE SECURITIES AS A RESULT OF ANY OF THE AFORESAID, AN NO CLAIMS, ACTIONS OR LEGAL PROCEEDINGS MAY BE BROUGHT AGAINST HANG SENG INDEXES COMPANY LIMITED AND/OR HANG SENG DATA SERVICES LIMITED IN CONNECTION WITH THE SECURITIES IN ANY MANNER WHATSOEVER BY ANY BROKER, HOLDER OR OTHER PERSON DEALING WITH THE SECURITIES.  ANY BROKER, HOLDER OR OTHER PERSON DEALING WITH THE SECURITIES DOES SO THEREFORE IN FULL KNOWLEDGE OF THIS DISCLAIMER AND CAN PLACE NO RELIANCE WHATSOEVER ON HANG SENG INDEXES COMPANY LIMITED AND HANG SENG DATA SERVICES LIMITED.  FOR THE AVOIDANCE OF DOUBT, THIS DISCLAIMER DOES NOT CREATE ANY CONTRACTUAL OR QUASI-CONTRACTUAL RELATIONSHIP BETWEEN ANY BROKER, HOLDER OR OTHER PERSON AND HANG SENG INDEXES COMPANY LIMITED AND/OR HANG SENG DATA SERVICES LIMITED AND MUST NOT BE CONSTRUED TO HAVE CREATED SUCH RELATIONSHIP.

MARKIT IBOXX® USD LIQUID HIGH YIELD INDEX

The Markit iBoxx® USD Liquid High Yield Index is sponsored by International Index Company Limited (“IIC”), a wholly owned subsidiary of Markit Group Limited (“Markit”). The Markit iBoxx® USD Liquid High Yield Index is calculated, disseminated and published by IIC. Unless otherwise stated, we have derived all information contained in this underlying supplement regarding the Markit iBoxx® USD Liquid High Yield Index, including, without limitation, its composition, method of calculation and changes in its components, from publicly available sources.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, IIC. IIC has no obligation to continue to calculate and publish, and may discontinue calculation and publication of the Markit iBoxx® USD Liquid High Yield Index.

The Markit iBoxx® USD Liquid High Yield Index is a basket of 50 bonds, rebalanced monthly three business days prior to the rebalancing date. It is designed to provide a balanced representation of the US dollar high yield corporate market by the means of the most liquid high yield corporate bonds available. The Markit iBoxx® USD Liquid High Yield Index consists of sub-investment grade US dollar-denominated bonds issued by corporate issuers and rated by at least one of three rating services: Moody’s Investors Service, Standard & Poor’s Rating Services, or Fitch Ratings. The index composition is rebalanced once a month, after the close of business on the last business day of the rebalancing month (the “rebalancing date”). The new index composition becomes effective on the first business day of the next month (the “composition month”).

Selection criteria for Markit iBoxx® USD High Yield Index.

The constituents of the Markit iBoxx® USD Liquid High Yield Index are drawn solely from the broad Markit iBoxx® USD High Yield Index. The following selection criteria are applied to determine a security’s eligibility for inclusion in the Markit iBoxx® USD High Yield Index: bond type, time to maturity, amount outstanding, age, denomination, issuer and agency ratings.

Fixed coupon bonds, zero coupon bonds, step-up bonds with coupon schedules known at issuance (or as functions of the issuer’s rating), bonds with sinking funds, medium-term notes (“MTNs”), Rule 144A offerings and callable bonds are eligible for inclusion in the Markit iBoxx® USD High Yield Index. Preferred shares, convertibles, bonds with other equity features attached (e.g., options/warrants), perpetual bonds, floating rate notes, putables and Reg S offerings are not eligible for inclusion in the Markit iBoxx® USD High Yield Index.  To qualify for the Markit iBoxx® USD High Yield Index, all eligible bonds must have at least three years and six months remaining time to maturity when joining the Markit iBoxx® USD High Yield Index. Bonds with maturities less than three years will be excluded from the Markit iBoxx® USD High Yield Index at the next rebalancing.  The outstanding face value of a bond must be greater than or equal to USD200 million as of the close of business three business days prior to the rebalancing date (“Bond Selection Cut-off Date”). Partial buybacks or add-ons will affect the outstanding face value of a candidate bond.  Markit will consider changes in the outstanding face value of a candidate bond as a result of partial or full buybacks or add-ons, provided that Markit is aware of such changes as of the Bond Selection Cut-off Date.

New issues must have a first settlement date on or before a rebalancing date to be included in the index for the next period. As of a rebalancing date, bonds must be less than five years old and have at least three years  remaining to maturity. Bonds must be denominated in USD.

The issuer or, in the case of a finance subsidiary, the issuer’s guarantor, must be domiciled in the United States, Bermuda, Cayman Islands, Canada, Japan or Western Europe. The issue must be corporate credit, i.e., debt instruments backed by corporate issuers that are not secured by specific assets. Debt issued by governments, sovereigns, quasi-sovereigns, and government-backed or guaranteed entities is excluded.

Bonds must be rated below investment grade – but not in default – at BB+ or lower by S&P or Fitch or Ba1 by Moody’s as of the Bond Selection Cut-off Date to qualify. The highest rating determines the index rating. Split-rated (e.g., Baa3/BB + or Ba1/BBB) issues are excluded from the index. A split-rated issue means that an issue is rated investment grade by at least one rating agency and non-investment grade by at least one other rating agency. Issues rated D by S&P or Fitch, or that have been subject to a default press release by Moody’s cannot enter the index; those issues in the index that are subsequently downgrade to D by Fitch or S&P or subject to a default press release by Moody’s (as of the Bond Selection Cut-off Date) will be taken out of the index on the next rebalancing date. After a bond has migrated into high yield from investment grade status, it must retain that status for three months (the “stabilization period”) before it can be included in the index.

Bonds trading flat of accrued are not eligible for the Markit iBoxx® USD High Yield Index. If a bond trades flat of accrued on any day between T–5 (five trading days before the end of the month) and T–2 it is excluded at the next rebalancing.

Selection criteria for Markit iBoxx® USD Liquid High Yield Index.

To become a member of the Markit iBoxx® USD Liquid High Yield Index, the bonds must satisfy all the conditions for inclusion in the Markit iBoxx® USD High Yield Index.  Any bond that enters the Markit iBoxx® USD Liquid High Yield Index must remain in the index for a minimum of six months provided it remains eligible for the Markit iBoxx® USD High Yield Index during that period. A bond that drops out of the Markit iBoxx® USD Liquid High Yield Index at rebalancing is excluded from reentering the index for a three-month lockout period. Bonds from the same issuer will only be replaced by another bond from the same issuer if the bond to be replaced (i) is no longer in the Markit iBoxx® USD High Yield Index, (ii) is no longer in the same classification bucket, or (iii) has been a member of the Markit iBoxx® USD Liquid High Yield Index for at least one year.

Bonds are disqualified from candidacy in the Markit iBoxx® USD Liquid High Yield Index for any of the following reasons: (i) US dollar denominated bonds for foreign corporate issuers (i.e., Yankee bonds, Zeros and zero step-ups (GAINS) are also excluded; (ii) as of any rebalancing date, bonds must have less than 15 years remaining to maturity; (iii) any bond subject to a firm call or tender offer in the month immediately following the rebalancing date will be excluded, provided that Markit is aware of such tender offer or call as of the Bond Selection Cut-off Date; (iv) a bond is disqualified if it is within a lockout period; (v) in order to satisfy the minimum run requirement, a bond must have at least three years and six months remaining to maturity when it enters the Markit iBoxx® USD Liquid High Yield Index.

Every bond is assigned a liquidity score, as determined by IIC in its sole discretion, that approximates the ease of transaction execution. The liquidity score is a composite of three factors: raw score, issuer premium and incumbency premium.

Raw Score.

The raw score is a function of the age and size of the bond, with parameters constructed by studying actual trading patterns. The formula reflects the fact that larger issues are more liquid but become less liquid with age.

Issuer Premium.

The issuer premium gives the biggest issuers in the market a higher overall liquidity score. The aggregate age-adjusted debt of every issuer is calculated, and the largest one identified. The bond with the highest raw score (of an issuer) is awarded the full issuer premium, and every other bond (of the issuer) is awarded a fraction of the full issuer premium proportionate to the ratio of its raw score to the highest raw score of the issuer. For purposes of computing the issuer premium, aggregate debt outstanding of any issuer shall include all dollar-denominated, SEC-registered notes and bonds that are eligible for the Markit iBoxx® USD High Yield Index. Aggregate debt outstanding will exclude commercial paper, preferred shares and non SEC-registered debt.

Incumbency Premium.

Bonds that were members of the Markit iBoxx® USD Liquid High Yield Index in the prior month are assigned an incumbency premium to their liquidity score to reflect the concept that a new entry candidate would have to outscore an incumbent by a reasonable margin of additional liquidity in order to justify the expense of the trade. The non-incumbent bonds from an incumbent issuer are granted a reduced premium to facilitate a potential move to a new issue from the same issuer at the next rebalancing date.

Index size, issuer ordering and bonds selection.

To help to obtain the goal that the Markit iBoxx® USD Liquid High Yield Index reflects the composition of the high yield market, the Markit iBoxx® USD High Yield Index is profiled annually following the close of the market at the end of October. The broad market is segmented into index cells. The percentage par amounts outstanding of the Markit iBoxx® USD High Yield Index in each cell determine the bond allocation for the Markit iBoxx® USD Liquid High Yield Index during the following 12 months. The broad market is profiled across industry sector dimensions by segmenting the bonds into five baskets, which represent the following industry sectors: Consumer Goods, Consumer Services, Industrials & Materials, Telecommunication & Technology and Utilities & Energy. While the market profile is constant for a year, the bonds constituting the Markit iBoxx® USD Liquid High Yield Index are chosen at the end of every month to fill the matrix according to their liquidity scores. The qualified entrants in each cell are ranked according to their liquidity scores and chosen in descending order of liquidity, subject to one-issue per issuer per cell. If there are insufficient qualified entrants to fill the predetermined number of bonds in any cell, the Markit iBoxx® USD Liquid High Yield Index is rebalanced with fewer than 50 bonds. The inclusion and exclusion criteria described above may result in the identification of bonds that equally satisfy the general selection criteria of the index. In the event that the qualified entrants for the index equally satisfy the selection criteria, the qualified entrants are ranked according to the following characteristics in the order listed: incumbency, most recent issue, longest length to maturity.

If a bond in the Markit iBoxx® USD Liquid High Yield Index is in its minimum run and is disqualified from the Markit iBoxx® USD High Yield Index, it will be removed from the Markit iBoxx® USD Liquid High Yield Index. The rules for the Minimum Run and the Lockout Period take precedence over the other rules for the Markit iBoxx® USD Liquid High Yield Index. Thus, a minimum run bond, which is disqualified from the Markit iBoxx® USD Liquid High Yield Index, but which still qualifies for the Markit iBoxx® USD High Yield Index, remains in the Markit iBoxx® USD Liquid High Yield Index. This could happen, for example, if a bond’s “yankee” status changes due to a corporate merger. A locked out bond will not be selected, even if it has a high liquidity score and otherwise qualifies. All bonds in their minimum run are selected, even if this results in more bonds than normally allowed in a particular sector. Furthermore, if such maturity sector changes result in multiple minimum run bonds from the same issuer in the same sector, all minimum run bonds will remain in that sector. Finally, if more minimum run bonds qualify for a sector than would normally be allowed in that sector, all minimum run bonds will be selected, and the index will rebalance with the excess bond or bonds in that sector and in the Markit iBoxx® USD Liquid High Yield Index.

Index rebalancing.

The Markit iBoxx® USD Liquid High Yield Index is rebalanced every month, on the last calendar day of the month after the last index calculation. Rebalancing also takes place if the rebalancing falls on a non-trading day. The composition of the Markit iBoxx® USD Liquid High Yield Index is held constant for any given calendar month to ensure continuity during the month and to avoid changes unrelated to the price movements of the bonds.  In a first step the selection criteria set out above are applied to the universe of USD denominated bonds. Bond ratings and amounts outstanding are used as of three business days before the rebalancing date. Maturity dates remain fixed for the life of the bond. Only bonds with a first settlement date on or before the rebalancing date are included in the selection process. Once the eligible bond universe has been defined, a hierarchy of issuers is determined by the ranking criteria.

Consolidation of contributed quotes.

Index calculation is based on bid and ask quotes provided by the contributing banks. As of May 6, 2009, the date of the most recently available information from IIC, the following leading financial institutions provide input bond prices for EUR, GBP and USD to IIC: ABN AMRO, Barclays Capital, BNP Paribas, Deutsche Bank, Dresdner Kleinwort, Goldman Sachs, HSBC, JP Morgan, Morgan Stanley, Royal Bank of Scotland, UBS. The quotes pass through a two-step consolidation process. The first filter tests the technical validity of the quotes. The following parameters are tested: whether bid and ask quotes are non-negative, whether the bid quote is lower than the ask quote, whether the bid-ask spread is within 500 basis points. A quote from a bank is only accepted if both bid and ask pass the test. In the second filter, the bid and the ask sides of all surviving quotes are ordered from highest to lowest. In a first test the difference between the maximum and the minimum quote must not be greater than a specified limit (the limit depends on the bond). If the test is passed, all quotes enter the consolidation process. If the distance between maximum and minimum quote is too wide, two more tests are carried out. First, the distance between the maximum/minimum quote and its neighboring quote is checked. If this distance is too wide then the maximum and/or minimum quote is excluded. Second, the distances between the other neighboring quotes are tested and all quotes are dismissed if one of the distances is greater than a predefined limit. The consolidated bid and ask prices are calculated from the remaining quotes. If less than two quotes are valid, no consolidated price can be generated. If two or three quotes are received, the consolidated price is determined as the arithmetical mean of these quotes. If four or more quotes are received, the highest and lowest quotes are eliminated. Thereafter the mean value of the remaining quotes is calculated to determine the consolidated price.

Calculating the Markit iBoxx® USD Liquid High Yield Index.

The quotes from the contributing banks are consolidated and enter the index calculation at the end of day as consolidated prices. In the event that no new quotes for a particular bond are received, an index will continue to be calculated based on the last available consolidated prices. The index calculation is based on bid prices. Bonds that are not in the Markit iBoxx High Yield universe for the current month, but become eligible for at the next rebalancing, enter the Markit iBoxx® USD Liquid High Yield Index at their ask price. The Markit iBoxx® USD Liquid High Yield Index attributes the same price-weight in returns to each bond (assuming equal quantity of each bond). Calculations are performed daily, using consolidated Markit iBoxx bid prices at approximately 4 p.m. Eastern Time.

License Agreement with International Index Company Limited

The license agreement between International Index Company Limited and Citigroup Global Markets Inc. provides that the following language must be stated in this underlying supplement:

“The Markit iBoxx® USD Liquid High Yield Index is derived from a source considered reliable, but International Index Company Limited and its employees, suppliers, subcontractors and agents (together “International Index Company Associates”) do not guarantee the veracity, completeness or accuracy of Markit iBoxx® USD Liquid High Yield Index or other information furnished in connection with Markit iBoxx® USD Liquid High Yield Index.  No representation, warranty or condition, express or implied, statutory or otherwise, as to condition, satisfactory quality, performance, or fitness for purpose are given or assumed by International Index Company Limited or any of the International Index Company Associates in respect of the Markit iBoxx® USD Liquid High Yield Index or any data included in it or the use by any person or entity of the Markit iBoxx® USD Liquid High Yield Index or that data and all those representations, warranties and conditions are excluded save to the extent that such exclusion is prohibited by law.

International Index Company Limited and the International Index Company Associates shall have no liability or responsibility to any person or entity for any loss, damages, costs, charges, expenses or other liabilities whether caused by the negligence of International Index Company Limited or any of the International Index Company Associates or otherwise, arising in connection with the use of the securities.”

Markit iBoxx is a trade mark of International Index Company Limited and has been licensed for the use by Citigroup Global Markets Inc.  International Index Company does not approve, endorse or recommend Citigroup Global Markets Inc. or the securities.

JUNIOR GOLD MINERS INDEX

We have derived all information contained in this underlying supplement regarding the Junior Gold Miners Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, the 4asset-management GmbH (the “Index Owner”).  The Junior Gold Miners Index was developed by the Index Owner and is maintained and published by the Index Owner.  The Junior Gold Miners Index is calculated by Structured Solutions AG.  The Index Owner has no obligation to continue to publish, and may discontinue the publication of, the Junior Gold Miners Index.

The Junior Gold Miners Index is reported by Bloomberg L.P. under the ticker symbol “MVGDXJ.”

The Junior Gold Miners Index tracks the performance of the small-cap segment of the global gold and silver mining industries.  The Junior Gold Miners Index was launched on August 31, 2009 with a base index value of 1,000 as of December 31, 2003.

Index Composition and Maintenance

The Index Universe

The index universe includes only common stocks and stocks with similar characteristics from financial markets that are freely investable for foreign investors and that provide real-time and historical component and currency pricing.  Companies from financial markets that are not freely investable for foreign investors or that do not provide real-time and historical component and currency pricing may still be eligible if they have a listing on an eligible exchange and if they meet all the size and liquidity requirements on that exchange.

Only stocks that have a full market capitalization exceeding US$50 million are eligible for the index universe.

In addition, to be included in the index universe, a security must:

•	generate at least 50% of its revenues from gold mining;

•	generate at least 50% of its revenues from silver mining;

•	own properties that have the potential to generate at least 50% of its revenues from gold or silver when developed; or

•	primarily invest in gold or silver.

Investable Index Universe

Any stocks from the index universe that have had ten or more non-trading days in a three-month period prior to a quarterly review are ineligible for inclusion in the Junior Gold Miners Index.  Companies with a free-float (or shares available to foreign investors) of less than 5% for existing index components or less than 10% for new components are ineligible for inclusion.

In addition to the above, stocks that are currently not in the Junior Gold Miners Index must meet the following size and liquidity requirements:

•	a full market capitalization exceeding US$150 million;

•	a three-month average-daily-trading volume of at least US$1 million at the current review and also at the previous two reviews; and

•	at least 250,000 shares traded per month over the last six months at the current review and also at the previous two reviews.

For stocks already in the Junior Gold Miners Index the following applies:

•	a full market capitalization exceeding US$75 million; and

•	a three-month average-daily-trading volume of at least US$0.6 million at the current review or at one of the previous two reviews; or

•	at least 200,000 shares traded per month over the last six months at the current review or at one of the previous two reviews.

The Index Owner can, in exceptional cases, use price sources other than the home market even if these price sources are less liquid than the home market listing.

For each stock, the pricing from the respective home market is used.  In cases where ADRs, GDRs or similar products, or a secondary listing exists either on an exchange in the U.S., Canada or in the United Kingdom, the alternative price source is used (instead of the home market price source) if it meets at least three-times the standard liquidity requirements at a quarterly review, i.e.:

•	a three-month average-daily-trading volume of at least US$3.0 million at the current review and also at the previous two reviews; and

•	at least 750,000 shares traded per month over the last six months at the current review and also at the previous two reviews.

The Index Owner can, in exceptional cases, use price sources other than the home market even if these price sources are less liquid than the home market listing.  Once the price source is switched to the alternative price source, the standard liquidity requirements apply again.

Index Constituent Selection

The Junior Gold Miners Index is reviewed on a quarterly basis.  The Index Owner can, in exceptional cases, add stocks to the Junior Gold Miners Index and also remove stocks from the Junior Gold Miners Index.

The target coverage of the Junior Gold Miners Index is 100% of the free-float market capitalization of the investable universe with at least 25 companies.  Index constituents are selected using the following procedure:

(1)
All companies in the index universe are valued by full market capitalization (all secondary lines are grouped).  All companies (and not securities) are sorted by full market capitalization in descending order.

(2)
Companies covering the top 90% of the full market capitalization are excluded. Only companies ranking between 90% and 98% qualify for the selection.  Existing index companies ranking between 80% and 90% or 98% and 99% also qualify for the selection.

(3)
All companies which qualified in step 2 are now viewed as securities (companies with secondary lines are un-grouped and treated separately).  Only securities that meet all requirements of the investable index universe are added to the Junior Gold Miners Index.

The revenue quota for each company is reviewed quarterly; only companies with at least 50% of their revenues in the gold or silver sector are eligible.  The revenue quota for companies that have already been in the Junior Gold Miners Index may drop to 25% and these companies would still be eligible.  The Index Owner can, in exceptional cases, add stocks to the Junior Gold Miners Index with a lower revenue portion.

Review Schedule

The Junior Gold Miners Index is reviewed quarterly and changes to the Junior Gold Miners Index are implemented and based on the closing prices of the third Friday of every quarter-end month (i.e., March, June, September and December).  If the third Friday is not a business day, then the review will take place on the last business day before the third Friday.  If an index constituent does not trade on the third Friday of a quarter-end month, then the last available price for that index constituent will be used.  Changes become effective on the next business day.

The reviews are based on the (adjusted) closing data on the last business day in February, May, August and November.  If an index constituent does not trade on the last business day in February, May, August or November, then the last available price for this index constituent will be used.  The component changes to the Junior Gold Miners Index are announced on the 2nd Friday in a quarter-end month (i.e., March, June, September and December).  The Junior Gold Miners Index data (e.g., new number of shares, new free-float factors, and new company weighting cap factors) is announced on the 2nd Friday in a quarter-end month (i.e., March, June, September and December).  The weighting cap factors are based on closing data from on the 2nd Wednesday in a quarter-end month (i.e., March, June, September and December).

For purposes of this Appendix A, “business day” means any day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in Stuttgart and London.

Ongoing Maintenance

In addition to the periodic reviews, the Junior Gold Miners Index is continually reviewed for corporate events (e.g., mergers, takeovers, spin-offs, delistings and bankruptcies) that affect the index components.

Replacements.  For all corporate events that result in a stock deletion from the Junior Gold Miners Index, the deleted stock will be replaced immediately only if the number of components in the Junior Gold Miners Index would drop below 22.  The replacement stock will be added at the same weight as the deleted stock.  In all other cases, the additional weight resulting from the deletion will be re-distributed proportionally across all other index constituents.

Changes to Free-Float Factor and Number of Shares.  Changes to the number of shares or the free-float factors due to corporate actions like stock dividends, splits, rights issues, etc. are implemented immediately and will be effective the next trading day (i.e., the ex-date).  All other changes are implemented at the quarterly review and will be effective the next trading day after implementation.

Illiquidity.  Illiquid stocks are deleted immediately if their illiquidity is due to:

•	not being traded for 10 consecutive days;

•	being suspended from trading for 10 consecutive days; or

•
ongoing bankruptcy proceedings: a company that has filed for bankruptcy will be deleted from the Junior Gold Miners Index based either on the traded stock price on its primary market, if available, or the OTC stock price.  If neither price is available, the company will be deleted at US$0.

Changes are announced immediately, implemented three trading days later and become effective the next trading day after implementation.  The Index Owner can, in exceptional cases or in temporary situations, decide differently.

Initial Public Offerings (IPOs).  An IPO stock is eligible for fast-track addition to the Junior Gold Miners Index once (either at the next quarterly review if it has been trading for at least 30 days prior to the review snapshot dates (i.e., the last trading day in February, May, August or November) or else at the then following quarterly review). In order to be added to the Junior Gold Miners Index the IPO stock has to meet the size and liquidity requirements:

•	the IPO must have a full market capitalization exceeding US$150 million;

•	the IPO must have an average-daily-trading volume of at least US$1 million; and

•	the IPO must have traded least 250,000 shares per month (or per 22 days).

Changes due to Mergers & Takeovers.  A merger or takeover is deemed successful if it has been declared wholly unconditional and has received approval of all regulatory agencies with jurisdiction over the transaction.

The result of a merger or takeover is one surviving stock and one or more non-surviving stocks that may not necessarily be de-listed from the respective trading system(s).  A surviving stock that does not qualify for the Junior Gold Miners Index will be deleted immediately.  A surviving stock that qualifies for the Junior Gold Miners Index is added to the Junior Gold Miners Index and replaces the largest of the original stocks.  The Index Owner can, in exceptional cases, decide differently.

Changes due to Spin-Offs.  Each spin-off stock is immediately added to the Junior Gold Miners Index for at least one trading day. If a spin-off company does not qualify for the Junior Gold Miners Index it will be deleted based on its first closing price.  The Index Owner can, in exceptional cases, decide differently.

Index Calculation

The value of the Junior Gold Miners Index is calculated using the Laspeyres’ formula, rounded to two decimal places, with stock prices converted to U.S. dollars:

where (for all stocks (i) in the Junior Gold Miners Index):

pi = stock price (rounded to four decimal places);

qi = number of shares;

ffi = free-float factor (rounded to two decimal places);

fxi = exchange rate (local currency to U.S. Dollar) (rounded to six decimal places);

cfi = sector-weighting cap factor (if applicable, otherwise set to 1) (rounded to six decimal places);

M = free-float market capitalization of the Junior Gold Miners Index; and

D = divisor (rounded to six decimal places).

Free-Float

The Junior Gold Miners Index is free-float adjusted—that is, the number of shares outstanding is reduced to exclude closely held shares from the index calculation.  At times, other adjustments are made to the share count to reflect foreign ownership limits.  These are combined with the block-ownership adjustments into a single multiplier.  To avoid unwanted double counting, either the block-ownership adjustment or the restricted stocks adjustment is applied, whichever produces the higher result.

Sector-Weighting Cap Factor

Companies determined to be “silver” stocks may not constitute more than 20% of the Junior Gold Miners Index.  If at a quarterly review, the aggregated weighting of all silver stocks represents more than 20% of the Junior Gold Miners Index, a sector-weighting cap factor is applied.  The sector-weighting cap factor is calculated to ensure that the aggregated weighting of all gold stocks will not be less than 80% and the aggregated weighting of all silver stocks is capped at 20%.  If the aggregated weighting of all gold stocks represents more than 80% of the Junior Gold Miners Index, then no sector-weighting cap factor is needed.

Company-Weighting Cap Factors

Companies in the Junior Gold Miners Index are weighted according to their free-float market capitalization.  To ensure portfolio diversity, the company-weighting cap factors are applied to individual companies if they exceed a certain weight in the Junior Gold Miners Index.  The company-weighting cap factors are reviewed quarterly and applied, if necessary.

The company-weighted cap factors are applied differently to gold companies and silver companies.  For gold companies, all companies are ranked by their free-float market capitalization, and the maximum weight for any single stock is 8.0%.  If a stock exceeds the maximum weight, then the weight will be reduced to the maximum weight and the excess weight shall be re-distributed proportionally across all other index constituents. This process is repeated until no stocks have weights exceeding the respective maximum weight.

The company-weighting scheme will be applied to the largest stocks and the excess weight after each step shall be re-distributed across all other (smaller) stocks in the Junior Gold Miners Index on a proportional basis:

•	If the largest two stocks exceed 8.0%, then both will be capped at 8.0%.

•	If the 3rd largest stock exceeds 7.0%, then it will be capped at 7.0%.

•	If the 4th largest stock exceeds 6.5%, then it will be capped at 6.5%.

•	If the 5th largest stock exceeds 6.0%, then it will be capped at 6.0%.

•	If the 6th largest stock exceeds 5.5%, then it will be capped at 5.5%.

•	If the 7th largest stock exceeds 5.0%, then it will be capped at 5.0%.

•	If any other stock exceeds 4.5%, then it will be capped at 4.5%.

For silver companies, the maximum weight of any single silver stock is 4.5% and the excess weight will be redistributed proportionally across all other silver stock index constituents.  If the excess weight cannot be redistributed proportionally across all other silver stock index constituents due to the weight restriction of 4.5%, then the remaining excess weight will be re-distributed proportionally across all other gold stock index constituents.

Divisor Adjustments

Index maintenance should not change the level of the Junior Gold Miners Index.  This is accomplished with an adjustment to the divisor.  Any change to the stocks in the Junior Gold Miners Index that alters the total market value of the Junior Gold Miners Index while holding stock prices constant will require a divisor adjustment.

 where Δ MC is the difference between closing market capitalization and adjusted closing market capitalization of the Junior Gold Miners Index.

Data Correction

Incorrect or missing input data will be corrected immediately.

Corporate Action Related Adjustments

Corporate actions range widely from routine share issuances or buy backs to unusual events like spin-offs or mergers. These are listed on the table below with securities about the necessary changes and whether the divisor will be adjusted.

Special cash dividend 1. pi, adjusted = pi – (Dividend × (1 – Withholding Tax)) Split 2. Shareholders receive “B” new shares for every “A” share held.	Divisor change: Yes Divisor change: No

Rights offering

3.      Shareholders receive “B” new shares for every “A” share held.

4.      If the subscription-price is either not available or not smaller than the closing price, then no adjustment will be done.

Divisor change: Yes
Stock dividend 5. Shareholders receive “B” new shares for every “A” share held.	Divisor change: Yes
Spin-offs 6. Shareholders receive “B” new shares for every “A” share held.	Divisor change: Yes
Addition/deletion of a company 8. Net change in market value determines the divisor adjustment.	Divisor change: Yes
Changes in shares outstanding 9. Any combination of secondary issuance, share repurchase or buy back will be updated at the quarterly review.	Divisor change: Yes
Changes to free-float 10. Increasing (decreasing) the free-float increases (decreases) the total market value of the Junior Gold Miners Index and changes will be updated at the quarterly review.	Divisor change: Yes

With corporate actions where cash or other corporate assets are distributed to shareholders, the price of the stock will drop on the ex-dividend day (the first day when a new shareholder is not eligible to receive the distribution.)  The effect of the divisor adjustment is to prevent the price drop from causing a corresponding drop in the Index.

Corporate actions are announced at least three days prior to implementation.

Dissemination

The Junior Gold Miners Index is calculated weekdays between 01:00 and 23:30 (CET) and the index values are disseminated to data vendors every 15 seconds.  The Junior Gold Miners Index is disseminated on days when at least one of the underlying stock exchanges of the Junior Gold Miners Index is open for trading.

KOREA STOCK PRICE INDEX 200

We have derived all information contained in this underlying supplement regarding the Korea Stock Price Index 200 (the “KOSPI 200”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, Korea Exchange (“KRX”), the publisher of the KOSPI 200.  The KOSPI 200 is calculated, maintained and published by KRX.  KRX has no obligation to continue to publish, and may discontinue publication of, the KOSPI 200.

The KOSPI 200 is reported by Bloomberg L.P. under the ticker symbol “KOSPI2.”

The KOSPI 200 is a capitalization-weighted index of 200 Korean blue-chip stocks that make up a large majority of the total market value of the Korea Stock Exchange (“KSE”). The KOSPI 200 is the underlying index for stock index futures and options trading. The constituent stocks are selected on a basis of the market value of the individual stocks, liquidity and their relative positions in their respective industry groups.

Selection Criteria

All common stocks listed on the KSE as of the periodic realignment date will be included in the selection process, except for the stocks which fall into one of the following categories:

•	stocks with administrative issues;

•	stocks with liquidation issues;

•	stocks issued by securities investment companies;

•	stocks that have been listed less than one year as of the last trading in April of the year in which the periodic review and selection process occurs;

•	stocks belonging to the industry groups other than those industry groups listed below;

•	a constituent stock merged into a non-constituent stock;

•	a company established as a result of a merger between two constituent stocks; and

•	any other stocks that are deemed unsuitable to be included in the constituents of the KOSPI 200.

The companies listed on the KOSPI 200 are classified into the following industry groups:  (i) fisheries, (ii) mining, (iii) manufacturing, (iv) electricity and gas, (v) construction, (vi) services, (vii) post and communication and (viii) finance.  The constituents of the KOSPI 200 are selected first from the non-manufacturing industry cluster, and then from the manufacturing industry cluster.

The constituents from the non-manufacturing industry cluster are selected in accordance with the following:

•
Selection is made in descending order of market capitalization, from large to small, in the same industry group, while ensuring the accumulated market capitalization of the concerned industry group is within 70% of that of all industry groups.

•
Notwithstanding the above, the stocks whose ranking of trading volume in descending order is below 85% of the stocks included in deliberation within the same industry group are excluded. In such case, the excluded stock is replaced by a stock that is next in ranking in market capitalization, but satisfies the trading volume criteria.

The constituents from the manufacturing industry cluster are selected in descending order of market capitalization, while excluding stocks whose ranking of trading volume in descending order is below 85% of the stocks included in the process within the same industry group. The excluded stock is replaced by a stock that is next in ranking in market capitalization, but satisfies the trading volume criteria.

Notwithstanding anything above, if a stock whose market capitalization is within the top 50 in terms of market capitalization, such stock may be included in the constituents of the KOSPI 200, by taking into consideration the influence that the industry group has on the KOSPI 200, as well as the liquidity of the concerned stock.  Stocks to be placed on the replacement list are selected from the stocks included for deliberation, excluding those already selected as constituents of the KOSPI 200.

KOSPI 200 Calculation

The KOSPI 200 is computed by multiplying (i) the market capitalization as of the calculation time divided by the market capitalization as of the base date, by (ii) 100.  The base date of the KOSPI 200 is January 3, 1990 with a base index of 100.  Market capitalization is obtained by multiplying the number of listed common shares of the constituents by the price of the concerned common share.

If the number of listed shares increases due to rights offering, bonus offering and stock dividend, which accompany ex-right or ex-dividend, such increase is included in the number of listed shares on the ex-right date or ex-dividend date.

Share prices refer to the market price established during the regular trading session. If no trading took place on such day, quotation price is used and if no quotation price is available, the closing price of the most recent trading day is used.

Stock Revision

The constituents of the KOSPI 200 are realigned once a year while observing each of the following:

•	An existing constituent will not be removed if the ranking of the market capitalization of such stock is within 100/110 of the ranking of the KOSPI 200 constituents of the same industry group;

•
In order to be included in the constituents of the KOSPI 200, the ranking of the market capitalization of a stock must be within 90/100 of the ranking of the KOSPI 200 constituents of the same industry group;

•
If the ranking of the market capitalization of an existing constituent falls below 100/110 of the ranking of the KOSPI 200 constituents of the same industry group, but there is no stock satisfying the requirement specified in the preceding clause, the existing constituent will not be removed; and

•	When removing the existing constituents, a constituent whose ranking of market capitalization within the same industry group is the lowest will be removed first.

The periodic realignment date is the trading day following the day, which is the last trading day of June contracts of both the index futures and index options.  In the event where a constituent of the KOSPI 200 falls under any of the following cases, such constituent shall be removed from the constituents and the removal date is as follows:

•	Delisting: the trading day following the delisting date;

•	Designation as administrative issue: the designation date;

•	Merger: the day of trading halt; and

•
It is determined that the stock is unsuitable as a constituent of the KOSPI 200: the trading day following the day of such determination, which is the last trading day of the nearest month contracts of both the index futures and index options, after the date of such decision.

When realigning the constituents of the KOSPI 200, the replacement stocks are chosen from the replacement list in accordance with the rank order. In the case of an industry group that has no stock listed on the replacement list, a replacement stock is chosen from the replacement list of manufacturing industry cluster.

The Korea Stock Exchange

The KSE’s predecessor, the Daehan Stock Exchange, was established in 1956. The KSE is a typical order-driven market, where buy and sell orders compete for best prices. The KSE seeks to maintain a fair and orderly market for trading and regulates and supervises its member firms.

Throughout the trading hours, orders are matched at a price satisfactory to both buy and sell sides, according to price and time priorities. The opening and closing prices, however, are determined by call auctions: at the market opening and closing, orders received for a certain period of time are pooled and matched at the price at which the most number of shares can be executed. The KSE uses electronic trading procedures, from order placement to trade confirmation. The KSE is open from 9:00 a.m. to 3:00 p.m., Korean time, during weekdays. Investors can submit their orders from 8:00 a.m., one hour before the market opening. Orders delivered to the market during the period from 8:00 a.m. to 9:00 a.m. are queued in the order book and matched by call auction method at 9:00 a.m. to determine opening prices. After opening prices are determined, the trades are conducted by continuous auctions until 2:50 p.m. (10 minutes before the market closing). Besides the regular session, the KSE conducts pre-hours and after-hours sessions for block trading and basket trading. During pre-hours sessions from 7:30 to 8:30 a.m., orders are matched at previous day’s respective closing prices. After-hours sessions are open for 50 minutes from 3:10 p.m. to 4:00 p.m. During after-hours sessions, orders are matched at the closing prices of the day.

On January 26, 2004, the KSE introduced the random-end system at the opening and closing call auctions. The stated purpose of the random-end system is to prevent any distortion in the price discovery function of the KSE caused by “fake” orders placed with an intention of misleading other investors. In cases where the highest or lowest indicative price of a stock set during the last 5 minutes before the closing time of the opening (or closing) call session, 8:55-9:00 a.m. (or 2:55-3:00 p.m.), deviates from the provisional opening (or closing) price by 5% or more, the KSE delays the determination of the opening (or closing) price of the stock up to five minutes. The official opening (or closing) price of such stock is determined at a randomly chosen time within five minutes after the regular opening (or closing) time. The KSE makes public the indicative prices during the opening (or closing) call trading sessions. Pooling together all bids and offers placed during the order receiving hours for the opening (or closing) session, 8:10-9:00 a.m. (or 2:50-3:00 p.m.), the indicative opening (or closing) prices of all stocks are released to the public on a real-time basis.

The KSE sets a limit on the range that the price of individual stocks can change during a day. As of June 2004, that limit was set at 15%, which meant that the price of each stock could neither fall nor rise by more than 15% from the previous day’s closing price. In addition, when the price and/or trading activities of a stock are expected to show an abnormal movement in response to an unidentified rumor or news, or when an abnormal movement is observed in the market, the KSE may halt the trading of the stock. In such cases, the KSE requests the company concerned to make a disclosure regarding the matter. Once the company makes an official announcement regarding the matter, trading can resume within an hour; however, if the KSE deems that the situation was not fully resolved by the disclosure, trading resumption may be delayed.

The KSE introduced circuit breakers in December 1998. The trading in the equity markets is halted for 20 minutes when the KOSPI 200 falls by 10% or more from the previous day’s closing and the situation lasts for one minute or longer. The trading resumes by call auction where the orders submitted during the 10 minutes after the trading halt ended are matched at a single price.

Disclaimers related to the Korea Exchange

The securities are not sponsored, endorsed, sold or promoted by KRX, the successor of the Korea Stock Exchange who calculates the KOSPI 200 and owns the intellectual property rights over it.  KRX makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the KOSPI 200 to track general stock market performance.  KRX’s only relationship to Citigroup Inc. and its affiliates is the licensing of certain trademarks and trade names of KRX and of the KOSPI 200 which is determined, composed and calculated by KRX without regard to Citigroup Inc., its affiliates or the securities.  KRX has no obligation to take the needs of Citigroup Inc., its affiliates or the owners of the securities into consideration in determining, composing or calculating the KOSPI 200.  KRX is not responsible for and has not participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities is to be converted into cash.  KRX has no obligation or liability in connection with the administration, marketing or trading of the securities.

KRX DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE KOSPI 200 OR ANY DATA INCLUDED THEREIN AND KRX SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  KRX MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY CITIGROUP INC., ITS AFFILIATES, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE KOSPI 200 OR ANY DATA INCLUDED THEREIN.  KRX MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE KOSPI 200 OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL KRX HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

MDAX® INDEX

We have derived all information contained in this underlying supplement regarding the MDAX® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, Deutsche Börse AG (“Deutsche Börse”).  The MDAX® Index was developed by Deutsche Börse and is calculated, maintained and published by Deutsche Börse.  Deutsche Börse has no obligation to continue to publish, and may discontinue the publication of, the MDAX® Index.

The MDAX® Index is reported by Bloomberg L.P. under the ticker symbol “MDAX.”

The MDAX® Index (the “MDAX®”) comprises 50 mid-cap issuers based in Germany from classic sectors (i.e., sectors other than technology sectors) that are listed at the FWB® Frankfurter Wertpapierbörse (the Frankfurt Stock Exchange).  These companies are selected from the continuously traded companies in the Prime Standard Segment that meet certain selection criteria.  To be listed in the Prime Standard, a company must meet minimum statutory requirements, which include the regular publication of financial reports, and must satisfy additional transparency requirements.  The reference date of the MDAX® is December 30, 1987.

The MDAX® is capital-weighted, meaning the weight of any individual issue is proportionate to its respective share in the overall capitalization of all Index component issues.  The weight of any single company is capped at 10% of the MDAX® capitalization, measured quarterly.  Weighting is based exclusively on the free float portion of the issued share capital of any class of shares involved.  Both the number of shares included in the issued share capital and the free float factor are updated on one day each quarter (the “chaining date”).  The MDAX® is a performance (i.e. total return) Index, which reinvests all income from dividend and bonus payments in the MDAX® portfolio.

The Working Committee for Equity Indices and the Management Board of Deutsche Börse

The Working Committee for Equity Indices (Arbeitskreis Aktienindizes) (the “Committee”) advises Deutsche Börse on all issues related to the MDAX®, recommending measures that are necessary in order to ensure the relevance of the MDAX® range and the correctness and transparency of the MDAX® calculation process. In accordance with the various rules, the Committee pronounces recommendations in respect of the composition of the MDAX®. However, any decisions on the composition of and possible modifications to the MDAX® are exclusively taken by the Management Board of Deutsche Börse (the “Board”).  Such decisions are published in a press release and on Deutsche Börse’s publicly available website at www.deutsche-boerse.com in the evening after the Committee has concluded its meeting. Information contained on Deutsche Börse’s website is not incorporated by reference in, and should not be considered a part of, this underlying supplement or any relevant pricing supplement.  We make no representation or warranty as to the accuracy or completeness of information contained on Deutsche Börse’s website.

The Committee’s meetings usually take place on the third trading day in each of March, June, September and December.  The date for the respective next meeting is announced via a press release on Deutsche Börse’s website on the evening of the current meeting.

The so-called "equity index ranking" is published monthly by Deutsche Börse, containing all relevant data in respect of the key criteria order book turnover and market capitalization. This publication also serves the Committee as a basis for decision-making at its quarterly meetings. It is produced at the beginning of each month and published via the Internet.

Free Float

For the determination of the free float portion used to weight a company’s class of shares in the MDAX® and for the ranking lists, the following definition applies:

1. All shareholdings of an owner which, on an accumulated basis, account for at least 5% of a company’s share capital attributed to a class of shares are considered to be non-free float.  Shareholdings of an owner also include shareholdings:

•	held by the family of the owner as defined by section §15a of the German Securities Trading Act (“WpHG”);

•	for which a pooling has been arranged in which the owner has an interest;

•	managed or kept in safe custody by a third party for account of the owner; and

•	held by a company which the owner controls as defined by section 22(3) of the German Securities Trading Act (“WpHG”).

2. The definition of “non-free float”—irrespective of the size of a shareholding—covers any shareholding of an owner that is subject to a statutory or contractual qualifying period of at least six months with regard to its disposal by the owner. This applies only during the qualifying period. Shareholdings as defined by No. 1 above are counted as shareholdings for the calculation according to No. 1. Shares held by the issuing company (treasury shares) are always considered as block holdings and are not part of the free float of the share class.

3. As long as the size of such a shareholding does not exceed 25% of a company’s share capital, the definition of free float includes all shareholdings held by:

•	asset managers and trust companies;

•	investment funds and pension funds; and

•	capital investment companies or foreign investment companies in their respective special fund assets,

with the purpose of pursuing short-term investment strategies. Such shares, for which the acquirer has at the time of purchase clearly and publicly stated that strategic goals are being pursued and that the intention is to actively influence the company policies and ongoing business of the company, are not considered as such a short-term investment. In addition, shares having been acquired through a public purchase offer will not be considered as short-term investment. This does not apply to shareholdings managed or held in safe custody according to No. 1, or to venture capital companies, or other assets serving similar purposes. The shareholdings as defined by No. 1 above are not counted as shareholdings for the calculation according to No. 1.

4. In case of an ongoing takeover, shares that are under the control of the overtaking companies via derivatives will also be considered for the determination of the stock’s free float. The derivatives need to be subject to registration according to legislation in WpHG and the German Securities Acquisition and Takeover Act (“WpÜG").

The various criteria in Nos. 1 to 4 are also fully applied to classes of shares that are subject to restrictions of ownership.

Index Composition

Selection Criteria

To be included or to remain in the MDAX®, companies have to satisfy certain prerequisites. All classes of the company’s shares must:

•	be listed in the Prime Standard segment on the Frankfurt Stock Exchange;

•	be traded continuously on Deutsche Börse’s electronic trading system Xetra®;

•	show a free float portion of at least 10%; and

•	belong to a sector or subsector that is assigned to the “Classic” (i.e. non-technology) area.

If, for any company, more than one class of shares fulfills the above criteria, only the respective larger or more liquid class can be included in the MDAX®.  Moreover, companies must either:

•	have their registered headquarters (or operating headquarters) in Germany; or

•	have a major share of the stock exchange turnover at the Frankfurt Stock Exchange and their juristic headquarters in the European Union or in a European Free Trade Association state.

Operating headquarters is defined as the location of management or company administration, in part or in full. If a company has its operating headquarters in Germany, but not its registered office, this must be publicly identified by the company. The primary trading turnover requirement is met if at least 33% of aggregate turnover for each of the last three months took place on the Frankfurt Stock Exchange, including Xetra®.

To preserve the character of the MDAX®, the Board reserves the right to exclude certain companies from the MDAX® in coordination with the Committee.  One possible reason for such an exclusion could be that the applicable company is a foreign holding company with headquarters in Germany, but a clear focus of business activities abroad.

Companies that satisfied the prerequisites listed above are selected for inclusion in the MDAX® according to the following two key criteria:

•	order book turnover on Xetra® and in Frankfurt floor trading (within the preceding twelve months); and

•
free float market capitalization (determined using the average of the volume-weighted average price (“VWAP”) of the last 20 trading days prior to the last day of the month) as at a certain reporting date (last trading day of each month).

In addition, the following factors influence the decision-making process:

•	the free float;

•	market availability (measured on the basis of trading volumes, frequency of price determination, turnover or the Xetra® Liquidity Measure);

•	sector affiliation; and

•	the period during which a company has met the criteria for inclusion in, or elimination from, the MDAX® (retroactive view).

Taking all these criteria into account, the Committee submits proposals to the Board to leave the current composition of the MDAX® unchanged or to effect changes. The final decision as to whether or not to replace an Index component issue is taken by the Board.

Adjustments to Index Composition

Ordinary adjustments are made each year in March and September, based on the following criteria:

•	a company can be included in the MDAX® if it has a minimum turnover ranking of 60 and a minimum market capitalization ranking of 60; and

•	a company can be removed from the MDAX® if it has a turnover ranking worse than 60 or a market capitalization ranking worse than 60.

Replacements can take place if only one of the two criteria listed above is met.

Furthermore, under the “fast-entry” and “fast-exit” rules, which are applied in March, June, September and December:

•	a company can be included in the MDAX® if it has a minimum turnover ranking of 40 and a minimum market capitalization ranking of 40; and

•	a company can be removed from the MDAX® if it has a turnover ranking worse than 75 or a market capitalization ranking worse than 75.

Based on the rankings and further criteria involved, the Committee recommends in these cases if—and if so, against which issuer—such company is to be admitted to the MDAX®.

Finally, extraordinary adjustments to Index composition have to be performed, regardless of the “fast-exit” or “fast-entry” rules, upon occurrence of specific events, such as insolvency.  In addition, a company can be removed immediately if its Index weight based on the actual market capitalization exceeds 10% and its annualized 30-day volatility exceeds 250%. The relevant figures are published by Deutsche Börse on a daily basis. The Board, in agreement with the Committee, may decide on the removal and may replace the company two full trading days after the announcement.

Adjustments are also necessary in two scenarios in the mergers and acquisitions context:

•
if an absorbing or emerging company meets basis criteria for inclusion in the MDAX®, as soon as the free float of the absorbed company falls below 10%, the company is removed from the company under the ordinary or extraordinary adjustments described above; and

•
if an absorbing company is already included in the MDAX® or does not meet the basis criteria for inclusion in the MDAX®, as soon as the free float of the absorbed company falls below 10%, the company is removed from the MDAX® under the ordinary or extraordinary adjustments described above.  On the same date, the absorbed company is replaced by a new company after recommendation of the Committee.

The weight of the company represented in the MDAX® is adjusted to the new number of shares on the quarterly date after the merger has taken place.

Index Calculation

The MDAX® is weighted by market capitalization; however, only freely available and tradable shares (“free-float”) are taken into account. The MDAX® is a performance (i.e. total return) Index, which reinvests all income from dividend and bonus payments in the MDAX® portfolio.

The Index Formula

The MDAX® is conceived according to the Laspeyres formula set out below:

Indext	=	KT ×	∑pit × ffiT × qiT × cit	× Base
∑pi0 × qi0

whereby:

cit	=	Adjustment factor of company i at time t
ffiT	=	Free float factor of share class I at time T
n	=	Number of shares in the MDAX®
pi0	=	Closing price of share i on the trading day before the first inclusion in the MDAX
piT	=	Price of share i at time t
qi0	=	Number of shares of company i on the trading day before the first inclusion in the MDAX
qiT	=	Number of shares of company i at time T
t	=	Calculation time of the index
KT	=	MDAX® chaining factor valid as of chaining date T

T	=	Date of the last chaining

The formula set out below is equivalent in analytic terms, but designed to achieve relative weighting:

Index calculation can be reproduced in simplified terms by using the expression Fi:

•	Multiply the current price by the respective Fi weighting factor;

•	Take the sum of these products; and

•	Divide this by the base value (A) which remains constant until a modification in the MDAX® composition occurs.

The Fi factors provide information on the number of shares required from each company to track the underlying Index portfolio.

Calculation Frequency

Index calculation is performed on every exchange trading day in Frankfurt, using prices traded on Deutsche Börse’s electronic trading system Xetra®, whereby the last determined prices are used. The MDAX® is calculated continuously once a second.  The MDAX® is distributed as soon as current prices are available for 35 companies belonging to the MDAX®. As long as opening prices for individual shares are not available, the particular closing prices of the previous day are taken instead for calculating the indices.

In the event of a suspension during trading hours, the last price determined before such a suspension is used for all subsequent computations. If such suspension occurs before the start of trading, the closing price of the previous day is taken instead. The “official” closing index level is calculated using the respective closing prices (or last prices) established on Xetra®.

Adjustments and Corrections

The MDAX® is adjusted for exogenous influences (e.g. price-relevant capital changes) by means of certain correction factors, assuming a reinvestment according to the “opération blanche.” If the absolute amount of the accumulated distributions (dividends, bonus and special distributions, spin-offs or subscription rights on other security-classes) between two regular chaining dates accounts for more than 10% of the market capitalization of the distributing company on the day before the first distribution, the part of the distribution exceeding the 10% will not be reinvested in a single stock but in the overall Index portfolio per unscheduled chaining date.

The Board reserves the right to correct any incorrect index values with immediate effect after becoming aware of such incorrect index values.  A historic correction is usually applied as of the start of the calculation of the current business day.  Deutsche Börse will inform the general public of any such corrections immediately.

Licensing Agreement with Deutsche Börse

The MDAX® Index is a registered trademark of Deutsche Börse. The securities are neither sponsored nor promoted, distributed or in any other manner supported by Deutsche Börse. Neither the publication of the MDAX® by Deutsche Börse nor the granting of a license regarding the MDAX® as well as the MDAX® trademark for the utilization in connection with the securities or other securities or financial products that are derived from the MDAX®, represents a recommendation by Deutsche Börse for a capital investment or contains in any manner a warranty or opinion by Deutsche Börse with respect to the attractiveness on an investment in the securities.

MSCI INDICES

We have derived all information contained in this underlying supplement regarding the MSCI Brazil Index, the MSCI Canada Index, the MSCI Chile Investable Market Index, the MSCI EAFE® Index, the MSCI Emerging Markets Index, the MSCI Europe Index, the MSCI Japan Index, the MSCI Korea Index, the MSCI Malaysia Index, the MSCI Mexico Investable Market Index, the MSCI Pacific ex-Japan Index, the MSCI Singapore Free Index, the MSCI South Africa Index, the MSCI Taiwan Index, the MSCI Turkey Investable Market Index and the MSCI World IndexSM (each, an “MSCI Index” and together, the “MSCI Indices”), including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, MSCI Inc. (“MSCI”).  The MSCI Indices are calculated, maintained and published by MSCI.  MSCI has no obligation to continue to publish, and may discontinue publication of, any of the MSCI Indices.

MSCI Brazil Index

The MSCI Brazil Index is a free float-adjusted, capitalization-weighted index of securities traded primarily on the Bolsa de Valores de São Paolo.  Component companies must meet objective criteria for inclusion in the MSCI Brazil Index, taking into consideration unavailable strategic shareholdings and limitations to foreign ownership.  The MSCI Brazil Index has a base date of December 31, 1987.

The MSCI Brazil Index is reported by Bloomberg L.P. under the ticker symbol “MXBR.”

MSCI Canada Index

The MSCI Canada Index is a free float-adjusted, capitalization-weighted index designed to measure the performance of the large- and mid-cap segments of the Canada market. The MSCI Canada Index consists of stocks traded primarily on the Toronto Stock Exchange. The MSCI Canada Index is calculated daily in U.S. dollars. Component companies must meet objective criteria for inclusion in the MSCI Canada Index, taking into consideration unavailable strategic shareholdings and limitations to foreign ownership. The MSCI Canada Index has a base date of December 31, 1969.

The MSCI Canada Index is reported by Bloomberg, L.P. under the ticker symbol “MXCA.”

MSCI Chile Investable Market Index

The MSCI Chile Investable Market Index is a free float-adjusted market capitalization index designed to measure broad-based equity market performance in Chile.  Component companies must meet objective criteria for inclusion in the MSCI Chile Investable Market Index, taking into consideration unavailable strategic shareholdings and limitations to foreign ownership. The MSCI Chile Investable Market Index has a base date of December 31, 1987.

The MSCI Chile Investable Market Index is reported by Bloomberg under the ticker symbol “MXCL”.

MSCI EAFE® Index

The MSCI EAFE® Index (Europe, Australasia, Far East) is a free float-adjusted market capitalization index intended to capture large- and mid-cap equity market performance across 22 of 24 developed markets countries, excluding the U.S. and Canada.  The MSCI EAFE® Index is calculated in U.S. dollars on a real time basis and disseminated every 60 seconds during market trading hours.  As of November 30, 2012, the MSCI EAFE® Index included the following 22 developed markets countries:  Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom.  Effective May 2010, Israel has been reclassified as a developed market and is included in the MSCI EAFE® Index.  The MSCI EAFE® Index has a base date of December 31, 1969.

The MSCI EAFE® Index is reported by Bloomberg L.P. under the ticker symbol “MXEA.”

MSCI Emerging Markets Index

The MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to capture large- and mid-cap equity market performance across 21 global emerging markets countries.  The MSCI Emerging Markets Index is calculated daily in U.S. dollars on a real time basis and disseminated every 60 seconds during market trading hours.  As of November 30, 2012, the MSCI Emerging Markets Index consisted of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey.  Effective May 2010, Israel has been reclassified as a developed market and is no longer included in the MSCI Emerging Markets Index.  The MSCI Korea Index and MSCI Taiwan Index are currently under review for a potential reclassification to developed markets as part of the 2012 annual market classification review.

The MSCI Emerging Markets Index is reported by Bloomberg L.P. under the ticker symbol “MXEF.”

MSCI Europe Index

The MSCI Europe Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of the developed markets in Europe.  As of November 30, 2012, the MSCI Europe Index consisted of the following 16 developed market country indices: Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom.  The MSCI Europe Index has a base date of December 31, 1969.

The MSCI Europe Index is reported by Bloomberg Financial Markets under ticker symbol “MXEU.”

MSCI Japan Index

The MSCI Japan Index is a free-float adjusted market capitalization weighted index that is designed to track the equity market performance of Japanese securities listed on Tokyo Stock Exchange, Osaka Stock Exchange, JASDAQ and Nagoya Stock Exchange. The MSCI Japan Index is constructed based on the MSCI Global Investable Market Indices Methodology, targeting a free-float market capitalization coverage of 85%. The index has a base date of December 31, 1987.  The MSCI Japan Index is calculated in Japanese yen on a real time basis and disseminated every 60 seconds during market trading hours.

The MSCI Japan Index is reported by Bloomberg Financial Markets under ticker symbol “MXJP.”

MSCI Korea Index

The MSCI Korea Index is a free float-adjusted market capitalization index of securities listed on the Korea Exchange.  The MSCI Korea Index is calculated daily in the local currencies on a real time basis and disseminated every 60 seconds during market trading hours.

The MSCI Korea Index is reported by Bloomberg L.P. under the ticker symbol “MXKR.”

MSCI Malaysia Index

The MSCI Malaysia Index is a free float-adjusted market capitalization index of securities listed on the Bursa Malaysia.  The MSCI Malaysia Index is calculated daily in the local currencies on a real time basis and disseminated every 60 seconds during market trading hours.

The MSCI Malaysia Index is reported by Bloomberg L.P. under the ticker symbol “MXMY.”

MSCI Mexico Investable Market Index

The MSCI Mexico Investable Market Index is a free float-adjusted market capitalization index of securities listed on the Mexican Stock Exchange.  Component companies must meet objective criteria for inclusion in the

MSCI Mexico Investable Market Index, taking into consideration unavailable strategic shareholdings and limitations to foreign ownership. The MSCI Mexico Investable Market Index has a base date of December 31, 1987.

The MSCI Mexico Investable Market Index is reported by Bloomberg under the ticker symbol “MXMX”.

MSCI Pacific ex-Japan Index

The MSCI Pacific ex-Japan Index is a free float-adjusted market capitalization index that captures large and mid-cap representation across 4 of 5 developed market countries in the Pacific region, excluding Japan. As of November 30, 2012, it had 148 constituents and covered approximately 85% of the free float-adjusted market capitalization in each such country. The MSCI Pacific ex-Japan Index has a base date of December 31, 1969.

The MSCI Pacific ex-Japan Index is reported by Bloomberg L.P. under the ticker symbol “MSDUPXJ.”

MSCI Singapore Free Index

The MSCI Singapore Free Index is a free float-adjusted market capitalization index of securities listed on the Singapore Stock Exchange.  The MSCI Singapore Free Index is calculated daily in the local currencies on a real time basis and disseminated every 60 seconds during market trading hours.

The MSCI Singapore Free Index is reported by Bloomberg L.P. under the ticker symbol “SIMSCI.”

MSCI South Africa Index

The MSCI South Africa Index is a free float-adjusted market capitalization index of securities listed on the JSE Limited.  The MSCI South Africa Index is calculated daily in the local currencies on a real time basis and disseminated every 60 seconds during market trading hours.

The MSCI South Africa Index is reported by Bloomberg L.P. under the ticker symbol “MXZA.”

MSCI Taiwan Index

The MSCI Taiwan Index is a free float-adjusted market capitalization index of securities listed on the Taiwan Stock Exchange.  The MSCI Taiwan Index is calculated daily in the local currencies on a real time basis and disseminated every 60 seconds during market trading hours.

The MSCI Taiwan Index is reported by Bloomberg L.P. under the ticker symbol “TAMSCI.”

MSCI Turkey Investable Market Index

The MSCI Turkey Investable Market Index is a free float-adjusted market capitalization index of securities listed on the Istanbul Stock Exchange.  The MSCI Turkey Investable Market Index is calculated daily in the local currencies on a real time basis and disseminated every 60 seconds during market trading hours.

The MSCI Turkey Investable Market Index is reported by Bloomberg L.P. under the ticker symbol “MXTR.”

MSCI World IndexSM

The MSCI World IndexSM is a free float-adjusted market capitalization index intended to measure the large- and mid- cap equity market performance across 24 developed market countries.  The MSCI World IndexSM is calculated daily in U.S. dollars on a real time basis and disseminated every 60 seconds during market trading hours.  As of November 30, 2012, the MSCI World IndexSM consisted of the following 24 developed market country indices: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States.  Effective May 2010, Israel has been reclassified as a developed market and has been included in the MSCI World IndexSM.

The MSCI World IndexSM is reported by Bloomberg L.P. under the ticker symbol “MXWO.”

Constructing the MSCI Global Investable Market Indices

MSCI undertakes an index construction process that involves: (i) defining the Equity Universe; (ii) determining the Market Investable Equity Universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying Index Continuity Rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (“GICS®”).

The “relevant market” with respect to a single country index is equivalent to the single country, except in DM-classified countries in Europe (as described below), where all such countries are first aggregated into a single market for index construction purposes.  Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the MSCI Global Investable Market Indices Methodology.

The “relevant market” with respect to a composite index includes each of the single countries which comprise the composite index.

The “Global Investable Equity Universe” is the aggregation of all Market Investable Equity Universes.  The “DM Investable Equity Universe” is the aggregation of all the Market Investable Equity Universes for Developed Markets.

Defining the Equity Universe

(i)      Identifying Eligible Equity Securities: The Equity Universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as Developed Markets (“DM”), Emerging Markets (“EM”) or Frontier Markets (“FM”).  All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds, exchange traded funds, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the Equity Universe. Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion.

(ii)      Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A Market Investable Equity Universe for a market is derived by applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology.

The investability screens used to determine the Investable Equity Universe in each market are as follows:

(i)
Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a Market Investable Equity Universe, a company must have the required minimum full market capitalization.  A company will meet this requirement if its cumulative free float-adjusted market capitalization is within the top 99% of the Equity Universe sorted in descending order by full market capitalization.

(ii)
Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

(iii)
DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have adequate liquidity as measured by the Annualized Traded Value Ratio (“ATVR”) and the Frequency of Trading.  The ATVR screens out extreme daily trading volumes, taking into account the free float-adjusted market capitalization size of securities.  The aim of the 12-month and 3-month ATVR together with 3-month Frequency of Trading is to select securities with a sound long and short-term liquidity.  A minimum liquidity level of 20% of 3-month ATVR and 90% of 3-month Frequency of Trading over the last 4 consecutive quarters, as well as 20% of 12-month ATVR are required for the inclusion of a security in a Market Investable Equity Universe of a Developed Market.  A minimum liquidity level of 15% of 3-month ATVR and 80% of 3-month Frequency of Trading over the last 4 consecutive quarters, as well as 15% of 12-month ATVR are required for the inclusion of a security in a Market Investable Equity Universe of an Emerging Market.

In instances when a security does not meet the above criteria, the security will be represented by a relevant liquid eligible Depository Receipt if it is trading in the same geographical region.  Depository Receipts are deemed liquid if they meet all the above mentioned criteria for 12-month ATVR, 3-month ATVR and 3-month Frequency of Trading.

(iv)
Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe.

(v)
The Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a semi-annual index review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of a Quarterly or semi-annual index review.

Defining Market Capitalization Size Segments for Each Market

Once a Market Investable Equity Universe is defined, it is segmented into the following size-based indices:

•	Investable Market Index (Large + Mid + Small)

•	Standard Index (Large + Mid)

•	Large Cap Index

•	Mid Cap Index

•	Small Cap Index

Creating the Size Segment Indices in each market involves the following steps: (i) defining the Market Coverage Target Range for each size segment; (ii) determining the Global Minimum Size Range for each size segment; (iii) determining the Market Size-Segment Cutoffs and associated Segment Number of Companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements and index continuity rules.

Index Continuity Rules for the Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.

If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a Developed Market or three securities in an Emerging Market, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that Developed Market or three in that Emerging Market.  At subsequent index reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

Creating Style Indices within Each Size Segment

All securities in the investable equity universe are classified into Value or Growth segments using the MSCI Global Value and Growth methodology.

Classifying Securities under the Global Industry Classification Standard

All securities in the Global Investable Equity Universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the GICS®.  The GICS® entails four levels of classification: (1) sector; (2) industry groups; (3) industries; (4) sub-industries.  Under the GICS®, each company is assigned uniquely to one sub-industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS®.

Maintenance of the MSCI Global Investable Market Indices

The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

In particular, index maintenance involves:

(i)    semi-annual index reviews (“SAIRs”) in May and November of the Size Segment and Global Value and Growth Indices, which include:

•	updating the indices on the basis of a fully refreshed Equity Universe;

•	taking buffer rules into consideration for migration of securities across size and style segments; and

•	updating FIFs and Number of Shares (“NOS”).

The objective of the SAIRs is to systematically reassess the various dimensions of the Equity Universe for all markets on a fixed semi-annual timetable. A SAIR involves a comprehensive review of the Size Segment and Global Value and Growth Indices.

(ii)   quarterly index reviews (“QIRs”) in February and August of the Size Segment Indices aimed at:

•	including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index;

•	allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR; and

•	reflecting the impact of significant market events on FIFs and updating NOS.

QIRs are designed to ensure that the indices continue to be an accurate reflection of the evolving equity marketplace. This is achieved by a timely reflection of significant market driven changes that were not captured in the index at the time of their actual occurrence but are significant enough to be reflected before the next SAIR.

QIRs may result in additions or deletions due to migration to another Size Segment Index, and changes in FIFs and in NOS.  Only additions of significant new investable companies are considered, and only for the Standard Index.  The buffer zones used to manage the migration of companies from one segment to another are wider than those used in the SAIR.  The style classification is reviewed only for companies that are reassigned to a different size segment.

(iii)  Ongoing event-related changes.  Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events.  They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis.  These changes generally are reflected in the indices at the time of the event.  Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

Announcement Policy

The results of the SAIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of May and November.  The results of the QIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February and August.  All changes resulting from corporate events are announced prior to their implementation.

The changes are typically announced at least ten business days prior to the changes becoming effective in the indices as an “expected” announcement, or as an “undetermined” announcement, when the effective dates are not known yet or when aspects of the event are uncertain. MSCI sends “confirmed” announcements at least two business days prior to events becoming effective in the indices, provided that all necessary public information concerning the event is available. The full list of all new and pending changes is delivered to clients on a daily basis, between 5:30 p.m. and 6 p.m., US Eastern Time through the Advance Corporate Events (ACE) File.

In exceptional cases, events are announced during market hours for same or next day implementation. Announcements made by MSCI during market hours are usually linked to late company disclosure of corporate events or unexpected changes to previously announced corporate events.

In the case of secondary offerings representing more than 5% of a security’s number of shares for existing constituents, these changes will be announced prior to the end of the subscription period when possible and a subsequent announcement confirming the details of the event (including the date of implementation) will be made as soon as the results are available.

Both primary equity offerings and secondary offerings for U.S. securities, representing at least 5% of the security’s number of shares, will be confirmed through an announcement during market hours for next day or shortly after implementation, as the completion of the events cannot be confirmed prior to the notification of the pricing.

Early deletions of constituents due to bankruptcy or other significant cases are announced as soon as practicable prior to their implementation.

Index Calculation

Price Index Level

The MSCI Indices are calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking.  As a general principle, today’s index level is obtained by applying the change in the market performance to the previous period index level.

PriceIndexLevelUSDt = PriceIndexLevelUSDt-1 ×	IndexAdjustedMarketCapUSDt
IndexInitialMarketCapUSDt

PriceIndexLevelLocalt = PriceIndexLevelLocalt-1 ×	IndexAdjustedMarketCapForLocalt
IndexInitialMarketCapUSDt

Where:

•	PriceIndexLevelUSDt-1 is the Price Index level in USD at time t-1.

•	IndexAdjustedMarketCapUSDt is the Adjusted Market Capitalization of the index in USD at time t.

•	IndexInitialMarketCapUSDt is the Initial Market Capitalization of the index in USD at time t.

•	PriceIndexLevelLocalt-1 is the Price Index level in local currency at time t-1.

•	IndexAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of the index in USD converted using FX rate as of t-1 and used for local currency index at time t.

Note: IndexInitialMarketCapUSD was previously called IndexUnadjustedMarketCapPreviousUSD

Security Price Index Level

Where:

•	SecurityPriceIndexLevelt-1 is Security Price Index level at time t-1.

•	SecurityAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of security s in USD converted using FX rate as of t-1.

•	SecurityInitialMarketCapUSDt is the Initial Market Capitalization of security s in USD at time t.

•	EndOfDayNumberOfSharest-1 is the number of shares of security s at the end of day t-1.

•	PricePerSharet is the price per share of security s at time t.

•	PricePerSharet-1 is the price per share of security s at time t-1.

•
InclusionFactort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

•	PAFt is the Price Adjustment Factor of security s at time t.

•	FXratet -1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

•
ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g., from Turkish Lira to New Turkish Lira – ICI = 1,000,000).

•	ICIt-1 is the Internal Currency Index of price currency at time t-1.

Where:

•	EndOfDayNumberOfSharest-1 is the number of shares of security s at the end of day t-1.

•	PricePerSharet is the price per share of security s at time t.

•	PricePerSharet-1 is the price per share of security s at time t-1.

•
InclusionFactort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

•	PAFt is the Price Adjustment Factor of security s at time t.

•	FXratet is the FX rate of the price currency of security s vs USD at time t. It is the value of 1 USD in foreign currency.

•	FXratet -1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

•
ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g., from Turkish Lira to New Turkish Lira – ICI = 1,000,000).

•	ICIt-1 is the Internal Currency Index of price currency at time t-1.

Corporate Events

Mergers and Acquisitions

As a general principle, MSCI implements M&As as of the close of the last trading day of the acquired entity or merging entities (last offer day for tender offers), regardless of the status of the securities (index constituents or non-index constituents) involved in the event. MSCI uses market prices for implementation. This principle applies if all necessary information is available prior to the completion of the event and if the liquidity of the relevant constituent(s) is not expected to be significantly diminished on the day of implementation. Otherwise, MSCI will determine the most appropriate implementation method and announce it prior to the changes becoming effective in the indices.

Tender Offers

In tender offers, the acquired or merging security is generally deleted from an index at the end of the initial offer period, when the offer is likely to be successful and / or if the free float of the security is likely to be substantially reduced (this rule is applicable even if the offer is extended), or once the results of the offer have been officially communicated and the offer has been successful and the security’s free float has been substantially reduced, if all required information is not available in advance or if the offer’s outcome is uncertain. The main factors considered by MSCI when assessing the outcome of a tender offer (not in order of importance) are: the announcement of the offer as friendly or hostile, a comparison of the offer price to the acquired security’s market price, the recommendation by the acquired company’s board of directors, the major shareholders’ stated intention whether to tender their shares, the required level of acceptance, the existence of pending regulatory approvals, market perception of the transaction, official preliminary results if any, and other additional conditions for the offer.

In certain cases, securities may be deleted earlier than the last offer day.  For example, in the case of tender offers in the United Kingdom, a security is typically deleted two business days after the offer is declared unconditional in all respects.

If a security is deleted from an index, the security will not be reinstated immediately after its deletion even when the tender offer is subsequently declared unsuccessful and/or the free float of the security is not substantially reduced. It may be reconsidered for index inclusion at the following regularly scheduled index review.

Late Announcements of Completion of Mergers and Acquisitions

When the completion of an event is announced too late to be reflected as of the close of the last trading day of the acquired or merging entities, implementation occurs as of the close of the following day or as soon as practicable thereafter. In these cases, MSCI uses a calculated price for the acquired or merging entities. The calculated price is determined using the terms of the transaction and the price of the acquiring or merged entity, or, if not appropriate, using the last trading day’s market price of the acquired or merging entities.

Conversions of Share Classes

Conversions of a share class into another share class resulting in the deletion and/or addition of one or more classes of shares are implemented as of the close of the last trading day of the share class to be converted.

Spin-Offs

On the ex-date of a spin-off, a PAF is applied to the price of the security of the parent company. The PAF is calculated based on the terms of the transaction and the market price of the spun-off security. If the spun-off entity qualifies for inclusion, it is included as of the close of its first trading day.  In cases of spin-offs of partially owned companies, the post-event free float of the spun-off entity is calculated using a weighted average of the existing shares and the spun-off shares, each at their corresponding free float. Any resulting changes to FIFs and/or DIFs are implemented as of the close of the ex-date.

In cases of spin-offs of partially-owned companies, the post-event free float of the spun-off entity is calculated using a weighted average of the existing shares and the spun-off shares, each at their corresponding free float. Any resulting changes to FIFs and/or DIFs are implemented as of the close of the ex-date.

When the spun-off security does not trade on the ex-date, a “detached” security is created to avoid a drop in the free float-adjusted market capitalization of the parent entity, regardless of whether the spun-off security is added or not. The detached security is included until the spun-off security begins trading, and is deleted thereafter. Generally, the value of the detached security is equal to the difference between the cum price and the ex price of the parent security.

Corporate Actions

Corporate actions such as splits, stock dividends and rights issues, which affect the price of a security, require a price adjustment. In general, the PAF is applied on the ex-date of the event to ensure that security prices are comparable between the ex-date and the cum date. To do so, MSCI adjusts for the value of the right and/or the value of the special assets that are distributed and the changes in number of shares and FIF, if any, are reflected as of the close of the ex-date. In general, corporate actions do not impact the free float of the securities because the distribution of new shares is carried out on a pro rata basis to all existing shareholders. Therefore, MSCI will generally not implement any pending number of shares and/or free float updates simultaneously with the event.

If a security does not trade for any reason on the ex-date of the corporate action, the event will be generally implemented on the day the security resumes trading.

Share Placements and Offerings

Changes in number of shares and FIF resulting from primary equity offerings representing at least 5% of the security’s number of shares are generally implemented as of the close of the first trading day of the new shares, if all necessary information is available at that time. Otherwise, the event is implemented as soon as practicable after the relevant information is made available. A primary equity offering involves the issuance of new shares by a company. Changes in number of shares and FIF resulting from primary equity offerings representing less than 5% of the security’s number of shares are deferred to the next regularly scheduled index review following the completion of the event. For public secondary offerings of existing constituents representing at least 5% of the security’s number of shares, where possible, MSCI will announce these changes and reflect them shortly after the results of the subscription are known. Secondary public offerings that, given lack of sufficient notice, were not reflected immediately will be reflected at the next regularly scheduled index review. Secondary offerings involve the distribution of existing shares of current shareholders’ in a listed company and are usually pre-announced by a company or by a company’s shareholders and open for public subscription during a pre-determined period.

Debt-to-Equity Swaps

In general, large debt-to-equity swaps involve the conversion of debt into equity originally not convertible at the time of issue. In this case, changes in numbers of shares and subsequent FIF and/or DIF changes are implemented as of the close of the first trading day of the newly issued shares, or shortly thereafter if all necessary information is available at the time of the swap. In general, shares issued in debt-to-equity swaps are assumed to be issued to strategic investors. As such, the post event free float is calculated on a pro forma basis assuming that all these shares are non-free float. Changes in numbers of shares and subsequent FIF and/or DIF changes due to conversions of convertible bonds or other convertible instruments, including periodical conversions of preferred stocks and small debt-to-equity swaps are implemented at a following regularly scheduled index review.

Suspensions and Bankruptcies

MSCI will remove from an index as soon as practicable companies that file for bankruptcy, companies that file for protection from their creditors. MSCI will delete from an index after 40 business days of suspension securities of companies facing financial difficulties (e.g., liquidity issues, debt repayment issues, companies under legal investigation, etc.) with at least two business days advance notice. Subsequently, if and when these securities resume normal trading, they may be considered as a potential addition to an index at the next scheduled semi-annual index review.  Securities of companies suspended due to pending corporate events (e.g., merger, acquisition, etc.), will continue to be maintained in an index until they resume trading regardless of the duration of the suspension period. When the primary exchange price is not available, MSCI will delete securities at an over the counter or equivalent market price when such a price is available and deemed relevant. If no over the counter or equivalent price is available, the security will be deleted at the smallest price (unit or fraction of the currency) at which a security can trade on a given exchange. For securities that are suspended, MSCI will carry forward the market price prior to the suspension during the suspension period.

License Agreement with MSCI

MSCI and Citigroup Global Markets Inc. have entered into a non-exclusive license agreement providing for the license to Citigroup Global Markets Inc. and certain of its affiliates, in exchange for a fee, of the right to use the MSCI Indices in connection with certain securities, including the securities.

The MSCI Indexes are the exclusive property of MSCI. MSCI and the MSCI Index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Citigroup Global Markets Inc. and certain of its affiliates. The securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such securities.

THIS FINANCIAL PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX. THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY CITIGROUP GLOBAL MARKETS INC. AND ITS AFFILIATES (THE “LICENSEE”). NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THIS FINANCIAL PRODUCT OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN THIS FINANCIAL PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS FINANCIAL PRODUCT OR THE ISSUER OR OWNER OF THIS FINANCIAL PRODUCT. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THIS FINANCIAL PRODUCT INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS FINANCIAL PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THIS FINANCIAL PRODUCT IS REDEEMABLE FOR CASH. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THIS FINANCIAL PRODUCT IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FINANCIAL PRODUCT.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS OR COUNTERPARTIES, ISSUERS OF THE FINANCIAL SECURITIES, OWNERS OF THE FINANCIAL SECURITIES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of this security, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

NASDAQ-100 INDEX®

We have derived all information contained in this underlying supplement regarding the NASDAQ-100 Index®, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by The Nasdaq Stock Market, Inc. (“Nasdaq”).  The NASDAQ-100 Index® was developed by Nasdaq and is calculated, maintained and published by The NASDAQ OMX Group, Inc. (“NASDAQ OMX”).  Neither Nasdaq nor NASDAQ OMX has any obligation to continue to publish, and may discontinue publication of, the NASDAQ-100 Index®.

The NASDAQ-100 Index® is a modified market capitalization-weighted index of 100 of the largest stocks of non-financial companies listed on The Nasdaq Global Market tier of The NASDAQ Stock Market.  The NASDAQ-100 Index®, which includes companies across a variety of major industry groups, was launched on January 31, 1985, with a base index value of 250.00.  On January 1, 1994, the base index value was reset to 125.00.  Current information regarding the market value of the NASDAQ-100 Index® is available from Nasdaq as well as numerous market information services.

The NASDAQ-100 Index® is reported by Bloomberg L.P. under the ticker symbol “NDX.”

The NASDAQ-100 Index® share weights of the component securities of the NASDAQ-100 Index® at any time are based upon the total shares outstanding in each of those securities and are additionally subject, in certain cases, to rebalancing.  Accordingly, each underlying stock’s influence on the level of the NASDAQ- 100 Index® is directly proportional to the value of its NASDAQ-100 Index® share weight.

Calculation of the NASDAQ-100 Index®

At any moment in time, the value of the NASDAQ-100 Index® equals the aggregate value of the then-current NASDAQ-100 Index® share weights of each of the NASDAQ-100 Index® component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index® component security, multiplied by each such security’s respective last sale price on The NASDAQ Stock Market (which may be the official closing price published by The NASDAQ Stock Market), and divided by a scaling factor (the “divisor”), which becomes the basis for the reported NASDAQ-100 Index® value.  The divisor serves the purpose of scaling such aggregate value to a lower order of magnitude which is more desirable for NASDAQ-100 Index® reporting purposes.

Underlying Stock Eligibility Criteria

Initial Eligibility Criteria

To be eligible for initial inclusion in the NASDAQ-100 Index®, a security must be listed on The NASDAQ Stock Market and meet the following criteria:

•
the security’s U.S. listing must be exclusively on the NASDAQ National Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing);

•	the security must be issued by a non-financial company;

•	the security may not be issued by an issuer currently in bankruptcy proceedings;

•	the security must have an average daily trading volume of at least 200,000 shares;

•
if the security is of a foreign issuer (a foreign issuer is determined based on its country of organization), it must have listed options on a recognized options market in the United States or be eligible for listed-options trading on a recognized options market in the United States;

•	only one class of security per issuer is allowed;

•	the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being NASDAQ-100 Index® eligible;

•	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn;

•
the security must have “seasoned” on the NASDAQ Stock Market or another recognized market (generally, a company is considered to be seasoned if it has been listed on a market for at least two years; in the case of spin-offs, the operating history of the parent will be considered); and

•
if the security would otherwise qualify to be in the top 25% of the securities included in the NASDAQ-100 Index® by market capitalization for the six prior consecutive month-ends, then a one-year “seasoning” criterion would apply.

Continued Eligibility Criteria

In addition, to be eligible for continued inclusion in the NASDAQ-100 Index® the following criteria apply:

•
the security’s U.S. listing must be exclusively on the NASDAQ National Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing);

•	the security must be issued by a non-financial company;

•	the security may not be issued by an issuer currently in bankruptcy proceedings;

•	the security must have an average daily trading volume of at least 200,000 shares as measured annually during the ranking review process described below;

•
if the security is of a foreign issuer, it must have listed options on a recognized options market in the United States or be eligible for listed-options trading on a recognized options market in the United States, as measured annually during the ranking review process;

•
the security must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the NASDAQ-100 Index® at each month-end.  In the event a company does not meet this criterion for two consecutive month-ends, it will be removed from the NASDAQ-100 Index® effective after the close of trading on the third Friday of the following month; and

•	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn.

These NASDAQ-100 Index® eligibility criteria may be revised from time to time by Nasdaq without regard to the securities.

For the purposes of NASDAQ-100 Index® eligibility criteria, if the security is a depositary receipt representing a security of a non-U.S. issuer, then references to the “issuer” are references to the issuer of the underlying security.

Annual Ranking Review

The composition of the NASDAQ-100 Index® is evaluated on an annual basis, except under extraordinary circumstances that may result in an interim evaluation, as follows (this evaluation is referred to herein as the “Ranking Review”).  Securities listed on The NASDAQ Stock Market that meet the applicable eligibility criteria above are ranked by market value.  NASDAQ-100 Index® -eligible securities which are already in the NASDAQ-100 Index® and which are ranked in the top 100 eligible securities (based on market capitalization) are retained in the NASDAQ-100 Index® .  A security that is ranked 101 to 125 is also retained, provided that such security was ranked in the top 100 eligible securities as of the previous Ranking Review or was added to the NASDAQ-100

Index® subsequent to the previous Ranking Review.  Securities not meeting such criteria are replaced.  The replacement securities chosen are those NASDAQ-100 Index® -eligible securities not currently in the NASDAQ-100 Index® that have the largest market capitalization.  The data used in the ranking includes end of October market data from The NASDAQ Stock Market and is updated for total shares outstanding submitted in a publicly filed SEC document via EDGAR through the end of November.

Generally, the list of annual additions and deletions is publicly announced via a press release in the early part of December.  Replacements are made effective after the close of trading on the third Friday in December.  Moreover, if at any time during the year other than the Ranking Review, a NASDAQ-100 Index® security no longer meets the continued eligibility criteria or is otherwise determined by Nasdaq to become ineligible for continued inclusion in the NASDAQ-100 Index®, the security will be replaced with the largest market capitalization security not currently in the NASDAQ-100 Index® and meeting the NASDAQ-100 Index® initial eligibility criteria listed above.  Ordinarily, a security will be removed from the NASDAQ-100 Index® at its last sale price.  If, however, at the time of its removal the security is halted from trading on its primary listing market and an official closing price cannot readily be determined, the security may, in Nasdaq’s discretion, be removed at a zero price.  The zero price will be applied to the security after the close of the market but prior to the time the official closing value of the NASDAQ-100 Index® is disseminated.

Index Maintenance

Changes in the price and/or the aggregate value of the then-current NASDAQ-100 Index® share weights of each of the NASDAQ-100 Index® component securities driven by corporate events such as stock dividends, stock splits and certain spin-offs and rights issuances are adjusted on the ex-date.  If the change in total shares outstanding arising from other corporate actions is greater than or equal to 10.0%, the change will be made to the NASDAQ-100 Index® as soon as practicable.  Otherwise, if the change in total shares outstanding is less than 10.0%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December.  The NASDAQ-100 Index® share weights for those underlying stocks are derived from each security’s total shares outstanding.  The NASDAQ-100 Index® share weights for those underlying stocks are adjusted by the same percentage amount by which the total shares outstanding have changed in those NASDAQ-100 Index® securities.  In the case of a special cash dividend, a determination is made on an individual basis whether to make an adjustment to the last sale price of a NASDAQ-100 Index® component security in accordance with its dividend policy.  If it is determined that an adjustment will be made, it will be reflected in the last sale price prior to the market open on the ex-date.  Ordinarily, whenever there is a change in the NASDAQ-100 Index® share weights, a change in a component security included in the NASDAQ-100 Index®, or a change to the price of a component security due to spin-off, rights issuances or special cash dividends, Nasdaq adjusts the divisor to ensure that there is no discontinuity in the level of the NASDAQ-100 Index® that might otherwise be caused by any such change.  All changes will be announced in advance and will be reflected in the NASDAQ-100 Index® prior to market open on the effective date of such changes.

Index Rebalancing

The NASDAQ-100 Index® is calculated under a “modified capitalization-weighted” methodology, which is a hybrid between equal weighting and conventional capitalization weighting.  This methodology is expected to: (1) retain in general the economic attributes of capitalization weighting; (2) promote portfolio weight diversification (thereby limiting domination of the NASDAQ-100 Index® by a few large stocks); (3) reduce NASDAQ-100 Index® performance distortion by preserving the capitalization ranking of companies; and (4) reduce market impact on the smallest NASDAQ-100 Index® securities from necessary weight rebalancings.

Under the methodology employed, on a quarterly basis coinciding with Nasdaq’s quarterly scheduled weight adjustment procedures, the NASDAQ-100 Index® securities are categorized as either “Large Stocks” or “Small Stocks” depending on whether their current percentage weights (after taking into account scheduled weight adjustments due to stock repurchases, secondary offerings or other corporate actions) are greater than, or less than or equal to, the average percentage weight in the NASDAQ-100 Index® (i.e., as a 100-stock index, the average percentage weight in the NASDAQ-100 Index® is 1.0%).

This quarterly examination will result in a NASDAQ-100 Index® rebalancing if either one or both of the following two weight distribution requirements are not met: (1) the current weight of the single largest market capitalization component security must be less than or equal to 24.0% and (2) the “collective weight” of those component securities the individual current weights of which are in excess of 4.5%, when added together, must be less than or equal to 48.0%.  In addition, Nasdaq may conduct a special rebalancing if it is determined necessary to maintain the integrity of the NASDAQ-100 Index® .

If either one or both of these weight distribution requirements are not met upon quarterly review, or Nasdaq determines that a special rebalancing is required, a weight rebalancing will be performed.  First, relating to weight distribution requirement (1) above, if the current weight of the single largest component security exceeds 24.0%, then the weights of all Large Stocks (those greater than 1%) will be scaled down proportionately towards 1.0% by enough for the adjusted weight of the single largest component security to be set to 20.0%.  Second, relating to weight distribution requirement (2) above, for those component securities the individual current weights or adjusted weights in accordance with the preceding step of which are in excess of 4.5%, if their “collective weight” exceeds 48.0%, then the weights of all Large Stocks will be scaled down proportionately towards 1.0% by just enough for the “collective weight,” so adjusted, to be set to 40.0%.

The aggregate weight reduction among the Large Stocks resulting from either or both of the above rescalings will then be redistributed to the Small Stocks in the following iterative manner.  In the first iteration, the weight of the largest Small Stock will be scaled upwards by a factor which sets it equal to the average Index weight of 1.0%.  The weights of each of the smaller remaining Small Stocks will be scaled up by the same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that the smaller the component security in the ranking, the less the scale-up of its weight.  This is intended to reduce the market impact of the weight rebalancing on the smallest component securities in the NASDAQ-100 Index® .

In the second iteration, the weight of the second largest Small Stock, already adjusted in the first iteration, will be scaled upwards by a factor which sets it equal to the average index weight of 1.0%.  The weights of each of the smaller remaining Small Stocks will be scaled up by this same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that, once again, the smaller the component stock in the ranking, the less the scale-up of its weight.

Additional iterations will be performed until the accumulated increase in weight among the Small Stocks exactly equals the aggregate weight reduction among the Large Stocks from rebalancing in accordance with weight distribution requirement (1) and/or weight distribution requirement (2).

Then, to complete the rebalancing procedure, once the final percent weights of each of the component securities are set, the NASDAQ-100 Index® share weights will be determined anew based upon the last sale prices and aggregate capitalization of the NASDAQ-100 Index® at the close of trading on the last day in February, May, August and November.  Changes to the share weights will be made effective after the closing of trading on the third Friday in March, June, September and December.  Changes to the NASDAQ-100 Index® share weights will be made effective after the close of trading on the third Friday in March, June, September and December, and an adjustment to the NASDAQ-100 Index® divisor will be made to ensure continuity of the NASDAQ-100 Index® .

Ordinarily, new rebalanced weights will be determined by applying the above procedures to the current NASDAQ-100 Index® share weights.  However, NASDAQ OMX may from time to time determine rebalanced weights, if necessary, by instead applying the above procedure to the actual current market capitalization of the component securities. In such instances, NASDAQ OMX would announce the different basis for rebalancing prior to its implementation.

NASDAQ OMX may, from time to time, exercise reasonable discretion as it deems appropriate in order to ensure the integrity of the NASDAQ-100 Index®.

License Agreement with NASDAQ OMX

Citigroup Global Markets Inc. has entered into a non-exclusive license agreement with NASDAQ OMX providing for the license to Citigroup Global Markets Inc. and its affiliates, in exchange for a fee, of the right to use the NASDAQ-100 Index® in connection with certain securities, including the securities.

The license agreement between NASDAQ OMX and Citigroup Global Markets Inc. provides that the following language must be stated in this underlying supplement:

The securities are not sponsored, endorsed, sold or promoted by, The NASDAQ OMX Group, Inc. or its affiliates (NASDAQ OMX, with its affiliates, are referred to as the “Corporations”).  The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities.  The Corporations make no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the NASDAQ-100 Index® to track general stock market performance.  The Corporations’ only relationship to Citigroup Inc. and its affiliates is in the licensing of the Nasdaq®, NASDAQ OMX®, OMX® and NASDAQ-100 Index® registered trademarks, service marks and certain trade names of the Corporations and the use of the NASDAQ-100 Index® which is determined, composed and calculated by NASDAQ OMX without regard to Citigroup Inc., its affiliates or the securities.  NASDAQ OMX has no obligation to take the needs of Citigroup Inc., its affiliates or the owners of the securities into consideration in determining, composing or calculating the NASDAQ-100 Index®.  The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash.  The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN.  THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY CITIGROUP INC., ITS AFFILIATES, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN.  THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

NIKKEI STOCK AVERAGE

We have derived all information contained in this underlying supplement regarding the Nikkei Stock Average (the “Nikkei 225”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by Nikkei Inc.  The Nikkei 225 was developed by Nikkei Inc. and is calculated, maintained and published by Nikkei Inc.  Nikkei Inc. has no obligation to continue to publish, and may discontinue the publication of, the Nikkei 225 at any time in its sole discretion.

The Nikkei 225 is reported by Bloomberg L.P. under the ticker symbol “NKY.”

The Nikkei 225 tracks the Tokyo Stock Exchange (the “TSE”) and is widely used as a benchmark of the Japanese Stock Market.  It is the average price of 225 stocks listed on the TSE First Section (as defined below under “—The Tokyo Stock Exchange”), but it is different from a simple average in that the divisor is adjusted to maintain continuity and reduce the effect of external factors not directly related to the market.  The index started on September 7, 1950. However, it was retroactively calculated back to May 16, 1949 when the TSE reopened for the first time after the Second World War

The Nikkei 225 includes 225 of the most actively traded stocks from the TSE First Section.  Since the Nikkei 225 is expected to represent the performance of stocks on the TSE First Section, and by extension the market in general, the mix of components has been rebalanced from time to time to assure that all stocks in the index are both highly liquid and representative of Japan's industrial structure.

Component stocks of the Nikkei 225 are balanced among six sector categories.  These categories are broken into the following 36 had six sector categories, which were broken into the 36 underlying industry classifications identified below.  The sector-based breakdown and underlying industry classifications may be modified to reflect changes in the industrial structure.

•	Technology -- Pharmaceuticals, Electrical Machinery, Automobiles, Precision Machinery, Telecommunications

•	Financials -- Banks, Miscellaneous Finance, Securities, Insurance

•	Consumer Goods -- Marine products, Food, Retail, Services

•	Materials -- Mining, Textiles, Paper & Pulp, Chemicals, Oil, Rubber, Ceramics, Steel, Nonferrous metals, Trading House

•	Capital Goods/Others -- Construction, Machinery, Shipbuilding, Transportation Equipment, Miscellaneous Manufacturing, Real Estate

•	Transportation and Utilities -- Railroads & Buses, Trucking, Shipping, Airlines, Warehousing, Electric Power, Gas

Standards for Listing and Maintenance

The Nikkei 225 is reviewed annually at the beginning of October.  Stocks with high market liquidity are added and those with low liquidity are deleted. At the same time, to take changes in the industry structure into account, the balance of the sectors, in terms of the number of constituents, is examined.  Liquidity of a stock is assessed by the two measures: “trading value” and “magnitude of price fluctuation by volume,” which is calculated as (High price/Low price) / Volume.  Among stocks on the TSE First Section, the top 450 stocks in terms of the liquidity are selected to form the “high liquidity group”. Those constituents not in the high liquidity group are deleted. Those non-constituent stocks which are in the top 75 of the high liquidity group are added.  After examining the result of the liquidity deletions and additions, constituents are also deleted and added to balance the number of constituents among the six sectors described above, and to make the total number of the constituents equal 225.  Among the 450 “high liquidity” stocks, half of those that belong to any sector is designated as the “appropriate number of stocks” for that sector.  The actual number of constituents in a sector is then compared with its “appropriate number,” and if the actual number is larger or smaller than the “appropriate number,” then components are delete or added, as necessary.  Stocks to be deleted are selected from stocks with lower liquidity and stocks to be added are selected from stocks with higher liquidity.  Stocks selected according the foregoing procedures are candidates for addition or deletion, as applicable, and the final determinations will be made Nikkei Inc.

The Nikkei 225 is also reviewed on an ongoing basis in response to extraordinary developments, such as bankruptcies or mergers.  A Nikkei Underlying Stock may be deleted or added by Nikkei Inc.  Any stock becoming ineligible for listing in the TSE First Section due to any of the following reasons will be removed from the Nikkei 225: (i) designated to “securities to be delisted”, i.e. “Seiri Meigara” or delisted due to bankruptcy, including filing for Corporate Reorganization Act, Civil Rehabilitation Act, or liquidation; (ii) delisted due to corporate restructuring such as merger, share exchange or share transfer, (iii) designated to “securities to be delisted” or delisted due to excel debt or other reasons; or (iv) transfer to the TSE Second Section.  In addition, a component stock designated to “securities under supervision”, i.e. “Kanri Meigara” become deletion candidates. However, decision to delete such candidates will be made by examining the sustainability and the probability of delisting for each individual case.  Upon deletion of a stock from the Nikkei Underlying Stocks, Nikkei Inc. will select a replacement for such deleted Nikkei Underlying Stock in accordance with certain criteria.  In an exceptional case, a newly listed stock in the TSE First Section that is recognized by Nikkei Inc. to be representative of a market may be added to the Nikkei Underlying Stocks.  In such a case, an existing Nikkei Underlying Stock with low trading volume and deemed not to be representative of a market will be deleted by Nikkei Inc.

Nikkei Inc. revised the component selection rules for Nikkei 225 effective February 1, 2002.  Previously, new constituents were removed and added immediately upon corporate failure events or after the close of the same day constituents filed for bankruptcy or were moved to Seiri-Post; however, in the face of recent economic conditions, new constituents are added after an interval that is approximately two days.  The exact number of days will be announced at each event. Constituents which are moved to Seiri-Post continue to be removed on the day of the event. The Nikkei Average will be calculated with fewer than 225 constituents before the addition of new components.

Calculation of the Nikkei 225

The Nikkei 225 is a modified, price-weighted index (i.e., a Nikkei Underlying Stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) where the sum of the constituent stock prices, adjusted by the presumed par value, is divided by a divisor.  It is calculated by (i) converting the Nikkei Underlying Stocks that do not have a par value of 50 yen to 50 yen par value, as described below, (ii) calculating the sum of the share prices of each Nikkei Underlying Stock and (ii) dividing such sum by a divisor (the “Divisor”). The Divisor was initially set at 225 for the date of May 16, 1949 using historical numbers from May 16, 1949, the date on which the TSE was reopened. The Divisor was 24.966 as of September 28, 2011, and is subject to periodic adjustments as set forth below. Most listed companies in Japan have a par value of 50 yen.  All companies included in the Nikkei 225 are given an equal weighting based on a par value of 50 yen.  Stocks with irregular par values are modified to reflect a 50 yen par value. For example, a stock with a 500 yen par value will have its share price divided by 10 to give a 50 yen par value price. The stock prices used in the calculation of the Nikkei 225 are those reported by a primary market for the Nikkei Underlying Stocks (currently the TSE). The level of the Nikkei 225 is calculated every 15 seconds since January 5, 2010 during TSE trading hours.

In order to maintain continuity in the Nikkei 225 in the event of certain changes due to non-market factors affecting the Nikkei Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Divisor used in calculating the Nikkei 225 is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225.  Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change.  As a result of such change affecting any Nikkei Underlying Stock, the Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Divisor (i.e., the level of the Nikkei 225 immediately after such change) will equal the level of the Nikkei 225 immediately prior to the change.

License Agreement with Nikkei Inc. and Disclaimers

Citigroup Global Markets Inc. has entered into an agreement with Nikkei Inc. that provides Citigroup Global Markets Inc. and certain of its affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Nikkei 225, which is owned and published by Nikkei Inc., in connection with certain securities, including the securities.

The license agreement with Nikkei Inc. provides that Nikkei Inc. will assume no obligation or responsibility for use of the Nikkei 225 by Citigroup Global Markets Inc. or its affiliates.

The Nikkei 225 is an intellectual property of Nikkei Inc. Nikkei Inc. was formerly known as Nihon Keizai Shimbun, Inc. The name was changed on January 1, 2007. “Nikkei,” “Nikkei Stock Average,” and “Nikkei 225” are the service marks of Nikkei Inc. Nikkei Inc. reserves all the rights, including copyright, to the index. Nikkei Digital Media, Inc., a wholly owned subsidiary of Nikkei Inc., calculates and disseminates the Nikkei 225 under exclusive agreement with Nikkei Inc. Nikkei Inc. and Nikkei Digital Media Inc. are collectively referred to as the “Nikkei 225 Sponsor.”

THE SECURITIES ARE NOT IN ANY WAY SPONSORED, ENDORSED OR PROMOTED BY THE NIKKEI 225 SPONSOR. THE NIKKEI 225 SPONSOR DOES NOT MAKE ANY WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESS OR IMPLIED, EITHER AS TO THE RESULTS TO BE OBTAINED AS TO THE USE OF THE NIKKEI 225 OR THE FIGURE AT WHICH THE NIKKEI 225 STANDS AT ANY PARTICULAR DAY OR OTHERWISE. THE NIKKEI 225 IS COMPILED AND CALCULATED SOLELY BY THE NIKKEI 225 SPONSOR. HOWEVER, THE NIKKEI 225 SPONSOR SHALL NOT BE LIABLE TO ANY PERSON FOR ANY ERROR IN THE NIKKEI 225 AND THE NIKKEI 225 SPONSOR SHALL NOT BE UNDER ANY OBLIGATION TO ADVISE ANY PERSON, INCLUDING A PURCHASER OR VENDOR OF THE SECURITIES, OF ANY ERROR THEREIN.

In addition, the Nikkei 225 Sponsor gives no assurance regarding any modification or change in any methodology used in calculating the Nikkei 225 and is under no obligation to continue the calculation, publication and dissemination of the Nikkei 225.

The Tokyo Stock Exchange

The TSE is one of the world’s largest securities exchanges in terms of market capitalization. Trading hours are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.  The stocks listed on the TSE are divided into a first section (the “TSE First Section”) for large companies, a second section (the “TSE Second Section”) for mid-sized companies and the Mothers (market of the high-growth and emerging stocks) for high-growth startup companies.  Stocks listed on the TSE First Section are usually limited to longer established and more actively traded issues and stocks listed on the TSE Second Section are usually smaller newly listed companies.

Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei 225 on any trading day will generally be available in the United States by the opening of business on the same calendar day.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a “special bid quote” or a “special asked quote” for that stock at a specified higher or lower price level than the stock’s last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei 225 may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks that make up the Nikkei 225, and these limitations, in turn, may adversely affect the value of the securities.

PHILADELPHIA OIL SERVICE SECTORSM INDEX

Unless otherwise stated, we have derived all information regarding the Philadelphia Oil Service SectorSM Index provided in this underlying supplement, including, without limitation, its composition, method of calculation and changes in components, from publicly available sources.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, NASDAQ OMX. NASDAQ OMX is under no obligation to continue to publish, and may discontinue or suspend the publication of, the Philadelphia Oil Service SectorSM Index at any time.

The Philadelphia Oil Service SectorSM Index is calculated, maintained and published by NASDAQ OMX, and reported by Bloomberg L.P. under the ticker symbol “OSX.”  The Philadelphia Oil Service SectorSM Index is a price-weighted index currently composed of fifteen companies (the “Index Securities”) whose primary lines of business are in the oil services sector.

Calculation of the Philadelphia Oil Service SectorSM Index

The Philadelphia Oil Service SectorSM Index is a price-weighted index. The value of the Philadelphia Oil Service SectorSM Index equals the aggregate value of the index share weights, also known as the Index Shares, of each of the Index Securities multiplied by each such security’s last sale price, and divided by the divisor of the Philadelphia Oil Service SectorSM Index.  The divisor serves the purpose of scaling such aggregate value to a lower order of magnitude which is more desirable for index reporting purposes. If trading in an Index Security on its primary listing market is halted while the market is open, the most recent last sale price for that security is used for all index computations until trading on such market resumes. Likewise, the most recent last sale price is used if trading in an Index Security is halted on its primary listing market before the market is open. The Philadelphia Oil Service SectorSM Index began publishing on December 31, 1996 at a base value of 75.

The formula for calculating the index value is as follows:

Aggregate Adjusted Market Value
Divisor

The divisor is determined as follows:

Market Value after Adjustments	×	Divisor before Adjustments
Market Value before Adjustments

The Philadelphia Oil Service SectorSM Index is ordinarily calculated without regard to cash dividends on the Index Securities.  The Philadelphia Oil Service SectorSM Index is calculated during the trading day and is disseminated once per second from 09:30:01 to 17:16:00 Eastern Time. The closing value of the Philadelphia Oil Service SectorSM Index may change up until 17:15:00 Eastern Time due to corrections to the last sale price of the Index Securities.

Eligibility

Eligibility for inclusion in the Philadelphia Oil Service SectorSM Index is limited to specific security types only. The security types eligible for the Philadelphia Oil Service SectorSM Index include foreign or domestic common stocks, ordinary shares, American Depositary Receipts, shares of beneficial interest or limited partnership interests, and tracking stocks. Security types not included in the Philadelphia Oil Service SectorSM Index are closed-end funds, convertible debentures, exchange traded funds, preferred stocks, rights, warrants, units and other derivative securities.

Initial Security Eligibility Criteria

To be included in the Philadelphia Oil Service SectorSM Index, a security must meet the following criteria:

•	a security must be listed on the Nasdaq Stock Market, the New York Stock Exchange, or NYSE AMEX;

•	the issuer of the security must be classified, as reasonably determined by NASDAQ OMX, as a company whose primary business is in the oil services sector;

•	only one class of security per issuer is allowed;

•	the security must have a market capitalization of at least $100 million;

•	the security must have traded at least 1.5 million shares in each of the last six months;

•	the security must have listed options on a recognized options market in the U.S. or be eligible for listed-options trading on a recognized options market in the U.S.;

•	the security may not be issued by an issuer currently in bankruptcy proceedings;

•
the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being Philadelphia Oil Service SectorSM Index eligible;

•	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn; and

•	the issuer of the security must have “seasoned” on a recognized market for at least 6 months; in the case of spin-offs, the operating history of the spin-off will be considered.

For the purposes of index eligibility criteria, if the security is a depositary receipt representing a security of a non-U.S. issuer, then references to the “issuer” are references to the issuer of the underlying security.

Continued Security Eligibility Criteria

To be eligible for continued inclusion in the Philadelphia Oil Service SectorSM Index, an Index Security must meet the following criteria:

•	the security must be listed on the Nasdaq Stock Market, the New York Stock Exchange, or NYSE AMEX;

•
the issuer of the security must be classified, as reasonably determined by NASDAQ OMX, as a company whose primary business is in the oil services sector (Index Securities as of October 31, 2008 will be grandfathered for index classification purposes unless there is a material changes in its business line);

•	the security must have a market capitalization of at least $60 million;

•	the security may not be issued by an issuer currently in bankruptcy proceedings; and

•	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn.

Component Replacement Criteria

In the event that a security no longer meets the Continued Security Eligibility Criteria, it will be replaced with a security that meets all of the Initial Security Eligibility Criteria and additional criteria which follows. Securities eligible for inclusion will be ranked in descending order by market value, current price and greatest percentage price change over the previous six months. The security with the highest overall ranking will be added to the Philadelphia Oil Service SectorSM Index provided that the Philadelphia Oil Service SectorSM Index then meets the following criteria:

•
no single Index Security is greater than 20% of the weight of the Philadelphia Oil Service SectorSM Index and the top 5 Index Securities are not greater than 55% of the weight of the Philadelphia Oil Service SectorSM Index; and

•	no more than 15% of the weight of the Philadelphia Oil Service SectorSM Index is composed of non-U.S. component securities that are not subject to comprehensive surveillance agreements.

In the event that the highest-ranking security does not permit the Philadelphia Oil Service SectorSM Index to meet the above criteria, the next highest-ranking security will be selected and the Philadelphia Oil Service SectorSM Index criteria will again be applied to determine eligibility. The process will continue until a qualifying replacement security is selected.

Continued Index Eligibility Criteria

In addition to the security eligibility criteria, the Philadelphia Oil Service SectorSM Index as a whole must meet the following criteria on a continual basis unless otherwise noted:

•
no single Index Security is greater than 25% of the weight of the Philadelphia Oil Service SectorSM Index and the top 5 Index Securities are not greater than 60% of the weight of the Philadelphia Oil Service SectorSM Index (measured semiannually the first trading day in January and July);

•	no more than 18% of the weight of the Philadelphia Oil Service SectorSM Index is composed of non-U.S. Index Securities that are not subject to comprehensive surveillance agreements;

•	the total number of Index Securities has not increased or decreased by 33⅓% of the Philadelphia Oil Service SectorSM Index and in no event will be less than nine;

•	Index Securities representing at least 95% of the weight of the Philadelphia Oil Service SectorSM Index has a market capitalization of $75 million;

•
Index Securities representing at least 92% of the weight of the Philadelphia Oil Service SectorSM Index and at least 82% of the total number of Index Securities meet the security options eligibility rules; and

•
Index Securities must have trading volume of at least 600,000 shares for each of the last 6 months except that for each of the lowest weighted Index Securities that in the aggregate account for no more than 5% of the weight of the Philadelphia Oil Service SectorSM Index, trading volume must be at least 500,000 shares for each of the last six months.

In the event the Philadelphia Oil Service SectorSM Index does not meet the criteria, the index composition will be adjusted to ensure that the Philadelphia Oil Service SectorSM Index meets the criteria. Index Securities that contribute to the Philadelphia Oil Service SectorSM Index not meeting the eligibility criteria may be removed. Index Securities may be added and/or replaced according to the component replacement rules to ensure compliance with the Continued Index Eligibility Criteria.  Ordinarily, a security is removed from the Philadelphia Oil Service SectorSM Index at its last sale price.  If, however, at the time of its removal the Index Security is halted from trading on its primary listing market and an official price cannot readily be determined, the Index Security may, on NASDAQ’s discretion, be removed at a zero price.

Philadelphia Oil Service SectorSM Index Maintenance

Changes in the price of the Index Securities driven by corporate events such as stock dividends, splits, and certain spin-offs will be adjusted on the ex-date and the shares shall remain fixed.

In the case of a special cash dividend, NASDAQ OMX will determine on an individual basis whether to make a change to the price of an Index Security in accordance with its Philadelphia Oil Service SectorSM Index dividend policy. If it is determined that a change will be made, it will become effective on the ex-date and advance notification will be made.

Ordinarily, whenever there is a change in the price of an Index Security due to stock dividends, stock splits, spin-off, rights issuances or special cash dividends, the divisor is adjusted to ensure that there is no discontinuity in the value of the Philadelphia Oil Service SectorSM Index, which might otherwise be caused by any such change. All changes are announced in advance and will be reflected in the Philadelphia Oil Service SectorSM Index prior to market open on the effective date of the Philadelphia Oil Service SectorSM Index.

In administrating the Philadelphia Oil Service SectorSM Index, NASDAQ OMX will exercise discretion as it deems appropriate to ensure Philadelphia Oil Service SectorSM Index integrity.

License Agreement

The NASDAQ OMX Group, Inc. and Citigroup Global Markets Inc. have entered into a non-exclusive license agreement providing license to Citigroup Global Markets Inc. and certain of its affiliated companies, in exchange for a fee, of the right to use the Philadelphia Oil Service SectorSM Index, which is owned and published by NASDAQ OMX, in connection with securities, including the securities.

The license agreement between NASDAQ OMX and Citigroup Global Markets Inc. provides that the following language must be set forth in this underlying supplement:

“The securities are not sponsored, endorsed, sold or promoted by The NASDAQ OMX Group, Inc. or its affiliates (NASDAQ OMX, with its affiliates, are referred to as the “Corporations”).  The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities.  The Corporations make no representation or warranty, express or implied to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the Philadelphia Oil Service SectorSM Index to track general stock market performance.  The Corporations’ only relationship to Citigroup Inc. (“Licensee”) is in the licensing of the Nasdaq®, OMX®, and Philadelphia Oil Service SectorSM Index registered trademarks, and certain trade names of the Corporations and the use of the Philadelphia Oil Service SectorSM Index which is determined, composed and calculated by NASDAQ OMX without regard to Licensee or the securities.  NASDAQ OMX has no obligation to take the needs of the Licensee or the owners of the securities into consideration in determining, composing or calculating the Philadelphia Oil Service SectorSM Index.  The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash.  The Corporations have no liability in connection with the administration, marketing or trading of the securities.”

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE PHILADELPHIA OIL SERVICE SECTORSM INDEX OR ANY DATA INCLUDED THEREIN.  THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE PHILADELPHIA OIL SERVICE SECTORSM INDEX OR ANY DATA INCLUDED THEREIN.  THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PHILADELPHIA OIL SERVICE SECTORSM INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Nasdaq®,” “OMX®,” “Philadelphia Oil Service SectorSM” and “OSXSM” are registered trademarks or service marks of NASDAQ OMX and have been licensed for use by Citigroup Global Markets Inc. and its affiliates.  The securities have not been passed on by the Corporations as to their legality or suitability.  The securities are not issued, endorsed, sold, or promoted by the Corporations.  THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE SECURITIES.

RUSSELL INDICES

We have derived all information contained in this underlying supplement regarding the Russell 1000® Index, the Russell 2000® Index and the Russell 3000® Index (each, a “Russell Index” and collectively, the “Russell Indices”), including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, Russell Investments (“Russell”).  The Russell Indices were developed by Russell Investment Group (formerly, Frank Russell Company) and are calculated, maintained and published by Russell, a subsidiary of Russell Investment Group.  Russell has no obligation to publish, and may discontinue the publication of, the Russell Indices.

The Russell 1000® Index

The Russell 1000® Index measures the composite price performance of stocks of 1,000 companies (with respect to the Russell 1000® Index, the “Component Stocks”) domiciled in the U.S. and its territories.  All stocks included in the Russell 1000® Index are traded on a major U.S. exchange.  The companies included in the Russell 1000® Index are the 1,000 largest companies that form the Russell 3000ETM Index, which is composed of the 4,000 largest U.S. companies as determined by market capitalization and represents approximately 99% of the U.S. equity market.

The Russell 1000® Index is reported by Bloomberg L.P. under the ticker symbol “RIY.”

The Russell 1000® Growth Index

The Russell 1000® Growth Index measures the performance of the large-cap growth segment of the U.S. equity universe. It includes those Russell 1000® Index companies with higher price-to-book ratios and higher forecasted growth values.  The Russell 1000® Growth Index is completely reconstituted annually to ensure new and growing equities are included and that the represented companies continue to reflect growth characteristics.

The Russell 1000® Growth Index is reported by Bloomberg L.P. under the ticker symbol “RLG.”

The Russell 2000® Index

The Russell 2000® Index measures the capitalization-weighted price performance of the small-cap stocks included in the Russell 2000® Index (with respect to the Russell 2000® Index, the “Component Stocks”) and is designed to track the performance of the small capitalization segment of the U.S. equity market.  All stocks included in the Russell 2000® Index are traded on a major U.S. exchange.  The companies included in the Russell 2000® Index are the middle 2,000 of the companies that form the Russell 3000ETM Index, which is composed of the 4,000 largest U.S. companies as determined by market capitalization and represents approximately 99% of the U.S. equity market.

The Russell 2000® Index is reported by Bloomberg L.P. under the ticker symbol “RTY.”

The Russell 3000® Index

The Russell 3000® Index measures the capitalization-weighted price performance of the stocks included in the Russell 3000® Index (with respect to the Russell 2000® Index, the “Component Stocks”) and is designed to represent the broad U.S. equity market.  All stocks included in the Russell 3000® Index are traded on a major U.S. exchange.  The companies included in the Russell 3000® Index are the 3,000 largest U.S. companies that form the Russell 3000ETM Index, which is composed of the 4,000 largest U.S. companies as determined by market capitalization and represents approximately 99% of the U.S. equity market.  The Russell 3000® Index consists of the 3,000 companies included in the Russell 1000® Index and the Russell 2000® Index, which are subsets of the Russell 3000ETM Index, and represents approximately 98% of the U.S. equity market.  The Russell 3000ETM Index is not the same as the Russell 3000® Index, which is a subset of the Russell 3000ETM Index.

The Russell 3000® Index is reported by Bloomberg L.P. under the ticker symbol “RAY.”

Selection of Stocks Underlying the Russell Indices

The Russell Indices are sub-indices of the Russell 3000ETM Index.  To be eligible for inclusion in the Russell 3000ETM Index, and, consequently, a Russell Index, a company’s stock must be listed on the last trading day in May of a given year and Russell must have access to documentation verifying the company’s eligibility for inclusion.  Eligible initial public offerings are added to Russell Indices at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution.  To be added to any Russell Index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

U.S. companies are eligible for inclusion in the Russell 3000ETM Index and, consequently, the Russell Indices.  Russell uses the following method for determining whether a company is a U.S. company.  If a company incorporates in, has a stated headquarters location in, and also trades in the same country (ADRs and ADSs are not eligible), the company is assigned to its country of incorporation. If any of the three do not match, Russell then defines 3 Home Country Indicators (“HCIs”).  The HCIs are as follows:

•	country of incorporation;

•	country of headquarters; and

•	country of the most liquid exchange as defined by 2-year average daily dollar trading volume (ADDTV) from all exchanges within a country.

After the HCIs are defined, the next step in the country assignment involves an analysis of assets by location.  Russell cross-compares the primary location of the company’s assets with the three HCIs.  If the primary location of assets matches ANY of the HCIs, then the company is assigned to its primary asset location.

•      If there is not enough information to determine a company’s primary country of assets, Russell uses the primary location of the company’s revenue for the same cross-comparison and assigns the company to the appropriate country in a similar fashion. In 2011, Russell began using an average of two years of assets or revenues data for analysis to reduce potential turnover.

•      If conclusive country details cannot be derived from assets or revenue, Russell assigns the company to the country where its headquarters are located unless the country is a Benefit Driven Incorporation (BDI) country.  If the country in which its headquarters are located is a BDI country, the company is assigned to the country of its most liquid stock exchange.  The BDI countries are Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curacao, Faroe Islands, Gibraltar, Isle of Man, Liberia, Marshall Islands, Panama, Saba, Sint Eustasius, Sint Maarten and Turks and Caicos Islands.

The following securities are specifically excluded from the Russell Indices: (i) stocks that are not traded on a major U.S. exchange; (ii) preferred stock, convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights and trust receipts; (iii) royalty trusts, limited liability companies, closed-end investment companies (business development companies or BDCs are eligible), blank check companies, special purpose acquisition companies (SPACs) and limited partnerships.

The primary criteria used to determine the initial list of securities eligible for the Russell 3000ETM Index is total market capitalization, which is defined as the price of the shares times the total number of available shares.  All common stock share classes are combined in determining market capitalization.  If multiple share classes have been combined, the price of the primary trading vehicle (usually the most liquid) is used in the calculations.  In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately.  Stocks must trade at or above $1.00 (on their primary exchange) on the last trading day in May of each year to be eligible for inclusion in any Russell Index. In order to reduce unnecessary turnover, if an existing Component Stock’s closing price is less than $1.00 on the last trading day in May, it will be considered eligible if the average of the daily closing prices (from its primary exchange) during the month of May is equal to or greater than $1.00. Quarterly IPO additions must have a close price at or above $1.00 on the last day of their eligibility period in order to qualify for index inclusion. If a stock, new or existing, does not have a close price at or above $1.00 (on its primary exchange) on the last trading day in May, but does have a close price at or above $1.00 on another major U.S. exchange, the stock will be eligible for inclusion.

Companies with only a total market capitalization of less than $30 million are not eligible for inclusion in the Russell 3000ETM Index and, consequently, the Russell Indices. Companies with only a small portion of their shares available in the marketplace are not eligible for inclusion in the Russell 3000ETM Index and, consequently, the Russell Indices.  Companies with 5% or less float will be removed from eligibility.

The Russell Indices are reconstituted annually to reflect changes in the marketplace.  The list of companies is ranked based on total market capitalization as of the last trading day in May, with the actual reconstitution effective on the first trading day following the final Friday of June each year, except that if the last Friday of June of any year is the 28th, 29th or 30th, reconstitution will occur on the preceding Friday.  Changes in the constituents are pre-announced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Capitalization Adjustments

As a capitalization-weighted index, the each Russell Index reflects changes in the capitalization, or market value, of the Component Stocks relative to the capitalization on a base date.  The current value of each Russell Index is calculated by adding the market values of the Component Stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 2,000 stocks.  The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the applicable Russell Index on the base date of December 31, 1986.  To calculate the Russell Indices, last sale prices will be used for exchange-traded and NASDAQ stocks.  If a Component Stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell Indices.  In order to provide continuity for the value of the Russell Indices, the applicable divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for Component Stocks, company additions or deletions, corporate restructurings and other capitalization changes.

Available shares are assumed to be shares available for trading.  Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in SEC corporate filings, including DEF 14, 424B and 10K filings (but not 13F filings), or other reliable sources in the event of missing or questionable data.

The following types of shares are considered unavailable for the purposes of capitalization determinations:

•	ESOP or LESOP shares—corporations that have Employee Stock Ownership Plans that comprise 10% or more of the shares outstanding are adjusted;

•
Corporate cross-owned shares—corporate cross-ownership occurs when shares of a company in the applicable Russell Index are held by another member of a Russell index (including Russell Global Indexes).  Any percentage held in this class will be adjusted;

•
Large private and corporate shares—large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the applicable Russell Index that own 10% or more of the shares outstanding.  However, not to be included in this class are institutional holdings, which are:  investment companies, partnerships, insurance companies, mutual funds, banks or venture capital funds;

•	Unlisted share classes—classes of common stock that are not traded on a U.S. securities exchange;

•
Initial public offering lock-ups—shares locked-up during an initial public offering are not available to the public and will be excluded from the market value at the time the initial public offering enters the applicable Russell Index; and

•	Government Holdings:

•	Direct government holders: Those holdings listed as “government of” are considered unavailable and will be removed entirely from available shares;

•	Indirect government holders: Shares held by government investment boards and/or investment arms will be treated similar to large private holdings and removed if the holding is greater than 10%; and

•	Government pensions: Any holding by a government pension plan is considered institutional holdings and will not be removed from available shares.

Corporate Actions Affecting the Russell Indices

The following summarizes the types of maintenance adjustments considered with respect to the Russell Indices and indicates whether or not an adjustment to a Russell Index is required.

•
“No Replacement” Rule—Securities that leave the relevant Russell Indices, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced.  Thus, the number of securities in the relevant Russell Indices over a year will fluctuate according to corporate activity.

•
Rules for Deletions—When a stock is acquired, delisted or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the relevant Russell Indices at the market close on the effective date or when the stock is no longer trading on the exchange if Russell is able to determine the status of the corporate action to be final prior to 1:00 p.m. Eastern Standard Time, or the following day if Russell is able to determine the status of the corporate action to be final after 1:00 p.m. Eastern Standard Time.  Companies that file for a Chapter 7 liquidation bankruptcy will be removed from the relevant Russell Indices at the time of the bankruptcy filing; whereas, companies filing for a Chapter 11 reorganization bankruptcy will remain a member of the relevant Russell Indices, unless the company is delisted from the primary exchange, in which case normal delisting rules apply.  Members of the relevant Russell Indices that are re-incorporated in another country are deleted when the re-incorporation is final.

•
Rules for Additions—The only additions between reconstitution dates are as a result of spin-offs and initial public offerings.  Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off company is sufficiently large.  To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 3000ETM Index at the latest reconstitution.  If a U.S. spin-off occurs from a Russell Global ex-U.S. Index member, the spun-off company will be placed in the parent’s index and capitalization tier of the Russell Global Index.  A member of the Russell Global Index that is reincorporating to the United States or one of the eligible countries/regions described above will be added to the Russell 3000ETM Index when the reincorporation is final.

•
Merger and Acquisition—When mergers or acquisitions occur, changes to the membership and weighting of members within the relevant Russell Indices occur.  In the event a merger or acquisition occurs between members of the relevant Russell Indices, the acquired company is deleted and its market capitalization moves to the acquiring stock according to the terms of the merger; hence, mergers have no effect on the relevant Russell Indices total capitalization.  Shares are updated for the acquiring stock at the time the transaction is final.  If the acquiring company is a member of the relevant Russell Indices, but the acquired company is not, the shares for the acquiring stock are adjusted at month-end.  If the acquiring company is not a member of any of the Russell Indexes, there are two possibilities:

•
Reverse Merger—If the acquiring company is a private, non-publicly traded company or OTC company, Russell will review the action to determine if it is considered a reverse merger, defined as a transaction that results in a publicly traded company that meets all requirements for inclusion in a Russell Index.  If it is determined that an action is a reverse merger, the newly formed entity will be placed in the appropriate market capitalization index after the close of the day following the completion of the merger.  The acquired company will be removed from the current index simultaneously.

•	Standard Action—The acquired company is deleted after the action is final.

•
Delisted Stocks—When stocks from the relevant Russell Indices are deleted as a result of exchange delisting or reconstitution, the price used will be the closing primary exchange price on the day of deletion, or the following day using the closing OTC bulletin board price.  However, there may be corporate events, such as mergers or acquisitions, that result in the lack of current market price for the deleted security and in such an instance the latest primary exchange closing price available will be used.

•
Rule for Re-Classification and Re-Incorporation—For re-classification of shares, adjustments will be made at the open of the ex-date using previous day closing prices.  Companies that reincorporate and no longer trade in the U.S. are immediately deleted.

License with Russell

Russell and Citigroup Global Markets Inc., an affiliate of ours, has entered into a non-exclusive license agreement providing for the license to Citigroup Inc. and its affiliates, in exchange for a fee, of the right to use indices owned and published by Russell in connection with certain financial products, including the securities.

The license agreement between Russell and Citigroup Global Markets Inc. provides that the following language must be stated in this underlying supplement:

The securities are not sponsored, endorsed, sold, or promoted by Russell or any successor thereto or index owner and neither Russell nor any party hereto makes any representation or warranty whatsoever, whether express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Russell Indices to track general stock market performance or a segment of the same.  Russell’s publication of the Russell Indices in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell Indices are based.  Russell’s only relationship to Citigroup Inc. and its affiliates is the licensing of certain trademarks and trade names of Russell and of the Russell Indices, which are determined, composed and calculated by Russell without regard to Citigroup Inc. and its affiliates or the securities.  Russell is not responsible for and has not reviewed the securities or any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise.  Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell Indices.  Russell has no obligation or liability in connection with the administration, marketing or trading of the securities.

RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL INDICES OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY CITIGROUP INC. AND/OR ITS AFFILIATES, INVESTORS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL INDICES OR ANY DATA INCLUDED THEREIN.  RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL INDICES OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN RUSSELL AND CITIGROUP INC.”

“Russell 1000® Index,” “Russell 1000® Growth Index,” “Russell 2000® Index,” “Russell 3000® Index” and “Russell 3000ETM Index” are trademarks of Russell and have been licensed for use by Citigroup Inc. and its affiliates.  This transaction is not sponsored, endorsed, sold, or promoted by Russell and Russell makes no representation regarding the advisability of entering into this transaction.

S&P 100® INDEX

We have derived all information contained in this underlying supplement regarding the S&P 100® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), a joint venture company owned by The McGraw-Hill Companies, Inc., CME Group Inc. and Dow Jones & Company, Inc. The S&P 100® Index was developed by Standard & Poor’s Financial Services LLC  (“S&P”) and is calculated, maintained and published by S&P Dow Jones.  S&P Dow Jones has no obligation to continue to publish, and may discontinue the publication of, the S&P 100® Index.

The S&P 100® Index is reported by Bloomberg L.P. under the ticker symbol “OEX.”

The S&P 100® Index is a subset of the S&P 500® Index and comprises 100 leading U.S. stocks with exchange-listed options.  Constituents of the S&P 100® Index are selected for sector balance.  The calculation of the value of the S&P 100® Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 100 companies (the “S&P 100® Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 100 similar companies during the base period.  The “Market Value” of any S&P 100® Component Stock is the product of the market price per share and the number of the then outstanding shares of such S&P 100® Component Stock.

The S&P 100® Index was originally developed by the Chicago Board Options Exchange (CBOE), which later transferred the S&P 100® Index to S&P for management.  S&P Dow Jones’ U.S. Index Committee, which oversees the S&P 500® Index and other S&P Dow Jones equity indices, maintains the S&P 100® Index.  Because the S&P 100® Index is derived from the S&P 500® Index, the S&P 100® Index stocks are also subject to the published S&P 500® criteria for additions and deletions.  In addition, only companies included in the S&P 500® Index are eligible for inclusion in the S&P 100® Index.  All stocks added to the S&P 100® Index must maintain exchange-listed options.  Stocks included in the S&P 100® Index must also meet the S&P Dow Jones’ U.S. Index Committee’s guidelines for sector representation.  The sector composition of the S&P 100® Index has remained comparable to the sector composition of the S&P 500® Index.  The S&P Dow Jones’ U.S. Index Committee may remove a company from the S&P 100® Index if the company does not meet the inclusion qualifications or if the index becomes unbalanced in its sector representation.

The S&P 100® Index and other of S&P Dow Jones’ U.S. indices moved to a float adjustment methodology in 2005 so that the indices reflect only those shares that are generally available to investors in the market, rather than all of a company’s outstanding shares.  S&P Dow Jones defines three groups of shareholders whose holdings are subject to float adjustment:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

•	holdings by government entities, including all levels of government in the United States or foreign countries; and

•
holdings by current or former officers and directors of the company, founders of the company or family trusts of officers, directors or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

The S&P 100® Index is calculated using a base-weighted aggregate methodology where the level of the S&P 100® Index reflects the total Market Value of all 100 S&P 100® Component Stocks relative to the S&P 100® Index’s base period.

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The daily calculation of the S&P 100® Index is computed by dividing the total Market Value of the S&P 100® Component Stocks by a number called the “S&P 100® Index Divisor.”  By itself, the S&P 100® Index Divisor is an arbitrary number.  However, in the context of the calculation of the S&P 100® Index, it is the only link to the original base period value of the S&P 100® Index.  The S&P 100® Index Divisor keeps the S&P 100® Index comparable over time and is the manipulation point for all adjustments to the S&P 100® Index (“S&P 100® Index Maintenance”).

S&P 100® Index Maintenance includes monitoring and completing adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock-price adjustments due to company restructurings or spinoffs.

To prevent the value of the S&P 100® Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 100® Index require a S&P 100® Index Divisor adjustment.  By adjusting the S&P 100® Index Divisor for the change in total Market Value, the value of the S&P 100® Index remains constant.  This helps maintain the value of the S&P 100® Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 100® Index does not reflect the corporate actions of individual companies in the S&P 100® Index.  All S&P 100® Index Divisor adjustments are made after the close of trading and after the calculation of the index closing value of the S&P 100® Index.  Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 100® Index and do not require S&P 100® Index Divisor adjustments.

The table below summarizes the types of S&P 100® Index maintenance adjustments and indicates whether or not a S&P 100® Index Divisor adjustment is required:

Type of Corporate Action	Comment	Divisor Adjustment Required
Company Added/Deleted	Net change in market value determines the divisor adjustment	Yes
Change in Shares Outstanding	Any combination of secondary issuance, share repurchase or buy back – share counts revised to reflect change.	Yes
Stock Split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No
Spin-off	If the spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes
Spin-off	Spun-off company added to the index, no company removed from the index.	No
Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes
Change in Investable Weight Factor (IWF)	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes
Special Dividends	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value	Yes
Rights Offering	Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market	Yes

cap measured as the shares issued multiplied by the price paid.

Stock splits and stock dividends do not affect the S&P 100® Index Divisor of the S&P 100® Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P Dow Jones so that there is no change in the Market Value of the S&P 100® Component Stock.  All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the S&P 100® Index Divisor has the effect of altering the Market Value of the S&P 100® Component Stock and consequently of altering the aggregate Market Value of the S&P 100® Component Stocks (the “Post-Event Aggregate Market Value”).  In order that the level of the S&P 100® Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected S&P 100® Component Stock, a new S&P 100® Index Divisor (“New S&P 100® Divisor”) is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New S&P 100® Divisor

New S&P 100® Divisor	=	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the S&P 100® Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 100® Index companies.  Changes in a company’s total shares outstanding of 5% or more due to public offerings, tender offers, Dutch auctions or exchange offers are made as soon as reasonably possible. Other changes of 5% or more are made weekly, and are announced on Wednesdays for implementation after the close of trading the following Wednesday (one week later). All other changes of less than 5% are accumulated and made quarterly on the third Friday of March, June, September, and December, when the share totals of companies in the S&P 100® Index are updated as required by any changes in the number of shares outstanding.  After the totals are updated, the S&P 100® Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 100® Index.

License Agreement

S&P Dow Jones and Citigroup Global Markets Inc. have entered into a non-exclusive license agreement providing for the license to Citigroup Inc. and its other affiliates, in exchange for a fee, of the right to use indices owned and published by S&P Dow Jones in connection with certain financial products, including the securities. “Standard & Poor’s,” “S&P” and “S&P 100” are trademarks of S&P. “Dow Jones” is a registered trademark of Dow Jones Trademark Holdings, LLC (“Dow Jones”). Trademarks have been licensed to S&P Dow Jones and have been licensed for use by Citigroup Inc. and its affiliates.

The license agreement between S&P Dow Jones and Citigroup Global Markets Inc. provides that the following language must be stated in this underlying supplement:

“The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones, Dow Jones, S&P or their respective affiliates (collectively, “S&P Dow Jones Indices”).  S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly. S&P Dow Jones Indices’ only relationship to Citigroup Inc. and its affiliates (other than transactions entered into in the ordinary course of business) is the licensing of certain trademarks, trade names and service marks of S&P Dow Jones Indices and of the S&P 100® Index, which is determined, composed and calculated by S&P Dow Jones Indices without regard to Citigroup Inc., its affiliates or the securities. S&P Dow Jones Indices have no obligation to take the needs of Citigroup Inc., its affiliates or the holders of the securities into consideration in determining, composing or calculating the S&P 100® Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the timing of, prices at or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the securities.

S&P DOW JONES INDICES DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 100® INDEX OR ANY DATA INCLUDED THEREIN AND S&P DOW JONES INDICES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P DOW JONES INDICES MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY CITIGROUP INC., HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 100® INDEX OR ANY DATA INCLUDED THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 100® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P DOW JONES INDICES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND CITIGROUP INC.”

S&P 500® INDEX

We have derived all information contained in this underlying supplement regarding the S&P 500® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), a joint venture company owned by The McGraw-Hill Companies, Inc., CME Group Inc. and Dow Jones & Company, Inc. The S&P 500® Index was developed by Standard & Poor’s Financial Services LLC (“S&P”) and is calculated, maintained and published by S&P Dow Jones.  S&P Dow Jones has no obligation to continue to publish, and may discontinue the publication of, the S&P 500® Index.

The S&P 500® Index is reported by Bloomberg L.P. under the ticker symbol “SPX.”

The S&P 500® Index is intended to provide a performance benchmark for the large capitalization segment of the U.S. equity markets.  The calculation of the level of the S&P 500® Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies (the “S&P Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.  Historically, the “Market Value” of any S&P Component Stock was calculated as the product of the market price per share and the number of the then-outstanding shares of such S&P Component Stock.  As discussed below, on March 21, 2005, S&P began to use a new methodology to calculate the Market Value of the S&P Component Stocks and on September 16, 2005, S&P completed its transition to the new calculation methodology.  The 500 companies are not the 500 largest companies listed on the New York Stock Exchange (the “NYSE”) and not all 500 companies are listed on such exchange.  S&P Dow Jones chooses companies for inclusion in the S&P 500® Index with the objective of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market.  S&P Dow Jones may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above.  Relevant criteria employed by S&P Dow Jones include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely-held and the Market Value and trading activity of the common stock of that company.

On March 21, 2005, S&P began to calculate the S&P 500® Index based on a half float-adjusted formula, and on September 16, 2005, the S&P 500® Index became fully float-adjusted.  S&P’s criteria for selecting stocks for the S&P 500® Index was not changed by the shift to float adjustment.  However, the adjustment affects each company’s weight in the S&P 500® Index (i.e., its Market Value).

Under float adjustment, the share counts used in calculating the S&P 500® Index reflect only those shares that are available to investors, not all of a company’s outstanding shares.  S&P Dow Jones defines three groups of shareholders whose holdings are subject to float adjustment:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

•	holdings by government entities, including all levels of government in the United States or foreign countries; and

•
holdings by current or former officers and directors of the company, founders of the company or family trusts of officers, directors or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

However, treasury stock, stock options, equity participation units, warrants, preferred stock, convertible stock and rights are not part of the float.  In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float-adjusted count of shares to be used in the S&P 500® Index calculation.  Mutual funds, investment advisory firms, pension funds or foundations not associated with the company and investment funds in insurance companies, shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.  Shares held in a trust to allow investors in countries outside the country of domicile (e.g., ADRs, CDIs and Canadian exchangeable shares) are normally part of the float.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding.  (On March 21, 2005, the S&P 500® Index moved halfway to float adjustment, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P 500® Index between March 21, 2005 and September 16, 2005 was 0.90.  On September 16, 2005, S&P began to calculate the S&P 500® Index on a fully float-adjusted basis, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P 500® Index on and after September 16, 2005 is 0.80.)  The float-adjusted Index is calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the Index Divisor.  For companies with multiple classes of stock, S&P Dow Jones calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

As of the date of this underlying supplement, the S&P 500® Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500® Index reflects the total Market Value of all 500 S&P Component Stocks relative to the S&P 500® Index’s base period of 1941–43 (the “Base Period”).

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total Market Value of the S&P Component Stocks during the Base Period has been set equal to an indexed value of 10.  This is often indicated by the notation 1941–43=10.  In practice, the daily calculation of the S&P 500® Index is computed by dividing the total Market Value of the S&P Component Stocks by a number called the Index Divisor.  By itself, the Index Divisor is an arbitrary number.  However, in the context of the calculation of the S&P 500® Index, it is the only link to the original Base Period level of the S&P 500® Index.  The Index Divisor keeps the S&P 500® Index comparable over time and is the manipulation point for all adjustments to the S&P 500® Index (“Index Maintenance”).

Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spin-offs.

To prevent the level of the S&P 500® Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500® Index require an Index Divisor adjustment.  By adjusting the Index Divisor for the change in total Market Value, the level of the S&P 500® Index remains constant.  This helps maintain the level of the S&P 500® Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500® Index does not reflect the corporate actions of individual companies in the S&P 500® Index.  All Index Divisor adjustments are made after the close of trading and after the calculation of the closing level of the S&P 500® Index.  Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500® Index and do not require Index Divisor adjustments.

The table below summarizes the types of Index Maintenance adjustments and indicates whether or not an Index Divisor adjustment is required.

Type of Corporate Action	Comment	Divisor Adjustment Required
Company Added/Deleted	Net change in market value determines the divisor adjustment	Yes
Change in Shares Outstanding	Any combination of secondary issuance, share repurchase or buy back – share counts revised to reflect change.	Yes

Stock Split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No
Spin-off	If the spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes
Spin-off	Spun-off company added to the index, no company removed from the index.	No
Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes
Change in Investable Weight Factor (IWF)	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes
Special Dividends	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes
Rights Offering
Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.
Yes

Stock splits and stock dividends do not affect the Index Divisor, because following a split or dividend, both the stock price and number of shares outstanding are adjusted by S&P Dow Jones so that there is no change in the Market Value of the S&P Component Stock.  All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the Index Divisor has the effect of altering the Market Value of the S&P Component Stock and consequently of altering the aggregate Market Value of the S&P Component Stocks (the “Post-Event Aggregate Market Value”).  In order that the level of the S&P 500® Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected Component Stock, a new Index Divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New Divisor

New Divisor	=	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the Index Maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500® Index companies.  Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500® Index are updated as required by any changes in the number of shares outstanding.  After the totals are updated, the Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 500® Index.  In addition, any changes over 5% in the current common shares outstanding for the S&P 500® Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the Index Divisor.

License Agreement

S&P Dow Jones and Citigroup Global Markets Inc. have entered into a non-exclusive license agreement providing for the license to Citigroup Inc. and its other affiliates, in exchange for a fee, of the right to use indices owned and published by S&P Dow Jones in connection with certain financial products, including the securities. “Standard & Poor’s,” “S&P” and “S&P 500” are trademarks of S&P. “Dow Jones” is a registered trademark of Dow Jones Trademark Holdings, LLC (“Dow Jones”). Trademarks have been licensed to S&P Dow Jones and have been licensed for use by Citigroup Inc. and its affiliates.

The license agreement between S&P Dow Jones and Citigroup Global Markets Inc. provides that the following language must be stated in this underlying supplement:

“The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones, Dow Jones, S&P or their respective affiliates (collectively, “S&P Dow Jones Indices”).  S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly. S&P Dow Jones Indices’ only relationship to Citigroup Inc. and its affiliates (other than transactions entered into in the ordinary course of business) is the licensing of certain trademarks, trade names and service marks of S&P Dow Jones Indices and of the S&P 500® Index, which is determined, composed and calculated by S&P Dow Jones Indices without regard to Citigroup Inc., its affiliates or the securities. S&P Dow Jones Indices have no obligation to take the needs of Citigroup Inc., its affiliates or the holders of the securities into consideration in determining, composing or calculating the S&P 500® Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the timing of, prices at or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the securities.

S&P DOW JONES INDICES DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN AND S&P DOW JONES INDICES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P DOW JONES INDICES MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY CITIGROUP INC., HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P DOW JONES INDICES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND CITIGROUP INC.”

S&P MIDCAP 400® INDEX

We have derived all information contained in this underlying supplement regarding the S&P MidCap 400® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), a joint venture company owned by The McGraw-Hill Companies, Inc., CME Group Inc. and Dow Jones & Company, Inc. The S&P MidCap 400® Index was developed by Standard & Poor’s Financial Services LLC (“S&P”) and is calculated, maintained and published by S&P Dow Jones.  S&P Dow Jones has no obligation to continue to publish, and may discontinue the publication of, the S&P MidCap 400® Index.

The S&P MidCap 400® Index is reported by Bloomberg L.P. under the ticker symbol “MID.”

The S&P MidCap 400® Index is intended to provide a performance benchmark for the medium capitalization segment of the U.S. equity markets.  It tracks the stock price movement of 400 companies with mid-sized market capitalizations, primarily ranging from US $1 billion to US $4.4 billion.  The market capitalization requirements are reviewed periodically so as to ensure consistency with market standards.  The S&P MidCap 400® Index is maintained with similar methodologies and rules as the S&P 500® Index, with variations only to account for differences in capitalization requirements.

The calculation of the level of the S&P MidCap 400® Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 400 companies (the “S&P MidCap Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 400 similar companies on the base date of June 28, 1991 (the “base date”).  Historically, the “Market Value” of any S&P MidCap Component Stock was calculated as the product of the market price per share and the number of the then-outstanding shares of such S&P MidCap Component Stock.  As discussed below, on March 21, 2005, S&P began to use a new methodology to calculate the Market Value of the S&P MidCap Component Stocks and on September 16, 2005, S&P completed its transition to the new calculation methodology.  S&P Dow Jones chooses companies for inclusion in the S&P MidCap 400® Index with the objective of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the medium capitalization segment of the U.S. equity market.  S&P Dow Jones may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P MidCap 400® Index to achieve the objectives stated above.  Relevant criteria employed by S&P Dow Jones include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely-held and the Market Value and trading activity of the common stock of that company.

On March 21, 2005, S&P began to calculate the S&P MidCap 400® Index based on a half float-adjusted formula, and on September 16, 2005, the S&P MidCap 400® Index became fully float adjusted.  S&P’s criteria for selecting stocks for the S&P MidCap 400® Index was not changed by the shift to float adjustment.  However, the adjustment affects each company’s weight in the S&P MidCap 400® Index (i.e., its Market Value).

Under float adjustment, the share counts used in calculating the S&P MidCap 400® Index reflect only those shares that are available to investors, not all of a company’s outstanding shares.  S&P Dow Jones defines three groups of shareholders whose holdings are subject to float adjustment:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

•	holdings by government entities, including all levels of government in the United States or foreign countries; and

•
holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

However, treasury stock, stock options, equity participation units, warrants, preferred stock, convertible stock and rights are not part of the float.  In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float-adjusted count of shares to be used in the S&P MidCap 400® Index calculation.  Mutual funds, investment advisory firms, pension funds or foundations not associated with the company and investment funds in insurance companies, shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.  Shares held in a trust to allow investors in countries outside the country of domicile (e.g. ADRs, CDIs and Canadian exchangeable shares) are normally part of the float.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding.  (On March 21, 2005, the S&P MidCap 400® Index moved halfway to float adjustment, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P MidCap 400® Index between March 21, 2005 and September 16, 2005 was 0.90.  On September 16, 2005, S&P began to calculate the S&P MidCap 400® Index on a fully float-adjusted basis, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P MidCap 400® Index on and after September 16, 2005 is 0.80.)  The float-adjusted Index is calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the Index Divisor.  For companies with multiple classes of stock, S&P calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

As of the date of this underlying supplement, the S&P MidCap 400® Index is calculated using a base-weighted aggregate methodology: the level of the S&P MidCap 400® Index reflects the total Market Value of all 400 S&P MidCap Component Stocks relative to the S&P MidCap 400® Index’s Base Date.  An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total Market Value of the S&P MidCap Component Stocks on the Base Date has been set equal to an indexed value of 100.  This is often indicated by the notation 6/28/91 = 100.  In practice, the daily calculation of the S&P MidCap 400® Index is computed by dividing the total Market Value of the S&P MidCap Component Stocks by a number called the Index Divisor.  By itself, the Index Divisor is an arbitrary number.  However, in the context of the calculation of the S&P MidCap 400® Index, it is the only link to the original Base Period level of the S&P MidCap 400® Index.  The Index Divisor keeps the S&P MidCap 400® Index comparable over time and is the manipulation point for all adjustments to the S&P MidCap 400® Index (“Index Maintenance”).

Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spin-offs.

To prevent the level of the S&P MidCap 400® Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P MidCap 400® Index require an Index Divisor adjustment.  By adjusting the Index Divisor for the change in total Market Value, the level of the S&P MidCap 400® Index remains constant.  This helps maintain the level of the S&P MidCap 400® Index as an accurate barometer of stock market performance and ensures that the movement of the S&P MidCap 400® Index does not reflect the corporate actions of individual companies in the S&P MidCap 400® Index.  All Index Divisor adjustments are made after the close of trading and after the calculation of the closing level of the S&P MidCap 400® Index.  Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P MidCap 400® Index and do not require Index Divisor adjustments.

The table below summarizes the types of Index Maintenance adjustments and indicates whether or not an Index Divisor adjustment is required.

Type of Corporate Action	Comment	Divisor Adjustment Required
Company	Net change in market value determines the divisor	Yes

Added/Deleted	adjustment
Change in Shares Outstanding	Any combination of secondary issuance, share repurchase or buy back – share counts revised to reflect change.	Yes
Stock Split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No
Spin-off	If the spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes
Spin-off	Spun-off company added to the index, no company removed from the index.	No
Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes
Change in Investable Weight Factor (IWF)	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes
Special Dividends	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes
Rights Offering
Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.
Yes

Stock splits and stock dividends do not affect the Index Divisor, because following a split or dividend, both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the S&P MidCap Component Stock.  All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the Index Divisor has the effect of altering the Market Value of the S&P MidCap Component Stock and consequently of altering the aggregate Market Value of the S&P MidCap Component Stocks (the “Post-Event Aggregate Market Value”).  In order that the level of the S&P MidCap 400® Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected Component Stock, a new Index Divisor (“New Divisor”) is derived as follows:

A large part of the Index Maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P MidCap 400® Index companies.  Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P MidCap 400® Index are updated as required by any changes in the number of shares outstanding.  After the totals are updated, the Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P MidCap 400® Index.  In addition, any changes over 5% in the current common shares outstanding for the S&P MidCap 400® Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the Index Divisor.

License Agreement

S&P Dow Jones and Citigroup Global Markets Inc. have entered into a non-exclusive license agreement providing for the license to Citigroup Inc. and its other affiliates, in exchange for a fee, of the right to use indices owned and published by S&P Dow Jones in connection with certain financial products, including the securities. “Standard & Poor’s,” “S&P” and “S&P MidCap 400” are trademarks of S&P. “Dow Jones” is a registered trademark of Dow Jones Trademark Holdings, LLC (“Dow Jones”). Trademarks have been licensed to S&P Dow Jones and have been licensed for use by Citigroup Inc. and its affiliates.

The license agreement between S&P Dow Jones and Citigroup Global Markets Inc. provides that the following language must be stated in this underlying supplement:

“The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones, Dow Jones, S&P or their respective affiliates (collectively, “S&P Dow Jones Indices”).  S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly. S&P Dow Jones Indices’ only relationship to Citigroup Inc. and its affiliates (other than transactions entered into in the ordinary course of business) is the licensing of certain trademarks, trade names and service marks of S&P Dow Jones Indices and of the S&P MidCap 400® Index, which is determined, composed and calculated by S&P Dow Jones Indices without regard to Citigroup Inc., its affiliates or the securities. S&P Dow Jones Indices have no obligation to take the needs of Citigroup Inc., its affiliates or the holders of the securities into consideration in determining, composing or calculating the S&P MidCap 400® Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the timing of, prices at or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the securities.

S&P DOW JONES INDICES DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P MIDCAP 400® INDEX OR ANY DATA INCLUDED THEREIN AND S&P DOW JONES INDICES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P DOW JONES INDICES MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY CITIGROUP INC., HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P MIDCAP 400® INDEX OR ANY DATA INCLUDED THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P MIDCAP 400® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P DOW JONES INDICES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND CITIGROUP INC.”

S&P SELECT INDUSTRY INDICES

We have derived all information contained in this underlying supplement regarding the S&P® Homebuilders Select IndustryTM Index and the S&P® Metals & Mining Select IndustryTM Index (each, a “Select Industry Index” and collectively, the “Select Industry Indices”) and the S&P Total Market Index, including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), a joint venture company owned by The McGraw-Hill Companies, Inc., CME Group Inc. and Dow Jones & Company, Inc. The Select Industry Indices were developed by Standard & Poor’s Financial Services LLC (“S&P”) and are calculated, maintained and published by S&P Dow Jones.  S&P Dow Jones has no obligation to continue to calculate and publish, and may discontinue calculation and publication of the Select Industry Indices.

Additional information concerning the Select Industry Indices may be obtained at the S&P Dow Jones website (http://www.spdji.com).  Information contained on the S&P Dow Jones website is not incorporated by reference in, and should not be considered part of, this underlying supplement.  We make no representation or warranty as to the accuracy or completeness of information on the S&P Dow Jones website.

The S&P Total Market Index

The S&P Total Market Index (the “S&P TM Index”) combines two indices, the S&P 500® Index and the S&P Completion Index, to form a benchmark for the full universe of the U.S. equity market.  The index offers broad market exposure to large-, mid-, small- and micro-cap companies, and includes all common equities listed on the New York Stock Exchange (including NYSE Arca), the NYSE Amex, the NASDAQ Global Select Market, the NASDAQ Global Market and the NASDAQ Capital Market. Only U.S. companies are eligible for inclusion in the S&P TM Index.  The S&P TM Index is maintained by S&P Dow Jones’ U.S. Index Committee, whose goal is to ensure that the index adequately represents the risk and return characteristics of the entire U.S. equities market on an ongoing basis.

The S&P® Homebuilders Select IndustryTM Index

The S&P® Homebuilders Select IndustryTM Index is an equal-weighted index that is designed to measure the performance of the homebuilding and related sub-industries portion of the S&P TM Index.  Each of the component stocks in the S&P® Homebuilders Select IndustryTM Index is a constituent company within the homebuilding and other related sub-industries of the S&P TM Index.  The S&P® Homebuilders Select IndustryTM Index includes companies in the following GICS® Sub-Industries: Homebuilding, Building Products, Home Furnishings, Home Improvement Retail, Homefurnishing Retail and Household Appliances.

The S&P® Homebuilders Select IndustryTM Index is reported by Bloomberg L.P. under the ticker symbol “SPHOME.”

The S&P® Metals & Mining Select IndustryTM Index

The S&P® Metals & Mining Select IndustryTM Index is an equal-weighted index that is designed to measure the performance of the Metals & Mining sub-industry portion of the S&P TM Index.  Each of the component stocks in the S&P® Metals & Mining Select IndustryTM Index is a constituent company within the metals and mining sub-industry of the S&P TM Index.  The S&P® Metals & Mining Select IndustryTM Index includes companies in the following GICS® Sub-Industries: Aluminum, Coal & Consumable Fuels, Diversified Metals & Mining, Gold, Precious Metals & Minerals and Steel.

The S&P® Metals & Mining Select IndustryTM Index is reported by Bloomberg L.P. under the ticker symbol “SPSIMM.”

Eligibility Criteria

Membership is based on a company’s GICS® Sub-Industry classification, as well as liquidity and market capitalization requirements.  To be eligible for inclusion in a Select Industry Index, companies must be in the S&P

TM Index and must be included in a relevant GICS® Sub-Industry (i.e. Homebuilding).  For purposes of membership in a Select Industry Index, S&P Dow Jones applies the market capitalization and liquidity inclusion and exclusion criteria separately.

Market Capitalization & Liquidity—Inclusion Criteria.  Companies must satisfy one of the two following combined market capitalization and liquidity criteria:

1.
float-adjusted market capitalization above US$500 million and float-adjusted liquidity ratio, defined as dollar value traded over the previous 12-months (or such shorter trading period as is available for IPOs or spin-offs that do not have 12 months of trading history) divided by the float-adjusted market capitalization as of the applicable Select Industry Index rebalancing reference date (“FALR”), above 90%; or

2.	float-adjusted market capitalization above US$400 million and float-adjusted liquidity ratio above 150%.

All companies satisfying the above requirements are included in a Select Industry Index.  The total number of companies in each Select Industry Index should be at least 35.  If there are fewer than 35 stocks in a Select Industry Index, stocks from a supplementary list of highly correlated sub-industries, that meet the market capitalization and liquidity thresholds above, are included in order of their float-adjusted market capitalization to reach 35 constituents.  Minimum market capitalization requirements may be relaxed to ensure there are at least 22 companies in each Select Industry Index as of each rebalancing effective date.

Market Capitalization & Liquidity—Exclusion Criteria.  Existing index constituents are removed at the quarterly rebalancing effective date if their float-adjusted market capitalization falls below US$300 million or if their FALR falls below 50%.

Domicile.  U.S. companies only.

Takeover Restrictions.  At the discretion of S&P Dow Jones, constituents with shareholder ownership restrictions defined in company Bylaws may be deemed ineligible for inclusion in a Select Industry Index. Ownership restrictions preventing entities from replicating the index weight of a company may be excluded from the eligible universe or removed from the applicable Select Industry Index.

Turnover.  S&P Dow Jones endeavors to minimize turnover in index membership.  At times a company may appear to temporarily violate one or more of the addition criteria.  However, the addition criteria are for addition to a Select Industry Index, not for continued membership.  As a result, an index constituent that appears to violate criteria for addition to a Select Industry Index will not be deleted unless ongoing conditions warrant a change in the composition of the applicable Select Industry Index.

Sector Classification.  Each Select Industry Index includes companies in the applicable GICS® Sub-Industries set forth above.

Index Construction and Calculations

The Select Industry Indices are equal-weighted, with adjustments to constituent weights to ensure concentration and liquidity requirements, and calculated by the divisor methodology.

The initial divisor is set to have a base index value of 1,000 on December 17, 1999.  The index value is equal to the following equation:

Index Value = (Index Market Value) / Divisor

where,

where, N is the number of stocks in the index, Pi the price of stock, IWFi is the float factor of stock, and AWFi is the adjustment factor of stock i assigned at each index rebalancing date, t, which makes all index constituents modified market capitalization equal (and, therefore, equal weight), while maintaining the total market value of the overall index. The AWF for each index constituent, i, at rebalancing date, t, is calculated by:

AWFi,t = Z / N × FloatAdjustedMarketValuei,t

where, Z is an index specific constant set for the purpose of deriving the AWF and, therefore, each stock’s share count used in the index calculation (often referred to as modified index shares).

In order to maintain index series continuity, it is also necessary to adjust the divisor at each rebalancing.

(Index Value) before rebalance = (Index Value) after rebalance

Therefore,

(Divisor) after rebalance = (Index Market Value) after rebalance / (Index Value) before rebalance

Constituent Weightings

At each quarterly rebalancing, stocks are initially equally-weighted using closing prices as of the second Friday of the last month of quarter as the reference price.  Adjustments are then made to ensure that there are no stocks whose weight in the applicable Select Industry Index is more than can be traded in a single day for a US$500 million portfolio.

S&P Dow Jones calculates a maximum basket liquidity weight for each stock in the applicable Select Industry Index using the ratio of its three-month average daily value traded to US$500 million.  Each stock’s weight in the applicable Select Industry Index is, then, compared to its maximum basket liquidity weight and is set to the lesser of its maximum basket liquidity weight or its initial equal weight.  All excess weight is redistributed across the applicable Select Industry Index to the uncapped stocks. If necessary, a final adjustment is made to ensure that no stock in the applicable Select Industry Index has a weight greater that 4.5%.  This step of the iterative weighting process may force the weight of those stocks limited to their maximum basket liquidity weight to exceed that weight.  In such cases, S&P Dow Jones will make no further adjustments.

Index Maintenance

Index membership is reviewed quarterly.  Rebalancings occur after the closing on the third Friday of the quarter ending month.  The reference date for additions and deletions is after the closing of the last trading date of the previous month.  Closing prices as of the second Friday of the last month of the quarter are used for setting index weights.

Timing of Changes

Additions.  Companies are added between rebalancings only if a deletion in the applicable Select Industry Index causes the stock count to fall below 22.  In those cases, each stock deletion is accompanied with a stock addition.  The new company will be added to the applicable Select Industry Index at the weight of the deleted constituent.  In the case of mergers involving at least one index constituent, the merged company will remain in the applicable Select Industry Index if it meets all of the eligibility requirements.  The merged company will be added to the applicable Select Industry Index at the weight of the pre-merger index constituent.  If both companies involved in a merger are index constituents, the merged company will be added at the weight of the company deemed the acquirer in the transaction.  In the case of spin-offs, the applicable Select Industry Index will follow the S&P TM Index’s treatment of the action.  If the S&P TM Index treats the pre- and post-spun company as a deletion/addition action, using the stock’s when-issued price, the applicable Select Industry Index will treat the spin-off this way as well.

Deletions.  A company is deleted from the applicable Select Industry Index if the S&P TM Index drops the constituent.  If a constituent deletion causes the number of companies in the relevant index to fall below 22, each stock deletion is accompanied with a stock addition.  In case of GICS® changes, where a company does not belong to a qualifying sub-industry after the classification change, it is removed from the applicable Select Industry Index at the next rebalancing.

Adjustments

The tables below summarize the types of index maintenance adjustments and indicate whether or not an index adjustment is required.

S&P TM Index Actions
S&P TM Index Action	Adjustment Made to a Select Industry Index	Divisor Adjustment
Constituent deletion	If the constituent is a member of a Select Industry Index, it is dropped.	Yes
Constituent addition
Only in cases where the deletion causes the component count to fall below 22 stocks, then the deletion is accompanied by an addition assuming the weight of the dropped stock.

When a stock is removed from a Select Industry Index at a price of $0.00, the stock's replacement will be added to the applicable Select Industry Index at the weight using the previous day's closing value, or the most immediate prior business day that the deleted stock was not valued at $0.00.
No, except in the case of stocks removed at $0.00
Share changes between quarterly share adjustments	None	No
Quarterly share changes	There is no direct adjustment on the same date the index rebalancing will take place, however, there may be an adjustment because of the quarterly index rebalancing.	Only because of the index rebalancing
GICS® change	None. If, after the GICS® change, a company no longer qualifies to belong to the relevant Select Industry Index, it is removed at the next rebalancing.	No

Corporate Actions

Type of Corporate Action	Adjustment Made to a Select Industry Index	Divisor Adjustment
Spin-off
In general, both the parent company and spin-off companies will remain in the applicable Select Industry Index until the next index rebalancing, regardless of whether they conform to the theme of the applicable Select Industry Index.  When there is no market-determined price available for the spin, the spin is added to the applicable Select Industry Index at zero price at the close of trading on the day before the ex-date.
No
Rights Offering
The price is adjusted to the price of the parent company, minus the price of the rights subscription divided by the rights ratio.  The index shares change so that the company’s weight remains the same as its weight before the spin-off.
No
Stock Dividend, Stock Split or Reverse Stock Split	The index shares are multiplied by and price is divided by the split factor.	No

Type of Corporate Action	Adjustment Made to a Select Industry Index	Divisor Adjustment
Share Issuance or Share Repurchase, Equity Offering or Warrant Conversion	None	No
Special Dividends	Price of the stock making the special dividend payment is reduced by the per share special dividend amount after the close of trading on the day before the dividend ex-date.	Yes

License Agreement

S&P Dow Jones and Citigroup Global Markets Inc. have entered into a non-exclusive license agreement providing for the license to Citigroup Inc. and its other affiliates, in exchange for a fee, of the right to use indices owned and published by S&P Dow Jones in connection with certain financial products, including the securities. “Standard & Poor’s,” “S&P,” “S&P Total Market Index,” “S&P® Homebuilders Select IndustryTM Index” and the “S&P® Metals & Mining Select IndustryTM Index” are trademarks of S&P.  “Dow Jones” is a registered trademark of Dow Jones Trademark Holdings, LLC (“Dow Jones”).  Trademarks have been licensed to S&P Dow Jones and have been licensed for use by Citigroup Inc. and its affiliates.

The license agreement between S&P Dow Jones and Citigroup Global Markets Inc. provides that the following language must be stated in this underlying supplement:

“The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones, Dow Jones, S&P or their respective affiliates (collectively, “S&P Dow Jones Indices”).  S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly. S&P Dow Jones Indices’ only relationship to Citigroup Inc. and its affiliates (other than transactions entered into in the ordinary course of business) is the licensing of certain trademarks, trade names and service marks of S&P Dow Jones Indices and of the Select Industry Indices, which are determined, composed and calculated by S&P Dow Jones Indices without regard to Citigroup Inc., its affiliates or the securities. S&P Dow Jones Indices have no obligation to take the needs of Citigroup Inc., its affiliates or the holders of the securities into consideration in determining, composing or calculating the Select Industry Indices. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the timing of, prices at or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the securities.

S&P DOW JONES INDICES DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE SELECT INDUSTRY INDICES OR ANY DATA INCLUDED THEREIN AND S&P DOW JONES INDICES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P DOW JONES INDICES MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY CITIGROUP INC., HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE SELECT INDUSTRY INDICES OR ANY DATA INCLUDED THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE SELECT INDUSTRY INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P DOW JONES INDICES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND CITIGROUP INC.”

S&P/TSX 60 INDEX

We have derived all information contained in this underlying supplement regarding the S&P/TSX 60 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), a joint venture company owned by The McGraw-Hill Companies, Inc., CME Group Inc. and Dow Jones & Company, Inc. The S&P/TSX 60 Index is calculated and managed by S&P Dow Jones.  The Toronto Stock Exchange (“TSX”) is the owner and distributor of all S&P/TSX equity index data.  S&P Dow Jones has no obligation to continue to publish, and may discontinue the publication of, the S&P/TSX 60 Index.

The S&P/TSX 60 Index is reported by Bloomberg L.P. under the ticker symbol “SPTSX60.”

The S&P/TSX indices provide investable indices for the Canadian equity markets.  The S&P/TSX 60 Index is a subset of the S&P/TSX Composite Index.  The S&P/TSX Composite Index is the principal broad market measure for the Canadian equity markets.  The S&P/TSX 60 Index has 60 constituents and represents Canadian large capitalization securities with a view to matching the sector balance of the S&P/TSX Composite Index.

Composition and Maintenance

The S&P/TSX 60 Index is maintained by the S&P/TSX Canada Index Committee (the “Index Committee”), which comprises a team of seven, including four members from Standard & Poor’s and three from the TSX.  The Index Committee follows a set of published guidelines for maintaining the index, which are summarized below.

Criteria for S&P/TSX 60 Index Additions.  Additions are made on an as-needed basis as determined by the Index Committee based on the following criteria:

•	Eligibility. Generally, to be eligible for inclusion in the S&P/TSX 60 a company must be a constituent of the S&P/TSX Composite.

•	Listing. Only stocks listed on the TSX are considered for inclusion in any of the S&P/TSX indices. Only stocks listed on the TSX are considered for inclusion in any of the S&P/TSX indices.

•
Domicile.  Only securities which are Canadian incorporated, established in the case of income trusts, or formed in the case of limited partnerships, under Canadian federal, provincial, or territorial jurisdictions are eligible.

•
Market Capitalization. Larger companies, as measured by the float-adjusted market capitalization, are considered for the S&P/TSX 60. A company’s float-adjusted market capitalization is calculated by removing control blocks of 10% or more.

•
Liquidity. Only stocks that are actively and regularly traded are considered for inclusion in any S&P/TSX index. As a general guideline, only stocks with a float turnover exceeding 0.35 are considered for inclusion in the S&P/TSX 60.

•	Sector Representation. The Index Committee strives to maintain S&P/TSX 60 sector weights reflective of the GICS® sector weights in the S&P/TSX Composite.

Criteria for S&P/TSX 60 Index Removals.  Companies that substantially violate one or more of the requirements for continued inclusion, or companies involved in mergers, acquisitions, or significant restructuring such that they do not qualify for inclusion, may be considered for removal. The Index Committee endeavors to minimize unnecessary turnover in index membership, and will determine each removal on a case by case basis.  The most common cause of deletion is merger or acquisition of a company. Other common reasons for deletion include bankruptcy, restructuring or other corporate actions.  The timing of removals is at the discretion of the Index Committee.

Criteria for S&P/TSX Composite Index Additions.  Additions to the S&P/TSX Composite index are generally only made as part of the quarterly rebalancing review that occurs each March, June, September and December.  A security must meet the following eligibility requirements to be considered for inclusion:

•
Market Capitalization.  To be eligible, a security must meet the following two criteria:  (1) based on the volume weighted average price (“VWAP”) over the last three trading days of the month-end prior to the quarterly review, the security must represent a minimum weight of 0.05% of the index, after including the Quoted Market Value (“QMV”) of that security in the total float capitalization of the index. In the event that any component security has a weight of more than 10% at any month-end, the minimum weights for the purpose of inclusion will be capped at 25% of that security's relative weight in its particular industry sector; and (2) the security must have a minimum VWAP of C$1 over the past three months and over the last three trading days of the month-end prior to the quarterly review.

•
Liquidity. Liquidity will be measured by float turnover (total number of shares traded at Canadian trading venues in the previous 12 months divided by float-adjusted shares outstanding at the end of the period). Liquidity must be 0.50 for eligibility.

•
Domicile. Issuers of component securities must be incorporated, established, in the case of income trusts, or formed, in the case of limited partnerships, under Canadian federal, provincial, or territorial jurisdictions and listed on the TSX.

•
Ineligible Securities. Securities issued by mutual fund corporations, preferred shares, exchangeable shares, warrants, installment receipts and other securities deemed inappropriate by the Index Committee, from time to time, are not eligible for inclusion in the index. Installment receipts are not eligible for inclusion in the index, but can be used in lieu of common share trading history. Securities that are “paper-clipped” combinations of equity and debt, and which can be separated by holders, will not be eligible. “Stapled” securities, in which a combination of securities trade as one and cannot be broken apart, will be eligible for inclusion. (Income Deposit Securities [IDS], Enhanced Income Securities [EIS] and Income participating Securities [IPS] are paper-clipped and, therefore, are ineligible.).

To be eligible, securities must be listed on the TSX for at least six full calendar months as of the month-end prior to the applicable quarterly review. In evaluating companies graduating from the TSX Venture Exchange to the TSX, only trading that occurred after listing on the TSX will be included in the liquidity calculation.

•
Sufficient Liquidity. Stocks must have sufficient liquidity on the TSX to assure reliable price discovery through trading on the TSX. The Index Committee may exclude securities if, in the opinion of the Index Committee, liquidity is not sufficient.

•
Shares Outstanding. The shares counted for index calculation are issued and outstanding shares of a security (rounded to the nearest thousand). This count is float-adjusted to reflect only available shares, not all of a company’s outstanding shares.  S&P Dow Jones defines three groups of shareholders whose holdings are subject to float adjustment:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

•	holdings by government entities, including all levels of government in the United States or foreign countries; and

•
holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

•
Buffer Rules. The index will be reviewed quarterly, and component securities that, in the opinion of the Index Committee, do not meet the following modified buffer rules with respect to market capitalization and liquidity will be removed:  (1) based on the VWAP over the last three trading days of the month-end prior to the quarterly review, the security must represent a minimum weight of 0.025% of the index, after including the QMV of that security in the total float capitalization of the index. In the event that any component security has a weight of more than 10% at any month-end, the minimum weights for the purpose of inclusion will be capped at 25% of that security's relative weight in its particular industry sector; (2) the security must have a minimum VWAP of C$1 over the past three months and over the last three trading days of the month-end prior to the quarterly review; and (3) liquidity, as measured by float turnover (total number of shares traded at Canadian trading venues in the previous 12 months divided by float-adjusted shares outstanding at the end of the period), must be 0.25.

•
Sector Classification. Stocks are classified by the GICS®.  S&P Dow Jones’ global indices endeavor to provide geographic and economic balance across the 10 GICS® Sectors. These Sectors, consistent across all S&P Dow Jones indices, are Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Information Technology, Materials, Telecommunication Services and Utilities.

Calculation of the S&P/TSX 60 Index

On any given day, the value of the S&P/TSX 60 Index is the quotient of the total float-adjusted market capitalization of its constituent securities and its divisor. Continuity in S&P/TSX 60 Index values is maintained by adjusting the divisor for all changes in the constituents' share capital after the base date. This includes additional and deletions to the S&P/TSX 60 Index, rights issues, share buy-backs and issuances, and spin-offs. The divisor's time series is, in effect, a chronological summary of all changes in affecting the base capital of the S&P/TSX 60 Index. The divisor is adjusted such that the value of the S&P/TSX 60 Index at an instant just prior to a change in base capital equals the index value at an instant immediately following that change

License Agreement

S&P Dow Jones and Citigroup Global Markets Inc. have entered into a non-exclusive license agreement providing for the license to Citigroup Inc. and its other affiliates, in exchange for a fee, of the right to use indices owned and published by S&P Dow Jones in connection with certain financial products, including the securities. “Standard & Poor’s,” “S&P” and “S&P/TSX 60” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”). “Dow Jones” is a registered trademark of Dow Jones Trademark Holdings, LLC (“Dow Jones”). Trademarks have been licensed to S&P Dow Jones and have been licensed for use by Citigroup Inc. and its affiliates.

The license agreement between S&P Dow Jones and Citigroup Global Markets Inc. provides that the following language must be stated in this underlying supplement:

“The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones, Dow Jones, S&P or their respective affiliates (collectively, “S&P Dow Jones Indices”) or by TSX.  Neither S&P Dow Jones Indices nor TSX make any representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly. S&P Dow Jones Indices’ only relationship to Citigroup Inc. and its affiliates (other than transactions entered into in the ordinary course of business) is the licensing of certain trademarks, trade names and service marks of S&P Dow Jones Indices and of the S&P/TSX 60 Index, which is determined, composed and calculated by S&P Dow Jones Indices without regard to Citigroup Inc., its affiliates or the securities. S&P Dow Jones Indices and TSX have no obligation to take the needs of Citigroup Inc., its affiliates or the holders of the securities into consideration in determining, composing or calculating the S&P/TSX 60 Index. S&P Dow Jones Indices and TSX are not responsible for and have not participated in the determination of the timing of, prices at or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P Dow Jones Indices and TSX have no obligation or liability in connection with the administration, marketing or trading of the securities.

S&P DOW JONES INDICES AND TSX DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P/TSX 60 INDEX OR ANY DATA INCLUDED THEREIN AND S&P DOW JONES INDICES AND TSX SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P DOW JONES INDICES AND TSX MAKE NO WARRANTY,

EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY CITIGROUP INC., HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P/TSX 60 INDEX OR ANY DATA INCLUDED THEREIN. S&P DOW JONES INDICES AND TSX MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P/TSX 60 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P DOW JONES INDICES OR TSX HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND CITIGROUP INC.”

SELECT SECTOR INDICES

We have derived all information contained in this underlying supplement regarding the Financial Select Sector Index, Industrial Select Sector Index and the Technology Select Sector Index, including, without limitation, their make up, method of calculation and changes in their components, from publicly available information. We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), a joint venture company owned by The McGraw-Hill Companies, Inc., CME Group Inc. and Dow Jones & Company, Inc., or Merrill, Lynch, Pierce, Fenner & Smith, Inc., as index compilation agent (the “Index Compilation Agent”).  For further information about the S&P 500® Index, please see “—S&P 500® Index” above.

The Financial Select Sector Index, Industrial Select Sector Index and the Technology Select Sector Index are each one of the nine Select Sector sub-indices of the S&P 500® Index (each, a “Select Sector Index” and collectively, the “Select Sector Indices”).  The stocks included in the Select Sector Indices are selected by the Index Compilation Agent in consultation with S&P Dow Jones from the universe of companies defined as the S&P 500® Index.  The composition and weighting of the stocks included in the Select Sector Indices will likely differ from the composition and weighting of stocks included in any similar S&P 500® sector index that is published and disseminated by S&P Dow Jones.  S&P Dow Jones acts as the index calculation agent in connection with the calculation and dissemination of the Select Sector Indices.  S&P Dow Jones’ only relationship to the Index Compilation Agent is the licensing of certain trademarks and trade names of S&P Dow Jones and of the S&P 500® Index which is determined, composed and calculated by S&P Dow Jones without regard to the Index Compilation Agent.

The Financial Select Sector Index

The Financial Select Sector Index is a modified market capitalization-based index, intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and are involved in the development or production of financial products.  Companies in the Financial Select Sector Index include a wide array of diversified financial services firms whose business lines range from investment management to commercial and business banking.

As of December 26, 2012, the Financial Select Sector Index had a 15.65% weighting in the S&P 500® Index based on the market capitalization of the constituent stocks.

The Industrial Select Sector Index

The Industrial Select Sector Index is a modified market capitalization-based index, intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and are involved in the development or production of industrial products.  The Industrial Select Sector Index includes companies in a wide array of industries, including aerospace and defense, building products, construction and engineering, electrical equipment, conglomerates, machinery, commercial services and supplies.

As of December 26, 2012, the Industrial Select Sector Index had a 10.11% weighting in the S&P 500® Index based on the market capitalization of the constituent stocks.

The Technology Select Sector Index

The Technology Select Sector Index is a modified market capitalization-based index, intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and are involved in the development or production of technology products, which include products developed by defense manufacturers, telecommunications equipment, microcomputer components, integrated computer circuits and process monitoring systems.  Two of the GICS® sectors, Information Technology and Telecommunication Services, have been combined to form the Select Sector Technology Index.

As of December 26, 2012, the Technology Select Sector Index had a 22.04% weighting in the S&P 500® Index based on the market capitalization of the constituent stocks.

Construction and Maintenance

The Select Sector Indices are developed and maintained in accordance with the following criteria:

•	Each of the component stocks in the Select Sector Indices (the “Component Stocks”) is a constituent company of the S&P 500® Index.

•	Each stock in the S&P 500® Index is allocated to one and only one of the Select Sector Indices.

•
The Index Compilation Agent assigns each constituent stock of the S&P 500® Index to a Select Sector Index.  The Index Compilation Agent, after consultation with S&P Dow Jones, assigns a particular company’s stock to the relevant Select Sector Index on the basis of such company’s sales and earnings composition and the sensitivity of the company’s stock price and business results to the common factors that affect other companies in that Select Sector Index.  S&P Dow Jones has sole control over the removal of stocks from the S&P 500® Index and the selection of replacement stocks to be added to the S&P 500® Index.  However, S&P Dow Jones will play only a consulting role in the assignment of the S&P 500® Index constituent stocks to the Select Sector Indices, that assignment being the sole responsibility of the Index Compilation Agent.

•
The Select Sector Indices are calculated by S&P Dow Jones using a modified “market capitalization” methodology.  This design ensures that each of the Component Stocks within a Select Sector Index is represented in a proportion consistent with its percentage with respect to the total market capitalization of that Select Sector Index.  Under certain conditions, however, the number of shares of a Component Stock within a Select Sector Index may be adjusted to conform to Internal Revenue Code requirements.

•
The Select Sector Indices are calculated using the same methodology utilized by S&P Dow Jones in calculating the S&P 500® Index, using a base-weighted aggregate methodology.  See “—S&P 500® Index” above.  The daily calculation of a Select Sector Index is computed by dividing the total market value of the companies in that Select Sector Index by a number called the index divisor.

The Index Compilation Agent at any time may determine that a Component Stock which has been assigned to one Select Sector Index has undergone such a transformation in the composition of its business that it should be removed from that Select Sector Index and assigned to a different Select Sector Index.  In the event that the Index Compilation Agent notifies the S&P Dow Jones that a Component Stock’s Select Sector Index assignment should be changed, the S&P Dow Jones will disseminate notice of the change following its standard procedure for announcing index changes and will implement the change in the affected Select Sector Indices on a date no less than one week after the initial dissemination of information on the sector change to the maximum extent practicable.  It is not anticipated that Component Stocks will change sectors frequently.

Component Stocks removed from and added to the S&P 500® Index will be deleted from and added to the appropriate Select Sector Index on the same schedule used by S&P for additions and deletions from the S&P 500® Index as practicable.

License Agreement

S&P Dow Jones and Citigroup Global Markets Inc. have entered into a non-exclusive license agreement providing for the license to Citigroup Inc. and its other affiliates, in exchange for a fee, of the right to use indices owned and published by S&P Dow Jones in connection with certain financial products, including the securities. “Standard & Poor’s,” “S&P,” “Financial Select Sector Index,” “Industrial Select Sector Index” and “Technology Select Sector Index” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”). “Dow Jones” is a registered trademark of Dow Jones Trademark Holdings, LLC (“Dow Jones”). Trademarks have been licensed to S&P Dow Jones and have been licensed for use by Citigroup Inc. and its affiliates.

The license agreement between S&P Dow Jones and Citigroup Global Markets Inc. provides that the following language must be stated in this underlying supplement:

“The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones, Dow Jones, S&P or their respective affiliates (collectively, “S&P Dow Jones Indices”).  S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly. S&P Dow Jones Indices’ only relationship to Citigroup Inc. and its affiliates (other than transactions entered into in the ordinary course of business) is the licensing of certain trademarks, trade names and service marks of S&P Dow Jones Indices and of the Select Sector Indices, which are determined, composed and calculated by S&P Dow Jones Indices without regard to Citigroup Inc., its affiliates or the securities. S&P Dow Jones Indices have no obligation to take the needs of Citigroup Inc., its affiliates or the holders of the securities into consideration in determining, composing or calculating the Select Sector Indices. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the timing of, prices at or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the securities.

S&P DOW JONES INDICES DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE SELECT SECTOR INDICES OR ANY DATA INCLUDED THEREIN AND S&P DOW JONES INDICES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P DOW JONES INDICES MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY CITIGROUP INC., HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE SELECT SECTOR INDICES OR ANY DATA INCLUDED THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE SELECT SECTOR INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P DOW JONES INDICES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND CITIGROUP INC.”

TOPIX® INDEX

We have derived all information contained in this underlying supplement regarding the TOPIX® Index (Tokyo Stock Price Index), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, the Tokyo Stock Exchange (the “TSE”).  The TOPIX® Index was developed by the TSE and is calculated, maintained and published by the TSE.  TSE has no obligation to continue to publish, and may discontinue the publication of, the TSE at any time in its sole discretion.

The TOPIX® Index is reported by Bloomberg L.P. under the ticker symbol “TPX.”

The TOPIX® Index tracks the TSE and is a commonly used statistical indicator of trends in the financial market.  It comprises all domestic common stocks listed on the TSE First Section (as defined below under “—The Tokyo Stock Exchange”).  Publication of the TOPIX® Index began on July 1, 1969, based on an initial Index value of 100 at January 4, 1968.  The TOPIX® Index is calculated and disseminated to, among others, securities firms and information vendors in real-time every second through the TSE's Market Information System.

The component stocks of the TOPIX® Index consist of all domestic common stocks listed on the TSE First Section.  The TOPIX® Index measures changes in the aggregate market value of these stocks.  The component stocks of the TOPIX® Index are determined based on market capitalization and liquidity.  Review and selection of component stocks is conducted semiannually, based on market data as of the base date for selection.

The TOPIX® Index is a free-float adjusted market capitalization-weighted index that multiplies the market price of each component stock by the number of shares listed (as adjusted by multiplying by the Free-Float Weight (“FFW”) to take into account only the listed shares deemed to be available for trading in the market).  The TSE is responsible for calculating and maintaining the TOPIX® Index, and can add, delete or substitute the stocks underlying the TOPIX® Index or make other methodological changes that could change the value of the TOPIX® Index.  The underlying stocks may be removed, if necessary, in accordance with deletion/addition rules which provide generally for the deletion of a stock from the TOPIX® Index if such stock ceases to meet the criteria for inclusion.  Stocks listed on the TSE Second Section may be transferred to the TSE First Section and, accordingly, included in the TOPIX® Index, if they satisfy applicable criteria.  Such criteria include numerical minimum values for number of shares listed, number of shareholders and average monthly trading volume, among others.  Similarly, when a TSE First Section stock falls within the coverage of TSE rules prescribing reassignment thereof to the TSE Second Section, such stock will be removed from the TSE First Section and, accordingly, removed from the TOPIX® Index.

TOPIX® Index Calculation Method

The TOPIX® Index is not expressed in Japanese yen, but is presented in terms of points (as a decimal figure) rounded off to the nearest one-hundredth.  The TOPIX® Index is calculated by multiplying 100 by the figure obtained by dividing the current free-float adjusted market value (the current market price per share at the time of the index calculation multiplied by the number common shares listed on the TSE First Section at the same instance (as adjusted by multiplying by the FFW)) (the “Current Market Value”) by the base market value (i.e., the Current Market Value on the base date) (the “Base Market Value”).

The calculation of the TOPIX® Index can be represented by the following formula:

Index	=	Current Market Value	x	100
Base Market Value

In order to maintain continuity, the Base Market Value is adjusted from time to time to ensure that it reflects only price movements resulting from auction market activity, and to eliminate the effects of other factors and prevent any instantaneous change or discontinuity in the level of the TOPIX® Index.  Such factors include, without limitation: new listings, delistings, new share issues either through public offerings or through rights offerings to shareholders, issuance of shares as a consequence of exercise of convertible bonds or warrants, and transfer of listed securities from the TSE First Section to the TSE Second Section.

The formula for the adjustment is as follows:

Where Adjustment Amount is equal to the changes in the number of shares included in the calculation of the TOPIX® Index multiplied by the price of those shares used for the purposes of the adjustment.

Therefore,

New Base Market Value	=	Old Base Market Value x (Adjusted Market Value on Adjustment Date ± Adjustment Amount)
Adjusted Market Value on Adjustment Date

The Base Market Value remains at the new value until a further adjustment is necessary as a result of another change.  As a result of such change affecting the Current Market Value or any stock underlying the TOPIX® Index, the Base Market Value is adjusted in such a way that the new value of the TOPIX® Index will equal the level of the TOPIX® Index immediately prior to such change.

No adjustment is made to the Base Market Value, however, in the case of events such as stock splits or decreases in capital without compensation, which theoretically do not affect market value.

License Agreement with the TSE

Citigroup Global Markets Inc. has entered into a non-exclusive license agreement with the TSE providing for the license to Citigroup Global Markets Inc. and certain of its affiliates, in exchange for a fee, of the right to use the TOPIX® Index, which is owned and published by the TSE, in connection with the securities.

The TOPIX® Index Value and the TOPIX® Trademarks, including “TOPIX®” and “TOPIX® Index,” are subject to the intellectual property rights owned by the Tokyo Stock Exchange, Inc. and the Tokyo Stock Exchange, Inc. owns all rights relating to the TOPIX® Index, such as calculation, publication and use of the TOPIX® Index Value and relating to the TOPIX® Trademarks.

The Tokyo Stock Exchange, Inc. shall reserve the rights to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX® Index Value or to change the TOPIX® Trademarks or cease the use thereof.

The Tokyo Stock Exchange, Inc. makes no warranty or representation whatsoever, either as to the results stemming from the use of the TOPIX® Index Value and the TOPIX® Trademarks or as to the figure at which the TOPIX® Index Value stands on any particular day.

The Tokyo Stock Exchange, Inc. gives no assurance regarding accuracy or completeness of the TOPIX® Index Value and data contained therein.  Further, the Tokyo Stock Exchange, Inc. shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the TOPIX® Index Value.

The securities are in no way sponsored, endorsed or promoted by the Tokyo Stock Exchange, Inc.

The Tokyo Stock Exchange, Inc. shall not bear any obligation to give an explanation of the securities or any advice on investments to any purchaser of the securities or to the public.

The Tokyo Stock Exchange, Inc. neither selects specific stocks or groups thereof nor takes into account any needs of the issuer or any purchaser of the securities, for calculation of the TOPIX Index Value.

Including but not limited to the foregoing, the Tokyo Stock Exchange, Inc. shall not be responsible for any damage resulting from the issue and sale of the securities.

The securities have not been and will not be passed on by the TSE as to their legality or suitability.  The securities will not be issued, endorsed, sold or promoted by the TSE.  THE TSE MAKES NO WARRANTIES AND BEARS NO LIABILITY WITH RESPECT TO THE SECURITIES.

The Tokyo Stock Exchange

The TSE is one of the world’s largest securities exchanges in terms of market capitalization.  Trading hours are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday. The stocks listed on the TSE are divided into a first section (the “TSE First Section”) for large companies, a second section (the “TSE Second Section”) for mid-sized companies and the Mothers (market of the high-growth and emerging stocks) for high-growth startup companies.  Stocks listed on the TSE First Section are usually limited to longer established and more actively traded issues and stocks listed on the TSE Second Section are usually smaller newly listed companies.

Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day.  Therefore, the closing level of the TOPIX® Index on a trading day will generally be available in the United States by the opening of business on the same calendar day.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances.  In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling.  These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day.  In addition, when there is a major order imbalance in a listed stock, the TSE posts a “special bid quote” or a “special asked quote” for that stock at a specified higher or lower price level than the stock’s last sale price in order to solicit counter-orders and balance supply and demand for the stock.  Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock.  As a result, changes in the TOPIX® Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks that make up the TOPIX® Index, and these limitations, in turn, may adversely affect the value of the securities.

COMMODITY INDEX DESCRIPTIONS

DOW JONES-UBS COMMODITY INDICES

General

We have derived all information contained in this underlying supplement regarding the Dow Jones-UBS Commodity IndexSM, its single-commodity sub-indices, the forward-month version of Dow Jones-UBS Commodity IndexSM and its single-commodity sub-indices (each a “DJ-UBS Commodity Index” and collectively, the “DJ-UBS Commodity Indices”), including, without limitation, their make-up, methods of calculation and changes in their components from (i) publicly available sources and (ii) a summary of the Dow Jones-UBS Commodity IndexSM Handbook (a document that is considered proprietary to DJI Opco, LLC (“DJI Opco”), a subsidiary of S&P Dow Jones Indices LLC (“S&P Dow Jones”), and UBS Securities LLC (“UBS”) and is available to those persons who enter into a license agreement available at http://www.djindexes.com/commodity/?go=handbook).  Such information reflects the policies of, and is subject to change by, UBS and DJI Opco.  We have not independently verified this information.  You, as an investor in the securities, should make your own investigation into the DJ-UBS Commodity Indices, UBS and DJI Opco.   UBS and DJI Opco are not involved in the offer of the securities in any way and have no obligation to consider your interests as a holder of the securities.  UBS and DJI Opco have no obligation to continue to publish the DJ-UBS Commodity Indices, and may discontinue publication of the DJ-UBS Commodity Indices at any time in their sole discretion.  Information contained on the S&P Dow Jones website is not incorporated by reference in, and should not be considered a part of, this underlying supplement or any relevant pricing supplement.  We make no representation or warranty as to the accuracy or completeness of information contained on the S&P Dow Jones website.

Overview

The Dow Jones-UBS Commodity IndexSM was introduced in July of 1998.  The Dow Jones-UBS Commodity IndexSM currently is composed of the prices of twenty exchange-traded futures contracts on physical commodities.  A futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price.  For a general description of the commodity futures markets, please see “—The Commodity Futures Markets” below.  The commodities included in the Dow Jones-UBS Commodity IndexSM for 2012 are as follows: aluminum, Brent crude oil, coffee, copper, corn, cotton, unleaded gasoline, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybean oil, soybeans, sugar, wheat, WTI crude oil and zinc.  Futures contracts and options on futures contracts on the Dow Jones-UBS Commodity IndexSM are currently listed for trading on the Chicago Board of Trade (“CBOT”), New York Board of Trade (“NYBOT”), Commodities Exchange division of the New York Mercantile Exchange (“COMEX”), New York Mercantile Exchange (“NYMEX”), London Metals Exchange (“LME”) and ICE Futures Europe.

The Dow Jones-UBS Commodity IndexSM is a proprietary index that AIG International, Inc. developed and that UBS and DJI Opco calculate.  The methodology for determining the composition and weighting of the Dow Jones-UBS Commodity IndexSM and for calculating its value is subject to modification by UBS and DJI Opco at any time.

The Dow Jones-UBS Commodity IndexSM is composed of exchange-traded futures contracts on physical commodities and is designed to be a highly liquid and diversified benchmark for commodities as an asset class. Its component weightings are determined primarily based on liquidity data, which is the relative amount of trading activity of a particular commodity.  The Dow Jones-UBS Commodity IndexSM is published by Bloomberg L.P. under the ticker symbols “DJUBS” for the excess return version and “DJUBSTR” for the total return version.

The single-commodity sub-indices of the Dow Jones-UBS Commodity IndexSM follow the methodology of the Dow Jones-UBS Commodity IndexSM, except that the calculation of each single-commodity sub-index utilizes the prices of the relevant futures contracts (listed under “—Designated Contracts for Each Commodity”) and the relevant Commodity Index Multiplier (determined as described under “—Commodity Index Multipliers”).  The single-commodity sub-indices of the Dow Jones-UBS Commodity IndexSM are published by Bloomberg L.P.  If the securities are linked in whole or in part to a single-commodity sub-index of the Dow Jones-UBS Commodity IndexSM, the ticker symbol will be provided in the relevant pricing supplement.

UBS and DJI Opco also publish forward-month versions of the Dow Jones-UBS Commodity IndexSM and its single-commodity sub-indices that trades longer-dated commodity futures contracts.  The Dow Jones-UBS Commodity Index 3 Month ForwardSM follows the methodology of the Dow Jones-UBS Commodity IndexSM, except that the futures contracts used for calculating the Dow Jones-UBS Commodity Index 3 Month ForwardSM are advanced, as compared to the Dow Jones-UBS Commodity IndexSM, such that the delivery months for the reference contracts are later than those of the corresponding reference contracts used for the Dow Jones-UBS Commodity IndexSM.  The Dow Jones-UBS Commodity Index 3 Month ForwardSM is published by Bloomberg L.P. under the ticker symbols “DJUBSF3” for the excess return version and “DJUBSF3T” for the total return version.

The forward-month single-commodity sub-indices of the Dow Jones-UBS Commodity IndexSM follow the methodology of the Dow Jones-UBS Commodity IndexSM, except that the calculation of each forward-month single-commodity sub-index utilizes the prices of the relevant futures contracts (as listed under “—Designated Contracts for Each Commodity”) and the relevant Commodity Index Multiplier (determined as described under “—Commodity Index Multipliers”).  In addition, the futures contracts used for calculating the forward-month single-commodity sub-indices are advanced, as compared to the futures contracts included in the Dow Jones-UBS Commodity IndexSM, such that the delivery months for the reference contracts are later than those of the corresponding reference contracts used for the single-commodity sub-indices.  The forward-month single-commodity sub-indices of the Dow Jones-UBS Commodity IndexSM are published by Bloomberg L.P.  If the securities are linked in whole or in part to includes a forward-month single-commodity sub-index of the Dow Jones-UBS Commodity IndexSM, the ticker symbol will be provided in the relevant pricing supplement.

UBS and DJI Opco publish both a total return version and excess return version of each of the DJ-UBS Commodity Indices.  The total return version of each DJ-UBS Commodity Index reflects the returns on a fully collateralized investment in the excess return version of such DJ-UBS Commodity Index.  Accordingly, the total return version of each DJ-UBS Commodity Index combines the returns of the relevant excess return version with returns on cash collateral invested in Treasury Bills.  The cash collateral returns are calculated using the most recent weekly auction high rate for 3 Month U.S. Treasury Bills, as reported on the website www.publicdebt.treas.gov/AI/OFBills under the column heading “Discount Rate %,” published by the Bureau of the Public Debt of the U.S. Treasury (or any successor source).  Information contained on the Bureau of the Public Debt of the U.S. Treasury website is not incorporated by reference in, and should not be considered a part of, this underlying supplement or any relevant pricing supplement.  We make no representation or warranty as to the accuracy or completeness of information contained on the Bureau of the Public Debt of the U.S. Treasury website. Weekly auction high rates are generally published once each week on Monday.  The securities may be linked to the excess return or the total return version of the DJ-UBS Commodity Indices.

UBS and its affiliates actively trade futures contracts and options on futures contracts on the commodities that underlie the Dow Jones-UBS Commodity IndexSM, as well as commodities, including commodities included in the Dow Jones-UBS Commodity IndexSM.  For information about how this trading may affect the value of the DJ-UBS Commodity Indices, see “Risk Factors—For securities linked to a DJ-UBS Commodity Index, trading and other transactions by UBS and its affiliates in the futures contracts constituting the DJ-UBS Commodity Indices and the underlying commodities may affect the level of the DJ-UBS Commodity Indices.”

The Dow Jones-UBS Commodity Index Supervisory and Advisory Committees

UBS and DJI Opco have established the Dow Jones-UBS Commodity Index Supervisory Committee (the “Supervisory Committee”) and the Dow Jones-UBS Commodity Index Advisory Committee (the “Advisory Committee”) to assist them in connection with the operation of the Dow Jones-UBS Commodity IndexSM.  The Supervisory Committee is comprised of three members, two of whom are appointed by UBS and one of whom is appointed by DJI Opco, and makes all final decisions related to the Dow Jones-UBS Commodity IndexSM, with advice and recommendations from the Advisory Committee.  The Advisory Committee includes six to twelve members drawn from the financial and academic communities.  Both the Supervisory and Advisory Committees meet annually to consider any changes to be made to the Dow Jones-UBS Commodity IndexSM for the coming year.  These committees may also meet at such other times as may be necessary.

Four Main Principles Guiding the Creation of the Dow Jones-UBS Commodity IndexSM

The Dow Jones-UBS Commodity IndexSM was created using the following four main principles:

•
ECONOMIC SIGNIFICANCE.  A commodity index should fairly represent the importance of a diversified group of commodities to the world economy.  To achieve a fair representation, the Dow Jones-UBS Commodity IndexSM uses both liquidity data and dollar-weighted production data in determining the relative quantities of included commodities.  The Dow Jones-UBS Commodity IndexSM primarily relies on liquidity data, or the relative amount of trading activity of a particular commodity, as an important indicator of the value placed on that commodity by financial and physical market participants.  The Dow Jones-UBS Commodity IndexSM also relies on production data as a useful measure of the importance of a commodity to the world economy.  Production data alone, however, may underestimate the economic significance of storable commodities (e.g., gold) relative to non-storable commodities (e.g., live cattle).  Production data alone also may underestimate the investment value that financial market participants place on certain commodities, and/or the amount of commercial activity that is centered around various commodities.  Accordingly, production statistics alone do not necessarily provide as accurate a blueprint of economic importance as the markets themselves.  The Dow Jones-UBS Commodity IndexSM thus relies on data that is both endogenous to the futures market (liquidity) and exogenous to the futures market (production) in determining relative weightings.

•
DIVERSIFICATION.  A second major goal of the Dow Jones-UBS Commodity IndexSM is to provide diversified exposure to commodities as an asset class.  Disproportionate weighting of any particular commodity or sector increases volatility and negates the concept of a broad-based commodity index.  Instead of diversified commodities exposure, the investor is unduly subjected to micro-economic shocks in one commodity or sector.  As described further below, diversification rules have been established and are applied annually.  Additionally, the Dow Jones-UBS Commodity IndexSM is re-balanced annually on a price-percentage basis in order to maintain diversified commodities exposure over time.

•
CONTINUITY.  The third goal of the Dow Jones-UBS Commodity IndexSM is to be responsive to the changing nature of commodity markets in a manner that does not completely reshape the character of the Dow Jones-UBS Commodity IndexSM from year to year.  The Dow Jones-UBS Commodity IndexSM is intended to provide a stable benchmark so that end-users may be reasonably confident that historical performance data (including such diverse measures as correlation, spot yield, roll yield and volatility) is based on a structure that bears some resemblance to both the current and future composition of the Dow Jones-UBS Commodity IndexSM.

•
LIQUIDITY.  Another goal of the Dow Jones-UBS Commodity IndexSM is to provide a highly liquid index.  The explicit inclusion of liquidity as a weighting factor helps to ensure that the Dow Jones-UBS Commodity IndexSM can accommodate substantial investment flows.  The liquidity of an index affects transaction costs associated with current investments.  It also may affect the reliability of historical price performance data.

These four principles represent goals of the Dow Jones-UBS Commodity IndexSM and its creators, and there can be no assurance that these goals will be reached by either UBS or DJI Opco.

Composition of the Dow Jones-UBS Commodity IndexSM—Commodities Available for Inclusion

A number of commodities have been selected which are believed to be sufficiently significant to the world economy to merit consideration for inclusion in the Dow Jones-UBS Commodity IndexSM and that are tradable through a qualifying related futures contract.  With the exception of several metals contracts (aluminum, lead, tin, nickel and zinc) that trade on the London Metal Exchange (“LME”), each of the potential commodities is the subject of a futures contract that trades on a U.S. exchange.

As of the date of this underlying supplement, the 24 commodities available for inclusion in the Dow Jones-UBS Commodity IndexSM were aluminum, cocoa, coffee, copper, corn, cotton, Brent crude oil, gold, heating oil, lead, lean hogs, live cattle, natural gas, nickel, platinum, silver, soybean oil, soybeans, sugar, tin, unleaded gasoline, wheat, WTI crude oil and zinc.

The 20 Dow Jones-UBS Commodities for 2012 are as follows: aluminum, coffee, copper, corn, cotton, Brent crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybean oil, soybeans, sugar, unleaded gasoline, wheat, WTI crude oil and zinc.

Designated Contracts for Each Commodity

A futures contract known as a Designated Contract is selected by UBS for each commodity available for inclusion in the Dow Jones-UBS Commodity IndexSM.  UBS may select more than one Designated Contract for certain commodities or may select Designated Contracts that are traded outside of the United States or in currencies other than the U.S. Dollar in light of the principles of Index design set out in “—Four Main Principles Guiding the Creation of the Dow Jones-UBS Commodity IndexSM” above.  Additionally, in the event that changes in regulations concerning position limits materially affect the ability of market participants to replicate the Dow Jones-UBS Commodity IndexSM in the underlying futures markets, it may become appropriate to include multiple Designated Contracts for one or more commodities in order to enhance liquidity.

Historically, through and including the composition of the Dow Jones-UBS Commodity IndexSM for 2011, UBS has chosen as the Designated Contract for each Commodity one contract that is traded in North America and denominated in U.S. dollars (with the exception of several LME contracts).  Beginning with the composition of the Dow Jones-UBS Commodity IndexSM for 2012, UBS has added the Brent crude contract listed below as an additional Designated Contract with respect to the crude oil component.

The termination or replacement of a futures contract on an established exchange occurs infrequently; if a Designated Contract were to be terminated or replaced, a comparable futures contract, if available, would be selected to replace that Designated Contract.  The Supervisory Committee may, however, terminate, replace or otherwise change a Designated Contract, or make other changes to the Dow Jones-UBS Commodity IndexSM, pursuant to special meetings.  Please see “Risk Factors—S&P Dow Jones, UBS and/or one of their respective affiliates may be required to replace a contract underlying an S&P GSCI Index or a DJ-UBS Commodity Index, if the existing futures contract is terminated or replaced.”

The Designated Contracts for the 2012 Dow Jones-UBS Commodities are set forth below.

Dow Jones-UBS Commodity IndexSM Breakdown by Commodity

Commodity	Designated Contract	Exchange	Units	Price quote
Aluminum	High Grade Primary Aluminum	LME	25 metric tons	$/metric ton
Coffee	Coffee “C”	NYBOT*	37,500 lbs	cents/ pound
Copper**	Copper	COMEX***	25,000 lbs	cents/ pound
Corn	Corn	CBOT	5,000 bushels	cents/ bushel
Cotton	Cotton	NYBOT	50,000 lbs	cents/ pound
WTI Crude Oil	WTI (West Texas Intermediate) Crude Oil	NYMEX	1,000 barrels	$/barrel
Brent Crude Oil	Brent Crude Oil	ICE Futures Europe	1,000 barrels	$/barrel

Commodity	Designated Contract	Exchange	Units	Price quote

Gold	Gold	COMEX	100 troy oz.	$/troy oz.
Heating Oil	Heating Oil	NYMEX	42,000 gallons	cents/ gallon
Live Cattle	Live Cattle	CME^	40,000 lbs	cents/ pound
Lean Hogs	Lean Hogs	CME^	40,000 lbs	cents/ pound
Natural Gas	Henry Hub Natural Gas	NYMEX	10,000 mmbtu	$/mmbtu
Nickel	Primary Nickel	LME	6 metric tons	$/metric ton
Silver	Silver	COMEX	5,000 troy oz.	cents/troy oz.
Soybeans	Soybeans	CBOT	5,000 bushels	cents/ bushel
Soybean Oil	Soybean Oil	CBOT	60,000 lbs	cents/ pound
Sugar	World Sugar No. 11	NYBOT	112,000 lbs	cents/ pound
Unleaded Gasoline (RBOB)	Reformulated Gasoline Blendstock for Oxygen Blending†	NYMEX	42,000 gal	cents/gallon
Wheat	Wheat	CBOT	5,000 bushels	cents/ bushel
Zinc	Special High Grade Zinc	LME	25 metric tons	$/metric ton

*	The New York Board of Trade (“NYBOT”) located in New York City.
**
The Dow Jones-UBS Commodity IndexSM uses the High Grade Copper Contract traded on the COMEX division of the New York Mercantile Exchange for copper contract prices and LME volume data in determining the weighting for the Dow Jones-UBS Commodity IndexSM.

***	The New York Commodities Exchange (“COMEX”) located in New York City.
^	The Chicago Mercantile Exchange (“CME”) located in Chicago, Illinois.
†
Represents a replacement of the New York Harbor Unleaded Gasoline contract.  This replacement occurred during the regularly scheduled roll of futures contracts comprising the Dow Jones-UBS Commodity IndexSM in April 2006.

In addition to the commodities set forth in the above table, cocoa, lead, platinum and tin also are considered annually for inclusion in the Dow Jones-UBS Commodity IndexSM.

Commodity Groups

For purposes of applying the diversification rules discussed above and below, the commodities available for inclusion in the Dow Jones-UBS Commodity IndexSM are assigned to Commodity Groups.  The Commodity Groups, and the commodities currently included in each Commodity Group, are as follows:

Commodity Group:	Commodities:	Commodity Group:	Commodities:
Energy	Crude Oil Heating Oil Natural Gas Unleaded Gasoline (RBOB)	Livestock	Lean Hogs Live Cattle
Precious Metals	Gold Silver Platinum	Grains	Corn Soybeans Soybean Oil Wheat
Industrial Metals	Aluminum Copper Lead Nickel Tin Zinc	Softs	Cocoa Coffee Cotton Sugar

Dow Jones-UBS Commodity IndexSM Breakdown by Commodity Group

The Commodity Group Breakdown set forth below is based on the weightings and composition of the Dow Jones-UBS Commodity IndexSM set forth under “The Dow Jones-UBS Commodity IndexSM 2012 Commodity Index Percentages” below.

Energy	32.63%
Precious Metals	12.56%
Industrial Metals	18.64%
Livestock	5.75%
Grains	22.09%
Softs	8.33%

The Commodity Group Breakdown set forth below is based on the weightings and composition of the Dow Jones-UBS Commodity IndexSM set forth under “The Dow Jones-UBS Commodity IndexSM 2011 Commodity Index Percentages” below.

Energy	33.00%
Precious Metals	13.74%
Industrial Metals	17.84%
Livestock	5.36%
Grains	22.38%
Softs	7.68%

Annual Reweightings and Rebalancings of The Dow Jones-UBS Commodity IndexSM

The Dow Jones-UBS Commodity IndexSM is reweighted and rebalanced each year in January on a price-percentage basis.  The annual weightings for the Dow Jones-UBS Commodity IndexSM are determined each year in the third or fourth quarter by UBS under the supervision of the Supervisory Committee following advice from the Advisory Committee and are published as promptly as practicable following the calculation.  The annual weightings for the next calendar year are implemented the following January.

For example, the composition of the Dow Jones-UBS Commodity IndexSM for 2012 was approved by the Dow Jones-UBS Index Oversight Committee in October of 2010 and published on October 11, 2011.  The January 2012 reweighting and rebalancing was based on the following percentages:

The Dow Jones-UBS Commodity IndexSM 2012 Commodity Index Percentages

Commodity	Weighting
WTI Crude Oil	9.687164%
Brent Crude Oil	5.312836%
Natural Gas	10.765109%
Gold	9.793633%
Soybeans	7.084197%
Copper	7.063949%
Corn	6.670520%
Aluminum	5.876747%
Wheat	4.961809%
Sugar	3.758390%
Live Cattle	3.634988%
Heating Oil	3.459529%
Unleaded Gasoline	3.405982%
Soybean Oil	3.372386%
Zinc	3.118735%
Silver	2.769133%
Nickel	2.579840%
Coffee	2.572395%
Lean Hogs	2.112660%
Cotton	2.000000%

In addition, the composition of the Dow Jones-UBS Commodity IndexSM for 2011 was approved by the Dow Jones-UBS Index Oversight Committee in October of 2010 and published on October 29, 2010.  The January 2011 reweighting and rebalancing was based on the following percentages:

The Dow Jones-UBS Commodity IndexSM 2011 Commodity Index Percentages

Commodity	Weighting
Crude Oil	14.709297%
Natural Gas	11.218962%
Gold	10.449067%
Soybeans	7.856815%

Commodity	Weighting
Copper	7.539090%
Corn	6.978537%
Aluminum	5.203285%
Wheat	4.605238%
Heating Oil	3.575070%
Unleaded Gasoline	3.496671%
Live Cattle	3.359133%
Sugar	3.326014%
Silver	3.289633%
Soybean Oil	2.937244%
Zinc	2.849355%
Coffee	2.355773%
Nickel	2.250815%
Lean Hogs	2.000000%
Cotton	2.000000%

Information concerning the Dow Jones-UBS Commodity IndexSM, including weightings and composition, may be obtained at the Dow Jones website.  Information contained on the Dow Jones website is not incorporated by reference in, and should not be considered part of, this underlying supplement or any relevant pricing supplement.  We make no representation or warranty as to the accuracy or completeness of information contained on the Dow Jones website.

Determination of Relative Weightings

The relative weightings of the Dow Jones-UBS Commodities are determined annually according to both liquidity and dollar-adjusted production data in 2/3 and 1/3 shares, respectively.  Each June, for each commodity designated for potential inclusion in the Dow Jones-UBS Commodity IndexSM, liquidity is measured by the Commodity Liquidity Percentage (“CLP”) and production by the Commodity Production Percentage (“CPP”).  The CLP for each commodity is determined by taking a five-year average of the product of trading volume and the historical dollar value of the Designated Contract for that commodity, and dividing the result by the sum of such products for all commodities which were designated for potential inclusion in the Dow Jones-UBS Commodity IndexSM.  The CPP is determined for each commodity by taking a five-year average of annual world production figures, adjusted by the historical dollar value of the Designated Contract, and dividing the result by the sum of such production figures for all the commodities which were designated for potential inclusion in the Dow Jones-UBS Commodity IndexSM.  The CLP and the CPP are then combined (using a ratio of 2:1) to establish the Commodity Index Percentage (“CIP”) for each commodity.  This CIP is then adjusted in accordance with certain diversification rules in order to determine the commodities which will be included in the Dow Jones-UBS Commodity IndexSM (the “Dow Jones-UBS Commodities”) and their respective percentage weights.

Diversification Rules

The Dow Jones-UBS Commodity IndexSM is designed to provide diversified exposure to commodities as an asset class.  To ensure that no single commodity or commodity sector dominates the Dow Jones-UBS Commodity IndexSM, the following diversification rules are applied to the annual reweighting and rebalancing of the Dow Jones-UBS Commodity IndexSM as of January of each year:

•	No single commodity (e.g., natural gas or silver) may constitute more than 15% of the Dow Jones-UBS Commodity IndexSM.

•	No single commodity, together with its derivatives (e.g., crude oil, together with heating oil and unleaded gasoline), may constitute more than 25% of the Dow Jones-UBS Commodity IndexSM.

•	No related group of commodities designated as a “Commodity Group” (e.g., energy, precious metals, livestock or grains) may constitute more than 33% of the Dow Jones-UBS Commodity IndexSM.

•	No single commodity included in the Dow Jones-UBS Commodity IndexSM may constitute less than 2% of the Dow Jones-UBS Commodity IndexSM.

Following the annual reweighting and rebalancing of the Dow Jones-UBS Commodity IndexSM in January, the percentage of any commodity included in The Dow Jones-UBS Commodity IndexSM (the “Index Commodity”) or Commodity Group at any time prior to the next reweighting or rebalancing will fluctuate and may exceed or be less than the percentages established in January.

Commodity Index Multipliers

Following application of the diversification rules discussed above, CIPs are incorporated into the Dow Jones-UBS Commodity IndexSM by calculating the new unit weights for each Index Commodity.  Near the beginning of each new calendar year, the CIPs, along with the settlement prices determined on that date for Designated Contracts included in the Dow Jones-UBS Commodity IndexSM, are used to determine a Commodity Index Multiplier (“CIM”) for each Index Commodity.  This CIM is used to achieve the percentage weightings of the Dow Jones-UBS Commodities, in dollar terms, indicated by their respective CIPs.  After the CIMs are calculated, they remain fixed throughout the year.  As a result, the observed price percentage of each Index Commodity will float throughout the year, until the CIMs are reset the following year based on new CIPs.

Calculations

The price return version of the Dow Jones-UBS Commodity IndexSM is calculated by Dow Jones, in conjunction with UBS, by applying the impact of the changes to the futures prices of commodities included in the Dow Jones-UBS Commodity IndexSM (based on their relative weightings).  Once the CIMs are determined as discussed above, the calculation of the price return version of the Dow Jones-UBS Commodity IndexSM is a mathematical process whereby the CIMs for the Dow Jones-UBS Commodities are multiplied by the prices in U.S. dollars for the applicable Designated Contracts.  These products are then summed.  The percentage change in this sum is then applied to the prior Dow Jones-UBS Commodity IndexSM price return level to calculate the new Dow Jones-UBS Commodity IndexSM price return level.

The total return version of the Dow Jones-UBS Commodity IndexSM is calculated by Dow Jones, in conjunction with UBS, by applying the impact of the changes in the level of the price return version of the Dow Jones-UBS Commodity IndexSM and adding interest that could be earned on funds committed to the trading of the underlying futures contracts.  Once the level of the price return version of the Dow Jones-UBS Commodity IndexSM is determined as discussed above, the daily return on a 3-month T-bill is added to the percentage change in the price return version of the Dow Jones-UBS Commodity IndexSM (as compared with the prior Dow Jones-UBS Commodity IndexSM price return level) to obtain the total return.  The total return is then applied to the prior Dow Jones-UBS Commodity IndexSM total return level to calculate the new Dow Jones-UBS Commodity IndexSM total return level.

Dissemination and Publication

Dow Jones disseminates the Dow Jones-UBS Commodity IndexSM level approximately every fifteen (15) seconds (assuming the Dow Jones-UBS Commodity IndexSM level has changed within such fifteen-second interval) from 8:00 a.m. to 3:30 p.m. (New York time), and publishes the final Dow Jones-UBS Commodity IndexSM level for each DJ-UBS Business Day at approximately 4:00 p.m. (New York time) on each such day.  Dow Jones-UBS

Commodity IndexSM levels can also be obtained from the official websites of both UBS and Dow Jones Indexes and are also published in The Wall Street Journal.

A “DJ-UBS Business Day” is a day on which the sum of the Commodity Index Percentages (as defined below in “Annual Reweightings and Rebalancings of the Dow Jones-UBS Commodity IndexSM”) for the Dow Jones-UBS Commodities that are open for trading is greater than 50%.  For example, based on the weighting of the Dow Jones-UBS Commodities for 2011, if the CBOT and the New York Mercantile Exchange (“NYMEX”) are closed for trading on the same day, a DJ-UBS Business Day will not exist.

The Dow Jones-UBS Commodity IndexSM Is a Rolling Index

The Dow Jones-UBS Commodity IndexSM is composed of futures contracts on physical commodities.  Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying commodity.  In order to avoid delivering the underlying physical commodities and to maintain exposure to the underlying physical commodities, periodically futures contracts on physical commodities specifying delivery on a nearby date must be sold and futures contracts on physical commodities that have not yet reached the delivery period must be purchased.  The rollover for each contract occurs over a period of five DJ-UBS Business Days each month according to a pre-determined schedule.  This process is known as “rolling” a futures position.  The Dow Jones-UBS Commodity IndexSM is a “rolling index.”

Dow Jones-UBS Commodity IndexSM Calculation Disruption Events

From time to time, disruptions can occur in trading futures contracts on various commodity exchanges.  The daily calculation of the Dow Jones-UBS Commodity IndexSM will be adjusted in the event that UBS and DJI Opco determine that any of the following index calculation disruption events exists:

(a)      the termination or suspension of, or material limitation or disruption in the trading of any futures contract used in the calculation of the Dow Jones-UBS Commodity IndexSM on that day;

(b)      the settlement price of any futures contract used in the calculation of the Dow Jones-UBS Commodity IndexSM reflects the maximum permitted price change from the previous day’s settlement price;

(c)      the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of the Dow Jones-UBS Commodity IndexSM; or

(d)      with respect to any futures contract used in the calculation of the Dow Jones-UBS Commodity IndexSM that trades on the LME, a business day on which the LME is not open for trading.

License Agreement

The Dow Jones-UBS Commodity IndexesSM are a joint product of DJI Opco, a subsidiary of S&P Dow Jones, and UBS, and have been licensed for use by Citigroup Global Markets Inc.  “Dow Jones” and “DJ” are trademarks of Dow Jones Trademark Holdings LLC (“Dow Jones”); “UBS” is a registered trademark of UBS AG (“UBS AG”); “S&P” is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”); and these trademarks have been licensed for use by DJI Opco and sublicensed for certain purposes by Citigroup Global Markets Inc. (the “Licensee”).

The securities are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS, DJI Opco or any of their subsidiaries or affiliates.  None of Dow Jones, UBS AG, UBS, DJI Opco or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the securities or any member of the public regarding the advisability of investing in securities or commodities generally or in the securities particularly.  The only relationship of Dow Jones, UBS AG, UBS, DJI Opco or any of their subsidiaries or affiliates to the Licensee is the licensing of certain trademarks, trade names and service marks and of the Dow Jones-UBS Commodity Indices, which are determined, composed and calculated by DJI Opco in conjunction with UBS without regard to the Licensee or the securities.  UBS and DJI Opco have no obligation to take the needs of the Licensee or the owners of the securities into consideration in determining, composing or calculating Dow Jones-

UBS Commodity Indices.  None of Dow Jones, UBS AG, UBS, DJI Opco or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash, surrendered or redeemed, as the case may be.  None of Dow Jones, UBS AG, UBS, DJI Opco or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to securities customers, in connection with the administration, marketing or trading of the securities.  Notwithstanding the foregoing, UBS AG, UBS, CME Group Inc., an affiliate of S&P Dow Jones, and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to the securities currently being issued by the Licensee, but which may be similar to and competitive with the securities.  In addition, UBS AG, UBS, CME Group Inc. and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Dow Jones-UBS Commodity IndexSM and Dow Jones-UBS Commodity Index Total ReturnSM), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures.  It is possible that this trading activity will affect the value of the Dow Jones-UBS Commodity Indices and the securities.

Purchasers of the securities should not conclude that the inclusion of a futures contract in the Dow Jones-UBS Commodity Indices is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Dow Jones, UBS AG, UBS, DJI Opco or any of their subsidiaries or affiliates.  The information in this underlying supplement regarding the Dow Jones-UBS Commodity Indices components has been derived solely from publicly available documents.  None of Dow Jones, UBS AG, UBS, DJI Opco or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the Dow Jones-UBS Commodity Indices components in connection with the securities.  None of Dow Jones, UBS AG, UBS, DJI Opco or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Dow Jones-UBS Commodity Indices components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NONE OF DOW JONES, UBS AG, UBS, DJI OPCO OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES-UBS COMMODITY INDICES OR ANY DATA RELATED THERETO AND NONE OF DOW JONES, UBS AG, UBS, DJI OPCO OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN.  NONE OF DOW JONES, UBS AG, UBS, DJI OPCO OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES-UBS COMMODITY INDICES OR ANY DATA RELATED THERETO.  NONE OF DOW JONES, UBS AG, UBS, DJI OPCO OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES-UBS COMMODITY INDICES OR ANY DATA RELATED THERETO.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, UBS AG, UBS, DJI OPCO OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG UBS, DJI OPCO AND THE LICENSEE, OTHER THAN UBS AG AND THE LICENSORS OF DJI OPCO.

The Commodity Futures Markets

Contracts on physical commodities are traded on regulated futures exchanges, in the over-the-counter market and on various types of physical and electronic trading facilities and markets.  As of the date of this underlying supplement, all of the contracts included in the DJ-UBS Commodity Indices are exchange-traded futures contracts.  An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price.  A futures contract on an index of commodities typically provides for the payment and receipt of a cash settlement based on the value of such commodities.  A futures contract provides for a specified settlement month in which the commodity or financial instrument is to be delivered by the seller (whose position is described as “short”) and acquired by the purchaser (whose position is described as “long”) or in which the cash settlement amount is to be made.

There is no purchase price paid or received on the purchase or sale of a futures contract.  Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but may be as low as 5% or less of the value of the contract.  This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin in the most advantageous form (which may vary depending on the exchange, clearing house or broker involved), a market participant may be able to earn interest on its margin funds, thereby increasing the potential total return that may be realized from an investment in futures contracts.  The market participant normally makes to, and receives from, the broker subsequent payments on a daily basis as the price of the futures contract fluctuates.  These payments are called “variation margin” and make the existing positions in the futures contract more or less valuable, a process known as “marking to market.”

Futures contracts are traded on organized exchanges, known as “contract markets” in the United States, through the facilities of a centralized clearing house and a brokerage firm which is a member of the clearing house.  The clearing house guarantees the performance of each clearing member which is a party to the futures contract by, in effect, taking the opposite side of the transaction.  At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trade obtained the position.  This operates to terminate the position and fix the trader’s profit or loss.

U.S. contract markets, as well as brokers and market participants, are subject to regulation by the Commodity Futures Trading Commission.  Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities.  However, the structure and nature of trading on non-U.S. exchanges may differ from the foregoing description.  From their inception to the present, the DJ-UBS Commodity Indices have been composed exclusively of futures contracts traded on regulated exchanges.

S&P GSCI INDICES

We have derived all information contained in this underlying supplement regarding the S&P GSCI Indices (as defined below), including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by its publisher, S&P Dow Jones Indices LLC (“S&P Dow Jones”), a joint venture company owned by The McGraw-Hill Companies, Inc., CME Group Inc. and Dow Jones & Company, Inc.  The S&P GSCI Indices are determined, composed and calculated by S&P Dow Jones, without regard to your interests as a holder of the securities.  Standard & Poor’s Financial Services LLC (“S&P”) acquired the rights to the S&P GSCI™ from Goldman, Sachs & Co. in 2007.  Goldman, Sachs & Co. established and began calculating the S&P GSCI™ in May 1991.  The former name of the S&P GSCI™ was the Goldman Sachs Commodity Index, or GSCI®.  S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, any S&P GSCI Index.

The securities may be linked in whole or in part to the performance of the S&P GSCI™ Index (“S&P GSCI™”), the S&P GSCI™ Light Energy Index or certain of the S&P GSCI™’s commodity sector sub-indices: the S&P GSCI™ Agriculture Index, the S&P GSCI™ Energy Index, the S&P GSCI™ Industrial Metals Index, the S&P GSCI™ Livestock Index and the S&P GSCI™ Precious Metals Index (each a “S&P GSCI Sector Index,” and together, the “S&P GSCI Sector Indices”), or the S&P GSCI™’s single commodity sub-indices (each a “S&P GSCI Single Component Index,” and collectively, the “S&P GSCI Single Component Indices”).  We refer to the S&P GSCI Single Component Indices and S&P GSCI Sector Indices collectively as the “S&P GSCI Component Indices,” and together with the S&P GSCI™ and the S&P GSCI™ Light Energy Index, the “S&P GSCI Indices,” and each, a “S&P GSCI Index.”  If the securities are linked to any S&P GSCI Single Component Index, any relevant disclosure for such S&P GSCI Single Component Index will be provided in the relevant pricing supplement.

S&P Dow Jones publishes excess return and total return versions of each of the S&P GSCI Indices.  The relevant pricing supplement will specify whether the securities are linked to the excess return or total return version of the S&P GSCI Indices.  The excess return versions of the S&P GSCI Indices is based on price levels of the futures contracts included in such S&P GSCI Index as well as the discount or premium obtained by ‘rolling’ hypothetical positions in such contracts forward as they approach delivery.  The total return versions of the S&P GSCI Indices incorporate the returns of the excess return versions, except that the total return indices also reflect interest earned on hypothetical, fully collateralized contract positions on the included commodities.

The S&P GSCI™ is an index on a world production-weighted basket of principal non-financial commodities (i.e., physical commodities) that satisfy specified criteria.  The S&P GSCI™ is designed to be a measure of the performance over time of the markets for these commodities.  The only commodities represented in the S&P GSCI™ are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries.  The commodities included in the S&P GSCI™ are weighted, on a production basis, to reflect the relative significance (in the view of S&P Dow Jones, as described below) of such commodities to the world economy.  The fluctuations in the value of the S&P GSCI™ are intended generally to correlate with changes in the prices of such physical commodities in global markets.  The S&P GSCI™ has been normalized such that its hypothetical level on January 2, 1970 was 100.  Futures contracts on the S&P GSCI™, and options on such futures contracts, are currently listed for trading on the Chicago Mercantile Exchange.

The S&P GSCI™ Light Energy Index is composed of the same commodity futures contracts as the S&P GSCI™ but with those weights for contracts in the energy sector having been divided by 4.  Because the weights of energy-related S&P GSCI™ commodities are reduced in the S&P Light Energy Index relative to the S&P GSCI™, the relative weights of the remaining S&P GSCI™ commodities are necessarily increased.  As a result, although the S&P Light Energy Index contains all of the S&P GSCI™ commodities that are included in the S&P GSCI™, they are not world-production weighted in the same manner as the S&P GSCI™ and may not serve as a benchmark for changes in inflation or other economic factors.  In particular, because of the significance of energy-related commodities to the world economy, a significant reduction in the weights of these commodities in the S&P GSCI™ Light Energy Index will substantially limit the effect of changes in energy prices on the S&P GSCI™ Light Energy Index.  Increases in the prices of energy commodities, therefore, will not increase the level of the S&P GSCI™ Light Energy Index to the same extent as the S&P GSCI™.

The S&P GSCI™ Agriculture Index is a world production-weighted index of certain agricultural commodities in the world economy, including Wheat, Kansas Wheat, Corn, Soybeans, Cotton, Sugar, Coffee and Cocoa.  The S&P GSCI™ Energy Index is a world production-weighted index of certain energy commodities in the world economy, including Crude Oil, Brent Crude Oil, RBOB Gasoline, Heating Oil, Gasoil and Natural Gas.  The S&P GSCI™ Industrial Metals Index is a world production-weighted index of certain industrial metals commodities in the world economy, including High Grade Primary Aluminum, Copper, Standard Lead, Primary Nickel and Special High Grade Zinc.  The S&P GSCI™ Livestock Index is a world production-weighted index of certain livestock commodities in the world economy, including live cattle, feeder cattle and lean hogs.  The S&P GSCI™ Precious Metals Index is a world production-weighted index consisting of two precious metals commodities in the world economy: Gold and Silver.

Set forth below is a summary of the methodology used to calculate the S&P GSCI Indices. Since the S&P GSCI™ is the parent index of the S&P GSCI Component Indices, the methodology for compiling the S&P GSCI™ relates as well to the methodology of compiling the S&P GSCI Component Indices.  Each of the S&P GSCI Component Indices reflecting portions of the S&P GSCI™ is calculated in the same manner as the S&P GSCI™, except that (i) the daily contract reference price, CPWs and roll weights (each as discussed below) used in performing such calculations are limited to those of the commodities included in the relevant sub-index and (ii) each sub-index has a separate normalizing constant (discussed below).  The methodology for determining the composition and weighting of the S&P GSCI™ and for calculating its value is subject to modification in a manner consistent with the purposes of the S&P GSCI™, as described below.  S&P Dow Jones makes the official calculations of the S&P GSCI Indices.

The Index Committee and the Index Advisory Panel

S&P Dow Jones has established an index committee (the “Index Committee”) to oversee the daily management and operations of the S&P GSCI™, and is responsible for all analytical methods and calculation of the S&P GSCI Indices.  The Index Committee consists of full-time professional members of S&P Dow Jones’ staff.  At each meeting, the Index Committee reviews any issues that may affect index constituents, statistics comparing the composition of the indices to the market, commodities that are being considered as candidates for an addition to an index and any significant market events.  In addition, the Index Committee may revise index policy covering rules for selecting commodities or other matters.

S&P Dow Jones considers information about changes to its indices and related matters to be potentially market-moving and material.  Therefore, all Index Committee discussions are confidential.

S&P Dow Jones has established an index advisory panel (the “Advisory Panel”) to assist it in connection with the operation of the S&P GSCI™.  The Advisory Panel meets on an annual basis and at other times at the request of the Index Committee.  The principal purpose of the Advisory Panel is to advise S&P Dow Jones with respect to, among other things, the calculation of the S&P GSCI™, the effectiveness of the S&P GSCI™ as a measure of commodity futures market performance and the need for changes in the composition or in the methodology of the S&P GSCI™.  The Advisory Panel acts solely in an advisory and consultative capacity; the Index Committee makes all decisions with respect to the composition, calculation and operation of the S&P GSCI™.

Composition of the S&P GSCI™

In order to be included in the S&P GSCI™, a contract must satisfy the following eligibility criteria:

•	the contract must be in respect of a physical commodity and not a financial commodity;

•	the contract must have a specified expiration or term or provide in some other manner for delivery or settlement at a specified time, or within a specified period, in the future;

•	the contract must, at any given point in time, be available for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement;

•
the contract must be traded on an exchange, facility or other platform (referred to as a “trading facility”) that allows market participants to execute spread transactions, through a single order entry, between the pairs of contract expirations included in the S&P GSCI™ that, at any given point in time, will be involved in the rolls to be effected in the next three roll periods (defined below);

•	the contract must be denominated in U.S. dollars; and

•
the contract must be traded on or through a trading facility that has its principal place of business or operations in a country that is a member of the Organization for Economic Cooperation and Development and that:

•
makes price quotations generally available to its members or participants (and to S&P Dow Jones) in a manner and with a frequency that is sufficient to provide reasonably reliable indications of the level of the relevant market at any given point in time;

•	makes reliable trading volume information available to S&P Dow Jones with at least the frequency required by S&P Dow Jones to make the monthly determinations;

•	accepts bids and offers from multiple participants or price providers; and

•	is accessible by a sufficiently broad range of participants.

The price of the relevant contract that is used as a reference or benchmark by market participants (referred to as the “daily contract reference price”) generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion in the S&P GSCI™ .  In appropriate circumstances, S&P Dow Jones may determine that a shorter time period is sufficient or that historical daily contract reference prices for such contract may be derived from daily contract reference prices for a similar or related contract.  The daily contract reference price may be (but is not required to be) the settlement price or other similar price published by the relevant trading facility for purposes of margining transactions or for other purposes.

At and after the time a contract is included in the S&P GSCI™, the daily contract reference price for such contract must be published between 10:00 a.m. and 4:00 p.m., New York City time, on each business day relating to such contract by the trading facility on or through which it is traded and must generally be available to all members of, or participants in, such facility (and to S&P) on the same day from the trading facility or through a recognized third-party data vendor.  Such publication must include, at all times, daily contract reference prices for at least one expiration or settlement date that is five months or more from the date the determination is made, as well as for all expiration or settlement dates during such five-month period.

For a contract to be eligible for inclusion in the S&P GSCI™, volume data with respect to such contract must be available for at least the three months immediately preceding the date on which the determination is made.  The following eligibility criteria apply:

•
In order to be added to the S&P GSCI™, a contract that is not included in the S&P GSCI™ at the time of determination and that is based on a commodity that is not represented in the S&P GSCI™ at such time must have an annualized total dollar value traded over the relevant period of at least U.S. $15 billion.  The total dollar value traded is the dollar value of the total quantity of the commodity underlying transactions in the relevant contract over the period for which the calculation is made, based on the average of the daily contract reference prices on the last day of each month during the period.

•
In order to continue to be included in the S&P GSCI™, a contract that is already included in the S&P GSCI™ at the time of determination and that is the only contract on the relevant commodity included in the S&P GSCI™ must have an annualized total dollar value traded of at least U.S. $5 billion over the relevant period and of at least U.S. $10 billion during at least one of the three most recent annual periods used in making the determination.

•
In order to be added to the S&P GSCI™, a contract that is not included in the S&P GSCI™ at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI™ at such time must have an annualized total dollar value traded over the relevant period of at least U.S. $30 billion.

•
In order to continue to be included in the S&P GSCI™, a contract that is already included in the S&P GSCI™ at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI™ at such time must have an annualized total dollar value traded, over the relevant period of at least U.S. $10 billion over the relevant period and of at least U.S. $20 billion during at least one of the three most recent annual periods used in making the determination.

In addition to the volume requirements described above, a contract must have a minimum reference percentage dollar weight:

•
In order to continue to be included in the S&P GSCI™, a contract that is already included in the S&P GSCI™ at the time of determination must have a reference percentage dollar weight of at least 0.10%.  The reference percentage dollar weight of a contract is determined by multiplying the CPW (defined below) of a contract by the average of its daily contract reference prices on the last day of each month during the relevant period.  These amounts are summed for all contracts included in the S&P GSCI™ and each contract’s percentage of the total is then determined.

•
In order to be added to the S&P GSCI™, a contract that is not included in the S&P GSCI™ at the time of determination must have a reference percentage dollar weight of at least 1.00% at the time of determination.

In the event that two or more contracts on the same commodity satisfy the eligibility criteria, such contracts are included in the S&P GSCI™ in the order of their respective total quantity traded during the relevant period (determined as the total quantity of the commodity underlying transactions in the relevant contract), with the contract having the highest total quantity traded being included first.  No further contracts are included if such inclusion results in the portion of the S&P GSCI™ attributable to such commodity exceeding a particular level.

If under the procedure set forth in the preceding paragraph, additional contracts could be included with respect to several commodities at the same time, the procedure is first applied to the commodity that has the smallest portion of the S&P GSCI™ attributable to it at the time of determination.  Subject to the other eligibility criteria, the contract with the highest total quantity traded on such commodity is included.  Before any additional contracts on any commodity are included, the portion of the S&P GSCI™ attributable to all commodities is recalculated.  The selection procedure described above is then repeated with respect to the contracts on the commodity that then has the smallest portion of the S&P GSCI™ attributable to it.

The contracts currently included in the S&P GSCI™ are all futures contracts traded on the New York Mercantile Exchange, Inc. (“NYMEX”), ICE Futures Europe (“ICE-Europe”), ICE Futures U.S. (“ICE-US”), the Chicago Mercantile Exchange (“CME”), the Chicago Board of Trade (“CBOT”), the Kansas City Board of Trade (“KBT”), the Commodities Exchange Inc. (“CMX”) and the London Metal Exchange (“LME”).

The quantity of each of the contracts included in the S&P GSCI™ is determined on the basis of a five-year average (referred to as the “world production average”) of the production quantity of the underlying commodity from sources determined by S&P Dow Jones to be reasonably accurate and reliable, such as the United Nations Industrial Commodity Statistics Yearbook.  However, if a commodity is primarily a regional commodity, based on its production, use, pricing, transportation or other factors, S&P Dow Jones may calculate the weight of such commodity based on regional, rather than world, production data.  At present, natural gas is the only commodity the weight of which is calculated on the basis of regional production data, with the relevant region being North America.

The five-year moving average is updated annually for each commodity included in the S&P GSCI™, based on the most recent five-year period (ending approximately two years prior to the date of calculation and moving backwards) for which complete data for all commodities is available.  The contract production weights (the “CPWs”) used in calculating the S&P GSCI™ are derived from world or regional production averages, as applicable, of the relevant commodities, and are calculated based on the total quantity traded for the relevant contract and the world or regional production average, as applicable, of the underlying commodity.  However, if the volume of trading in the relevant contract, as a multiple of the production levels of the commodity, is below specified thresholds, the CPW of the contract is reduced until the threshold is satisfied.  This is designed to ensure that trading in each such contract is sufficiently liquid relative to the production of the commodity.

In addition, S&P Dow Jones performs this calculation on a monthly basis and, if the multiple of any contract is below the prescribed threshold, the composition of the S&P GSCI™ is reevaluated, based on the criteria and weighting procedure described above.  This procedure is undertaken to allow the S&P GSCI™ to shift from contracts that have lost substantial liquidity into more liquid contracts, during the course of a given year.  As a result, it is possible that the composition or weighting of the S&P GSCI™ will change on one or more of these monthly evaluation dates.  In addition, regardless of whether any changes have occurred during the year, S&P Dow Jones reevaluates the composition of the S&P GSCI™ at the conclusion of each year, based on the above criteria.  Other commodities that satisfy such criteria, if any, will be added to the S&P GSCI™.  Commodities included in the S&P GSCI™ that no longer satisfy such criteria, if any, will be deleted.

S&P Dow Jones also determines whether modifications in the selection criteria or the methodology for determining the composition and weights of and for calculating the S&P GSCI™ are necessary or appropriate in order to assure that the S&P GSCI™ represents a measure of commodity market performance.  S&P Dow Jones has the discretion to make any such modifications.

Contract Expirations

Because the S&P GSCI™ comprises actively traded contracts with scheduled expirations, it can only be calculated by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as “contract expirations.”  The contract expirations included in the S&P GSCI™ for each commodity during a given year are designated by S&P Dow Jones, provided that each such contract must be an “active contract.”  An “active contract” for this purpose is a liquid, actively traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

If a trading facility deletes one or more contract expirations, the S&P GSCI™ will be calculated during the remainder of the year in which such deletion occurs based on the remaining contract expirations designated by S&P Dow Jones.  If a trading facility ceases trading in all contract expirations relating to a particular contract, S&P Dow Jones may designate an eligible replacement contract on the commodity.  To the extent practicable, the replacement will be in effect during the next monthly review of the composition of the S&P GSCI™.  If that timing is not practicable, S&P will determine the date of the replacement and will consider a number of factors, including the differences between the existing contract and the replacement contract specifications and contract expirations.

Value of the S&P GSCI™

The value of the S&P GSCI™ on any given day is equal to the total dollar weight of the S&P GSCI™ divided by a normalizing constant that assures the continuity of the S&P GSCI™ over time.  The total dollar weight of the S&P GSCI™ is the sum of the dollar weight of each of the underlying commodities.

The dollar weight of each such commodity on any given day is equal to:

•	the “daily contract reference price” (discussed below),

•	multiplied by the appropriate CPWs, and

•	during a roll period, the appropriate “roll weights” (discussed below).

The daily contract reference price used in calculating the dollar weight of each commodity on any given day is the most recent daily contract reference price made available by the relevant trading facility, except that the daily contract reference price for the most recent prior day will be used if the exchange is closed or otherwise fails to publish a daily contract reference price on that day.  In addition, if the trading facility fails to make a daily contract reference price available or publishes a daily contract reference price that, in the reasonable judgment of S&P, reflects manifest error, the relevant calculation will be delayed until the price is made available or corrected; provided that, if the price is not made available or corrected by 4:00 p.m., New York City time, S&P Dow Jones may, if it deems such action to be appropriate under the circumstances, determine the appropriate daily contract reference price for the applicable futures contract in its reasonable judgment for purposes of the relevant S&P GSCI™ calculation.

The “roll weight” of each commodity reflects the fact that the positions in contracts must be liquidated or rolled forward into more distant contract expirations as they approach expiration.  If actual positions in the relevant markets were rolled forward, the roll would likely need to take place over a period of days.  Since the S&P GSCI™ is designed to replicate the performance of actual investments in the underlying contracts, the rolling process incorporated in the S&P GSCI™ also takes place over a period of days at the beginning of each month (referred to as the “roll period”).  On each day of the roll period, the “roll weights” of the first nearby contract expiration on a particular commodity and the more distant contract expiration into which it is rolled are adjusted, so that the hypothetical position in the contract on the commodity that is included in the S&P GSCI™ is gradually shifted from the first nearby contract expiration to the more distant contract expiration.

If on any day during a roll period any of the following conditions exists, the portion of the roll that would have taken place on that day is deferred until the next day on which such conditions do not exist:

•	no daily contract reference price is available for a given contract expiration;

•	any such price represents the maximum or minimum price for such contract month, based on exchange price limits (referred to as a “Limit Price”);

•
the daily contract reference price published by the relevant trading facility reflects manifest error, or such price is not published by 4:00 p.m., New York City time.  In that event, S&P Dow Jones may, but is not required to, determine a daily contract reference price and complete the relevant portion of the roll based on such price; provided, that, if the trading facility publishes a price before the opening of trading on the next day, S&P Dow Jones will revise the portion of the roll accordingly; or

•	trading in the relevant contract terminates prior to its scheduled closing time.

If any of these conditions exist throughout the roll period, the roll with respect to the affected contract will be effected in its entirety on the next day on which such conditions no longer exist.

Contract Daily Return

The contract daily return on any given day is equal to the sum, for each of the commodities included in the S&P GSCI™, of the applicable daily contract reference price on the relevant contract multiplied by the appropriate CPW and the appropriate “roll weight,” divided by the total dollar weight of the S&P GSCI™ on the preceding day, minus one.

Calculation of the S&P GSCI Indices

Excess return S&P GSCI Indices

The value of any excess return version of a S&P GSCI Index on any day on which the S&P GSCI™ is calculated (an “S&P GSCI™ Business Day”) is equal to the product of:

•	the value of the applicable S&P GSCI Index on the immediately preceding S&P GSCI™ Business Day; and

•	one plus the contract daily return of the applicable S&P GSCI Index on the S&P GSCI™ Business Day on which the calculation is made.

Total Return S&P GSCI Indices

The value of any total return version of a S&P GSCI Index on any S&P GSCI™ Business Day reflects the value of an investment in the excess return version of that S&P GSCI Index together with a Treasury bill return and is equal to the product of:

•	the value of the applicable S&P GSCI Index on the immediately preceding S&P GSCI™ Business Day;

•	one plus the sum of the contract daily return and the Treasury Bill return on the S&P GSCI™ Business Day on which the calculation is made; and

•	one plus the Treasury Bill return for each non-S&P GSCI™ Business Day since the immediately preceding S&P GSCI™ Business Day.

The Treasury Bill return is the return on a hypothetical investment in the applicable S&P GSCI Index at a rate equal to the interest rate on a specified U.S. Treasury Bill.

Information

All information contained herein relating to the S&P GSCI™ and each of the S&P GSCI Indices, including their make-up, method of calculation, changes in their components and historical performance, has been derived from publicly available information.  We have not independently verified such information.  The information contained herein with respect to each of the S&P GSCI Indices and the S&P GSCI™ reflects the policies of, and is subject to change by, S&P.  Current information regarding the market value of the S&P GSCI Indices is available from S&P Dow Jones and from numerous public information sources.  We make no representation or warranty as to the accuracy or completeness of information contained in those public sources.

License Agreement

S&P Dow Jones and Citigroup Global Markets Inc. have entered into a non-exclusive license agreement providing for the license to Citigroup Inc. and its other affiliates, in exchange for a fee, of the right to use indices owned and published by S&P Dow Jones in connection with certain financial products, including the securities. “Standard & Poor’s,” “S&P” and “S&P GSCI™” are trademarks of S&P. “Dow Jones” is a registered trademark of Dow Jones Trademark Holdings, LLC (“Dow Jones”). Trademarks have been licensed to S&P Dow Jones and have been licensed for use by Citigroup Inc. and its affiliates.

The license agreement between S&P Dow Jones and Citigroup Global Markets Inc. provides that the following language must be stated in this underlying supplement:

“The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones, Dow Jones, S&P or their respective affiliates or third party licensors (collectively, “S&P Dow Jones Indices”).  S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly. S&P Dow Jones Indices’ only relationship to Citigroup Inc. and its affiliates (other than transactions entered into in the ordinary course of business) is the licensing of certain trademarks, trade names and service marks of S&P Dow Jones Indices and of the S&P GSCI Indices, which are determined, composed and calculated by S&P Dow Jones Indices without regard to Citigroup Inc., its affiliates or the securities. S&P Dow Jones Indices have no obligation to take the needs of Citigroup Inc., its affiliates or the holders of the securities into consideration in determining, composing or calculating the S&P GSCI Indices. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the timing of, prices at or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the securities.

S&P DOW JONES INDICES DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P GSCI INDICES OR ANY DATA INCLUDED THEREIN AND S&P DOW JONES INDICES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P DOW JONES INDICES MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY CITIGROUP INC., HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P GSCI INDICES OR ANY DATA INCLUDED THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P GSCI INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P DOW JONES INDICES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND CITIGROUP INC.”

The Commodity Futures Markets

Contracts on physical commodities are traded on regulated futures exchanges, in the over-the-counter market and on various types of physical and electronic trading facilities and markets.  As of the date of this underlying supplement, all of the contracts included in the S&P GSCI Indices are exchange-traded futures contracts.  An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price.  A futures contract on an index of commodities typically provides for the payment and receipt of a cash settlement based on the value of such commodities.  A futures contract provides for a specified settlement month in which the commodity or financial instrument is to be delivered by the seller (whose position is described as “short”) and acquired by the purchaser (whose position is described as “long”) or in which the cash settlement amount is to be made.

There is no purchase price paid or received on the purchase or sale of a futures contract.  Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but may be as low as 5% or less of the value of the contract.  This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin in the most advantageous form (which may vary depending on the exchange, clearing house or broker involved), a market participant may be able to earn interest on its margin funds, thereby increasing the potential total return that may be realized from an investment in futures contracts.  The market participant normally makes to, and receives from, the broker subsequent payments on a daily basis as the price of the futures contract fluctuates.  These payments are called “variation margin” and make the existing positions in the futures contract more or less valuable, a process known as “marking to market.”

Futures contracts are traded on organized exchanges, known as “contract markets” in the United States, through the facilities of a centralized clearing house and a brokerage firm which is a member of the clearing house.  The clearing house guarantees the performance of each clearing member which is a party to the futures contract by, in effect, taking the opposite side of the transaction.  At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position.  This operates to terminate the position and fix the trader’s profit or loss.

U.S. contract markets, as well as brokers and market participants, are subject to regulation by the Commodity Futures Trading Commission.  Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities.  However, the structure and nature of trading on non-U.S. exchanges may differ from the foregoing description.  From their inception to the present, the S&P GSCI Indices have been composed exclusively of futures contracts traded on regulated exchanges.

FUND DESCRIPTIONS

FINANCIAL SELECT SECTOR SPDR® FUND

We have derived all information contained in this underlying supplement regarding the Financial Select Sector SPDR® Fund, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by the Select Sector SPDR® Trust (the “Select Sector Trust”) and SSgA Funds Management, Inc. (“SSFM”).  The Financial Select Sector SPDR® Fund is an investment portfolio managed by SSFM, the investment adviser to the Financial Select Sector SPDR® Fund.  The Financial Select Sector SPDR® Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca under the ticker symbol “XLF.”

The Select Sector Trust is a registered investment company that consists of nine separate investment portfolios (each, a “Select Sector SPDR® Fund”), including the Financial Select Sector SPDR® Fund.  Each Select Sector SPDR® Fund is an index fund that invests in a particular sector or group of industries represented by a specified Select Sector Index.  The companies included in each Select Sector Index are selected on the basis of general industry classifications from a universe of companies defined by the S&P 500® Index.  The Select Sector Indices (each, a “Select Sector Index”) upon which the Select Sector SPDR® Funds are based together comprise all of the companies in the S&P 500® Index.  The investment objective of each Select Sector SPDR® Fund is to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in a particular sector or group of industries, as represented by a specified market sector index.

Information provided to or filed with the SEC by the Select Sector Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov.  For additional information regarding the Select Sector Trust or the Financial Select Sector SPDR® Fund, please see the Select Sector Trust’s prospectus.  In addition, information about the Select Sector Trust, SSFM and the Financial Select Sector SPDR® Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the Select Sector Trust website at http://www.sectorspdrs.com.  We make no representation or warranty as to the accuracy or completeness of information contained on the Select Sector Trust website.  Information contained on the Select Sector Trust website is not incorporated by reference in, and should not be considered a part of, this underlying supplement or any relevant pricing supplement.

Investment Objective

The Financial Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded equity securities of companies in the financial services sector, as represented by the Financial Select Sector Index.  The Financial Select Sector Index measures the performance of the financial services sector of the U.S. equity market.  The Financial Select Sector Index includes companies in the following industries: diversified financial services, insurance, commercial banks, capital markets, real estate investment trusts, consumer finance, thrifts and mortgage finance and real estate management and development.  For more information about the Financial Select Sector Index, see “Equity Index Descriptions—Select Sector Indices” above.

Investment Strategy—Indexing

The Financial Select Sector SPDR® Fund employs a replication strategy in attempting to approximate the performance of Financial Select Sector Index, which means that the Financial Select Sector SPDR® Fund typically invests in substantially all of the securities represented in the Financial Select Sector Index in approximately the same proportions as the Financial Select Sector Index.  There may, however, be instances where SSFM may choose to overweight another stock in the Financial Select Sector Index, purchase securities not included in the Financial Select Sector Index that SSFM believes are appropriate to substitute for a security included in the Financial Select Sector Index or utilize various combinations of other available investment techniques in seeking to track the Financial Select Sector Index.  The Financial Select Sector SPDR® Fund will normally invest at least 95% of its total assets in common stocks that comprise the Financial Select Sector Index.  The Financial Select Sector SPDR® Fund may invest its remaining assets in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds.  Swaps, options and futures contracts, convertible securities and structured securities may be used by the Financial Select Sector SPDR® Fund in seeking performance that corresponds to the Financial Select Sector Index and in managing cash flows.  SSFM anticipates that, under normal circumstances, it may take several business days for additions and deletions to the Financial Select Sector Index to be reflected in the portfolio composition of the Financial Select Sector SPDR® Fund.  The Board of Trustees of the Select Sector Trust may change the Financial Select Sector SPDR® Fund’s investment strategy and other policies without shareholder approval.

There may, however, be instances where SSFM will utilize a sampling strategy. Sampling means that SSFM will use quantitative analysis to select securities, including securities in the relevant index, outside of the index and derivatives, that have a similar investment profile as the relevant index in terms of key risk factors, performance attributes and other characteristics.  These include industry weightings, market capitalization, and other financial characteristics of securities.

Correlation

The Financial Select Sector Index is a theoretical financial calculation, while the Financial Select Sector SPDR® Fund is an actual investment portfolio.  The performance of the Financial Select Sector SPDR® Fund and the Financial Select Sector Index will vary somewhat due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.

Historical Performance of the Financial Select Sector SPDR® Fund

We will provide historical price information with respect to the shares of the Financial Select Sector SPDR® Fund in the relevant pricing supplement. You should not take any such historical prices as an indication of future performance.

Disclaimer

The securities are not sponsored, endorsed, sold or promoted by the Select Sector Trust or SSFM.  Neither the Select Sector Trust nor SSFM makes any representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities.  Neither the Select Sector Trust nor SSFM has any obligation or liability in connection with the operation, marketing, trading or sale of the securities.

INDUSTRIAL SELECT SECTOR SPDR® FUND

We have derived all information contained in this underlying supplement regarding the Industrial Select Sector SPDR® Fund, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by the Select Sector SPDR® Trust (the “Select Sector Trust”) and SSgA Funds Management, Inc. (“SSFM”).  The Industrial Select Sector SPDR® Fund is an investment portfolio managed by SSFM, the investment adviser to the Industrial Select Sector SPDR® Fund.  The Industrial Select Sector SPDR® Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca under the ticker symbol “XLI.”

The Select Sector Trust is a registered investment company that consists of nine separate investment portfolios (each, a “Select Sector SPDR® Fund”), including the Industrial Select Sector SPDR® Fund.  Each Select Sector SPDR® Fund is an index fund that invests in a particular sector or group of industries represented by a specified Select Sector Index.  The companies included in each Select Sector Index are selected on the basis of general industry classifications from a universe of companies defined by the S&P 500® Index.  The Select Sector Indices (each, a “Select Sector Index”) upon which the Select Sector SPDR® Funds are based together comprise all of the companies in the S&P 500® Index.  The investment objective of each Select Sector SPDR® Fund is to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in a particular sector or group of industries, as represented by a specified market sector index.

Information provided to or filed with the SEC by the Select Sector Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov.  For additional information regarding the Select Sector Trust or the Industrial Select Sector SPDR® Fund, please see the Select Sector Trust’s prospectus.  In addition, information about the Select Sector Trust, SSFM and the Industrial Select Sector SPDR® Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the Select Sector Trust website at http://www.sectorspdrs.com.  We make no representation or warranty as to the accuracy or completeness of information contained on the Select Sector Trust website.  Information contained on the Select Sector Trust website is not incorporated by reference in, and should not be considered a part of, this underlying supplement or any relevant pricing supplement.

Investment Objective

The Industrial Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded equity securities of companies in the industrial sector, as represented by the Industrial Select Sector Index.  The Industrial Select Sector Index includes companies in a wide array of industries, including aerospace and defense, building products, construction and engineering, electrical equipment, conglomerates, machinery, commercial services and supplies.  For more information about the Industrial Select Sector Index, see “Equity Index Descriptions—Select Sector Indices” above.

Investment Strategy—Indexing

The Industrial Select Sector SPDR® Fund employs a replication strategy in attempting to approximate the performance of Industrial Select Sector Index, which means that the Industrial Select Sector SPDR® Fund typically invests in substantially all of the securities represented in the Industrial Select Sector Index in approximately the same proportions as the Industrial Select Sector Index.  There may, however, be instances where SSFM may choose to overweight another stock in the Industrial Select Sector Index, purchase securities not included in the Industrial Select Sector Index that SSFM believes are appropriate to substitute for a security included in the Industrial Select Sector Index or utilize various combinations of other available investment techniques in seeking to track the Industrial Select Sector Index.  The Industrial Select Sector SPDR® Fund will normally invest at least 95% of its total assets in common stocks that comprise the Industrial Select Sector Index.  The Industrial Select Sector SPDR® Fund may invest its remaining assets in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds.  Swaps, options and futures contracts, convertible securities and structured securities may be used by the Industrial Select Sector SPDR® Fund in seeking performance that corresponds to the

Industrial Select Sector Index and in managing cash flows.  SSFM anticipates that, under normal circumstances, it may take several business days for additions and deletions to the Industrial Select Sector Index to be reflected in the portfolio composition of the Industrial Select Sector SPDR® Fund.  The Board of Trustees of the Select Sector Trust may change the Industrial Select Sector SPDR® Fund’s investment strategy and other policies without shareholder approval.

There may, however, be instances where SSFM will utilize a sampling strategy. Sampling means that SSFM will use quantitative analysis to select securities, including securities in the relevant index, outside of the index and derivatives, that have a similar investment profile as the relevant index in terms of key risk factors, performance attributes and other characteristics.  These include industry weightings, market capitalization, and other financial characteristics of securities.

Correlation

The Industrial Select Sector Index is a theoretical financial calculation, while the Industrial Select Sector SPDR® Fund is an actual investment portfolio.  The performance of the Industrial Select Sector SPDR® Fund and the Industrial Select Sector Index will vary somewhat due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.

Historical Performance of the Industrial Select Sector SPDR® Fund

We will provide historical price information with respect to the shares of the Industrial Select Sector SPDR® Fund in the relevant pricing supplement. You should not take any such historical prices as an indication of future performance.

Disclaimer

The securities are not sponsored, endorsed, sold or promoted by the Select Sector Trust or SSFM.  Neither the Select Sector Trust nor SSFM makes any representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities.  Neither the Select Sector Trust nor SSFM has any obligation or liability in connection with the operation, marketing, trading or sale of the securities.

iSHARES® BARCLAYS 20+ YEAR TREASURY BOND FUND

We have derived all information regarding the iShares® Barclays 20+ Year Treasury Bond Fund (the “20+ Treasury Fund”) contained in this underlying supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, iShares®, Inc. (“iShares®”), iShares® Trust, BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”).  BFA is currently the investment adviser to the 20+ Treasury Fund and is a wholly owned subsidiary of BTC, which in turn is a wholly owned subsidiary of BlackRock, Inc. The 20+ Treasury Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “TLT.”

The iShares® Trust is a registered investment company that consists of numerous separate investment portfolios, including the 20+ Treasury Fund. Information provided to or filed with the SEC by iShares® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding the 20+ Treasury Fund, please see the 20+ Treasury Fund’s prospectus. In addition, information about iShares® and the 20+ Treasury Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com. Information contained on the iShares® website is not incorporated by reference in, and should not be considered a part of, this underlying supplement or any relevant pricing supplement.  We make no representation or warranty as to the accuracy or completeness of information contained on the iShares® website.

Investment Objective and Strategy

The 20+ Treasury Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the long-term sector of the United States Treasury market as defined by the Barclays Capital U.S. 20+ Year Treasury Bond Index (the “20+ Treasury Index”).

BFA uses a “passive” or indexing approach to try to achieve the investment objective of the 20+ Treasury Fund. The 20+ Treasury Fund does not try to “beat” the index it tracks and does not seek temporary defensive positions when markets decline or appear overvalued. The 20+ Treasury Fund uses a representative sampling indexing strategy (as described below under “Representative Sampling”) to try to track the 20+ Treasury Index.

The 20+ Treasury Fund may or may not hold all of the securities in the 20+ Treasury Index. The 20+ Treasury Fund generally invests at least 90% of its assets in the bonds included in the 20+ Treasury Index and at least 95% of its assets in U.S. government bonds. The 20+ Treasury Fund may invest up to 10% of its assets in U.S. government bonds not included in the 20+ Treasury Index, but which BFA believes will help the 20+ Treasury Fund track the 20+ Treasury Index. The 20+ Treasury Fund also may invest up to 5% of its assets in repurchase agreements collateralized by U.S. government obligations and in cash and cash equivalents, including shares of money market funds advised by BFA.  The 20+ Treasury Fund may lend securities representing up to one-third of the value of the 20+ Treasury Fund’s total assets (including the value of the collateral received).

Representative Sampling

Representative sampling is an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to the 20+ Treasury Index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability, duration, maturity or credit ratings and yield) and liquidity measures similar to those of the 20+ Treasury Index.

Correlation

The 20+ Treasury Index is a theoretical financial calculation while the 20+ Treasury Fund is an actual investment portfolio. The performance of the 20+ Treasury Fund and the 20+ Treasury Index may vary due to transaction costs, non-U.S. currency valuation, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the portfolio of the 20+ Treasury Fund and that of the 20+ Treasury Index resulting from legal restrictions (such as diversification requirements) that apply to the 20+ Treasury Fund but not to the 20+ Treasury Index or to the use of representative sampling. “Tracking error” is the difference between the performance (return) of the portfolio of the 20+ Treasury Fund and that of the 20+ Treasury Index. BFA expects that, over time, the 20+ Treasury Fund’s tracking error will not exceed 5%. Because the 20+ Treasury Fund uses a representative sampling indexing strategy, it can be expected to have a larger tracking error than if it used a replication indexing strategy. “Replication” is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

The 20+ Treasury Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the 20+ Treasury Index is concentrated. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities), repurchase agreements collateralized by U.S. government securities and securities of state or municipal governments and their political subdivisions are not considered to be issued by members of any industry.

Disclaimer

The securities are not sponsored, endorsed, sold or promoted by BTC. BTC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The Barclays Capital U.S. 20+ Year Treasury Bond Index

We have derived all information contained in this underlying supplement regarding the Barclays Capital U.S. 20+ Year Treasury Bond Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, Barclays Capital Inc. (“BCI”). The Barclays Capital U.S. 20+ Year Treasury Bond Index is calculated, maintained and published by BCI. BCI is under no obligation to continue to publish, and may discontinue publication of, the Barclays Capital U.S. 20+ Year Treasury Bond Index.

The Barclays Capital U.S. 20+ Year Treasury Bond Index measures the performance of public obligations of the U.S. Treasury. The Barclays Capital U.S. 20+ Year Treasury Bond Index is market capitalization weighted, includes all publicly issued U.S. Treasury securities that meet the criteria for inclusion and is rebalanced once a month on the last calendar day of the month. The U.S. Treasury securities included in the Barclays Capital U.S. 20+ Year Treasury Bond Index must have a remaining maturity of greater than 20 years, are rated investment grade (at least Baa3 by Moody’s Investors Service, Inc. or BBB- by Standard & Poor’s Financial Services LLC) and have $250 million or more of outstanding face value. In addition, the securities must be denominated in U.S. dollars and must be fixed-rate and non-convertible. Certain special issuances, such as state and local government series bonds (“SLGs”) and coupon issues that have been stripped from assets already included, are excluded from the Barclays Capital U.S. 20+ Year Treasury Bond Index.

iSHARES® DOW JONES REAL ESTATE INDEX FUND

We have derived all information contained in this underlying supplement regarding the iShares® Dow Jones U.S. Real Estate Index Fund (the “Real Estate Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by iShares®, Inc. (“iShares®”), iShares® Trust, BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”). BFA is currently the investment adviser to the Real Estate Fund and is a wholly owned subsidiary of BTC, which in turn is a wholly owned subsidiary of BlackRock, Inc.  The Real Estate Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “IYR.”

iShares® Trust is a registered investment company that consists of numerous separate investment portfolios, including the Real Estate Fund.  Information provided to or filed with the SEC by iShares® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov.  For additional information regarding iShares® Trust, BFA, and the Real Estate Fund, please see the Real Estate Fund’s prospectus.  In addition, information about iShares® and the Real Estate Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com.  We make no representation or warranty as to the accuracy or completeness of information contained on the iShares® website.  Information contained on the iShares® website is not incorporated by reference in, and should not be considered a part of, this underlying supplement or any relevant pricing supplement.

Investment Objective and Strategy

The Real Estate Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the real estate sector of the U.S equity market, as measured by the Dow Jones U.S. Real Estate Index (the “Real Estate Index”).

BFA uses a “passive” or indexing approach to try to achieve the investment objective of the Real Estate Fund.  The Real Estate Fund does not try to “beat” the index it tracks and does not seek temporary defensive positions when markets decline or appear overvalued.  The Real Estate Fund uses a representative sampling indexing strategy (as described below under “Representative Sampling”) to try to track the Real Estate Index.

The Real Estate Fund may or may not hold all of the securities in the Real Estate Index.  The Real Estate Fund generally invests at least 90% of its assets in securities of the Real Estate Index and in depositary receipts representing securities of the Real Estate Index. The Real Estate Fund may invest the remainder of its assets in securities not included in the Real Estate Index, but which BFA believes will help the Real Estate Fund track the Real Estate Index, and in futures contracts, options on futures contracts, options and swaps as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates.

Representative Sampling

Representative sampling involves investing in a representative sample of securities that collectively has an investment profile similar to the Real Estate Index.  The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the Real Estate Index.

Correlation

The Real Estate Index is a theoretical financial calculation, while the Real Estate Fund is an actual investment portfolio.  The performance of the Real Estate Fund and the Real Estate Index may vary due to transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the Real Estate Fund’s portfolio and the Real Estate Index resulting from legal restrictions (such as diversification requirements) that apply to the Real Estate Fund but not to the Real Estate Index or the use of representative sampling.  “Tracking error” is the difference between the performance (return) of the Real Estate

Fund’s portfolio and that of the Real Estate Index.  BFA expects that, over time, the Real Estate Fund’s tracking error will not exceed 5%. Because the Real Estate Fund uses a representative sampling indexing strategy, it can be expected to have a larger tracking error than if it used a replication indexing strategy.  “Replication” is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

The Real Estate Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the Real Estate Index is concentrated.  For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

Historical Performance of the Real Estate Fund

We will provide historical price information with respect to the shares of the Real Estate Fund in the relevant pricing supplement. You should not take any such historical prices as an indication of future performance.

Disclaimer

The securities are not sponsored, endorsed, sold or promoted by BTC.  BTC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities.  BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The Dow Jones U.S. Real Estate Index

We have derived all information contained in this underlying supplement regarding the Dow Jones U.S. Real Estate Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, Dow Jones Indexes (“Dow Jones”).  The Dow Jones U.S. Real Estate Index is calculated, maintained and published by Dow Jones.  Dow Jones is under no obligation to continue to publish, and may discontinue publication of, the Dow Jones U.S. Real Estate Index.

Dow Jones U.S. Real Estate Index Composition and Maintenance

The Dow Jones U.S. Real Estate Index measures the performance of the real estate sector of the United States equity market.  Component companies include those that invest directly or indirectly in real estate through development, investment or ownership; companies that provide services to real estate companies but do not own the properties themselves (agencies, brokers, leasing companies, management companies and advisory services); and real estate investment trusts or corporations (“REITs”) or listed property trusts (“LPTs”) that invest in office, industrial, retail, residential, specialty (e.g., health care), hotel, lodging and other properties or that are directly involved in lending money to real estate owners and operators or indirectly through the purchase or mortgages or mortgage-backed securities.  REITs are passive investment vehicles that invest primarily in income producing real estate or real estate-related loans and interests.

The Dow Jones U.S. Real Estate Index is one of the 19 supersector indices that make up the Dow Jones U.S. Index.  The Dow Jones U.S. Real Estate Index is a subset of the Dow Jones U.S. Financials Index, which in turn is a subset of the Dow Jones U.S. Index.  The Dow Jones U.S. Index is part of the Dow Jones Global IndexSM family, which is a benchmark family that represents approximately 95% of the float-adjusted market capitalization of countries that are open to foreign investors.  The Dow Jones Global IndexSM family represents 42 countries.  The Dow Jones U.S. Real Estate Index is weighted by float-adjusted market capitalization, rather than full market capitalization, to reflect the actual number of shares available to investors.

To establish the investable universe, index component candidates are filtered through screens for share class and liquidity.  For share class, index component candidates must be common shares or other securities that have the characteristics of common equities.  All classes of common shares, both fully and partially paid, are eligible.  Fixed dividend shares and securities such as convertible securities, warrants, rights, mutual funds, unit investment trusts, closed-end fund shares and shares in limited partnerships are not eligible.  Temporary issues arising from corporate actions, such as “when-issued shares,” are considered on a case-by-case basis when necessary to maintain continuity in a company’s index membership.  REITs, LPTs and similar real-property-owning pass-through structures taxed as REITs by their domiciles also are eligible.  Multiple classes of shares are included if each issue, on its own merit, meets the other eligibility criteria.  For liquidity, securities that have had more than ten non-trading days during the past quarter are excluded.

Stocks in the investable universe are sorted by float-adjusted market capitalization.  Stocks in the top 95% of the index universe by float-adjusted market capitalization (as of December 1998) are selected as components of the Dow Jones U.S. Index, excluding stocks that fall within the bottom 1% of the universe by float-adjusted market capitalization (as currently measured) and within the bottom 0.01% of the universe by turnover (as currently measured).

Stocks selected as components of the Dow Jones U.S. Index are then classified into Subsectors based on their primary source of revenue.  The Subsectors are rolled up into Sectors, which in turn are rolled up into Supersectors and finally into Industries.  Subsectors, Sectors, Supersectors and Industries are defined by a proprietary classification system used by Dow Jones.  The Dow Jones U.S. Real Estate Index is a Supersector that is a subset of the Dow Jones Financials Index.

The Dow Jones U.S. Real Estate Index is reviewed by Dow Jones on a quarterly basis.  Shares outstanding totals for component stocks are updated during the quarterly review.  However, if the number of float-adjusted shares outstanding for an index component changes by more than 10% due to a corporate action, the shares total will be adjusted immediately after the close of trading on the date of the event.  Whenever possible, Dow Jones will announce the change at least two business days prior to its implementation.  Changes in shares outstanding due to stock dividends, splits and other corporate actions also are adjusted immediately after the close of trading on the day they become effective.  Quarterly reviews are implemented during March, June, September and December.  Both component changes and share changes become effective at the opening on the first Monday after the third Friday of the review month.  Changes to the Dow Jones U.S. Real Estate Index are implemented after the official closing values have been established.  All adjustments are made before the start of the next trading day.  Constituent changes that result from the periodic review will be announced on the second Friday of the third month of each quarter (e.g., March, June, September and December).

In addition to the scheduled quarterly review, the Dow Jones U.S. Real Estate Index is reviewed on an ongoing basis.  Changes in index composition and related weight adjustments are necessary whenever there are extraordinary events such as delistings, bankruptcies, mergers or takeovers involving index components.  In these cases, each event will be taken into account as soon as it is effective.  Whenever possible, the changes in the index components will be announced at least two business days prior to their implementation date.  In the event that a component no longer meets the eligibility requirements, it will be removed from the Dow Jones U.S. Real Estate Index.

ISHARES® FTSE CHINA 25 INDEX FUND

General

We have derived all information contained in this underlying supplement regarding the iShares® FTSE China 25 Index Fund, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, iShares®, Inc., BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”).  The iShares® FTSE China 25 Index Fund is an investment portfolio maintained and managed by iShares®, Inc.  BFA is currently the investment adviser to the iShares® FTSE China 25 Index Fund.  The iShares® FTSE China 25 Index Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca under the ticker symbol “FXI.”

iShares®, Inc. is a registered investment company that consists of numerous separate investment portfolios, including the iShares® FTSE China 25 Index Fund.  Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov.  For additional information regarding iShares®, Inc., BFA and the iShares® FTSE China 25 Index Fund, please see the iShares® FTSE China 25 Index Fund’s prospectus.  In addition, information about iShares® and the iShares® FTSE China 25 Index Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com.  We make no representation or warranty as to the accuracy or completeness of information contained on the iShares® website.  Information contained on the iShares® website is not incorporated by reference in, and should not be considered a part of, this underlying supplement or the relevant pricing supplement.

Investment Objective and Strategy

The fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the FTSE China 25 Index.  The fund’s investment objective and the underlying index may be changed without shareholder approval. For more information about the FTSE China 25 Index, please see “Equity Index Descriptions—FTSE China 25 Index” in this underlying supplement.

The investment adviser to the iShares® FTSE China 25 Index Fund uses a representative sampling indexing strategy (as described below under “Representative Sampling”) to manage the fund.  This means that the investment adviser invests in a representative sample of securities that, in the view of the investment adviser, has an investment profile similar to the FTSE China 25 Index.  Thus, at any time, the iShares® FTSE China 25 Index Fund may not hold all of the securities in the FTSE China 25 Index.  Funds that employ a representative sampling strategy may incur tracking error to a greater extent than a fund that seeks to replicate an index by holding all of the securities in the index.  The iShares® FTSE China 25 Index Fund generally invests at least 90% of its assets in the securities included in the FTSE China 25 Index and in depositary receipts representing such securities.  The iShares® FTSE China 25 Index Fund may invest the remainder of its assets in securities not included in the FTSE China 25 Index, derivative contracts and cash and cash equivalents.

Representative Sampling

BFA uses a “representative sampling” indexing strategy to manage the iShares® FTSE China 25 Index Fund.  “Representative sampling” is an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to the FTSE China 25 Index.  Securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the FTSE China 25 Index.  The iShares® FTSE China 25 Index Fund may or may not hold all of the securities in the FTSE China 25 Index.

Correlation

The FTSE China 25 Index is a theoretical financial calculation, while the iShares® FTSE China 25 Index Fund is an actual investment portfolio.  The performance of the iShares® FTSE China 25 Index Fund and the FTSE China 25 Index may vary due to transaction costs, non-U.S. currency valuation, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the iShares® FTSE China 25 Index Fund’s portfolio and the FTSE China 25 Index resulting from legal restrictions (such as diversification requirements) that apply to the iShares® FTSE China 25 Index Fund but not to the FTSE China 25 Index or the use of representative sampling.  “Tracking error” is the difference between the performance (return) of a fund’s portfolio and that of its underlying index.  BFA expects that, over time, the iShares® FTSE China 25 Index Fund’s tracking error will not exceed 5%. The iShares® FTSE China 25 Index Fund, using a representative sampling strategy, can be expected to have a greater tracking error than a fund using a replication strategy.  Replication is a strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

The iShares® FTSE China 25 Index Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the FTSE China 25 Index is concentrated.  For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

Historical Performance of the iShares® FTSE China 25 Index Fund

We will provide historical price information with respect to the shares of the iShares® FTSE China 25 Index Fund in the relevant pricing supplement.  You should not take any such historical prices as an indication of future performance.

Disclaimer

iShares® is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold, or promoted by BTC. BTC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities.  BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

ISHARES® IBOXX $ HIGH YIELD CORPORATE BOND FUND

We have derived all information contained in this underlying supplement regarding the iShares® iBoxx $ High Yield Corporate Bond Fund (the “HYG Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, iShares®, Inc., BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”).  The HYG Fund is an investment portfolio maintained and managed by iShares®, Inc.  BFA is currently the investment adviser to the HYG Fund.  The HYG Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca under the ticker symbol “HYG.”

iShares®, Inc. is a registered investment company that consists of numerous separate investment portfolios, including the HYG Fund.  Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov.  For additional information regarding iShares®, Inc., BFA and the HYG Fund, please see the HYG Fund’s prospectus.  In addition, information about iShares® and the HYG Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com.  We make no representation or warranty as to the accuracy or completeness of information contained on the iShares® website.  Information contained on the iShares® website is not incorporated by reference in, and should not be considered a part of, this underlying supplement or the relevant pricing supplement.

Investment Objective and Strategy

The HYG Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the iBoxx® USD Liquid High Yield Index.  The iBoxx® USD Liquid High Yield Index is designed to provide a broad representation of the U.S. dollar-denominated liquid high yield corporate bond market. The iBoxx® USD Liquid High Yield Index may include U.S. dollar denominated corporate bonds that are issued by companies domiciled in Bermuda, Canada, the Cayman Islands, Japan, Western Europe or the U.S.  For more information about the iBoxx® USD Liquid High Yield Index, please see “Equity Index Descriptions—iBoxx® USD Liquid High Yield Index” in this underlying supplement.

The HYG Fund uses a representative sampling indexing strategy (as described below under “Representative Sampling”) to try to track the iBoxx® USD Liquid High Yield Index. The HYG Fund generally invests at least 90% of its assets in the securities of the iBoxx® USD Liquid High Yield Index; however, the HYG Fund may invest up to 20% of its assets in certain futures contracts, options and swap contracts, cash and cash equivalents, including shares of money market funds affiliated with BFA or its affiliates, as well as in high yield corporate bonds not included in the iBoxx® USD Liquid High Yield Index, but which BFA believes will help the HYG Fund track the iBoxx® USD Liquid High Yield Index.

Representative Sampling

BFA uses a “representative sampling” indexing strategy to manage the HYG Fund.  “Representative sampling” is an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to the iBoxx® USD Liquid High Yield Index.  Securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the iBoxx® USD Liquid High Yield Index.  The HYG Fund may or may not hold all of the securities in the iBoxx® USD Liquid High Yield Index.

Correlation

The iBoxx® USD Liquid High Yield Index is a theoretical financial calculation, while the HYG Fund is an actual investment portfolio.  The performance of the HYG Fund and the iBoxx® USD Liquid High Yield Index may vary due to transaction costs, non-U.S. currency valuation, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the HYG Fund’s portfolio and the iBoxx® USD Liquid High

Yield Index resulting from legal restrictions (such as diversification requirements) that apply to the HYG Fund but not to the iBoxx® USD Liquid High Yield Index or the use of representative sampling.  “Tracking error” is the difference between the performance (return) of a fund’s portfolio and that of its underlying index.  BFA expects that, over time, the HYG Fund’s tracking error will not exceed 5%. The HYG Fund, using a representative sampling strategy, can be expected to have a greater tracking error than a fund using a replication strategy.  Replication is a strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

The HYG Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the iBoxx® USD Liquid High Yield Index is concentrated.  For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

Historical Performance of the HYG Fund

We will provide historical price information with respect to the shares of the HYG Fund in the relevant pricing supplement.  You should not take any such historical prices as an indication of future performance.

Disclaimer

The securities are not sponsored, endorsed, sold, or promoted by BTC.  BTC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities.  BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

iSHARES® MSCI BRAZIL INDEX FUND

We have derived all information contained in this underlying supplement regarding the iShares® MSCI Brazil Index Fund (the “EWZ Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, iShares®, Inc., BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”).  The EWZ Fund is an investment portfolio maintained and managed by iShares®, Inc.  BFA is currently the investment adviser to the EWZ Fund.  The EWZ Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca under the ticker symbol “EWZ.”

iShares®, Inc. is a registered investment company that consists of numerous separate investment portfolios, including the EWZ Fund.  Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov.  For additional information regarding iShares®, Inc., BFA and the EWZ Fund, please see the EWZ Fund’s prospectus.  In addition, information about iShares® and the EWZ Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com.  We make no representation or warranty as to the accuracy or completeness of information contained on the iShares® website.  Information contained on the iShares® website is not incorporated by reference in, and should not be considered a part of, this underlying supplement or the relevant pricing supplement.

Investment Objective and Strategy

The EWZ Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the Brazilian market, as measured by the MSCI Brazil Index.  The EWZ Fund holds equity securities traded primarily in Brazil.  The MSCI Brazil Index was developed by MSCI Inc. (“MSCI”) as an equity benchmark for Brazilian stock performance, and is designed to measure equity market performance in Brazil.  For more information about the MSCI Brazil Index, please see “Equity Index Descriptions—MSCI Indices” in this underlying supplement.

The EWZ Fund uses a representative sampling indexing strategy (as described below under “Representative Sampling”) to try to track the MSCI Brazil Index. The EWZ Fund generally invests at least 95% of its assets in the securities of the MSCI Brazil Index and in depositary receipts representing securities included in the MSCI Brazil Index.  The EWZ Fund will at all times invest at least 80% of its assets in the securities of the MSCI Brazil Index or in depositary receipts representing securities included in the MSCI Brazil Index.  The EWZ Fund may invest the remainder of its assets in other securities, including securities not in the MSCI Brazil Index, but which BFA believes will help the EWZ Fund track the MSCI Brazil Index, futures contracts, options on futures contracts, other types of options and swaps related to the MSCI Brazil Index, as well as cash and cash equivalents, including shares of money market funds affiliated with BFA or its affiliates.

Representative Sampling

BFA uses a “representative sampling” indexing strategy to manage the EWZ Fund.  “Representative sampling” is an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to the MSCI Brazil Index.  Securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the MSCI Brazil Index.  The EWZ Fund may or may not hold all of the securities in the MSCI Brazil Index.

Correlation

The MSCI Brazil Index is a theoretical financial calculation, while the EWZ Fund is an actual investment portfolio.  The performance of the EWZ Fund and the MSCI Brazil Index may vary due to transaction costs, non-U.S. currency valuation, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the EWZ Fund’s portfolio and the MSCI Brazil Index resulting from legal restrictions (such as diversification requirements) that apply to the EWZ Fund but not to the MSCI Brazil Index or the use of

representative sampling.  “Tracking error” is the difference between the performance (return) of a fund’s portfolio and that of its underlying index.  BFA expects that, over time, the EWZ Fund’s tracking error will not exceed 5%. The EWZ Fund, using a representative sampling strategy, can be expected to have a greater tracking error than a fund using a replication strategy.  Replication is a strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

The EWZ Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the MSCI Brazil Index is concentrated.  For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

Historical Performance of the EWZ Fund

We will provide historical price information with respect to the shares of the EWZ Fund in the relevant pricing supplement.  You should not take any such historical prices as an indication of future performance.

Disclaimer

The securities are not sponsored, endorsed, sold, or promoted by BTC.  BTC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities.  BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

ISHARES® MSCI CHILE INVESTABLE MARKET INDEX FUND

We have derived all information contained in this underlying supplement regarding the iShares® MSCI Chile Investable Market Index Fund (the “ECH Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, iShares®, Inc., BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”).  The ECH Fund is an investment portfolio maintained and managed by iShares®, Inc.  BFA is currently the investment adviser to the ECH Fund.  The ECH Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca under the ticker symbol “ECH.”

iShares®, Inc. is a registered investment company that consists of numerous separate investment portfolios, including the ECH Fund.  Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov.  For additional information regarding iShares®, Inc., BFA and the ECH Fund, please see the ECH Fund’s prospectus.  In addition, information about iShares® and the ECH Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com.  We make no representation or warranty as to the accuracy or completeness of information contained on the iShares® website.  Information contained on the iShares® website is not incorporated by reference in, and should not be considered a part of, this underlying supplement or the relevant pricing supplement.

Investment Objective and Strategy

The ECH Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the Chilean market, as measured by the MSCI Chile Investable Market Index.  The ECH Fund holds equity securities traded primarily in Chile.  The MSCI Chile Investable Market Index was developed by MSCI Inc. (“MSCI”) as an equity benchmark for Chilean stock performance, and is designed to measure equity market performance in Chile.  For more information about the MSCI Chile Investable Market Index, please see “Equity Index Descriptions—MSCI Indices” in this underlying supplement.

The ECH Fund uses a representative sampling indexing strategy (as described below under “Representative Sampling”) to try to track the MSCI Chile Investable Market Index.  The ECH Fund will at all times invest at least 90% of its assets in the securities of the MSCI Chile Investable Market Index or in depositary receipts representing securities included in the MSCI Chile Investable Market Index.  The ECH Fund may invest the remainder of its assets in other securities, including securities not in the MSCI Chile Investable Market Index, but which BFA believes will help the ECH Fund track the MSCI Chile Investable Market Index, futures contracts, options on futures contracts, other types of options and swaps related to the MSCI Chile Investable Market Index, as well as cash and cash equivalents, including shares of money market funds affiliated with BFA or its affiliates.

Representative Sampling

BFA uses a “representative sampling” indexing strategy to manage the ECH Fund.  “Representative sampling” is an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to the MSCI Chile Investable Market Index.  Securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the MSCI Chile Investable Market Index.  The ECH Fund may or may not hold all of the securities in the MSCI Chile Investable Market Index.

Correlation

The MSCI Chile Investable Market Index is a theoretical financial calculation, while the ECH Fund is an actual investment portfolio.  The performance of the ECH Fund and the MSCI Chile Investable Market Index may vary due to transaction costs, non-U.S. currency valuation, asset valuations, corporate actions (such as mergers and spin-

offs), timing variances and differences between the ECH Fund’s portfolio and the MSCI Chile Investable Market Index resulting from legal restrictions (such as diversification requirements) that apply to the ECH Fund but not to the MSCI Chile Investable Market Index or the use of representative sampling.  “Tracking error” is the difference between the performance (return) of a fund’s portfolio and that of its underlying index.  BFA expects that, over time, the ECH Fund’s tracking error will not exceed 5%. The ECH Fund, using a representative sampling strategy, can be expected to have a greater tracking error than a fund using a replication strategy.  Replication is a strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

The ECH Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the MSCI Chile Investable Market Index is concentrated.  For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

Historical Performance of the ECH Fund

We will provide historical price information with respect to the shares of the ECH Fund in the relevant pricing supplement.  You should not take any such historical prices as an indication of future performance.

Disclaimer

The securities are not sponsored, endorsed, sold, or promoted by BTC.  BTC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities.  BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

iSHARES® MSCI EAFE INDEX FUND

We have derived all information contained in this underlying supplement regarding the iShares® MSCI EAFE Index Fund (the “EFA Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, iShares® Trust,  BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”).  The EFA Fund is an investment portfolio maintained and managed by iShares® Trust.  BFA is currently the investment adviser to the EFA Fund.  The EFA Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “EFA.”

iShares® Trust is a registered investment company that consists of numerous separate investment portfolios, including the EFA Fund.  Information provided to or filed with the SEC by iShares® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov.  For additional information regarding iShares® Trust, BFA and the EFA Fund, please see the EFA Fund’s prospectus.  In addition, information about iShares® and the EFA Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com.  We make no representation or warranty as to the accuracy or completeness of information contained on the iShares® website.  Information contained on the iShares® website is not incorporated by reference in, and should not be considered a part of, this underlying supplement or the relevant pricing supplement.

Investment Objective and Strategy

The EFA Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in developed European, Australasian and Far Eastern markets, as measured by the MSCI EAFE® Index.  The EFA Fund holds equity securities traded primarily in certain developed markets.  The MSCI EAFE® Index was developed by MSCI Inc. (“MSCI”) as an equity benchmark for international stock performance, and is designed to measure equity market performance in certain developed markets.  For more information about the MSCI EAFE® Index, please see “Equity Index Descriptions—MSCI Indices” in this underlying supplement.

As of September 30, 2012, the EFA Fund holdings by country consisted of the following 29 countries: Australia, Austria, Belgium, Bermuda, Cayman Islands, China, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, Jersey, Luxembourg, Macau, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United States and the United Kingdom.  In addition, as of September 30, 2012, the EFA Fund’s three largest holdings by country were the United Kingdom, Japan and Australia.

The EFA Fund uses a representative sampling indexing strategy (as described below under “Representative Sampling”) to try to track the MSCI EAFE® Index.  The EFA Fund generally invests at least 90% of its assets in securities of the MSCI EAFE® Index and depository receipts representing securities of the MSCI EAFE® Index.  In addition, the EFA Fund may invest up to 10% of its assets in securities not included in the MSCI EAFE® Index but which BFA believes will help the EFA Fund track the MSCI EAFE® Index and in futures contracts, options on futures contracts, options and swaps as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates.

Representative Sampling

The EFA Fund pursues a “representative sampling” indexing strategy in attempting to track the performance of the MSCI EAFE® Index, and generally does not hold all of the equity securities included in the MSCI EAFE® Index.  The EFA Fund invests in a representative sample of securities that collectively has an investment profile similar to the MSCI EAFE® Index.  Securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the MSCI EAFE® Index.

Correlation

The MSCI EAFE® Index is a theoretical financial calculation, while the EFA Fund is an actual investment portfolio.  The performance of the EFA Fund and the MSCI EAFE® Index will vary due to transaction costs, foreign currency valuation, asset valuations, corporate actions (such as mergers and spin-offs), timing variances, and differences between the EFA Fund’s portfolio and the MSCI EAFE® Index resulting from legal restrictions (such as diversification requirements) that apply to the EFA Fund but not to the MSCI EAFE® Index or the use of representative sampling.  “Tracking error” is the difference between the performance (return) of the EFA Fund’s portfolio and that of the MSCI EAFE® Index.  BFA expects that, over time, the EFA Fund’s tracking error will not exceed 5%. The EFA Fund, using a representative sampling indexing strategy, can be expected to have a greater tracking error than a fund using a replication indexing strategy.  Replication is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

The EFA Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the MSCI EAFE® Index is concentrated.  For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

Historical Performance of the EFA Fund

We will provide historical price information with respect to the shares of the EFA Fund in the relevant pricing supplement.  You should not take any such historical prices as an indication of future performance.

Disclaimer

The securities are not sponsored, endorsed, sold or promoted by BTC.  BTC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities.  BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

iSHARES® MSCI EMERGING MARKETS INDEX FUND

We have derived all information contained in this underlying supplement regarding the iShares® MSCI Emerging Markets Index Fund (the “EEM Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, iShares®, Inc.,  BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”).  The EEM Fund is an investment portfolio maintained and managed by iShares®, Inc.  BFA is currently the investment adviser to the EEM Fund.  The EEM Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “EEM.”

iShares®, Inc. is a registered investment company that consists of numerous separate investment portfolios, including the EEM Fund.  Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov.  For additional information regarding iShares®, Inc., BFA and the EEM Fund, please see the EEM Fund’s prospectus.  In addition, information about iShares® and the EEM Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com.  We make no representation or warranty as to the accuracy or completeness of information contained on the iShares® website.  Information contained on the iShares® website is not incorporated by reference in, and should not be considered a part of, this underlying supplement or the relevant pricing supplement.

Investment Objective and Strategy

The EEM Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in emerging markets, as measured by the MSCI Emerging Markets Index.  The EEM Fund holds equity securities traded primarily in the global emerging markets.  The MSCI Emerging Markets Index was developed by MSCI Inc. (“MSCI”) as an equity benchmark for international stock performance, and is designed to measure equity market performance in the global emerging markets.  For more information about the MSCI Emerging Markets Index, please see “Equity Index Descriptions—MSCI Indices” in this underlying supplement.

As of September 30, 2012, the EEM Fund holdings by country consisted of the following 23 countries: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hong Kong, Hungary, India, Indonesia, Luxembourg, Malaysia, Mexico, Peru, Philippines, Poland, Russia, South Africa, South Korea, Taiwan, Thailand, Turkey and the United States.  In addition, as of September 30, 2012, the EEM Fund’s three largest holdings by country were China, South Korea and Brazil.

The EEM Fund uses a representative sampling indexing strategy (as described below under “Representative Sampling”) to try to track the MSCI Emerging Markets Index.  The EEM Fund generally invests at least 90% of its assets in securities of the MSCI Emerging Markets Index and depository receipts representing securities in the MSCI Emerging Markets Index.  In addition, the EEM Fund may invest up to 10% of its assets in other securities, including securities not in the MSCI Emerging Markets Index, but which BFA believes will help the EEM Fund track the MSCI Emerging Markets Index, futures contracts, options on futures contracts, other types of options and swaps related to the MSCI Emerging Markets Index, as well as cash and cash equivalents, including shares of money market funds affiliated with BFA or its affiliates.

Representative Sampling

The EEM Fund pursues a “representative sampling” indexing strategy in attempting to track the performance of the MSCI Emerging Markets Index, and generally does not hold all of the equity securities included in the MSCI Emerging Markets Index.  The EEM Fund invests in a representative sample of securities that collectively has an investment profile similar to the MSCI Emerging Markets Index.  Securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the MSCI Emerging Markets Index.

Correlation

The MSCI Emerging Markets Index is a theoretical financial calculation, while the EEM Fund is an actual investment portfolio.  The performance of the EEM Fund and the MSCI Emerging Markets Index will vary due to transaction costs, foreign currency valuation, asset valuations, corporate actions (such as mergers and spin-offs), timing variances, and differences between the EEM Fund’s portfolio and the MSCI Emerging Markets Index resulting from legal restrictions (such as diversification requirements) that apply to the EEM Fund but not to the MSCI Emerging Markets Index or the use of representative sampling.  A figure of 100% would indicate perfect correlation.  “Tracking error” is the difference between the performance (return) of the EEM Fund’s portfolio and the MSCI Emerging Markets Index.  BFA expects that, over time, the EEM Fund’s tracking error will not exceed 5%. The EEM Fund, using a representative sampling indexing strategy, can be expected to have a greater tracking error than a fund using a replication indexing strategy.  Replication is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

The EEM Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the MSCI Emerging Markets Index is concentrated.  For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

Historical Performance of the EEM Fund

We will provide historical price information with respect to the shares of the EEM Fund in the relevant pricing supplement.  You should not take any such historical prices as an indication of future performance.

Disclaimer

The securities are not sponsored, endorsed, sold or promoted by BTC.  BTC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities.  BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

ISHARES® MSCI JAPAN INDEX FUND

We have derived all information contained in this underlying supplement regarding the iShares® MSCI Japan Index Fund (the “EWJ Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, iShares®, Inc., BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”).  The EWJ Fund is an investment portfolio maintained and managed by iShares®, Inc.  BFA is currently the investment adviser to the EWJ Fund.  The EWJ Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca under the ticker symbol “EWJ.”

iShares®, Inc. is a registered investment company that consists of numerous separate investment portfolios, including the EWJ Fund.  Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov.  For additional information regarding iShares®, Inc., BFA and the EWJ Fund, please see the EWJ Fund’s prospectus.  In addition, information about iShares® and the EWJ Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com.  We make no representation or warranty as to the accuracy or completeness of information contained on the iShares® website.  Information contained on the iShares® website is not incorporated by reference in, and should not be considered a part of, this underlying supplement or the relevant pricing supplement.

Investment Objective and Strategy

The EWJ Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the Japanese market, as measured by the MSCI Japan Index.  The EWJ Fund holds equity securities traded primarily in Japan.  The MSCI Japan Index was developed by MSCI Inc. (“MSCI”) as an equity benchmark for Japanese stock performance, and is designed to measure equity market performance in Japan.  For more information about the MSCI Japan Index, please see “Equity Index Descriptions—MSCI Indices” in this underlying supplement.

The EWJ Fund uses a representative sampling indexing strategy (as described below under “Representative Sampling”) to try to track the MSCI Japan Index.  The EWJ Fund will at all times invest at least 90% of its assets in the securities of the MSCI Japan Index or in depositary receipts representing securities included in the MSCI Japan Index.  The EWJ Fund may invest the remainder of its assets in other securities, including securities not in the MSCI Japan Index, but which BFA believes will help the EWJ Fund track the MSCI Japan Index, futures contracts, options on futures contracts, other types of options and swaps related to the MSCI Japan Index, as well as cash and cash equivalents, including shares of money market funds affiliated with BFA or its affiliates.

Representative Sampling

BFA uses a “representative sampling” indexing strategy to manage the EWJ Fund.  “Representative sampling” is an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to the MSCI Japan Index.  Securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the MSCI Japan Index.  The EWJ Fund may or may not hold all of the securities in the MSCI Japan Index.

Correlation

The MSCI Japan Index is a theoretical financial calculation, while the EWJ Fund is an actual investment portfolio.  The performance of the EWJ Fund and the MSCI Japan Index may vary due to transaction costs, non-U.S. currency valuation, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the EWJ Fund’s portfolio and the MSCI Japan Index resulting from legal restrictions (such as diversification requirements) that apply to the EWJ Fund but not to the MSCI Japan Index or the use of representative sampling.  “Tracking error” is the difference between the performance (return) of a fund’s portfolio and that of its underlying index.  BFA expects that, over time, the EWJ Fund’s tracking error will not exceed 5%.

The EWJ Fund, using a representative sampling strategy, can be expected to have a greater tracking error than a fund using a replication strategy.  Replication is a strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

The EWJ Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the MSCI Japan Index is concentrated.  For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

Historical Performance of the EWJ Fund

We will provide historical price information with respect to the shares of the EWJ Fund in the relevant pricing supplement.  You should not take any such historical prices as an indication of future performance.

Disclaimer

The securities are not sponsored, endorsed, sold, or promoted by BTC.  BTC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities.  BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

ISHARES® MSCI MEXICO INVESTABLE MARKET INDEX FUND

We have derived all information contained in this underlying supplement regarding the iShares® MSCI Mexico Investable Market Index Fund (the “EWW Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, iShares, Inc., BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”).  The EWW Fund is an investment portfolio maintained and managed by iShares, Inc.  BFA is currently the investment adviser to the EWW Fund.  The EWW Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca under the ticker symbol “EWW.”

iShares, Inc. is a registered investment company that consists of numerous separate investment portfolios, including the EWW Fund.  Information provided to or filed with the SEC by iShares, Inc. pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov.  For additional information regarding iShares, Inc., BFA and the EWW Fund, please see the Prospectus, dated January 1, 2011 (as may be supplemented from time to time).  In addition, information about iShares® and the EWW Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com.  We make no representation or warranty as to the accuracy or completeness of information contained on the iShares® website.  Information contained on the iShares® website is not incorporated by reference in, and should not be considered a part of, this underlying supplement or the relevant pricing supplement.

Investment Objective and Strategy

The EWW Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the Mexican market, as measured by the MSCI Mexico Investable Market Index. The EWW Fund holds equity securities traded primarily in Mexico. The MSCI Mexico Investable Market Index was developed by MSCI Inc. (“MSCI”) as an equity benchmark for Mexican stock performance, and is designed to measure equity market performance in Mexico.  For more information about the MSCI Mexico Investable Market Index, please see “Equity Index Descriptions—MSCI Indices” in this underlying supplement.  Prior to December 1, 2007, the EWW Fund sought to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the Mexican market, as measured by the MSCI Mexico Index.

The EWW Fund uses a representative sampling strategy (as described below under “—Representative Sampling”) to try to track the MSCI Mexico Investable Market Index.  The EWW Fund will generally invest at least 90% of its assets in the securities of the MSCI Mexico Investable Market Index and depositary receipts representing securities included in the MSCI Mexico Investable Market Index, and will invest at least 80% of its assets in the securities of the MSCI Mexico Investable Market Index or in depositary receipts representing securities included in the MSCI Mexico Investable Market Index. The EWW Fund may invest the remainder of its other assets in securities not included in the MSCI Mexico Investable Market Index, futures contracts, options on futures contracts, other types of options and swaps related to the MSCI Mexico Investable Market Index, as well as cash and cash equivalents, including share of money market funds affiliated with BFA or its affiliates.

Representative Sampling

The EWW Fund pursues a “representative sampling” strategy in attempting to track the performance of the MSCI Mexico Investable Market Index, and generally does not hold all of the equity securities included in the MSCI Mexico Investable Market Index.  The EWW Fund invests in a representative sample of securities in the MSCI Mexico Investable Market Index, which have a similar investment profile as the MSCI Mexico Investable Market Index.  Securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the MSCI Mexico Investable Market Index.

Correlation

The MSCI Mexico Investable Market Index is a theoretical financial calculation, while the EWW Fund is an actual investment portfolio.  The performance of the EWW Fund and the MSCI Mexico Investable Market Index will vary due to transaction costs, foreign currency valuation, asset valuations, corporate actions (such as mergers and spin-offs), timing variances, and differences between the EWW Fund’s portfolio and the MSCI Mexico Investable Market Index resulting from legal restrictions (such as diversification requirements) that apply to the EWW Fund but not to the MSCI Mexico Investable Market Index or the use of representative sampling.  A figure of 100% would indicate perfect correlation.  Any correlation of less than 100% is called “tracking error.”  BFA expects that, over time, the EWW Fund’s tracking error will not exceed 5%. The EWW Fund, using a representative sampling strategy, can be expected to have a greater tracking error than a fund using a replication strategy.  Replication is a strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in such underlying index.

Industry Concentration Policy

The EWW Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the MSCI Mexico Investable Market Index is concentrated.

Historical Performance of the EWW Fund

We will provide historical price information with respect to the shares of the EWW Fund in the relevant pricing supplement.  You should not take any such historical prices as an indication of future performance.

Disclaimer

The securities are not sponsored, endorsed, sold or promoted by BTC.  BTC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities.  BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

ISHARES® MSCI PACIFIC EX-JAPAN INDEX FUND

We have derived all information contained in this underlying supplement regarding the iShares® MSCI Pacific ex-Japan Index Fund (the “EPP Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, iShares®, Inc., BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”).  The EPP Fund is an investment portfolio maintained and managed by iShares®, Inc.  BFA is currently the investment adviser to the EPP Fund.  The EPP Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca under the ticker symbol “EPP.”

iShares®, Inc. is a registered investment company that consists of numerous separate investment portfolios, including the EPP Fund.  Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov.  For additional information regarding iShares®, Inc., BFA and the EPP Fund, please see the EPP Fund’s prospectus.  In addition, information about iShares® and the EPP Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com.  We make no representation or warranty as to the accuracy or completeness of information contained on the iShares® website.  Information contained on the iShares® website is not incorporated by reference in, and should not be considered a part of, this underlying supplement or the relevant pricing supplement.

Investment Objective and Strategy

The EPP Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the Australia, Hong Kong, New Zealand and Singapore markets, as represented by the MSCI Pacific ex-Japan Index.  The MSCI Pacific ex-Japan Index was developed by MSCI Inc. (“MSCI”) and captures large and mid-cap representation across 4 of 5 developed market countries in the Pacific region, excluding Japan.  For more information about the MSCI Pacific ex-Japan Index, please see “Equity Index Descriptions—MSCI Indices” in this underlying supplement.

The EPP Fund uses a representative sampling indexing strategy (as described below under “Representative Sampling”) to try to track the MSCI Pacific ex-Japan Index.  The EPP Fund generally invests at least 95% of its assets in the securities of the MSCI Pacific ex-Japan Index and in depositary receipts representing securities included in the MSCI Pacific ex-Japan Index.  The EPP Fund will at all times invest at least 90% of its assets in the securities of the MSCI Pacific ex-Japan Index or in depositary receipts representing securities included in the MSCI Pacific ex-Japan Index.  The EPP Fund may invest the remainder of its assets in other securities, including securities not in the MSCI Pacific ex-Japan Index, but which BFA believes will help the EPP Fund track the MSCI Pacific ex-Japan Index, futures contracts, options on futures contracts, other types of options and swaps related to the MSCI Pacific ex-Japan Index, as well as cash and cash equivalents, including shares of money market funds affiliated with BFA or its affiliates.

Representative Sampling

BFA uses a “representative sampling” indexing strategy to manage the EPP Fund.  “Representative sampling” is an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to the MSCI Pacific ex-Japan Index.  Securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the MSCI Pacific ex-Japan Index.  The EPP Fund may or may not hold all of the securities in the MSCI Pacific ex-Japan Index.

Correlation

The MSCI Pacific ex-Japan Index is a theoretical financial calculation, while the EPP Fund is an actual investment portfolio.  The performance of the EPP Fund and the MSCI Pacific ex-Japan Index may vary due to transaction costs, non-U.S. currency valuation, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the EPP Fund’s portfolio and the MSCI Pacific ex-Japan Index resulting from legal restrictions (such as diversification requirements) that apply to the EPP Fund but not to the MSCI Pacific ex-Japan Index or the use of representative sampling.  “Tracking error” is the difference between the performance (return) of a fund’s portfolio and that of its underlying index.  BFA expects that, over time, the EPP Fund’s tracking error will not exceed 5%. The EPP Fund, using a representative sampling strategy, can be expected to have a greater tracking error than a fund using a replication strategy.  Replication is a strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

The EPP Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the MSCI Pacific ex-Japan Index is concentrated.  For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

Historical Performance of the EPP Fund

We will provide historical price information with respect to the shares of the EPP Fund in the relevant pricing supplement.  You should not take any such historical prices as an indication of future performance.

Disclaimer

The securities are not sponsored, endorsed, sold, or promoted by BTC.  BTC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities.  BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

iSHARES® RUSSELL 1000 GROWTH INDEX FUND

We have derived all information contained in this underlying supplement regarding the iShares® Russell 1000 Growth Index Fund, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, iShares® Trust, BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”). The iShares® Russell 1000 Growth Index Fund is an investment portfolio maintained and managed by iShares® Trust.  BFA is currently the investment adviser to the iShares® Russell 1000 Growth Index Fund. The iShares® Russell 1000 Growth Index Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “IWF.”

iShares® Trust is a registered investment company that consists of numerous separate investment portfolios, including the iShares® Russell 1000 Growth Index Fund. Information provided to or filed with the SEC by iShares® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares® Trust, BFA and the iShares® Russell 1000 Growth Index Fund, please see the iShares® Russell 1000 Growth Index Fund’s prospectus.  In addition, information about iShares® Trust and the iShares® Russell 1000 Growth Index Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com.  We make no representation or warranty as to the accuracy or completeness of information contained on the iShares® website. Information contained on the iShares® website is not incorporated by reference in, and should not be considered a part of, this underlying supplement or any relevant pricing supplement.

Investment Objective and Strategy

The iShares® Russell 1000 Growth Index Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Russell 1000® Growth Index.  The Russell 1000® Growth Index measures the performance of the large-cap growth segment of the U.S. equity universe.  See “Equity Index Descriptions—Russell Indices” above for more information about the Russell 1000® Growth Index. The iShares® Russell 1000 Growth Index Fund’s investment objective and the Russell 1000® Growth Index may be changed without shareholder approval.

The iShares® Russell 1000 Growth Index Fund uses a representative sampling indexing strategy (as described below under “—Representative Sampling”) to try to track the Russell 1000® Growth Index. The iShares® Russell 1000 Growth Index Fund generally invests at least 90% of its assets in the securities of the Russell 1000® Growth Index and in depositary receipts representing securities of the Russell 1000® Growth Index. The iShares® Russell 1000 Growth Index Fund may invest the remainder of its assets in securities not included in the Russell 1000® Growth Index, but which BFA believes will help the iShares® Russell 1000 Growth Index Fund track the Russell 1000® Growth Index. The iShares® Russell 1000 Growth Index Fund also may invest its other assets in futures contracts, options on futures contracts, options and swaps, as well as cash and cash equivalents, including shares of money market funds affiliated with BFA or its affiliates.

Representative Sampling

The iShares® Russell 1000 Growth Index Fund pursues a “representative sampling” indexing strategy in attempting to track the performance of the Russell 2000® Index. The iShares® Russell 1000 Growth Index Fund invests in a representative sample of securities in the Russell 2000® Index that collectively has an investment profile similar to the Russell 2000® Index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the Russell 1000® Growth Index. The iShares® Russell 1000 Growth Index Fund may or may not hold all of the securities that are included in the Russell 1000® Growth Index.

Correlation

The Russell 1000® Growth Index is a theoretical financial calculation, while the iShares® Russell 1000 Growth Index Fund is an actual investment portfolio. The performance of the iShares® Russell 1000 Growth Index Fund and the Russell 1000® Growth Index may vary due to transaction costs, non-U.S. currency valuation, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the iShares® Russell 1000 Growth Index Fund’s portfolio and the Russell 1000® Growth Index resulting from legal restrictions (such as diversification requirements) that apply to the iShares® Russell 1000 Growth Index Fund but not to the Russell 1000® Growth Index or due to the use of representative sampling.  “Tracking error” is the difference between the performance (return) of the iShares® Russell 1000 Growth Index Fund’s portfolio and that of the Russell 1000® Growth Index.  BFA expects that, over time, the iShares® Russell 1000 Growth Index Fund’s tracking error will not exceed 5%.  Because the fund uses a representative sampling indexing strategy, it can be expected to have a greater tracking error than if it used a replication indexing strategy.  “Replication” is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

The iShares® Russell 1000 Growth Index Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the Russell 1000® Growth Index is concentrated.  For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

Historical Performance of the iShares® Russell 1000 Growth Index Fund

We will provide historical price information with respect to the shares of the iShares® Russell 1000 Growth Index Fund in the relevant pricing supplement. You should not take any such historical prices as an indication of future performance.

Disclaimer

The securities are not sponsored, endorsed, sold or promoted by BFA. BFA makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BFA has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

iSHARES® RUSSELL 2000 INDEX FUND

We have derived all information contained in this underlying supplement regarding the iShares® Russell 2000 Index Fund, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, iShares® Trust, BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”). The iShares® Russell 2000 Index Fund is an investment portfolio maintained and managed by iShares® Trust.  BFA is currently the investment adviser to the iShares® Russell 2000 Index Fund. The iShares® Russell 2000 Index Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “IWM.”

iShares® Trust is a registered investment company that consists of numerous separate investment portfolios, including the iShares® Russell 2000 Index Fund. Information provided to or filed with the SEC by iShares® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares® Trust, BFA and the iShares® Russell 2000 Index Fund, please see the iShares® Russell 2000 Index Fund’s prospectus.  In addition, information about iShares® Trust and the iShares® Russell 2000 Index Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com.  We make no representation or warranty as to the accuracy or completeness of information contained on the iShares® website. Information contained on the iShares® website is not incorporated by reference in, and should not be considered a part of, this underlying supplement or any relevant pricing supplement.

Investment Objective and Strategy

The iShares® Russell 2000 Index Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Russell 2000® Index.  See “Equity Index Descriptions—Russell Indices” above for more information about the Russell 2000® Index. The iShares® Russell 2000 Index Fund’s investment objective and the Russell 2000® Index may be changed without shareholder approval.

The iShares® Russell 2000 Index Fund uses a representative sampling indexing strategy (as described below under “—Representative Sampling”) to try to track the Russell 2000® Index. The iShares® Russell 2000 Index Fund generally invests at least 90% of its assets in the securities of the Russell 2000® Index and in depositary receipts representing securities of the Russell 2000® Index. The iShares® Russell 2000 Index Fund may invest the remainder of its assets in securities not included in the Russell 2000® Index, but which BFA believes will help the iShares® Russell 2000 Index Fund track the Russell 2000® Index. The iShares® Russell 2000 Index Fund also may invest its other assets in futures contracts, options on futures contracts, options and swaps, as well as cash and cash equivalents, including shares of money market funds affiliated with BFA or its affiliates.

Representative Sampling

The iShares® Russell 2000 Index Fund pursues a “representative sampling” indexing strategy in attempting to track the performance of the Russell 2000® Index. The iShares® Russell 2000 Index Fund invests in a representative sample of securities in the Russell 2000® Index that collectively has an investment profile similar to the Russell 2000® Index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the Russell 2000® Index. The iShares® Russell 2000 Index Fund may or may not hold all of the securities that are included in the Russell 2000® Index.

Correlation

The Russell 2000® Index is a theoretical financial calculation, while the iShares® Russell 2000 Index Fund is an actual investment portfolio. The performance of the iShares® Russell 2000 Index Fund and the Russell 2000® Index may vary due to transaction costs, non-U.S. currency valuation, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the iShares® Russell 2000 Index Fund’s portfolio and the Russell 2000® Index resulting from legal restrictions (such as diversification requirements) that apply to the iShares®

Russell 2000 Index Fund but not to the Russell 2000® Index or due to the use of representative sampling.  “Tracking error” is the difference between the performance (return) of the iShares® Russell 2000 Index Fund’s portfolio and that of the Russell 2000® Index.  BFA expects that, over time, the iShares® Russell 2000 Index Fund’s tracking error will not exceed 5%.  Because the fund uses a representative sampling indexing strategy, it can be expected to have a greater tracking error than if it used a replication indexing strategy.  “Replication” is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

The iShares® Russell 2000 Index Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the Russell 2000® Index is concentrated.  For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

Historical Performance of the iShares® Russell 2000 Index Fund

We will provide historical price information with respect to the shares of the iShares® Russell 2000 Index Fund in the relevant pricing supplement. You should not take any such historical prices as an indication of future performance.

Disclaimer

The securities are not sponsored, endorsed, sold or promoted by BFA. BFA makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BFA has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

MARKET VECTORS® GOLD MINERS ETF

We have derived all information contained in this underlying supplement regarding the Market Vectors® Gold Miners ETF (the “GDX Fund”) from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, Market Vectors ETF Trust and Van Eck Associates Corporation (“Van Eck”).  The GDX Fund is an investment portfolio of the Market Vectors ETF Trust (the “Trust”).  Van Eck is currently the investment adviser to the GDX Fund.  The GDX Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “GDX.”

The Trust is a registered investment company that consists of numerous separate investment portfolios, including the GDX Fund.  Information provided to or filed with the SEC by the Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-123257 and 811-10325, respectively, through the SEC’s website at http://www.sec.gov.  For additional information regarding the Trust, Van Eck and the GDX Fund, please see the GDX Fund’s prospectus.  In addition, information about the Trust and the GDX Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the Van Eck website at www.vaneck.com.  We make no representation or warranty as to the accuracy or completeness of information contained on the Van Eck website.   Information contained on the Van Eck website is not incorporated by reference in, and should not be considered a part of, this underlying supplement.

Investment Objective and Strategy

The GDX Fund seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the NYSE Arca Gold Miners Index (the “Gold Miners Index”).  See “Equity Index Descriptions—Gold Miners Index” above for more information about the Gold Miners Index. The GDX Fund’s investment objective may be changed without shareholder approval.

Indexing Investment Approach

The GDX Fund uses a “passive” or indexing investment approach to attempt to approximate the investment performance of the Gold Miners Index.  The GDX Fund will normally invest at least 80% of its total assets in companies that are involved in the gold mining industry. The GDX Fund normally invests at least 80% of its total assets in securities that comprise the Gold Miners Index.  The GDX Fund may also utilize convertible securities and participation securities to seek performance that corresponds to the Gold Miners Index.  The GDX Fund may or may not hold all of the securities that are included in the Gold Miners Index.

Correlation

The Gold Miners Index is a theoretical financial calculation, while the GDX Fund is an actual investment portfolio. The performance of the GDX Fund and the Gold Miners Index may vary somewhat due to operating expenses, transaction costs, and differences between the GDX Fund’s portfolio and the Gold Miners Index resulting from legal restrictions that apply to the GDX Fund but not to the Gold Miners Index or lack of liquidity.  Van Eck expects that, over time, the correlation between the GDX Fund’s performance and that of the Gold Miners Index before fees and expenses will be 95% or better.  A figure of 100% would indicate perfect correlation.

Industry Concentration Policy

The GDX Fund may concentrate its investments in a particular industry or group of industries to the extent that the Gold Miners Index concentrates in an industry or group of industries.

Historical Performance of the GDX Fund

We will provide historical price information with respect to the shares of the GDX Fund in the relevant pricing supplement. You should not take any such historical prices as an indication of future performance.

Disclaimer

The securities are not sponsored, endorsed, sold or promoted by Van Eck.  Van Eck makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities.  Van Eck has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

MARKET VECTORS® JUNIOR GOLD MINERS ETF

We have derived all information contained in this underlying supplement regarding the Market Vectors® Junior Gold Miners ETF (the “GDXJ Fund”) from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, Market Vectors ETF Trust and Van Eck Associates Corporation (“Van Eck”).  The GDXJ Fund is an investment portfolio of the Market Vectors ETF Trust (the “Trust”).  Van Eck is currently the investment adviser to the GDXJ Fund.  The GDXJ Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “GDXJ.”

The Trust is a registered investment company that consists of numerous separate investment portfolios, including the GDXJ Fund.  Information provided to or filed with the SEC by the Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-123257 and 811-10325, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding the Trust, Van Eck and the GDXJ Fund, please see the GDXJ Fund’s prospectus. In addition, information about the Trust and the GDXJ Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the Van Eck website at www.vaneck.com.  We make no representation or warranty as to the accuracy or completeness of information contained on the Van Eck website.  Information contained on the Van Eck website is not incorporated by reference in, and should not be considered a part of, this underlying supplement.

Investment Objective and Strategy

The GDXJ Fund seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the Market Vectors® Junior Gold Miners Index (the “Junior Gold Miners Index”).  See “Equity Index Descriptions—Junior Gold Miners Index” above for more information about the Junior Gold Miners Index. The GDXJ Fund’s investment objective may be changed without shareholder approval.

Indexing Investment Approach

The GDXJ Fund uses a “passive” or indexing investment approach to attempt to approximate the investment performance of the Junior Gold Miners Index.  The GDXJ Fund will normally invest at least 80% of its total assets in companies that are involved in the gold mining industry. The GDXJ Fund invests in foreign and domestic publicly traded companies of small- and medium-capitalization that are involved primarily in the mining for gold and/or silver.  The GDXJ Fund normally invests at least 80% of its total assets in securities that comprise the Junior Gold Miners Index.  The GDXJ Fund may also utilize convertible securities and participation securities to seek performance that corresponds to the Junior Gold Miners Index.  The GDXJ Fund may or may not hold all of the securities that are included in the Junior Gold Miners Index.

Correlation

The Junior Gold Miners Index is a theoretical financial calculation, while the GDXJ Fund is an actual investment portfolio. The performance of the GDXJ Fund and the Junior Gold Miners Index may vary somewhat due to operating expenses, transaction costs, and differences between the GDXJ Fund’s portfolio and the Junior Gold Miners Index resulting from legal restrictions that apply to the GDXJ Fund but not to the Junior Gold Miners Index or lack of liquidity.  Van Eck expects that, over time, the correlation between the GDXJ Fund’s performance and that of the Junior Gold Miners Index before fees and expenses will be 95% or better.  A figure of 100% would indicate perfect correlation.

Industry Concentration Policy

The GDXJ Fund may concentrate its investments in a particular industry or group of industries to the extent that the Junior Gold Miners Index concentrates in an industry or group of industries.

Disclaimer

The securities are not sponsored, endorsed, sold or promoted by Van Eck.  Van Eck makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities.  Van Eck has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

SPDR® GOLD TRUST

We have derived all information contained in this underlying supplement regarding the SPDR® Gold Trust (the “Gold Trust”), including, without limitation, its structure, the creation and redemption of its shares and their valuation, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, the Gold Trust and World Gold Trust Services, LLC, the sponsor of the Gold Trust. BNY Mellon Asset Servicing, a division of The Bank of New York Mellon, is the trustee of the Gold Trust, and HSBC Bank USA, N.A. is the custodian of the Gold Trust. The Gold Trust is an investment trust, formed on November 12, 2004. The Gold Trust trades under the ticker symbol “GLD” on the NYSE Arca, Inc. (“NYSE Arca”).

Information provided to or filed with the Securities and Exchange Commission (the “SEC”) by the Gold Trust pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, can be located by reference to SEC file numbers 333-153150 and 001-32356, respectively, through the SEC’s website at http://www.sec.gov.  For additional information regarding the Gold Trust, please see the Gold Trust’s prospectus.  In addition, information about the Gold Trust may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the public website of the Gold Trust maintained by the sponsor at http://www.spdrgoldshares.com.  We make no representation or warranty as to the accuracy or completeness of information contained on the SPDR® Gold Trust website.  Information contained on the SPDR® Gold Trust website is not incorporated by reference in, and should not be considered a part of, this underlying supplement or any relevant pricing supplement.

Investment Objective and Strategy

The investment objective of the Gold Trust is to reflect the performance of the price of gold bullion, less the Gold Trust’s expenses.  The Gold Trust holds gold bars.  The Gold Trust issues shares in exchange for deposits of gold and distributes gold in connection with the redemption of shares.  The shares of the Gold Trust are intended to offer investors an opportunity to participate in the gold market through an investment in securities.  The ownership of the shares of the Gold Trust is intended to overcome certain barriers to entry in the gold market, such as the logistics of buying, storing and insuring gold.

The shares of the Gold Trust represent units of fractional undivided beneficial interest in and ownership of the Gold Trust, the primary asset of which is allocated (or secured) gold.  The Gold Trust is not managed like a corporation or an active investment vehicle.  The gold held by the Gold Trust will only be sold: (1) on an as-needed basis to pay the Gold Trust’s expenses, (2) in the event the Gold Trust terminates and liquidates its assets, or (3) as otherwise required by law or regulation.

The Gold Trust’s assets only consist of allocated gold bullion, gold credited to an unallocated gold account, gold receivable when recorded (representing gold covered by contractually binding orders for the creation of shares where the gold has not yet been transferred to the Gold Trust’s account) and, from time to time, cash, which will be used to pay expenses.

Creation and Redemption

The Gold Trust creates and redeems the shares of the Gold Trust (“Shares”) from time to time, but only in one or more baskets (a “Basket” equals a block of 100,000 Shares).  The creation and redemption of Baskets requires the delivery to the Gold Trust or the distribution by the Gold Trust of the amount of gold and any cash represented by the Baskets being created or redeemed, the amount of which is based on the combined net asset value of the number of Shares included in the Baskets being created or redeemed.  The initial amount of gold required for deposit with the Gold Trust to create Shares for the period from the formation of the Gold Trust to the first day of trading of the Shares on the NYSE was 10,000 ounces per Basket.  The number of ounces of gold required to create a Basket or to be delivered upon the redemption of a Basket gradually decreases over time, due to the accrual of the Gold Trust’s expenses and the sale of the Gold Trust’s gold to pay the Gold Trust’s expenses.  Baskets may be created or redeemed only by authorized participants, who pay a transaction fee for each order to create or redeem Baskets and may sell the Shares included in the Baskets they create to other investors.

Valuation of Gold; Computation of Net Asset Value

The Net Asset Value (“NAV”) of the Gold Trust is the aggregate value of the Gold Trust’s assets less its liabilities (which include estimated accrued but unpaid fees and expenses).  In determining the NAV of the Gold Trust, the trustee values the gold held by the Gold Trust on the basis of the price of an ounce of gold as set by the afternoon session of the twice daily fix of the price of an ounce of gold which starts at 3:00 PM London, England time and is performed by the five members of the London gold fix.  The trustee determines the NAV of the Gold Trust on each day the NYSE Arca is open for regular trading, at the earlier of the London PM Fix for the day or 12:00 PM New York time.  If no London PM Fix is made on a particular evaluation day or if the London PM Fix has not been announced by 12:00 PM New York time on a particular evaluation day, the next most recent London gold price fix (AM or PM) is used in the determination of the NAV of the Gold Trust, unless the trustee, in consultation with the sponsor, determines that such price is inappropriate to use as the basis for such determination.  The trustee also determines the NAV per Share, which equals the NAV of the Gold Trust, divided by the number of outstanding Shares.

Termination of the SPDR® Gold Trust

The sponsor may, and it is anticipated that the sponsor will, direct the trustee to terminate and liquidate the Gold Trust at any time after the first anniversary of the Gold Trust’s formation when the NAV of the Gold Trust is less than $350 million (as adjusted for inflation).  The sponsor may also direct the trustee to terminate the Gold Trust if the Commodity Futures Trading Commission, or the CFTC, determines that the Gold Trust is a commodity pool under the Commodity Exchange Act of 1936, as amended, or the CEA. The trustee may also terminate the Gold Trust upon the agreement of shareholders owning at least 66 2⁄3% of the outstanding Shares.

The trustee will terminate and liquidate the Gold Trust if any of the following events occur:

•	the Depository Trust Company, the securities depository for the Shares, is unwilling or unable to perform its functions under the Gold Trust indenture and no suitable replacement is available;

•
the Shares are de-listed from the NYSE Arca and are not listed for trading on another U.S. national securities exchange or through the NASDAQ Stock Market within five business days from the date the Shares are de-listed;

•	the NAV of the Gold Trust remains less than $50 million for a period of 50 consecutive business days;

•	the sponsor resigns or is unable to perform its duties or becomes bankrupt or insolvent and the trustee has not appointed a successor and has not itself agreed to act as sponsor;

•	the trustee resigns or is removed and no successor trustee is appointed within 60 days;

•	the custodian resigns and no successor custodian is appointed within 60 days;

•	the sale of all of the Gold Trust’s assets;

•	the Gold Trust fails to qualify for treatment, or ceases to be treated, for US federal income tax purposes, as a grantor trust; or

•	the maximum period for which the Gold Trust is allowed to exist under New York law ends.

Upon the termination of the Gold Trust, the trustee will, within a reasonable time after the termination of the Gold Trust, sell the Gold Trust’s gold bars and, after paying or making provision for the Gold Trust’s liabilities, distribute the proceeds to the shareholders.

Historical Performance of the Gold Trust

We will provide historical price information with respect to the shares of the Gold Trust in the relevant pricing supplement. You should not take any such historical prices as an indication of future performance.

Disclaimer

The Shares of the Gold Trust are neither interests in nor obligations of the sponsor, the trustee or State Street Global Markets, LLC, as the marketing agent. The securities are not sponsored, endorsed, sold, or promoted by the sponsor, the trustee or the marketing agent.  The sponsor, the trustee and the marketing agent make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. None of the sponsor, the trustee or the marketing agent has any obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Gold

The price of gold is primarily affected by the global demand for and supply of gold.  The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), interest rates, gold borrowing and lending rates and global or regional economic, financial, political, regulatory, judicial or other events.  Gold prices may be affected by industry factors such as industrial and jewelry demand as well as lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions that hold gold.  Additionally, gold prices may be affected by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market.

SPDR® S&P 500® ETF TRUST

We have derived all information contained in this underlying supplement regarding the SPDR® S&P 500® ETF Trust, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, State Street Bank and Trust Company, as trustee of the SPDR® S&P 500® ETF Trust (“SSBTC”), and PDR Services LLC, as sponsor of the SPDR® S&P 500® ETF Trust (“PDRS”).  The SPDR® S&P 500® ETF Trust is a unit investment trust that issues securities called “Trust Units” or “Units.”  The SPDR® S&P 500® ETF Trust is an exchange-traded fund (“ETF”) that trades on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “SPY.”

The SPDR® S&P 500® ETF Trust is an investment company registered under the Investment Company Act of 1940, as amended.  Trust Units represent an undivided ownership interest in a portfolio of all, or substantially all, of the common stocks of the S&P 500® Index.  Information provided to or filed with the SEC by the SPDR® S&P 500® ETF Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-46080 and 811-06125, respectively, through the SEC’s website at http://www.sec.gov.  For additional information regarding the SPDR® S&P 500® ETF Trust, SSBTC and PDRS, please see the SPDR® S&P 500® ETF Trust’s prospectus.  In addition, information about the SPDR® S&P 500® ETF Trust, SSBTC and PDRS may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the SPDR® S&P 500® ETF Trust website at https://www.spdrs.com/product/fund.seam?ticker=SPY.  We make no representation or warranty as to the accuracy or completeness of information contained on the SPDR® S&P 500® ETF Trust website.  Information contained on the SPDR® S&P 500® ETF Trust’s website is not incorporated by reference in, and should not be considered a part of, this underlying supplement or any relevant pricing supplement.

Investment Objective and Strategy

The SPDR® S&P 500® ETF Trust’s objective is to provide investment results that, before expenses, generally correspond to the price and yield performance of the S&P 500® Index.  See “Equity Index Descriptions—S&P 500® Index” in this underlying supplement for more information about the S&P 500® Index.  The Trust holds stocks and cash and is not actively managed by traditional methods, which typically involve effecting changes in the holdings of stocks and cash on the basis of judgments made relating to economic, financial and market considerations.  To maintain the correspondence between the composition and weightings of the stocks held by the SPDR® S&P 500® ETF Trust and the component stocks of the S&P 500® Index, which we refer to as “Index Securities,” SSBTC adjusts the holdings of the SPDR® S&P 500® ETF Trust from time to time to conform to periodic changes in the identity and/or relative weightings of the Index Securities.  SSBTC aggregates certain of these adjustments and makes changes to the holdings of the SPDR® S&P 500® ETF Trust at least monthly or more frequently in the case of significant changes to the S&P 500® Index.  Any change in the identity or weighting of an Index Security will result in a corresponding adjustment to the prescribed holdings of the SPDR® S&P 500® ETF Trust effective on any day that the New York Stock Exchange (“NYSE”) is open for business following the day on which the change to the S&P 500® Index takes effect after the close of the market.

The value of Trust Units fluctuates in relation to changes in the value of the holdings of the SPDR® S&P 500® ETF Trust. The market price of each individual Trust Unit may not be identical to the net asset value of such Trust Unit.

The SPDR® S&P 500® ETF Trust may not be able to replicate exactly the performance of the S&P 500® Index because the total return generated by the SPDR® S&P 500® ETF Trust’s portfolio of stocks and cash is reduced by the expenses of the SPDR® S&P 500® ETF Trust and transaction costs incurred in adjusting the actual balance of the SPDR® S&P 500® ETF Trust’s portfolio.  In addition, it is possible that the SPDR® S&P 500® ETF Trust may not always fully replicate the performance of the S&P 500® Index due to the unavailability of certain Index Securities in the secondary market or due to other extraordinary circumstances.

Historical Performance of the SPDR® S&P 500® ETF Trust

We will provide historical price information with respect to the shares of the SPDR® S&P 500® ETF Trust in the relevant pricing supplement. You should not take any such historical prices as an indication of future performance.

Disclaimer

The securities are not sponsored, endorsed, sold or promoted by the SPDR® S&P 500® ETF Trust, SSBTC or PDRS.  None of the SPDR® S&P 500® ETF Trust, SSBTC or PDRS makes any representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities.  None of the SPDR® S&P 500® ETF Trust, SSBTC or PDRS has any obligation or liability in connection with the operation, marketing, trading or sale of the securities.

SPDR® S&P® HOMEBUILDERS ETF

We have derived all information contained in this underlying supplement regarding the SPDR® S&P® Homebuilders ETF (the “Homebuilders ETF”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by SPDR® Series Trust and SSgA Funds Management, Inc. (“SSFM”).  W  The Homebuilders ETF is an investment portfolio maintained and managed by SSFM.  SSFM is the investment adviser to the Homebuilders ETF.  The Homebuilders ETF is an exchange-traded fund (“ETF”) that trades on the NYSE Arca under the ticker symbol “XHB.”  The inception date of the Homebuilders ETF is January 31, 2006.  Prior to January 8, 2007, the Homebuilders ETF was known as the SPDR® Homebuilders ETF.

The SPDR® Series Trust consists of separate investment portfolios (each, a “SPDR® Series Fund”). Each SPDR® Series Fund is an index fund that invests in a particular industry or group of industries represented by one of the S&P Select Industry Indices (the “Select Industry Indices” and each, a “Select Industry Index”).  The companies included in each Select Industry Index are selected on the basis of Global Industry Classification Standards (“GICS®”) from a universe of companies defined by the S&P® Total Market Index (the “S&P TM Index”), a U.S. total market composite index.  The investment objective of each Select Industry SPDR® Fund is to seek to replicate as closely as possible, before expenses, the performance of an index derived from a particular industry or group of industries, as represented by the relevant Select Industry Index.

SPDR® Series Trust is a registered investment company that consists of numerous separate investment portfolios, including the Homebuilders ETF.  Information provided to or filed with the SEC by SPDR® Series Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to SEC file numbers 333-57793 and 811-08839, respectively, through the SEC’s website at http://www.sec.gov.  For additional information regarding SPDR® Series Trust, SSFM or the Homebuilders ETF, please see the SPDR® Series Trust’s prospectus.  In addition, information about SPDR® Series Trust, SSFM and the Homebuilders ETF may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the SPDR® Series Trust website at http://www.SPDRETFs.com.  We make no representation or warranty as to the accuracy or completeness of information contained on the SPDR® Series Trust website.  Information contained on the SPDR® Series Trust website is not incorporated by reference in, and should not be considered a part of, this underlying supplement.

Investment Objective and Strategy

The Homebuilders ETF seeks to replicate as closely as possible, before expenses, the performance of the S&P® Homebuilders Select Industry™ Index (the “Homebuilders Index”).  The Homebuilders Index measures the performance of the homebuilding industry of the U.S. equity market.  The Homebuilders Index includes companies in the following sub-industries: homebuilding, building products, home furnishings, home improvement retail, homefurnishing retail and household appliances.  For more information about the Homebuilders Index, please see “Equity Index Descriptions—S&P Select Industry Indices” above.

Replication

In seeking to track the performance of the Homebuilders Index, the Homebuilders ETF employs a “replication” strategy, which means that the Homebuilders ETF typically invests in substantially all of the securities represented in the Homebuilders Index in approximately the same proportions as the Homebuilders Index.  Under normal market conditions, the Homebuilders ETF generally invests substantially all, but at least 80%, of its total assets in the securities included in the Homebuilders Index.  In addition, the Homebuilders ETF may invest in equity securities that are not included in the Homebuilders Index, cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSFM).

Correlation

The Homebuilders Index is a theoretical financial calculation, while the Homebuilders ETF is an actual investment portfolio.  The Homebuilders ETF seeks to track the performance of the Homebuilders Index as closely as possible (i.e., achieve a high degree of correlation with the Homebuilders Index).  However, the performance of the Homebuilders ETF and the Homebuilders Index will vary somewhat due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.

Historical Performance of the SPDR® S&P 500® ETF Trust

We will provide historical price information with respect to the shares of the SPDR® S&P 500® ETF Trust in the relevant pricing supplement. You should not take any such historical prices as an indication of future performance.

Disclaimer

The securities are not sponsored, endorsed, sold or promoted by State Street Global Markets, LLC (“SSGM”).  SSGM makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities.  SSGM has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

SPDR® S&P® METALS & MINING ETF

We have derived all information contained in this underlying supplement regarding the SPDR® S&P® Metals & Mining ETF (the “Metals & Mining ETF”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by SPDR® Series Trust and SSgA Funds Management, Inc. (“SSFM”).  The Metals & Mining ETF is an investment portfolio maintained and managed by SSFM.  SSFM is the investment adviser to the Metals & Mining ETF.  The Metals & Mining ETF is an exchange-traded fund (“ETF”) that trades on the NYSE Arca under the ticker symbol “XME.”  The inception date of the Metals & Mining ETF is June 19, 2006.  Prior to January 8, 2007 the Metals & Mining ETF was known as the SPDR® Metals and Mining ETF.

The SPDR® Series Trust consists of separate investment portfolios (each, a “SPDR® Series Fund”).  Each SPDR® Series Fund is an index fund that invests in a particular industry or group of industries represented by one of the S&P Select Industry Indices (the “Select Industry Indices” and each, a “Select Industry Index”).  The companies included in each Select Industry Index are selected on the basis of Global Industry Classification Standards (“GICS®”) from a universe of companies defined by the S&P® Total Market Index (the “S&P TM Index”), a U.S. total market composite index.  The investment objective of each Select Industry SPDR® Fund is to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in a particular industry or group of industries, as represented by the relevant Select Industry Index.

SPDR® Series Trust is a registered investment company that consists of numerous separate investment portfolios, including the Metals & Mining ETF.  Information provided to or filed with the SEC by SPDR® Series Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to SEC file numbers 333-57793 and 811-08839, respectively, through the SEC’s website at http://www.sec.gov.  For additional information regarding SPDR® Series Trust, SSFM or the Metals & Mining ETF, please see the SPDR® Series Trust’s prospectus.  In addition, information about SPDR® Series Trust, SSFM and the Metals & Mining ETF may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the SPDR® Series Trust website at https://www.spdrs.com.  We make no representation or warranty as to the accuracy or completeness of information contained on the SPDR® Series Trust website.  Information contained on the SPDR® Series Trust website is not incorporated by reference in, and should not be considered a part of, this underlying supplement.

Investment Objective and Strategy

The Metals & Mining ETF seeks to replicate as closely as possible, before fees and expenses, the total return of the S&P Metals & Mining Select Industry Index (the “Metals & Mining Index”).  The Metals & Mining Index represents the metals and mining sub-industry portion of the U.S. equity market.  The Metals & Mining Index includes companies in the following sub-industries: aluminum, coal & consumable fuels, diversified metals & mining, gold, precious metals & minerals and steel.  For more information about the Metals & Mining Index, please see “Equity Index Descriptions—S&P Select Industry Indices” above.

Replication

In seeking to track the performance of the Metals & Mining Index, the Metals & Mining ETF employs a “replication” strategy, which means that the Metals & Mining ETF typically invests in substantially all of the securities represented in the Metals & Mining Index in approximately the same proportions as the Metals & Mining Index.  Under normal market conditions, the Metals & Mining ETF generally invests substantially all, but at least 80%, of its total assets in the securities included in the Metals & Mining Index.  In addition, the Metals & Mining ETF may invest in equity securities that are not included in the Metals & Mining Index, cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSFM).

Correlation

The Metals & Mining Index is a theoretical financial calculation, while the Metals & Mining ETF is an actual investment portfolio.  The Metals & Mining ETF seeks to track the performance of the Metals & Mining Index as closely as possible (i.e., achieve a high degree of correlation with the Metals & Mining Index).  However, the performance of the Metals & Mining ETF and the Metals & Mining Index will vary somewhat due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.

Historical Performance of the SPDR® S&P 500® ETF Trust

We will provide historical price information with respect to the shares of the SPDR® S&P 500® ETF Trust in the relevant pricing supplement. You should not take any such historical prices as an indication of future performance.

Disclaimer

The securities are not sponsored, endorsed, sold or promoted by State Street Global Markets, LLC (“SSGM”).  SSGM makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities.  SSGM has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

SPDR® S&P MIDCAP 400® ETF TRUST

We have derived all information contained in this underlying supplement regarding the SPDR® S&P MidCap 400® ETF Trust, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, State Street Bank and Trust Company, as trustee of the SPDR® S&P MidCap 400® ETF Trust (“SSBTC”), and PDR Services LLC, as sponsor of the SPDR® S&P MidCap 400® ETF Trust (“PDRS”).  The SPDR® S&P MidCap 400® ETF Trust is a unit investment trust that issues securities called “Trust Units” or “Units.”  The SPDR® S&P MidCap 400® ETF Trust is an exchange-traded fund (“ETF”) that trades on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “MDY.”

The SPDR® S&P MidCap 400® ETF Trust is an investment company registered under the Investment Company Act of 1940, as amended.  Trust Units represent an undivided ownership interest in a portfolio of all, or substantially all, of the common stocks of the S&P MidCap 400® Index.  Information provided to or filed with the SEC by the SPDR® S&P MidCap 400® ETF Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-46080 and 811-06125, respectively, through the SEC’s website at http://www.sec.gov.  For additional information regarding the SPDR® S&P MidCap 400® ETF Trust, SSBTC and PDRS, please see the SPDR® S&P MidCap 400® ETF Trust’s prospectus.  In addition, information about the SPDR® S&P MidCap 400® ETF Trust, SSBTC and PDRS may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the SPDR® S&P MidCap 400® ETF Trust website at https://www.spdrs.com/product/fund.seam?ticker=MDY.  We make no representation or warranty as to the accuracy or completeness of information contained on the SPDR® S&P MidCap 400® ETF Trust website.  Information contained on the SPDR® S&P MidCap 400® ETF Trust’s website is not incorporated by reference in, and should not be considered a part of, this underlying supplement or any relevant pricing supplement.

Investment Objective and Strategy

The SPDR® S&P MidCap 400® ETF Trust’s objective is to provide investment results that, before expenses, generally correspond to the price and yield performance of the S&P MidCap 400® Index.  See “Equity Index Descriptions—S&P MidCap 400® Index” in this underlying supplement for more information about the S&P MidCap 400® Index.  The Trust holds stocks and cash and is not actively managed by traditional methods, which typically involve effecting changes in the holdings of stocks and cash on the basis of judgments made relating to economic, financial and market considerations.  To maintain the correspondence between the composition and weightings of the stocks held by the SPDR® S&P MidCap 400® ETF Trust and the component stocks of the S&P MidCap 400® Index, which we refer to as “Index Securities,” SSBTC adjusts the holdings of the SPDR® S&P MidCap 400® ETF Trust from time to time to conform to periodic changes in the identity and/or relative weightings of the Index Securities.  SSBTC aggregates certain of these adjustments and makes changes to the holdings of the SPDR® S&P MidCap 400® ETF Trust at least monthly or more frequently in the case of significant changes to the S&P MidCap 400® Index.  Any change in the identity or weighting of an Index Security will result in a corresponding adjustment to the prescribed holdings of the SPDR® S&P MidCap 400® ETF Trust effective on any day that the New York Stock Exchange (“NYSE”) is open for business following the day on which the change to the S&P MidCap 400® Index takes effect after the close of the market.

The value of Trust Units fluctuates in relation to changes in the value of the holdings of the SPDR® S&P MidCap 400® ETF Trust. The market price of each individual Trust Unit may not be identical to the net asset value of such Trust Unit.

The SPDR® S&P MidCap 400® ETF Trust may not be able to replicate exactly the performance of the S&P MidCap 400® Index because the total return generated by the SPDR® S&P MidCap 400® ETF Trust’s portfolio of stocks and cash is reduced by the expenses of the SPDR® S&P MidCap 400® ETF Trust and transaction costs incurred in adjusting the actual balance of the SPDR® S&P MidCap 400® ETF Trust’s portfolio.  In addition, it is possible that the SPDR® S&P MidCap 400® ETF Trust may not always fully replicate the performance of the S&P MidCap 400® Index due to the unavailability of certain Index Securities in the secondary market or due to other extraordinary circumstances.

Historical Performance of the SPDR® S&P MidCap 400® ETF Trust

We will provide historical price information with respect to the shares of the SPDR® S&P MidCap 400® ETF Trust in the relevant pricing supplement. You should not take any such historical prices as an indication of future performance.

Disclaimer

The securities are not sponsored, endorsed, sold or promoted by the SPDR® S&P MidCap 400® ETF Trust, SSBTC or PDRS.  None of the SPDR® S&P MidCap 400® ETF Trust, SSBTC or PDRS makes any representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities.  None of the SPDR® S&P MidCap 400® ETF Trust, SSBTC or PDRS has any obligation or liability in connection with the operation, marketing, trading or sale of the securities.

TECHNOLOGY SELECT SECTOR SPDR® FUND

We have derived all information contained in this underlying supplement regarding the Technology Select Sector SPDR® Fund, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by the Select Sector SPDR® Trust (the “Select Sector Trust”) and SSgA Funds Management, Inc. (“SSgA FM”).  The Technology Select Sector SPDR® Fund is an investment portfolio managed by SSgA FM, the investment adviser to the Technology Select Sector SPDR® Fund.  The Technology Select Sector SPDR® Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca under the ticker symbol “XLK.”

The Select Sector Trust is a registered investment company that consists of nine separate investment portfolios (each, a “Select Sector SPDR® Fund”), including the Technology Select Sector SPDR® Fund.  Each Select Sector SPDR® Fund is an index fund that invests in a particular sector or group of industries represented by a specified Select Sector Index.  The companies included in each Select Sector Index are selected on the basis of general industry classifications from a universe of companies defined by the S&P 500® Index.  The Select Sector Indices (each, a “Select Sector Index”) upon which the Select Sector SPDR® Funds are based together comprise all of the companies in the S&P 500® Index.  The investment objective of each Select Sector SPDR® Fund is to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in a particular sector or group of industries, as represented by a specified market sector index.

Information provided to or filed with the SEC by the Select Sector Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov.  For additional information regarding the Select Sector Trust or the Technology Select Sector SPDR® Fund, please see the Technology Select Sector SPDR® Fund’s prospectus.  In addition, information about the Select Sector Trust, SSgA FM and the Technology Select Sector SPDR® Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the Select Sector Trust website at http://www.sectorspdrs.com.  We make no representation or warranty as to the accuracy or completeness of information contained on the Select Sector Trust website.  Information contained on the Select Sector Trust website is not incorporated by reference in, and should not be considered a part of, this underlying supplement or any relevant pricing supplement.

Investment Objective

The Technology Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded equity securities of companies in the technology sector, as represented by the Technology Select Sector Index.  The Technology Select Sector Index measures the performance of the technology sector of the U.S. equity market.  The Technology Select Sector Index includes companies in the following industries: computers and peripherals; software; diversified telecommunication services; communications equipment; semiconductors & semiconductor equipment; internet software and services; IT services; electronic equipment, instruments and components; wireless telecommunication services and office electronics. For more information about the Technology Select Sector Index, see “Equity Index Descriptions—Select Sector Indices” above.

Investment Strategy—Replication

The Technology Select Sector SPDR® Fund employs a replication strategy in attempting to approximate the performance of Technology Select Sector Index, which means that the Technology Select Sector SPDR® Fund typically invests in substantially all of the securities represented in the Technology Select Sector Index in approximately the same proportions as the Technology Select Sector Index.  There may, however, be instances where SSgA FM may choose to overweight another stock in the Technology Select Sector Index, purchase securities not included in the Technology Select Sector Index that SSgA FM believes are appropriate to substitute for a security included in the Technology Select Sector Index or utilize various combinations of other available investment techniques in seeking to track the Technology Select Sector Index.  Under normal market conditions, the

Technology Select Sector SPDR® Fund generally invests substantially all, but at least 95%, of its total assets in the securities composing the Technology Select Sector Index. In addition, the Technology Select Sector SPDR® Fund may invest in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSgA FM). Swaps, options and futures contracts, convertible securities and structured securities may be used by the Technology Select Sector SPDR® Fund in seeking performance that corresponds to the Technology Select Sector Index and in managing cash flows.  SSgA FM anticipates that, under normal circumstances, it may take several business days for additions and deletions to the Technology Select Sector Index to be reflected in the portfolio composition of the Technology Select Sector SPDR® Fund. The Board of Trustees of the Select Sector Trust may change the Technology Select Sector SPDR® Fund’s investment strategy and certain other policies without shareholder approval.

There may, however, be instances where SSgA FM will utilize a sampling strategy. Sampling means that SSgA FM will use quantitative analysis to select securities, including securities in the relevant index, outside of the index and derivatives, that have a similar investment profile as the relevant index in terms of key risk factors, performance attributes and other characteristics.  These include industry weightings, market capitalization, and other financial characteristics of securities.

Correlation

The Technology Select Sector Index is a theoretical financial calculation, while the Technology Select Sector SPDR® Fund is an actual investment portfolio.  The performance of the Technology Select Sector SPDR® Fund and the Technology Select Sector Index will vary somewhat due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.  For example, it may take several business days for additions and deletions to the Technology Select Sector Index to be reflected in the portfolio composition of the Technology Select Sector SPDR® Fund.  A figure of 100% would indicate perfect correlation.  Any correlation of less than 100% is called “tracking error.”

Historical Performance of the Technology Select Sector SPDR® Fund

We will provide historical price information with respect to the shares of the Technology Select Sector SPDR® Fund in the relevant pricing supplement. You should not take any such historical prices as an indication of future performance.

Disclaimer

The securities are not sponsored, endorsed, sold or promoted by the Select Sector Trust or SSgA FM.  Neither the Select Sector Trust nor SSgA FM makes any representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities.  Neither the Select Sector Trust nor SSgA FM has any obligation or liability in connection with the operation, marketing, trading or sale of the securities.

UNITED STATES OIL FUND, LP

We have derived all information contained in this underlying supplement regarding the United States Oil Fund, LP, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, United States Commodity Funds LLC (the “general partner of the United States Oil Fund, LP”), formerly known as Victoria Bay Asset Management, LLC.

The units of the United States Oil Fund, LP (which we refer to as “shares of the United States Oil Fund, LP” for purposes of this underlying supplement) trade on the NYSE Arca under the ticker symbol “USO.”

Information provided to or filed with the SEC by the United States Oil Fund, LP pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934 can be located by reference to SEC file numbers 333-153310 and 001-32834, respectively, through the SEC’s website at http://www.sec.gov.  The United States Oil Fund, LP is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.  For additional information regarding the United States Oil Fund, LP and United States Commodity Funds LLC, please see United States Oil Fund, LP’s prospectus.  In addition, information about the United States Oil Fund, LP may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the United States Oil Fund, LP website at www.unitedstatesoilfund.com.  We make no representation or warranty as to the accuracy or completeness of information contained on the United States Oil Fund, LP website.  Information contained on the United States Oil Fund, LP website is not incorporated by reference in, and should not be considered a part of, this underlying supplement or any relevant pricing supplement.

The United States Oil Fund, LP, a Delaware limited partnership, is a commodity pool that issues units that may be purchased and sold on the NYSE Arca.  The United States Oil Fund, LP was organized as a limited partnership under Delaware law on May 12, 2005.  The United States Oil Fund, LP has a limited operating history and began trading shares of the United States Oil Fund, LP on April 10, 2006.  The general partner of the United States Oil Fund, LP is a single member limited liability company formed in Delaware on May 10, 2005 that is registered as a commodity pool operator with the Commodity Futures Trading Commission and is a member of the National Futures Association.  The general partner of the United States Oil Fund, LP is also the investment adviser to the United States Oil Fund, LP.

The investment objective of the United States Oil Fund, LP is for changes in percentage terms of the net asset value of the units of United States Oil Fund, LP to reflect the changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma as measured by the changes in the price of the futures contract for light, sweet crude oil traded on the New York Mercantile Exchange (the “benchmark oil futures contract”) that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire, less the United States Oil Fund, LP’s expenses.  The United States Oil Fund, LP seeks to achieve its investment objective by investing in futures contracts for light, sweet crude oil and other types of crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels that are traded on the New York Mercantile Exchange, ICE Futures or other U.S. and foreign exchanges (collectively, “oil futures contracts”) and other oil-related investments such as cash-settled options on Oil Futures Contracts, forward contracts for oil, cleared swap contracts and over-the-counter transactions that are based on the price of crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels, oil futures contracts and indices based on the foregoing (collectively, “other oil interests”).  The general partner believes that the daily changes in prices of the benchmark oil futures contract have historically closely tracked the daily changes in the spot price of light, sweet crude oil.